   As Filed with the Securities and Exchange Commission on February 10, 1997
                                                  Registration No. 333-16825


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                JWH GLOBAL TRUST
             (Exact name of registrant as specified in its charter)

        DELAWARE                      6793                      36-4113382
-----------------------   ----------------------------    ----------------------
(State of Organization)   (Primary Standard Industrial       (I.R.S. Employer
                             Classification Number)       Identification Number)

                            C/O CIS INVESTMENTS, INC.
                       233 SOUTH WACKER DRIVE, SUITE 2300
                             CHICAGO, ILLINOIS 60606
                                 (312) 460-4000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               L. CARLTON ANDERSON
                              CIS INVESTMENTS, INC.
                       233 SOUTH WACKER DRIVE, SUITE 2300
                             CHICAGO, ILLINOIS 60606
                                 (312) 460-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -------------------

                                   COPIES TO:
                             JOSEPH H. HARRISON, JR.
                                  WOON-WAH SIU
                                 SIDLEY & AUSTIN
                            ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS  60603

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / / _____________________________


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________________________


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
TITLE OF EACH CLASS                    MAXIMUM          MAXIMUM          AMOUNT OF
OF SECURITIES TO BE  AMOUNT TO BE   OFFERING PRICE AGGREGATE OFFERING  REGISTRATION
    REGISTERED        REGISTERED       PER UNIT*         PRICE              FEE
-----------------------------------------------------------------------------------
Units of Beneficial
Interest             500,000 Units       $100          $50,000,000        $15,152
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

 * Estimated solely for purposes of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                JWH GLOBAL TRUST

                              CROSS REFERENCE SHEET

ITEM
 NO.                                              PROSPECTUS HEADING
----                                              ------------------
 1.      Forepart of the Registration Statement
         and Outside Front Cover Page of
         Prospectus. . . . . . . . . . . . . . .  Cover Page

 2.      Inside Front and Outside Back Cover
         Pages of Prospectus . . . . . . . . . .  Inside Cover Page; Table of
                                                  Contents

 3.      Summary Information, Risk Factors
         and Ratio of Earnings to
         Fixed Charges . . . . . . . . . . . . .  Risk Disclosure Statement;
                                                  Summary; Risk Factors; Charges

 4.      Use of Proceeds . . . . . . . . . . . .  Use of Proceeds; The Futures
                                                  and Forward Markets

 5.      Determination of Offering Price . . . .  Inside Cover Page; Plan of
                                                  Distribution

 6.      Dilution. . . . . . . . . . . . . . . .  Not Applicable

 7.      Selling Security Holders. . . . . . . .  Not Applicable

 8.      Plan of Distribution. . . . . . . . . .  Inside Cover Page; Plan of
                                                  Distribution

 9.      Description of Securities to Be
         Registered. . . . . . . . . . . . . . .  Cover Page; Redemptions; Net
                                                  Asset Value; The Trust and Its
                                                  Objectives; The Managing Owner

 10.     Interests of Named Experts and
         Counsel . . . . . . . . . . . . . . . .  Legal Matters; Experts

 11.     Information with Respect to the
         Registrant. . . . . . . . . . . . . . .  Summary; Risk Factors; The
                                                  Trust and Its Objectives; The
                                                  Trust and the Trustee;
                                                  Investment Factors; The
                                                  Managing Owner; Use of
                                                  Proceeds; Charges;
                                                  Redemptions; Net Asset Value;
                                                  Brokerage Arrangement;
                                                  Conflicts of Interest; The
                                                  Futures and Forward Markets;
                                                  Index of Financial Statements

 12.     Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities . . . . . . . . . . . . . .  Not Applicable

                              SUBJECT TO COMPLETION
                                JWH GLOBAL TRUST
                   $50,000,000 OF UNITS OF BENEFICIAL INTEREST
                               $10,000,000 MINIMUM


MINIMUM PURCHASE: $5,000 EXCEPT AS PROVIDED BELOW


     JWH Global Trust (the "Trust") is a newly-organized Delaware business trust organized to engage in the speculative trading of futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, options on such futures contracts, and spot and forward contracts on currencies and precious metals. CIS Investments, Inc. ("CISI" or "Managing Owner") will serve as managing owner of the Trust. John W. Henry & Company, Inc. ("JWH" or "Trading Advisor") will serve as the sole trading advisor of the Trust. Cargill Investor Services, Inc. ("CIS," "Futures Broker" or "Lead Selling Agent"), an affiliate of CISI, will act as the Trust's futures broker and lead selling agent. CIS Financial Services, Inc. ("CISFS" or "Foreign Currency Broker"), an affiliate of CISI, will act as the Trust's counterparty in the Trust's spot and forward currency and precious metals trades. See "Conflicts of Interest."


     The Trust will trade in the global futures and forward markets pursuant to the Trading Advisor's proprietary trading strategies, initially under its Financial and Metals Portfolio and Original Investment Program (the "Trading Programs"). The Trust's objective is substantial capital appreciation. There can be no assurance that the Trust will achieve its objectives or avoid substantial losses.

     The Trust initially will allocate 50% of its assets to each Trading Program, with quarterly automatic rebalancing by the Trading Advisor between the Programs. See "John W. Henry & Company, Inc. -- The Trading Programs" for a discussion of such quarterly rebalancing. Although currently not contemplated, the Trust may utilize other JWH programs or other combinations of JWH programs as agreed between CISI and JWH.


     The initial sale of the units of beneficial interest (the "Units") will occur on _________ __, 1997 (subject to extension until up to _________ __, 1997 in the discretion of the Managing Owner), or such earlier date as the Managing Owner may determine, provided that a minimum of $10,000,000 in subscriptions has been accepted. Units will initially be offered at $100 per Unit. Once the Trust has begun operating, Units will be offered for sale as of the last day of each calendar month at Net Asset Value (assets less liabilities divided by Units outstanding). The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts (subject to higher minimums in certain States); and, after the Trust has commenced trading, $1,000 for existing investors in the Trust (the "Unitholders"). Incremental investments are permitted in multiples of $100.



AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS, INCLUDING THE FOLLOWING:



* These securities are speculative and involve a high degree of risk. These securities are suitable for investment only by those investors who can afford to lose their entire investment. See "Commodity Futures Trading Commission Risk Disclosure Statement" at page 1 and "Risk Factors" at pages 15 to 24. Past performance is not necessarily indicative of future results.
* The speculative, volatile and leveraged nature of futures and forward trading could result in the loss of all or a substantial part of an investment. See page 15. Trading on foreign futures and forward markets may involve additional risks. See page 15.
* The Trust has not commenced trading and does not have any performance history. See page 17.
* The Trust's profitability is dependent on JWH's performance. See pages 17 to 18. JWH's performance has been volatile. See page 19. The single-advisor structure of the Trust and the positive correlation between the Trading Programs may further increase the risk of loss. See pages 17 to 18 and page 21.
* The Trust is subject to substantial charges, payable irrespective of profitability. The Managing Owner estimates that based on the $10,000,000 minimum Trust size the Trust will need to achieve trading profits of approximately 7.86% (assuming the Trust will earn interest income at the 91-day Treasury bill rate prevailing on or about the date of this Prospectus) in its first twelve months of trading to offset expenses. See page 18. See also "Break-even Table" at pages 11 to 13.
* The Trust is subject to certain potential and actual conflicts of interest. See page 19.
* The Units are not liquid as no market exists for the Units and Unitholders have limited ability to redeem Units. See pages 18 to 19.


THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------------------------------------------------------
                                                                            Selling Commissions,
                                                                        Organizational and Offering          Proceeds to Trust
                                            Price to Public (1)                  Expenses                      (2)(3)(4)(5)
------------------------------------------------------------------------------------------------------------------------------
Prior to Initial Closing, Per Unit                  $100                         (2)(3)(4)                         $100
------------------------------------------------------------------------------------------------------------------------------
After Initial Closing, Per Unit               Net Asset Value                    (2)(3)(4)                    Net Asset Value
------------------------------------------------------------------------------------------------------------------------------
Minimum Total Proceeds                          $10,000,000                      (2)(3)(4)                      $10,000,000
------------------------------------------------------------------------------------------------------------------------------
Maximum Total Proceeds                          $50,000,000                      (2)(3)(4)                      $50,000,000
------------------------------------------------------------------------------------------------------------------------------

          SEE NOTES ON PAGES (i)-(ii).
                 THE DATE OF THIS PROSPECTUS IS __________, 1997
                       (NOT FOR USE AFTER _________, 1997)

NOTES TO COVER PAGE


     (1) The Units will be sold at $100 per Unit prior to the initial closing date (the "Initial Offering Period") and thereafter at the Net Asset Value per Unit as of the last day of each calendar month (the "Ongoing Offering Period"). The $100 initial offering price was arbitrarily determined. Once the Trust has begun trading, the Net Asset Value per Unit will equal the aggregate Net Assets of the Trust, reflecting the initial subscription price and the Trust's trading results net of fees and expenses (all the assets of the Trust will have, except in highly unusual circumstances, a readily ascertainable market value), divided by the number of Units outstanding. See "Redemptions; Net Asset Value -- Net Asset Value" at page 68.


     The Units are offered on a "best efforts" basis without any firm underwriting commitment through Cargill Investor Services, Inc. (the "Lead Selling Agent"), as well as certain Additional Selling Agents (including those introduced by "wholesalers" ("Wholesalers")) selected by the Lead Selling Agent (together with the Lead Selling Agent, the "Selling Agents") with the consent of the Managing Owner. With the consent of the Managing Owner and the Lead Selling Agent, certain Additional Selling Agents may distribute Units through correspondent "introducing brokers."

     Units may be sold in each State only by persons appropriately registered as broker-dealers or exempt from registration in such State.

     No Units will be sold unless acceptable subscriptions for at least 100,000 Units ($10,000,000) are received on or before __________ __, 1997 (subject to extension until up to _________ __, 1997 in the discretion of the Managing Owner). If no Units are ultimately sold, all subscriptions will be promptly returned to subscribers with all interest earned thereon while held in escrow. All subscription funds, plus all interest earned on such funds, will be promptly returned to subscribers in the event that their subscriptions are rejected.


     All investors will have the right to revoke their subscriptions (and receive a refund of their subscriptions promptly after revocation) for a period of five business days following receipt of a final Prospectus.


     This Prospectus will first be used to solicit investors on or about the date hereof.


     (2) The Trust is not a "no load" fund: the Trust will pay organizational and initial offering costs up to 2% of its average month-end Net Assets for the first 60 months of operations and ongoing offering costs up to 0.5% of average month-end Net Assets in each fiscal year, and early redemption charges apply.



     (3) No selling commissions are paid from the proceeds of subscriptions. The Selling Agents receive, from the Lead Selling Agent, (i) selling commissions of up to 4% of the subscription price of all Units sold by them and (ii) provided that they (a) are registered with the Commodity Futures Trading Commission ("CFTC") as "futures commission merchants" or "introducing brokers" and (b) sell Units through Registered Representatives who are themselves registered with the CFTC, have passed either the Series 3 National Commodity Futures Examination or the Series 31 Futures Managed Funds Examination and agree to provide certain ongoing services to clients, ongoing compensation of up to 4% per annum of average month-end Net Asset Value per Unit on Units sold by them that have been outstanding for twelve months. Such ongoing compensation will accrue from the first day of the thirteenth month after a particular Unit is issued and continue for as long as such Unit remains outstanding and will be payable monthly in arrears. Such ongoing compensation may be deemed to constitute "underwriting compensation." See "Federal Income Tax Aspects -- Syndication Expenses" at page 79. The selling commissions and ongoing compensation with respect to Units eligible to be charged the Special Brokerage Fee Rate as described under "Charges -- Brokerage Fee -- Special Brokerage Fee Rate" will be up to 2.5% of, respectively, the subscription price and average month-end Net Asset Value of such Units.



     Registered Representatives who are not registered with the CFTC, have not passed the Series 3 or Series 31 Examination or do not agree to provide ongoing services to clients in respect of their Units will not be eligible to receive ongoing compensation. Rather, such Registered Representatives are restricted to receiving installment selling commissions. The total amount of installment selling commissions and initial selling commission received by any such Registered Representative on each Unit sold by him or her may not exceed 9% of the initial subscription price of the Unit.



     The Lead Selling Agent may engage Wholesalers who will introduce Additional Selling Agents to the Lead Selling Agent, in which case such Wholesalers and Additional Selling Agents will share the selling commissions and ongoing compensation (or installment selling commissions) payable on Units sold by such Additional Selling Agents. Certain Additional Selling Agents may distribute Units through correspondent "introducing brokers," in which case such

Additional Selling Agents share with their respective correspondents the selling commissions and ongoing compensation (or installment selling commissions) described above due in respect of Units sold by such correspondents.
Wholesalers and correspondents must either be registered or exempt broker-dealers (or, in the case of Wholesalers, Registered Representatives thereof) and must satisfy the same eligibility requirements as those applicable to the Selling Agents in order to receive ongoing compensation. See "Plan of Distribution -- The Selling Agents" commencing on page 87.



     (4) The Trust's organizational and initial offering costs are estimated to be approximately $500,000-$600,000. The organizational and initial offering costs will be advanced by CISI and reimbursed, without interest, to CISI by the Trust at the initial closing. The actual amount available for trading by the Trust will be the amount shown as proceeds to the Trust less the amount of such organizational and initial offering costs. The amount of such organizational and initial offering costs shall be amortized over 60 months commencing with the end of the calendar month in which the initial closing occurs (irrespective of whether such month is a full month). At no month-end will the amount amortized by the Trust exceed 1/60 of 2% of Net Assets of the Trust as of such month-end. The amount amortized each month-end shall be the lesser of (i) the product of
(x) one divided by the number of months remaining in the amortization period times (y) the unamortized balance of the capitalized organizational and initial offering costs, or (ii) 1/60 of 2% of the month-end Net Assets at that month-end. If (i) the Trust is terminated prior to the end of such 60-month period, or (ii) the entire amount of the organizational and initial offering costs reimbursed to CISI is not amortized at the end of the 60-month period due to the 2% limitation, CISI shall return to the Trust, without interest, an amount equal to the unamortized balance of the capitalized organizational and initial offering costs. See also "Use of Proceeds -- Proceeds of Subscriptions" at page 59.


     The costs of the ongoing offering of the Units, including the costs of updating this Prospectus, will be paid by the Trust; provided that the Managing Owner will absorb all such costs to the extent that they exceed 0.5% of the Trust's average month-end Net Assets during any fiscal year.

     (5) The Trust will maintain an escrow account at The First National Bank of Chicago, Chicago, Illinois (the "Escrow Agent"). The Selling Agents will deposit accepted subscription proceeds in escrow, pending investment in the Units as of the initial closing date or, during the Ongoing Offering Period, as of the last day of each calendar month, as the case may be.


     Interest actually earned on subscriptions while held in escrow will be invested in the Trust, and investors will be issued additional Units and partial units reflecting each investor's attributable share of such interest.


                             -----------------------

     UNTIL _________ ___, 199_, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     THE SELLING AGENTS MUST DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE TRUST DURING THE INITIAL AND ONGOING OFFERING PERIODS.

     THIS PROSPECTUS (AFTER THE TRUST BEGINS OPERATING) MUST BE ACCOMPANIED BY THE MOST CURRENT ACCOUNT STATEMENT (OR PERFORMANCE INFORMATION, CURRENT WITHIN 60 CALENDAR DAYS, RELATING TO THE TRUST) AND, IF APPLICABLE, THE MOST CURRENT ANNUAL REPORT OF THE TRUST.

                             -----------------------

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, CISI, ANY SELLING AGENT OR ANY OTHER PERSON.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                             -----------------------

     SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.

                             -----------------------

     THE BOOKS AND RECORDS OF THE TRUST WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, C/O CIS INVESTMENTS, INC., 233 SOUTH WACKER DRIVE, SUITE 2300, CHICAGO, ILLINOIS 60606, TELEPHONE NUMBER (312) 460-4000. UNITHOLDERS WILL HAVE THE RIGHT DURING NORMAL BUSINESS HOURS TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS (OTHER THAN RECORDS OF SPECIFIC TRADES MADE BY THE TRUST) IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. CISI WILL SEND ALL UNITHOLDERS ANNUAL AND MONTHLY REPORTS COMPLYING WITH CFTC AND NATIONAL FUTURES ASSOCIATION ("NFA") REQUIREMENTS. THE ANNUAL REPORTS CONTAIN CERTIFIED AND AUDITED, AND THE MONTHLY REPORTS UNAUDITED, FINANCIAL INFORMATION.

                             -----------------------


     JWH GLOBAL TRUST IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.


                             -----------------------

     IT IS RECOMMENDED THAT NO SUBSCRIBER SHOULD INVEST MORE THAN 10% OF SUCH SUBSCRIBER'S "LIQUID" NET WORTH (WHICH EXCLUDES HOME, FURNISHINGS AND AUTOMOBILES IN THE CASE OF INDIVIDUALS AND INCLUDES ONLY READILY MARKETABLE SECURITIES IN THE CASE OF ENTITIES) IN THE TRUST.

                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT



     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 61 THROUGH 66 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO "BREAK-EVEN," THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 11 TO 13.



     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 15 TO 24.


     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                JWH GLOBAL TRUST
                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

INDEX OF DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
   Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
   The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   Objective . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   Diversification . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   The Trading Advisor . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   The Trading Programs. . . . . . . . . . . . . . . . . . . . . . . . . .   8
   The Managing Owner. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   The Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Redemptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Interest Income . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   "Break-even Table". . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Federal Income Tax Aspects. . . . . . . . . . . . . . . . . . . . . . .  14
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
   (1)   Units Are Speculative Securities. . . . . . . . . . . . . . . . .  15
   Futures and Forward Trading . . . . . . . . . . . . . . . . . . . . . .  15
   (2)   Volatile Markets and Highly Leveraged Trading . . . . . . . . . .  15
   (3)   Trades on Non-U.S. Commodity Exchanges Subject to Different
         Regulations and Risks . . . . . . . . . . . . . . . . . . . . . .  15
   (4)   Unregulated Markets Lack Regulatory Protections of Exchanges. . .  16
   (5)   Markets May Be Illiquid . . . . . . . . . . . . . . . . . . . . .  16
   (6)   Bankruptcy of Futures Broker and Bankruptcy or Default of
         Counterparties. . . . . . . . . . . . . . . . . . . . . . . . . .  16
   (7)   Futures and Forward Trading Has Different Risk Profile
         From Those of Certain Traditional Investments . . . . . . . . . .  16
   (8)   Inability to Engage in EFP Transactions May Adversely Affect
         the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   (9)   All or Substantially all of An Investment Could be Lost;
         Past Performance Is Not Necessarily Indicative of Futures
         Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   (10)  The Trust Has No Operating History. . . . . . . . . . . . . . . .  17
   (11)  Specific Risks Associated with a Single-Advisor Fund. . . . . . .  17
   (12)  Non-Correlated and Not Negatively Correlated Anticipated
         Performance . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   (13)  Substantial Charges Payable Regardless of Profitability . . . . .  18
   (14)  Units Are Not Liquid. . . . . . . . . . . . . . . . . . . . . . .  18
   (15)  The Trust Is Subject to Conflicts of Interest . . . . . . . . . .  19
   (16)  Unitholders Have No Role in Management. . . . . . . . . . . . . .  19
   The Trading Advisor . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   (17)  Volatile JWH Trading History. . . . . . . . . . . . . . . . . . .  19
   (18)  Possible Adverse Effects of Increasing JWH's Assets Under
         Management. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   (19)  Limitation of Liability and Indemnification of Trading Advisor. .  20
   (20)  Uncertainty of Outcome of Litigation. . . . . . . . . . . . . . .  20
   The Trading Programs. . . . . . . . . . . . . . . . . . . . . . . . . .  20
   (21)  Positive Correlation Between The Trading Programs May Increase
         Risk of Significant Loss  . . . . . . . . . . . . . . . . . . . .  20
   (22)  Overlap of Markets May Reduce Benefits of Market Diversification.  21
   (23)  Technical, Trend-Following Trading Programs . . . . . . . . . . .  21
   (24)  Importance of Market Conditions to Profitability. . . . . . . . .  21
   (25)  Possible Liquidation of Profitable Positions. . . . . . . . . . .  21
   (26)  Alteration of Trading Systems and Contracts and Markets Traded. .  22
   (27)  Mandatory Closing Out of Offsetting Positions . . . . . . . . . .  22
   (28)  Limited Ability to Describe Proprietary Strategies. . . . . . . .  22
   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
   (29)  Unitholders Are Taxed on Allocable Trust Income Although Such
         Income Is Not Distributed . . . . . . . . . . . . . . . . . . . .  22
   (30)  Taxation of Interest Income Irrespective of Trading Losses. . . .  22

                                JWH GLOBAL TRUST
                           TABLE OF CONTENTS (cont'd)

                                                                           Page
                                                                           ----

RISK FACTORS (cont'd)
   (31)  Limitations on the Deductibility of "Investment Advisory Fees". .  23
   (32)  Nondeductibility of "Syndication Expenses". . . . . . . . . . . .  23
   (33)  Possibility of Tax Audit of Both the Trust and Individual
         Unitholders . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   Regulation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   (34)  Absence of Regulation Applicable to Investment Companies and
         Their Advisers. . . . . . . . . . . . . . . . . . . . . . . . . .  23
   (35)  Possible Future Regulatory Changes. . . . . . . . . . . . . . . .  23
INVESTMENT FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
   Access to JWH and the Trading Programs. . . . . . . . . . . . . . . . .  24
   Investment Diversification. . . . . . . . . . . . . . . . . . . . . . .  24
   Opportunity to Profit in Declining as Well as in Rising Markets . . . .  25
   Interest on Trust Assets. . . . . . . . . . . . . . . . . . . . . . . .  25
   Small Minimum Investment; Smaller Minimum Additional Investment . . . .  25
   Limited Liability . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   Administrative Convenience. . . . . . . . . . . . . . . . . . . . . . .  26
THE TRUST AND ITS OBJECTIVES . . . . . . . . . . . . . . . . . . . . . . .  26
   Objectives. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   The Managing Owner's Discussion and Analysis of the Trust's Prospective
         Financial Condition and Results of Operations . . . . . . . . . .  27
THE MANAGING OWNER . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
JOHN W. HENRY & COMPANY, INC.. . . . . . . . . . . . . . . . . . . . . . .  29
   Background. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   A Disciplined Investment Philosophy . . . . . . . . . . . . . . . . . .  29
   Principals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   The Investment Policy Committee . . . . . . . . . . . . . . . . . . . .  33
   Legal Concerns. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   Ethical Concerns. . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   Trading Techniques. . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   Program Modifications . . . . . . . . . . . . . . . . . . . . . . . . .  35
   Leverage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   Additions, Redemption and Reallocation of Capital for Pool Accounts . .  35
   The Trading Programs. . . . . . . . . . . . . . . . . . . . . . . . . .  36
   Other Programs Developed by JWH . . . . . . . . . . . . . . . . . . . .  37
   JWH Programs: Performance Summaries and Monthly Rates of Return . . . .  38
   The Trading Advisory Agreement. . . . . . . . . . . . . . . . . . . . .  57
FIDUCIARY OBLIGATIONS OF THE MANAGING OWNER. . . . . . . . . . . . . . . .  57
   Nature of Fiduciary Obligations; Conflicts of Interest. . . . . . . . .  57
   Remedies Available to the Unitholders . . . . . . . . . . . . . . . . .  58
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   Proceeds of Subscriptions . . . . . . . . . . . . . . . . . . . . . . .  59
   Speculative Trading . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   Maintenance of Assets; Interest Income. . . . . . . . . . . . . . . . .  59
CHARGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   Charges Paid by The Trust . . . . . . . . . . . . . . . . . . . . . . .  61
   Organization and Initial Offering Costs . . . . . . . . . . . . . . . .  62
   Brokerage Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   Ongoing Offering Costs. . . . . . . . . . . . . . . . . . . . . . . . .  65
   Management Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   Incentive Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   Administrative Expenses . . . . . . . . . . . . . . . . . . . . . . . .  66
   Extraordinary Expenses. . . . . . . . . . . . . . . . . . . . . . . . .  66
   Charges Paid by Others. . . . . . . . . . . . . . . . . . . . . . . . .  66
   Brokerage Fee for Currency and Precious Metals Trading. . . . . . . . .  66

                                JWH GLOBAL TRUST
                           TABLE OF CONTENTS (cont'd)
                                                                           Page
                                                                           ----

   Selling Commissions and Ongoing Compensation. . . . . . . . . . . . . .  66
   Redemption Charges. . . . . . . . . . . . . . . . . . . . . . . . . . .  67
BROKERAGE ARRANGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   The Futures Broker. . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   The Foreign Currency Broker . . . . . . . . . . . . . . . . . . . . . .  68
REDEMPTIONS; NET ASSET VALUE . . . . . . . . . . . . . . . . . . . . . . .  68
   Redemptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
   Net Asset Value . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
THE TRUST AND THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . .  70
   Principal Office; Location of Records . . . . . . . . . . . . . . . . .  70
   Certain Aspects of the Trust. . . . . . . . . . . . . . . . . . . . . .  70
   The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
   Management of Trust Affairs; Voting by Unitholders. . . . . . . . . . .  71
   Recognition of the Trust in Certain States. . . . . . . . . . . . . . .  71
   Possible Repayment of Distributions Received by Unitholders;
         Indemnification of the Trust by Unitholders . . . . . . . . . . .  72
   Transfers of Units Restricted . . . . . . . . . . . . . . . . . . . . .  72
   Reports to Unitholders. . . . . . . . . . . . . . . . . . . . . . . . .  72
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . .  73
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
   Relationship of the Managing Owner, the Futures Broker
         and the Foreign Currency Broker . . . . . . . . . . . . . . . . .  73
   Other Commodity Pools and Accounts. . . . . . . . . . . . . . . . . . .  74
   Commodity Transactions of Affiliates and Customers of the Futures
         Broker. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
   Other Activities of CIS, the Managing Owner, JWH and Their Officers and
         Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
   The Selling Agents. . . . . . . . . . . . . . . . . . . . . . . . . . .  74
   Indemnification and Standard of Liability . . . . . . . . . . . . . . .  74
FEDERAL INCOME TAX ASPECTS . . . . . . . . . . . . . . . . . . . . . . . .  75
PURCHASES BY EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . .  80
THE FUTURES AND FORWARD MARKETS. . . . . . . . . . . . . . . . . . . . . .  82
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
   Subscription Procedure. . . . . . . . . . . . . . . . . . . . . . . . .  85
   Subscribers' Representations and Warranties . . . . . . . . . . . . . .  86
   The Selling Agents. . . . . . . . . . . . . . . . . . . . . . . . . . .  87
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
REPORTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  90
INDEX OF FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . .  90
PERFORMANCE OF OTHER CISI-SPONSORED FUNDS. . . . . . . . . . . . . . . . .  103



APPENDIX I: "BLUE SKY" GLOSSARY
EXHIBIT A: DECLARATION AND AGREEMENT OF TRUST
EXHIBIT B: SUBSCRIPTION REQUIREMENTS
EXHIBIT C: SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY (WITH REDEMPTION
           REQUEST)


                        --------------------------------
                              CIS INVESTMENTS, INC.
                       233 South Wacker Drive, Suite 2300
                             Chicago, Illinois 60606
                                 (312) 460-4000

                                 MANAGING OWNER

                             INDEX OF DEFINED TERMS

      A NUMBER OF DEFINED OR SPECIALIZED TERMS ARE USED IN THIS PROSPECTUS. THE RESPECTIVE DEFINITIONS OR DESCRIPTIONS OF SUCH TERMS MAY BE FOUND ON
                     THE FOLLOWING PAGES OF THIS PROSPECTUS.


                                                                         PAGE(S)
                                                                         -------

Additional Selling Agents. . . . . . . . . . . . . . . . . . . . . . . . . . -i-
Administrative expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .66
"Break-even" table . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Brokerage Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
Brokerage Fee Excess . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
CEA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
CFTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-
CIS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover Page
CISFS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover Page
CISI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover Page
Correspondent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-
Custodian. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Futures Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover page
Clearinghouse. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .71
Daily limits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
Declaration and Agreement of Trust . . . . . . . . . . . . . . . . . . . 70, A-1
"EFPs" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16, 82-83
Eligible Unitholder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
Employee benefit plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . .80
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .80
Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-ii-
Financial and Metals Portfolio . . . . . . . . . . . . . . . . . . . . . . 8, 36
Foreign Currency Broker. . . . . . . . . . . . . . . . . . . . . . . .Cover Page
Forward Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
Futures Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
High Water Marks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Incentive Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Initial margin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
Initial Offering Period. . . . . . . . . . . . . . . . . . . . . . . . . . . -i-
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
JWH. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover Page
Lead Selling Agent . . . . . . . . . . . . . . . . . . . . . . . . . .Cover Page
Management Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Managing Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover Page
Margin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
Margin call. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
NASAA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
Net Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
Net Asset Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-, 69
New Trading Profit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
NFA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Ongoing compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Ongoing offering costs . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Ongoing Offering Period. . . . . . . . . . . . . . . . . . . . . . . . . . . -i-
Organizational and initial offering
  cost reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . -i-, 62
Organizational and initial offering
  cost amortization. . . . . . . . . . . . . . . . . . . . . . . . . . . .-i-,62
Original Investment Program. . . . . . . . . . . . . . . . . . . . . . . . 8, 36
Principals' markets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
Redemption charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .10, 67
Selling Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-
Selling commissions. . . . . . . . . . . . . . . . . . . . . . . . . . . -i-, 66
Special Brokerage Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . .63
Speculative position limits. . . . . . . . . . . . . . . . . . . . . . . . . .83
Trading Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover Page
Trading Advisory Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .57
Trading Programs . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover Page
Trend-following. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover Page
Unitholder(s). . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover Page
Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover Page
Variation margin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
Wholesalers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-
Withdrawn Profits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
"Zero-sum" trading . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

                                JWH GLOBAL TRUST


                                     SUMMARY

     THE FOLLOWING SUMMARY IS INTENDED TO HIGHLIGHT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. INVESTORS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."



RISK FACTORS



     An investment in the Trust is speculative and involves a high degree of risk. The following are, in the opinion of the Managing Owner, some of the significant risks associated with investing in the Trust. A more detailed list of the relevant risk factors is set forth under "Risk Factors" at pages 15 through 24 of this Prospectus.



* Futures and forward trading is speculative, highly volatile and highly leveraged. Investors may lose all or a substantial part of their investment. Trading on foreign futures and forward contract markets involves additional risks, including the lack of regulatory protection for trading in certain foreign markets, exchange rate risk, risk of expropriation, credit and investment controls and counterparty credit risk. See "Risk Factors -- Futures and Forward Trading" at pages 15 to 17.



* The Trust has not commenced trading and has no performance history. Therefore, investors have no information concerning the Trust's actual results of operation on which to base their investment decision. See "Risk Factor (10) -- The Trust Has No Operating History" at page 17. Although both Trading Programs to be utilized initially by the Trust have been in continuous operation for over 10 years, past performance is not necessarily indicative of future results.



* The Trust is a single-advisor fund, which is considered by some to involve higher risk than multi-advisor funds. The Trust's profitability depends on JWH's trading performance. There can be no assurance that the Trust will have the continued services of JWH and its key principals. JWH's past performance has exhibited significant volatility. The Trust could incur large losses over short-term periods. See "Risk Factors -- The Trust" at pages 17 to 19 and "-- The Trading Advisor" at pages 19 to 20.



* In addition, the positive correlation between the Trading Programs (because they trade in some of the same markets and are both technical, trend following programs) may further increase the risk of loss because it potentially reduces the benefit of diversification. See "Risk Factors -- The Trading Programs" at pages 20 to 22.



* The Trust is subject to substantial charges, payable regardless of profitability. The Managing Owner estimates that based on the $10,000,000 minimum Trust size the Trust will need to achieve trading profits of 7.86% (assuming the Trust will earn interest income at the 91-day Treasury bill rate prevailing on or about the date of this Prospectus) in its first twelve months of trading to offset the Brokerage Fee, Management Fee, organizational and initial offering cost amortization, ongoing offering costs and administrative costs. Furthermore, the quarterly Incentive Fee is calculated on the trading profit of the Trust as a whole, not on the Net Asset Value of Units held by each Unitholder, which, together with possible misallocation of trading profits due to timing of purchase and redemption of Units, could cause an Incentive Fee to be assessed on Units of a Unitholder even though such Units have declined in value. See "Risk Factor
     (13) -- Substantial Charges Payable Regardless of Profitability" at page 18 and "Charges" at pages 61 through 66.



* The Trust is subject to a number of potential and actual conflicts of interest. The Trust's Futures Broker and Foreign Currency Broker are affiliates of the Managing Owner. No formal mechanism is in place to resolve the conflicts of interest that may arise due to the affiliation of these parties. However, the Managing Owner is subject to restrictions imposed on "fiduciaries" under both statutory and common law. See "Risk Factor (15) -- The Trust Is Subject to Conflicts of Interest" at page 19.



* No market exists for the Units. Units are redeemable only at month-end. Redemption requests must be received by CISI on or before the 20th of a month (or if the 20th is not a business day, the next business day) to effect redemption as of such month-end. Given the volatile nature of the investment, the Net Asset Value could vary significantly between the date on which redemption is requested and the date on which redemption occurs. In addition, a redemption charge of 3% applies to Units redeemed at or prior to the end of the eleventh month after they are issued. See "Risk Factor (14) -- Units Are Not Liquid" at pages 18 to 19.

THE TRUST               JWH Global Trust is a newly-organized Delaware business
                        trust whose objective is to achieve substantial capital appreciation through speculative trading of futures, options on futures, and spot and forward contracts in global markets. It is the primary public vehicle through which U.S. regional brokerage firms market on an open-ended basis investment strategies of John W. Henry
                        & Company, Inc., the Trust's sole trading advisor.  The
                        Trust will provide access to multiple JWH programs.  The
                        Trust's offices are located at c/o CIS Investments, Inc., 233 South Wacker Drive, Suite 2300, Chicago,
                        Illinois 60606; telephone (312) 460-4000.


                        The Trust aims to achieve its objectives using the Financial and Metals Portfolio and the Original Investment Program, two of the longest established proprietary JWH programs, both of which have been trading client funds for more than a decade.

OBJECTIVE               While the Trust has the primary objective of substantial
                        capital appreciation by identifying and exploiting trends in the markets it trades, it will at the same time strive to reduce volatility and risk of loss by participating in broadly diversified global markets and implementing the Trading Programs' risk control policies. If the Trust is able to preserve capital during periods of unfavorable, non-trending markets, it has the potential to benefit from major price movements in a wide range of global markets when, from time to time, such trends do occur.

                        JWH will take a long-term perspective of the markets in seeking to achieve the Trust's objectives. The Trust will not be managed in a manner likely to produce significant short-term profits. On the contrary, JWH anticipates that the Trust may incur major short-term losses from time to time even if it succeeds in achieving its cumulative performance objective over time. CISI and JWH recommend that only those investors who are prepared to make at least a medium- to long-term (minimum two-year) commitment to the Trust should consider purchasing Units.

                        JWH is typically available to manage individual accounts of substantial size -- $1,000,000 or more. Investors in the Trust will gain access to JWH with a minimum investment of only $5,000, or $2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts. In addition to providing access to JWH, the small minimum requirement also means that investors need not commit a significant amount of assets in order to participate in speculative trading of futures interests.


DIVERSIFICATION         The Trust offers a potentially valuable means of
                        diversification from traditional investments. Investors in the Trust will have the opportunity to participate in markets which are typically not represented in an individual's portfolio and which (because futures and forward contracts can be traded on both the long and short sides) offer profit potential in both rising and falling markets. In addition, the Trading Programs trade in a large number of global markets and sectors, providing broad diversification in the Trust's trading despite its single-advisor structure. This market and geographical diversification means that the Trust's performance is not dependent on any single sector or any single nation's economy or currency. See "John W. Henry
                        & Company, Inc. -- The Trading Programs" at pages 36 to
                        37 for the markets traded by the Trading Programs.



                        The expected lack of correlation between the performance of the Trust and the performance of the general equity and debt markets suggests that, if the Trust is successful, allocating a portion of one's investment portfolio to the Trust may provide real portfolio diversification that enhances returns while decreasing overall portfolio volatility. However, over certain periods of time this investment may be directly correlated with the movements in the general equity and debt markets. See "Investment Factors -- Investment Diversification" at page 24.



THE TRADING ADVISOR     JWH is one of the largest advisors in the managed
                        futures industry with more than $1.9 billion of assets under management as of December 31, 1996. It has been continuously managing client funds in the futures and forward markets for over 15 years. JWH has achieved substantial profits under a variety of different market conditions and through a variety of different programs including the Original Investment Program and the Financial and Metals Portfolio, the two programs that will be utilized by the Trust initially. In investing in the Trust, Unitholders will have the opportunity to place assets with one of the world's most experienced global futures and foreign exchange trading managers.

                        JWH manages capital in commodities, interest rate and foreign exchange markets on a 24-hour basis for international banks, brokerage firms, pension funds, institutions, and high-net-worth individuals. JWH trades a wide range of futures and forward contracts in the United States, Europe and Asia, and has grown to be among the largest advisors, in terms of amount of assets under management in its industry. For information about JWH and JWH programs, see "John W. Henry & Company, Inc." commencing at page 29 .



THE TRADING             ORIGINAL INVESTMENT PROGRAM.  The first program
PROGRAMS                offered by JWH, this program began trading in October
                        1982 and has an annualized net return of 18% from
                        inception to December 31, 1996.  It is a broadly
                        diversified portfolio giving access to a diverse group
                        of financial and non-financial markets on U.S. and non-
                        U.S. exchanges.  Based on the results of extensive
                        research, this Trading Program's composition was revised
                        in July 1992 to include additional global markets and an
                        increased weighting in financial sectors.  The Trading
                        Program uses proprietary methodologies to attempt to
                        identify price trends in financial markets and holds
                        either long or short positions at all times in every
                        market in which it participates.   As of December 31,
                        1996, JWH had approximately $237 million under management in the Original Investment Program.



                                [Pie Chart here]



                        FINANCIAL AND METALS PORTFOLIO. The Financial and Metals Portfolio started trading in October 1984 and has an annualized net return of 41.9% from inception to December 31, 1996. This Trading Program seeks to capitalize on sustained moves in global financial markets utilizing JWH's proprietary methodologies to attempt to identify price trends in financial markets and at times may not be fully invested while waiting for price trends to develop. As of December 31, 1996, JWH had approximately $1.2 billion under management in the Financial and Metals Portfolio.



                                [Pie Chart here]



                        INVESTORS SHOULD NOT TREAT THE TRUST AS A MEANS OF PARTICIPATING IN ANY ONE SPECIFIC MARKET SECTOR.

                 HISTORICAL PERFORMANCE OF THE TRADING PROGRAMS


                                            (Ending 12/31/96)
                              --------------------------------------------------
                                         Annualized Return            5-Year
                              ------------------------------------- Correlation*
                              1-Year     3-Year    5-Year   10-Year to S&P 500
                              ------     ------    ------   ------- -----------
JWH Programs
------------
Original Investment Program    22.7%      19.6%     21.3%     16.7%    0.09
Financial and Metals
   Portfolio                   28.6%      11.7%     19.7%     38.5%    0.25

Benchmark Comparison
--------------------
LBGBI(a)                       -0.8%       4.0%      9.1%      9.1%    0.51
S&P 500 (Total Return)(b)      23.0%      17.4%     15.2%     15.0%    1.00



                        * Correlation is measured as the correlation of monthly returns to the S&P 500 over 5 years ending December 31, 1996. However, LOW- OR NON-CORRELATION IS NOT NEGATIVE CORRELATION. Non-correlation means only that the performance of a Trading Program may or may not be similar to that of the general financial markets, not that there should be an inverse relationship between them.
                             See "Risk Factor (12) -- Non-Correlated and Not Negatively Correlated Anticipated Performance" at page 18.
                        (a) LBGBI is the Lehman Brothers' Long-Term Government Bond Index as published by Lehman Brothers International.
                        (b) S&P 500 is the Standard & Poor's Stock Index (Total Return) as published by S&P Comstock.



                        The Trading Programs' returns are net of all fees and are inclusive of interest income. Annualized return is derived by compounding the monthly rates of return over the number of months in a given year, and is not the sum or average of the monthly rates of return. The information in the above chart is not representative of the performance of any one account. Rather, this information makes use of the data provided in each Trading Program's performance record, which is the composite of the actual performance of all the accounts trading in the Trading Program.



                        Comparison with the benchmarks does not reflect the different tax treatment or risk characteristics of each investment. Futures trading is speculative and involves substantial risk. See "Risk Factor (7) -- Futures and Forward Trading Has Different Risk Profile From Those of Certain Traditional Investments" at page 16 and "Risk Factor (29) -- Unitholders Are Taxed On Allocable Trust Income Although Such Income Is Not Distributed" at page 22.



                        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



                        The Trust will initially allocate its assets equally between the Trading Programs. Thereafter, JWH will automatically rebalance Trust assets equally between the Trading Programs at the end of each quarter. For historical performance information concerning the Trading Programs, see "John W. Henry & Company, Inc. -- JWH Programs: Performance Summaries and Monthly Rates of Return" commencing on page 38. Although currently not contemplated, CISI and JWH may agree to alter the allocation of Trust assets between the Trading Programs from time to time, to delete a Trading Program or add other JWH programs.



THE MANAGING OWNER      The managing owner and commodity pool operator of the
                        Trust is CIS Investments, Inc.  CISI was incorporated in
                        Delaware in 1983 and is an affiliate of Cargill Investor
                        Services, Inc., the Trust's futures broker. CISI is registered with the CFTC under the Commodity Exchange
                        Act, as amended (the "CEA"), as a commodity pool operator and is a member of the National Futures
                        Association ("NFA"). CISI currently operates two public commodity pools jointly with IDS Futures Corporation and one private commodity pool. CISI maintains its principal office at 233 South Wacker Drive, Suite 2300,
                        Chicago, Illinois 60606; telephone (312) 460-4000.  See
                        "The Managing Owner" commencing at page 28.

THE OFFERING            Units are offered at $100 per Unit during the three-
                        month Initial Offering Period (which may be terminated earlier or extended for up to three additional months at the discretion of CISI). No Units will be sold unless acceptable subscriptions for at least 100,000 Units
                        ($10,000,000) are received during the Initial Offering
                        Period. There can be no assurance that the minimum number of Units that must be sold for the Trust to begin trading will, in fact, be sold.


                        Units will be sold as of each month-end at their Net Asset Value during the Ongoing Offering Period. Subscriptions must be received by the Managing Owner no later than the 20th day of a month (or, if the 20th is not a business day, the next business day) for Units to be sold as of the end of that month.


                        Initial minimum investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Incremental initial investments are permitted in multiples of $100. Once the Trust has commenced trading, existing investors subscribing for additional Units may do so in $1,000 minimums, also with $100 increments. Units are sold in fractions calculated to five decimal places.



                        Subscribers must complete, execute and deliver to their Selling Agents the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus. THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY REQUIRES INVESTORS TO MAKE CERTAIN SPECIFIED REPRESENTATIONS AND WARRANTIES. SUBSCRIBERS SHOULD CAREFULLY READ (i) EXHIBIT B -- SUBSCRIPTION REQUIREMENTS, (ii) EXHIBIT C -- SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY AND (iii) THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS IN ADDITION TO REVIEWING THIS ENTIRE PROSPECTUS CAREFULLY BEFORE THEY DECIDE WHETHER TO INVEST IN THE UNITS. See "Plan of Distribution -- Subscription Procedure" at pages 85 to 86.


REDEMPTIONS             Unitholders have the option to redeem Units at their Net
                        Asset Value as of the end of any calendar month, provided written notice is received by CISI on or before the 20th of such month (or, if the 20th is not a business day, the next business day), subject to early redemption charges of 3% of redemption-date Net Asset
                        Value through the end of the eleventh full calendar month after Units are sold. All such charges are paid to CIS.

                        Units subscribed for are considered sold, for purposes of determining whether redemption charges apply, as of the day subscription funds are released from escrow (which, in the case of Units subscribed for during the Initial Offering Period, will be the day the Trust begins trading and, in the case of Units subscribed for during the Ongoing Offering Period, will be the last day of a calendar month), not the day subscriptions for such Units are accepted or subscription funds are deposited into escrow.


                        See "Redemptions; Net Asset Value -- Redemptions" at pages 68 to 69.



DISTRIBUTIONS           Distribution of profits, which is currently not
                        contemplated, will be made at the discretion of the Managing Owner. There is no assurance that any distribution will be made. Tax liabilities incurred by a Unitholder as a result of profitable trading by the Trust may exceed distributions, if any, the Unitholder receives from the Trust. See "Risk Factor (29) --
                        Unitholders Are Taxed on Allocable Trust Income Although
                        Such Income Is Not Distributed" at page 22.



CHARGES The Trust will pay substantial charges. The Brokerage Fee, Management Fee, Incentive Fee (even in "break-even" or losing years), administrative expenses, organizational and initial offering cost amortization and ongoing offering costs together are estimated to total approximately 12.62% of the Trust's average month-end assets; and a 3% redemption charge will be in effect through the end of the eleventh full month after a Unit is sold. Although these charges will be offset in part by interest earned on the Trusts assets, at current interest rates, the charges to which the Trust will be subject will exceed the interest it will earn on its assets.



                        The Trust will pay CIS a monthly flat-rate Brokerage Fee at an annual rate of 6.5% (or approximately 0.542% per month) of the Trust's month-end assets after deduction of the Management Fee. However, eligible Unitholders will be charged a lower Special Brokerage Fee

                        Rate with respect to some or all of their Units as described under "Charges -- Brokerage Fee -- Special Brokerage Fee Rate" at pages 63 to 64.


                        JWH will receive a monthly Management Fee of 4% per annum (or approximately 0.333% per month) of the Trust's month-end assets after deduction of a portion of the Brokerage Fee at the annual rate of 1.25% (rather than 6.5%) of month-end assets. JWH will also be paid a quarterly Incentive Fee equal to 15% of New Trading Profit after deduction of the Brokerage Fee at the annual rate of 1.25% of month-end assets and the Management Fee.

                        The Trust will amortize organizational and initial offering cost reimbursement over the first 60 months of the Trust's operations, up to a limit at each month-end of 1/60 of 2% of Net Assets as of such month-end. In addition, the Trust will pay its administrative expenses (estimated at 0.6% of average month-end Net Assets based on the $10,000,000 minimum Trust size), ongoing offering costs of up to 0.5% of average month-end Net Assets and, if any, extraordinary costs.


                        For a description of the charges payable by the Trust, see "Charges" commencing at pages 59 to 61.



INTEREST INCOME         CIS and CISFS will credit the Trust, as of each month-
                        end, with interest on the Trust's assets deposited with CIS and CISFS at 100% of the 91-day Treasury bill rate for deposits denominated in dollars and at the rates agreed between the Trust and CIS and CISFS for deposits denominated in other currencies. See "Use of Proceeds
                        -- Maintenance of Assets; Interest Income" at page 60.


                        The Managing Owner may determine to deposit a portion of the Trust's assets in an account in the name of the Trust at a bank ("Custodian") and engage a cash manager to provide cash management services with respect to such assets. The fees of such cash manager will be paid by the Trust. CIS has agreed to credit the account of the Trust at each month-end the amount, if any, by which returns (net of fees of the cash manager) for such month on Trust assets held by a Custodian are less than the return that would have been realized by the Trust had such assets been deposited with CIS.

"BREAK-EVEN TABLE"      "The following "Break-even Table" is calculated pursuant
                        to applicable CFTC and NFA requirements and reduces the 12-month expense "load" by the interest income estimated to be earned by the Trust (i.e., assuming no offsetting trading losses).

                        The "Break-even Table" as presented is based on the $10,000,000 minimum Trust size. The Trust's capitalization does not directly affect the level of charges based on percentage of assets or Net Assets and percentage of New Trading Profit, which will equal approximately the same percentage of the Trust's equity, whatever its size. Trust size will affect the level (expressed as a percentage of Trust assets) of fixed dollar amount expenses, which include organizational and initial offering cost reimbursement amortization and ongoing offering costs (both of which are assumed in the "Break-even Table" to equal the maximum permissible percentages of the Trust's Net Assets).

                        As further discussed under "Charges," while the Trust's expenses are directly, and its profits and losses generally, related to its month-end assets or Net Assets, neither has (except at the commencement of trading) any connection with the initial Net Asset Value per Unit (or the amount of an initial subscription). In order for Column II in the "Break-even Table" to present absolute dollar amount "break-even" figures, it has been assumed that the average month-end Net Assets attributable to an initial investment during the 12-month "break-even" period equals the amount of such initial investment. This is unlikely to be the case in fact.

                        THERE IS NO ASSURANCE THAT THE ANTICIPATED PERCENTAGES OF EXPENSES WILL IN FACT BE INCURRED BY THE TRUST. INVESTORS SHOULD NOT INTERPRET THESE ESTIMATES AS REPRESENTATIONS BY THE TRUST OF THE ACTUAL AMOUNTS OF OPERATING EXPENSES OF THE TRUST. IN ADDITION, NO ASSURANCE CAN BE GIVEN THAT THE EXPENSES TO BE INCURRED BY THE TRUST WILL NOT EXCEED THE ESTIMATED AMOUNTS OR THAT THERE WILL NOT BE ANY OTHER EXPENSES.

     The following "Break-even Table" indicates the approximate percentage and dollar returns from trading required for the redemption value of an initial $5,000 investment in the Units to equal, twelve months after issuance, the amount originally invested ("break-even" level). Column I shows the approximate effective rates of return on average month-end assets the Trust is required to earn from trading for a Unitholder to break-even in the first twelve months of investment. The last row is included to show the approximate percentage and dollar returns from trading required IF UNITS ARE REDEEMED AT OR BEFORE THE END OF THE ELEVENTH FULL MONTH AFTER ISSUANCE.



                                                                 COLUMN I                                 COLUMN II
                                                        PERCENTAGE RETURN REQUIRED                 DOLLAR RETURN REQUIRED
                ROUTINE EXPENSES (1)                      FIRST TWELVE MONTHS OF                ($5,000 INITIAL INVESTMENT)
                                                                INVESTMENT                    FIRST TWELVE MONTHS OF INVESTMENT
-------------------------------------------------------------------------------------------------------------------------------
Brokerage Fees  (2)                                               6.24%                                    $ 312.00
Management Fee  (3)                                               3.95                                       197.50

Incentive Fee (4)                                                 1.11                                        55.50
Administrative Expenses  (5)                                      0.53                                        26.50

Organizational and Initial Offering Cost
Amortization (6)                                                  0.35                                        17.50


Ongoing Offering Costs (7)                                        0.44                                        22.00
Less Interest Income  (8)                                        (4.76)                                     (238.00)

RETURN ON $5,000 INITIAL INVESTMENT REQUIRED
FOR "BREAK-EVEN" IF UNITS ARE HELD AT LEAST                       7.86%                                    $ 393.00
TWELVE MONTHS

IF EARLY REDEMPTION CHARGE APPLIES:

Redemption charge (9)                                             3.10%                                     $155.00

RETURN ON $5,000 INITIAL INVESTMENT REQUIRED
FOR "BREAK-EVEN" IF UNITS ARE REDEEMED ON OR                     10.96%                                    $ 548.00
BEFORE THE END OF 11TH FULL MONTH (10)



NOTES TO "BREAK-EVEN TABLE":


(1) See "Charges" at pages 61 through 66 for an explanation of the expenses included in the "Break-even Table."



(2) Assumes the standard flat-rate Brokerage Fee at 6.5% of the Trust's month-end assets after deduction of the Management Fee at the annual rate of 3.95% of month-end assets but before deduction of administrative expenses, Incentive Fee, ongoing offering costs, and organizational and initial offering cost amortization. Calculation in such manner results in an effective Brokerage Fee rate of 6.24% of the Trust's average month-end assets per annum for purposes of break-even analysis. Certain investors are eligible to pay the lower Special Brokerage Fee Rate as described under "Charges -- Brokerage Fee -- Special Brokerage Fee Rate" commencing on page 63; the "break-even" level applicable to such investors will be lower.


(3) The Trust will pay JWH a Management Fee at a rate of 4% per annum of the Trust's month-end assets after deduction of a portion of the Brokerage Fee at per annum rate of 1.25% (rather than 6.5%) of month-end assets. Calculating the Management Fee in this manner results in an effective annual Management Fee rate of 3.95% of the Trust's average month-end assets for purposes of break-even analysis.

(4) The Incentive Fee is calculated on the basis of the overall profits of the Trust, not the investment experience of any particular Unit. Furthermore, the Incentive Fee is calculated quarterly, not annually. Incentive Fee misallocation may also arise from the fact that all Units are charged the same Incentive Fee regardless of the time of purchase. Substantial quarterly Incentive Fees may be paid to JWH in respect of interim quarters even during a "break-even" (as well as an unprofitable) year. Furthermore, certain Units may pay an allocable Incentive Fee even though such Units have only "broken even" (or declined) in Net Asset Value from their original purchase price. The Incentive Fee is calculated after reduction of any trading profits by the Management Fee and a portion of the Brokerage Fee at the annual rate of 1.25% (rather than 6.5%) of the Trust's month-end assets. This means that in order to "break even," the Trust must earn approximately 1.11% (or $55.50 per $5,000 initial investment) to defray the Incentive Fee which could be payable on the trading profits needed to offset the amortization of organizational and initial offering costs, administrative expenses, ongoing offering costs and the portion of the Brokerage Fee not deducted from trading profits for the purpose of calculating the Incentive Fee.

(5) Administrative Expenses are estimated at 0.6% of average month-end Net Assets per annum (an effective rate of 0.53% of average month-end assets per annum for purposes of break-even analysis) based on aggregate Trust assets of $10,000,000.

(6) Organizational and initial offering costs, estimated by CISI to be between $500,000 and $600,000, will be advanced by CISI. These costs will be reimbursed by the Trust to CISI at the initial closing and be amortized over five years at a maximum rate of 0.4% of average month-end Net Assets per year (an effective rate of 0.35% of average month-end assets for purposes of break-even analysis).

(7) The Trust will pay ongoing offering costs up to 0.5% of month-end Net Assets per annum (an effective rate of 0.44% of average month-end assets for purposes of break-even analysis).


(8) Interest income is estimated based on the yields on 91-day Treasury bills on or about the date of this Prospectus, approximately 5.06%. Since the Trust will receive interest only on assets deposited with CIS, CISFS and any other Custodian and will not receive interest on the amount of its unamortized organizational and initial offering costs (assumed to be no more than $600,000), the effective rate of interest paid to the Trust on its assets will be 4.7% for the first year, increasing as the capitalized organizational and initial offering costs are amortized. When such costs are fully amortized, the interest income on Trust assets will be at the full 91-day Treasury bill rate existing at that time. See "Use of Proceeds -- Maintenance of Assets; Interest Income" at page 58 for a description of interest earned on the Trust's assets.



(9) Redemption charges are not a necessary cost of investing in the Trust; they are assessed only if Units are redeemed on or before the end of the eleventh full month after the Units' issuance. Redemption charges of 3.10% of an initial $5,000 investment are included in the break-even figures in this row because such amount would equal 3% of the Net Asset Value of $5,155 required so that the investor would receive net redemption proceeds of $5,000 after deduction of the 3% redemption charge.



(10) Units redeemed on or before the end of the eleventh full month likely will not incur the full amount of the annual expenses shown in the "Break-even Table." The "break-even" level in respect of such Units may be lower than shown in this row.


                              --------------------

FEDERAL INCOME TAX      In the opinion of counsel, the Trust is properly
ASPECTS                 classified as a partnership for federal income tax
                        purposes and will not be subject to tax as a corporation under provisions applicable to "publicly-traded partnerships." Assuming such proper classification, the Trust itself will not be subject to federal income tax;
                        instead, investors will report on their individual tax returns their allocable share of the Trust's income, gain, loss or deduction, whether or not they redeem any of their Units and whether or not any distributions are made. However, no assurance can be given that the Trust will not be subject to federal income tax.

                        The Trust's interest income will be taxable to Unitholders irrespective of trading losses, which generally constitute capital losses whereas interest income is taxed as ordinary income. Non-corporate Unitholders' capital losses may only be used to offset interest income to a very limited extent.

                        Non-corporate Unitholders may be required to treat the Trust's expenses as "investment advisory fees" which are subject to substantial restrictions on deductibility for federal income tax purposes. Absent statutory or administrative clarification to the contrary, the Managing Owner will not treat the Trust's expenses as "investment advisory fees" but rather as ordinary and necessary business expenses.


                        See "Federal Income Tax Aspects" commencing on page 75.


                              --------------------

GENERAL

     FUTURES AND FORWARD TRADING INVOLVES A HIGH DEGREE OF RISK. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND SUITABLE ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTOR'S PORTFOLIO. THERE CAN BE NO ASSURANCE THAT THE TRUST WILL ACHIEVE ITS OBJECTIVES OR AVOID SUBSTANTIAL LOSSES.

     NO ONE SHOULD INVEST MORE IN THE TRUST THAN HE OR SHE CAN AFFORD TO LOSE, AND IT IS SUGGESTED THAT THE AMOUNT OF INVESTMENT BE NO MORE THAN 10% OF HIS OR HER "LIQUID" NET WORTH (WHICH EXCLUDES HOME, FURNISHINGS AND AUTOMOBILES IN THE CASE OF INDIVIDUALS AND INCLUDES ONLY READILY MARKETABLE SECURITIES IN THE CASE OF ENTITIES).

     PROSPECTIVE SUBSCRIBERS SHOULD CONSIDER THE HIGHLY LEVERAGED AND SPECULATIVE NATURE OF AN INVESTMENT IN THE TRUST BEFORE DETERMINING WHETHER SUCH AN INVESTMENT IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.

          THE UNITS ARE SPECULATIVE SECURITIES.  INVESTORS MAY LOSE ALL
             OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN THE TRUST.

                                  RISK FACTORS

     AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. A PURCHASER MAY LOSE ALL OR SUBSTANTIALLY ALL OF HIS OR HER INVESTMENT IN THE TRUST. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING WHETHER TO SUBSCRIBE FOR UNITS. NO ONE WHO IS NOT CONFIDENT THAT HE OR SHE CLEARLY APPRECIATES THE IMPACT OF SUCH MATTERS AS (i) THE HIGHLY LEVERAGED AND VOLATILE NATURE OF THE MARKETS IN WHICH THE TRUST WILL TRADE, (ii) THE SUBSTANTIAL FEES TO THE TRUST, (iii) THE ILLIQUIDITY OF THE UNITS AND (iv) THE NUMEROUS OTHER RISKS DISCUSSED HEREIN SHOULD CONSIDER SUBSCRIBING FOR UNITS.


(1)  UNITS ARE SPECULATIVE SECURITIES



     FUTURES AND FORWARD TRADING INVOLVES A HIGH DEGREE OF RISK. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND SUITABLE ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTOR'S PORTFOLIO. THERE CAN BE NO ASSURANCE THAT THE TRUST WILL ACHIEVE ITS OBJECTIVES OR AVOID SUBSTANTIAL LOSSES.



     NO ONE SHOULD INVEST MORE IN THE TRUST THAN HE OR SHE CAN AFFORD TO LOSE, AND IT IS SUGGESTED THAT THE AMOUNT OF INVESTMENT BE NO MORE THAN 10% OF HIS OR HER "LIQUID" NET WORTH (WHICH EXCLUDES HOME, FURNISHINGS AND AUTOMOBILES IN THE CASE OF INDIVIDUALS AND INCLUDES ONLY READILY MARKETABLE SECURITIES IN THE CASE OF ENTITIES).



     PROSPECTIVE SUBSCRIBERS SHOULD CONSIDER THE HIGHLY LEVERAGED AND SPECULATIVE NATURE OF AN INVESTMENT IN THE TRUST BEFORE DETERMINING WHETHER SUCH AN INVESTMENT IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.



          THE UNITS ARE SPECULATIVE SECURITIES.  INVESTORS MAY LOSE ALL
             OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN THE TRUST.


                           FUTURES AND FORWARD TRADING


(2)  VOLATILE MARKETS AND HIGHLY LEVERAGED TRADING



     Futures and forward markets are volatile. Prices of commodities can fluctuate rapidly and widely. Futures and forward prices are affected by complex and often unpredictable factors such as severe weather, governmental actions and other economic and political events. Futures contracts are traded on margins ranging from 1% to 20% of the value of the relevant contract. The low margin deposits normally required in futures trading permit a very high degree of leverage. Even in stable markets, leveraged trading is risky. In volatile markets, leveraged trading exacerbates the risk of sudden, substantial loss. Even a slight adverse movement in the prices of the futures interests underlying the Trust's open positions could result in significant losses. See "The Futures and Forward Markets" commencing at page 82 for a description of these markets.


     THE COMBINATION OF MARKET VOLATILITY AND HIGH LEVERAGE MEANS THAT THE TRUST COULD SUFFER SUBSTANTIAL LOSSES IN SHORT PERIODS OF TIME. SUCCESSIVE INCURRENCE OF SUCH LOSSES MAY DEPLETE THE TRUST'S ASSETS AND SEVERELY IMPAIR THE TRUST'S ABILITY TO GENERATE CAPITAL APPRECIATION. THE RESULTS OF THE TRUST'S TRADING ARE ENTIRELY SPECULATIVE AND UNCERTAIN.


(3)  TRADES ON NON-U.S. COMMODITY EXCHANGES
     SUBJECT TO DIFFERENT REGULATIONS AND RISKS



     JWH will trade on commodity exchanges outside the United States on behalf of the Trust. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, such as currency controls and expropriation. In trading on foreign exchanges, the Trust is also subject to the risk of fluctuation in the exchange rates between the United States dollar and the currencies in which contracts traded on such exchanges are settled and in which the related margin deposits must be maintained.



     INVESTORS COULD INCUR SUBSTANTIAL LOSSES FROM THE TRUST'S TRADING ON FOREIGN EXCHANGES TO WHICH THEY MIGHT NOT HAVE BEEN SUBJECT HAD JWH LIMITED ITS TRADING ON BEHALF OF THE TRUST TO U.S. MARKETS.

(4)  UNREGULATED MARKETS LACK REGULATORY PROTECTIONS OF EXCHANGES



     A substantial portion of the Trust's trading -- primarily its trading of spot and forward contracts in currencies and precious metals -- will take place in unregulated markets. It is impossible to determine fair pricing, prevent abuses such as "front-running" or impose other effective forms of control over such markets. The absence of regulation could expose the Trust in certain circumstances to significant losses which it might otherwise have avoided.



     TRADING IN UNREGULATED MARKETS CAN INVOLVE SIGNIFICANT RISKS, ESPECIALLY DURING PERIODS OF MARKET DISRUPTIONS.



(5)  MARKETS MAY BE ILLIQUID



     Market conditions may exist such that it is not possible to execute a buy or sell order at the desired price, or to close out an open position. In addition, the CFTC has approved and U.S. and non-U.S. exchanges have imposed limits on open positions and/or daily price fluctuation limits, which limits also may adversely affect market liquidity. Daily price fluctuation limits establish the maximum amount with respect to certain contracts the price of a futures contract may vary in either direction from the previous day's settlement price at the end of the trading session. Once the market price of a futures contract reaches its daily price fluctuation limit, positions in the futures contract can be neither taken nor liquidated except at or within the limit. These limits only govern price movements on a specific trading day; they do not limit losses. It is possible that the daily price fluctuation limits may apply throughout the remaining life of a futures contract so that the holder of the contract who cannot liquidate his or her position by the close of the last trading day for that contract may be required to make or take delivery of the underlying interests.



     Furthermore, futures, options on futures, and spot and forward markets can experience periods (of extended duration at times) of insufficient trading liquidity as a result of government intervention, weather or other unpredictable factors. ALTHOUGH JWH INTENDS TO PURCHASE AND SELL ACTIVELY TRADED CONTRACTS, NO ASSURANCE CAN BE GIVEN THAT SUCH MARKETS WILL BE OR REMAIN LIQUID, OR THAT TRUST ORDERS WILL BE EXECUTED AT OR NEAR THE DESIRED PRICES.



(6)  BANKRUPTCY OF FUTURES BROKER AND BANKRUPTCY OR DEFAULT OF COUNTERPARTIES



     If the Trust's Futures Broker or a counterparty of the Trust were to become bankrupt, the Trust would only be able to recover its PRO RATA share of all available customer funds segregated by such Futures Broker or counterparty, even though such Futures Broker or counterparty was holding property, such as United States Treasury bills, specifically traceable to the Trust. In its trading of spot and forward contracts in currencies and precious metals, the Trust will also be exposed to the risk of counterparties' failure to perform their obligations. THE BANKRUPTCY OF THE FUTURES BROKER OR THE BANKRUPTCY OR DEFAULT OF A COUNTERPARTY COULD RESULT IN SUBSTANTIAL LOSSES FOR THE TRUST EVEN IN CIRCUMSTANCES WHERE THE TRUST'S TRADING HAS BEEN PROFITABLE.



(7)  FUTURES AND FORWARD TRADING HAS DIFFERENT RISK PROFILE
     FROM THOSE OF CERTAIN TRADITIONAL INVESTMENTS


     Futures and forward trading is a "zero-sum" economic activity in which for every gain there is an equal and offsetting loss (disregarding transaction costs), as opposed to a typical securities investment, in which there is an expectation of consistent yields (in the case of debt) or participation over time in general economic growth (in the case of equity). It is possible that the Trust could incur major losses while stock and bond prices rise substantially in a prospering economy.


     Furthermore, stocks and bonds (except penny stocks) generally have some intrinsic value. Hence even in a down market, investors generally can realize some value upon liquidation of their stocks or bonds. In trading futures, on the other hand, investors risk losing all of their investment if prices move against them. When comparing the performance of a managed futures investment with that of traditional investments such as common stock and bonds, investors should note that in general the performance statistics will not reflect the different risk profiles of each investment. Similarly, the performance data generally do not account for the different tax treatment (see "Risk Factor (29) -- Unitholders Are Taxed on Allocable Trust Income Although Such Income Is Not Distributed").



(8)  INABILITY TO ENGAGE IN EFP TRANSACTIONS MAY ADVERSELY AFFECT THE TRUST



     JWH may engage in "exchange of futures for physical" ("EFP") transactions on behalf of the Trust. These transactions permit JWH to execute orders after exchange hours as well as to obtain a single price for an entire order which otherwise might be filled at a variety of different contract prices, as the different groups of futures contracts making up the order are bought or sold at slightly different times. For a discussion of EFPs, see "The Futures and Forward Markets -- Exchange of Futures for Physical ("EFP") Transactions" at pages 82 to 83. If JWH were to be prevented from making use of EFPs -- due to a change in regulatory treatment or other factors -- the performance of the Trust could be adversely affected. THE TRUST COULD BE DENIED CERTAIN PROFIT OPPORTUNITIES, AS WELL AS A POTENTIALLY CONVENIENT MEANS OF LIQUIDATING POSITIONS AGAINST WHICH THE MARKET WAS MOVING, IF THE TRUST WERE PREVENTED FROM PARTICIPATING IN THE EFP MARKET.



                                    THE TRUST



(9)  ALL OR SUBSTANTIALLY ALL OF AN INVESTMENT COULD BE LOST;
     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


     The success of the Trust is entirely dependent on the result of speculative trading. There can be no assurance that the Trust will achieve its objective of capital appreciation or limiting risk exposure. Investors may lose all or a substantial part of their investment.

     The past performance of the Trading Programs may not be representative of how they, considered individually, will perform in the future and cannot be indicative of how the Trust will perform using the Trading Programs in combination. Certain technical traders have in the past incurred significant losses after years of successful performance, and there can be no assurance that the same will not occur in the case of JWH.


     There has been substantial regulatory concern in recent years over the potentially misleading character of the performance records included in futures fund prospectuses. In fact, several academic studies reached the conclusion that public commodity pools typically significantly underperform the prior performance records included in their prospectuses. The Securities and Exchange Commission ("SEC") and CFTC releases questioning the relevance and treatment of past performance information in commodity pool disclosure documents are filed as exhibits to the Registration Statement of which this Prospectus is a part.


     SINCE PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, INVESTORS SHOULD NOT INVEST IN THE TRUST IN RELIANCE ON JWH'S PERFORMANCE TO DATE. RATHER, INVESTORS MUST CAREFULLY CONSIDER WHETHER A SPECULATIVE INVESTMENT SUCH AS THE TRUST IS CONSISTENT WITH THE DESIRED OVERALL RISK PROFILE OF THEIR PORTFOLIO AND THEIR INVESTMENT OBJECTIVES.


(10) THE TRUST HAS NO OPERATING HISTORY




                  THIS POOL HAS NOT COMMENCED TRADING AND DOES
                        NOT HAVE ANY PERFORMANCE HISTORY.



     BECAUSE THE TRUST HAS NO OPERATING HISTORY, INVESTORS HAVE NO INFORMATION CONCERNING THE ACTUAL RESULTS OF OPERATION OF THE TRUST ON WHICH TO BASE THEIR INVESTMENT DECISION. MOREOVER, EVEN IF PAST PERFORMANCE INFORMATION CONCERNING THE TRUST WERE AVAILABLE, SUCH INFORMATION MIGHT NOT, IN FACT, BE INSTRUCTIVE IN INVESTORS' ATTEMPTS TO EVALUATE WHETHER THE TRUST IS COMPATIBLE WITH THEIR PORTFOLIO STRATEGY, SINCE PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



(11) SPECIFIC RISKS ASSOCIATED WITH A SINGLE-ADVISOR FUND



     Even in the speculative area of managed futures, single-advisor funds are considered by some to be unusually high risk investments. Some observers have the view that the use of a single advisor generally will not have the same risk-spreading potential offered by a multi-advisor approach, which is used by many "commodity pools" and in many cases specifically for risk control purposes. If such view is correct, employing a single-advisor approach in trading in the highly leveraged and volatile futures and forward markets will involve greater risk of loss than a diversified, multi-advisor approach. In addition to the Trust being managed by a single advisor, the Trading Programs may have a tendency to concentrate the Trust's positions in a limited group of markets (see "-- The Trading Programs -- Overlap of Markets Traded May Reduce Benefits of Market Diversification"). Such portfolio concentration may further increase the risk of loss.


     Unlike a multi-advisor fund, the Trust, with its single-advisor structure, will have little recourse in the event of a material, adverse change in the Trust's Trading Advisor. None of the principals of JWH is obligated to continue to provide services to the Trust. The Trust also has no contractual rights to compel any of JWH's principals to continue to perform services for JWH. Were the services of Mr. John W. Henry to become unavailable for any reason, the effect on JWH could be material and adverse and the continued ability of JWH to render services to the Trust would be subject to substantial uncertainty. If the trading advisory services of JWH were to become unavailable for any reason, the Trust may have to dissolve if it could not appoint a successor advisor on satisfactory terms, which may happen at a time with adverse market conditions or before the Trading Programs had a realistic opportunity to achieve the Trust's objectives.

     NOT ONLY DOES THE TRUST'S SINGLE-ADVISOR STRUCTURE PROVIDE INHERENTLY LESS DIVERSIFICATION AND RISK CONTROL THAN A MULTI-ADVISOR FUND DOES, BUT ALSO THE SUCCESS OF THE TRUST WILL DEPEND UPON THE CONTINUED AVAILABILITY OF CERTAIN KEY JWH PRINCIPALS. THERE CAN BE NO ASSURANCE OF SUCH CONTINUED AVAILABILITY.


(12) NON-CORRELATED AND NOT NEGATIVELY CORRELATED ANTICIPATED PERFORMANCE


     The Trust anticipates that its performance over time will be non-correlated with the general equity and debt markets. NON-CORRELATION, however, is not NEGATIVE CORRELATION. The Trust will by no means necessarily be profitable during downward cycles in stock and bond prices. Non-correlation means only that the performance of the Trust may or may not be similar to that of the general financial markets, not that there should be an inverse relationship between them -- hence stock indices may rise while Unit values fall as well as while Unit values rise. During certain periods, the Trust may perform in a manner very similar to more traditional portfolio holdings, providing little, if any, diversification benefits.

     THERE CAN BE NO ASSURANCE THAT THE TRUST'S PERFORMANCE WILL BE NON-CORRELATED WITH THE GENERAL FINANCIAL MARKETS. IN ADDITION, BECAUSE THE TRUST IS EXPECTED TO BE NON-CORRELATED, NOT NEGATIVELY CORRELATED, WITH THE GENERAL STOCK AND BOND MARKETS, IT IS POSSIBLE THAT THE TRUST COULD INCUR SUBSTANTIAL LOSSES AT THE SAME TIME THAT THE TRADITIONAL COMPONENTS IN AN INVESTOR'S PORTFOLIO ARE ALSO DECLINING IN VALUE.


(13) SUBSTANTIAL CHARGES PAYABLE REGARDLESS OF PROFITABILITY



     The Trust is subject to substantial charges payable regardless of the result of the Trust's trading, which could deplete the Trust's assets. The Trust must generate trading profits and interest income sufficient to defray the Brokerage Fee, monthly Management Fee, administrative expenses, organizational and initial offering cost amortization and ongoing offering costs and, possibly, the Incentive Fee in order to avoid depletion of assets. Assuming the Trust will earn interest income at the 91-day Treasury bill rate prevailing on or about the date of this Prospectus, the Trust must realize trading profits estimated at approximately 7.86% of average month-end assets (based on the $10,000,000 minimum Trust size) in order for the Net Asset Value per Unit to equal the initial subscription price of $100 as of the end of the first twelve months of trading.



     Trading profits (if any) recognized by the Trust are subject to the Trading Advisor's 15% quarterly Incentive Fee. Moreover, New Trading Profit is calculated on the basis of the overall profits of the Trust, not increases in the Net Asset Value of each Unit. Certain Units could be allocated substantial Incentive Fee expense despite a decline in their Net Asset Value. In addition, accrued Incentive Fee expense which reduces the Net Asset Value per Unit at the time of purchase will, if reversed due to subsequent losses, be misallocated because such accrued Incentive Fee expense will be allocated equally to all outstanding Units rather than only to those outstanding during the period when such Incentive Fee expense accrued. See "Charges -- Incentive Fee" commencing on page 65.


     THE TRUST IS SUBJECT TO SUBSTANTIAL COSTS AND MUST GENERATE SUBSTANTIAL PROFITS IN ORDER TO OFFSET THESE COSTS. THE MANAGING OWNER, CIS AND JWH COULD DERIVE SUBSTANTIAL FINANCIAL BENEFITS FROM THEIR ASSOCIATION WITH THE TRUST, WHILE THE TRUST ITSELF INCURS LOSSES.


(14) UNITS ARE NOT LIQUID



     An asset is liquid if it can be converted to cash immediately. Because no market exists for the Units, the Units are not liquid. Unitholders may redeem Units at Net Asset Value only as of the close of business on the last day of a calendar month. Units are subject to early redemption charges, payable to CIS, equal to 3% of the Net Asset Value per Unit as of the date of redemption, through the end of the eleventh full month after such Units are issued by the Trust. Requests for redemption, which are irrevocable, must be received by CISI on or before the 20th of the month (or if the 20th is not a business day, the next business day) to effect redemption as of such month-end. The Net Asset Value per Unit on the date redemption occurs may, particularly given the volatile nature of the markets in which the Trust will trade, vary significantly from the Net Asset Value per Unit at the time the redemption request is tendered. Special Redemptions, which result in a suspension of trading and, consequently, the risk of further losses pending redemption due to the liquidation of positions, are required only if the Net Asset Value per Unit declines to $50 or less, a very substantial decline. See "Section 12. Redemptions" of the Declaration and Agreement of Trust attached hereto as Exhibit A.

     SINCE THEY HAVE LIMITED ABILITY TO REDEEM UNITS, UNITHOLDERS COULD BE UNABLE TO LIMIT THEIR LOSSES IN THE TRUST, AND THEY MAY BE UNABLE TO WITHDRAW FUNDS COMMITTED TO THE TRUST IN ORDER TO TAKE ADVANTAGE OF OTHER, MORE FAVORABLE INVESTMENT OPPORTUNITIES AT THE RELEVANT TIME.


(15) THE TRUST IS SUBJECT TO CONFLICTS OF INTEREST



     The Trust is subject to a number of actual and potential conflicts of interest. See "Conflicts of Interest" commencing at page 73.


     The Managing Owner, the Futures Broker, the Foreign Currency Broker and their respective principals and affiliates may trade in the futures and forward markets for the accounts of their clients. JWH and its principals and affiliates may trade in the futures and forward markets for the accounts of their clients and for their own accounts (however, employees and principals of JWH, other than Mr. John W. Henry, are not permitted to trade on a discretionary basis). In doing so, these persons may take positions opposite to, or ahead of, those held by the Trust, or may be competing with the Trust for positions in the market. Records of such trading are not available for inspection by investors. Such trading may create conflicts of interest on behalf of one or more of such persons in respect of their obligations to the Trust.

     NONE OF THE PARTIES AFFECTED BY SUCH CONFLICTS OF INTEREST HAVE ADOPTED ANY PROCEDURES OR SAFEGUARDS FOR RESOLVING THE FOREGOING CONFLICTS OF INTEREST. INVESTORS MUST RELY ENTIRELY ON SUCH PARTIES' DUTY UNDER APPLICABLE LAW AND GOOD FAITH IN SUCH MATTERS.

     THESE CONFLICTS OF INTEREST RAISE THE POSSIBILITY THAT THE INVESTORS WILL BE FINANCIALLY DISFAVORED TO THE BENEFIT OF THE MANAGING OWNER, JWH, THE FUTURES BROKER, THE FOREIGN CURRENCY BROKER OR THEIR RESPECTIVE PRINCIPALS AND AFFILIATES.


(16) UNITHOLDERS HAVE NO ROLE IN MANAGEMENT


     In investing in the Trust, Unitholders are placing their reliance on the Managing Owner. No Unitholder will have any input in the management of the Trust, and no management elections or other investor votes will be held regularly. Subject to its fiduciary obligations, the Managing Owner will have essentially plenary authority over the operation of the Trust.

     PROSPECTIVE INVESTORS MUST NOT ANTICIPATE THAT ANY ENTITY OTHER THAN THE MANAGING OWNER WILL HAVE ANY CONTROL OR INFLUENCE OVER THE MANAGEMENT OF THE TRUST, OR THAT UNITHOLDERS WILL HAVE ANY INPUT IN THE TRUST'S OPERATIONS.

                               THE TRADING ADVISOR


(17) VOLATILE JWH TRADING HISTORY


     Over time, a number of individual JWH programs have realized profits. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. JWH's performance, even when successful, has been characterized by significant volatility. The largest "peak-to-valley" drawdown experience by any single program was nearly 60% on a composite basis, and certain individual accounts managed pursuant to such program experienced even greater volatility. Moreover, certain programs have incurred losses of 10% or more in a single trading day. Even if the Trust is successful, it is likely to experience significant losses from time to time. The monthly rates of return set forth in "John W. Henry & Company, Inc. -- JWH
Programs: Performance Summary and Monthly Rates of Return" are indicative of the high degree of volatility (a widely accepted measure of risk) exhibited by JWH's performance to date. THE HISTORICALLY VOLATILE PERFORMANCE OF JWH SUGGESTS NOT ONLY THE RISKS INVOLVED IN INVESTING IN THE TRUST, BUT ALSO THAT THE DAY-TO-DAY VALUE OF THE UNITS WILL LIKELY BE VARIABLE AND UNCERTAIN, WHICH, IN TURN, SUGGESTS THAT THE NET ASSET VALUE PER UNIT MAY CHANGE MATERIALLY BETWEEN THE DATE THAT A REDEMPTION IS REQUESTED AND THE MONTH-END REDEMPTION DATE.


(18) POSSIBLE ADVERSE EFFECTS OF INCREASING JWH'S ASSETS UNDER MANAGEMENT


     The rates of return achieved by trading advisors often tend to deteriorate as assets under management increase. On or about the date of this Prospectus, JWH is at or near an all-time high in client funds under management and is actively engaged in ongoing efforts in marketing its services. No assurance can be given that JWH's strategies will not be adversely affected by the additional equity, including the Trust's account, accepted by JWH. With increased equity under management, JWH may be more limited in the amount of assets which it can trade in the non-financial commodities markets than it is in the currency and financial markets, due to the generally greater illiquidity of, and position limits applicable to, the former. Increased equity under management also requires advisors to enter larger orders, which can preclude trading in certain less liquid markets, result in less favorable trading "fills" and make it difficult to close out positions against which the market is moving without incurring significant losses.

     The possible adverse effect of increased equity under management on performance may arguably be detected from the monthly rates of return of the Trading Programs included in "John W. Henry & Company, Inc. -- JWH Programs:
Performance Summary and Monthly Rates of Return." Generally there were smaller amounts of equity under management pursuant to each Trading Program in earlier periods. Comparing earlier and later rates of return can provide some indication of the possible effect of increased equity under management on the rates of return realized; nevertheless, a number of other adjustments, including varying degrees of trading deleveraging, have been made over time to the Trading Programs which also could have affected performance materially. IF JWH'S RETURN DECLINES AS A RESULT OF THE INCREASED EQUITY UNDER ITS MANAGEMENT, THE PROFIT POTENTIAL OF THE TRUST WILL ACCORDINGLY BE REDUCED.


(19) LIMITATION OF LIABILITY AND INDEMNIFICATION OF TRADING ADVISOR


     JWH, its principals and employees will not be liable to the Trust, the Unitholders, any of their successors or assigns or the Managing Owner except by reason of acts or omissions in contravention of the express terms of the Trading Advisory Agreement or due to misconduct or negligence or for not having acted in good faith in the reasonable belief that its actions were taken in, or not opposed to, the best interests of the Trust.

     The Trust will indemnify JWH, its principals and employees to the full extent permitted by law for any liability incurred in connection with any acts or omissions relating to JWH's management of Trust assets, provided that there has been no judicial determination that such liability was the result of negligence, misconduct or breach of the Trading Advisory Agreement nor any judicial determination that the conduct which was the basis for such liability was not done in good faith belief that it was in, or not opposed to, the best interests of the Trust. Any such indemnification involving a material amount, unless ordered or expressly permitted by a court, will be made by the Trust only upon the opinion of mutually acceptable independent legal counsel that JWH has met the applicable standard of conduct described above.


(20) UNCERTAINTY OF OUTCOME OF LITIGATION



     JWH was named as a co-defendant in class action lawsuits in California, New York and Delaware purportedly brought on behalf of investors in certain commodity pools operated by Dean Witter Reynolds Inc. or its affiliates ("Dean Witter"), some of which pools are advised by JWH. All of these actions are primarily directed at Dean Witter's alleged fraudulent selling practices in connection with the marketing of the pools. JWH is essentially alleged to have aided and abetted or directly participated with Dean Witter in those practices. JWH believes the allegations against it in these actions are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interests of investors. However, the outcome of the litigation is uncertain.


                              THE TRADING PROGRAMS


(21) POSITIVE CORRELATION BETWEEN THE TRADING PROGRAMS MAY INCREASE RISK OF SIGNIFICANT LOSS


     The Managing Owner and JWH anticipate greater performance correlation between the Trading Programs than would be the case if a group of independent managers or trading programs were utilized. Historically there has been significant positive correlation among the programs of JWH and a number of JWH programs have incurred major losses at or about the same time. THE POSITIVE CORRELATION BETWEEN THE TRADING PROGRAMS MAY INCREASE THE LIKELIHOOD OF THE TRUST INCURRING SIGNIFICANT LOSSES OVER SHORT PERIODS OF TIME.

     The historical volatility and positive correlation of the Trading Programs of JWH highlight the need for effective risk management in the Trust's trading. However, JWH's risk control policies are proprietary and confidential. NOT ONLY CAN THERE BE NO ASSURANCE THAT THESE POLICIES WILL BE EFFECTIVE, BUT ALSO, DUE TO THEIR PROPRIETARY NATURE, INVESTORS WILL HAVE NO BASIS TO EVALUATE THE ADEQUACY OF THESE POLICIES (EXCEPT PAST PERFORMANCE, WHICH IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS).


(22) OVERLAP OF MARKETS MAY REDUCE BENEFITS OF MARKET DIVERSIFICATION


     The Trading Programs trade in certain of the same markets. A concentration of the Trust's positions in one or a limited number of markets could result in substantial losses. INVESTORS WILL LOSE THE RISK CONTROL BENEFITS OF MARKET DIVERSIFICATION DURING THOSE PERIODS WHEN THE TRUST'S POSITIONS ARE CONCENTRATED IN A LIMITED NUMBER OF MARKETS.

(23) TECHNICAL, TREND-FOLLOWING TRADING PROGRAMS


     The profitability of trading programs involving technical trend analysis, such as the Trading Programs, depends upon the occurrence of significant sustained price moves in at least some of the markets traded. In the past, sustained periods without such price moves have occurred in the markets traded by JWH from time to time, and such periods are expected to recur because significant price trends can occur only when usually disparate market forces are influencing prices in the same direction, which tends to occur infrequently. Periods without such trends are likely to produce losses.

     Any factor (such as increased governmental intervention in the markets traded) that may lessen the prospect of sustained price moves in the future may reduce the prospect that any advisor's technical systems will be profitable. A number of the markets to be traded by the Trust, in particular the currency and interest rate markets (which the Trading Programs generally emphasize), may be likely targets for governmental intervention.

     The Managing Owner believes that in recent years the use of technical trading systems, particularly trend-following systems, has increased substantially. Although different technical and trend-following systems will tend to generate different trading signals, the significant increase in the use of such systems as a proportion of the overall trading volume in the futures markets as a whole as well as in the particular markets traded by the Trust could result in traders attempting to initiate or liquidate substantial positions at or about the same time as the Trust. It could also alter historical trading patterns or affect the execution of trades, in each case to the detriment of the Trust. The adverse effects of technical strategy saturation can currently be detected to a certain extent in a number of less liquid markets. The concentration of the Trading Programs in certain (the currency and interest rate) market sectors may increase the susceptibility of these Trading Programs to the adverse effects of technical strategy saturation.

     Technical, trend-following systems such as the Trading Programs typically anticipate that more than half of all their trades will be unprofitable (historically, only 30% to 40% of JWH's trades pursuant to JWH's programs have been profitable). The goal is to generate sufficiently large gains on occasional profitable transactions to offset what are hoped to be smaller losses on the more numerous unprofitable positions. Any factor (for example, the imposition of speculative position limits or significantly increased margin requirements) which would restrict the ability of trend-following traders to realize major gains from a limited number of positions could have a materially adverse effect on the Trust's prospects for profitability. BECAUSE THE TRADING PROGRAMS ARE TECHNICAL AND TREND-FOLLOWING, THE PROFIT POTENTIAL OF THESE TRADING PROGRAMS MAY BE DIMINISHED BY THE CHANGING CHARACTER OF THE MARKETS, WHICH MAY MAKE HISTORICAL PRICE DATA (ON WHICH TECHNICAL PROGRAMS ARE BASED) OF LITTLE PREDICTIVE VALUE. THE TRUST COULD INCUR SIGNIFICANT LOSSES UNDER CERTAIN MARKET CONDITIONS IN WHICH DISCRETIONARY OR OTHER TRADING APPROACHES ARE SUCCESSFUL.


(24) IMPORTANCE OF MARKET CONDITIONS TO PROFITABILITY


     Although the Trading Programs appear to be as likely to trade profitably in declining as in rising markets, managed futures advisors appear, in general, to be profitable or unprofitable at approximately the same times. Despite the expected degree of non-correlation between the performance of the Trust and the traditional debt and equity markets, overall market or economic conditions can affect the Trust's performance materially. JWH's strategies are designed to capture major market movements. Consequently, any factors tending to produce static or "churning" markets would reduce the likelihood of either Trading Program being successful. In addition, trendless, "whipsaw" markets characterized by numerous sudden price movements with rapid reversal could be mistakenly identified by a Trading Program as "trends," which could lead to significant losses for the Trust. THE TRADING PROGRAMS TRADE IN SOMEWHAT DIFFERENT MARKETS, BUT THE SIMILARITIES BETWEEN THE TRADING PROGRAMS SUGGEST THAT THEY ARE LIKELY TO BE ADVERSELY AFFECTED BY THE SAME GENERAL MARKET CONDITIONS - E.G., STATIC, NON-TRENDING OR "WHIPSAW" MARKETS. IF THE TYPE OF TRENDING MARKET CONDITIONS WHICH THE TRADING PROGRAMS ARE DESIGNED TO EXPLOIT DO NOT OCCUR, INVESTORS MUST EXPECT TO INCUR SUBSTANTIAL LOSSES.


(25) POSSIBLE LIQUIDATION OF PROFITABLE POSITIONS


     The quarterly rebalancing by JWH of assets equally between the Trading Programs may result in the liquidation of profitable positions, thereby forgoing greater profits which the Trust would otherwise have realized, and the establishment of unprofitable positions, thereby incurring losses which the Trust would otherwise have avoided had rebalancing not have occurred.

(26) ALTERATION OF TRADING SYSTEMS AND CONTRACTS AND MARKETS TRADED


     JWH may, in its discretion, change and adjust the Trading Programs, as well as the contracts and markets which they trade. These adjustments may result in forgoing profits which the Trading Programs would otherwise have captured, as well as incurring losses which they would otherwise have avoided. NEITHER THE MANAGING OWNER NOR THE UNITHOLDERS ARE LIKELY TO BE INFORMED OF ANY NON-MATERIAL CHANGES IN THE TRADING PROGRAMS.


(27) MANDATORY CLOSING OUT OF OFFSETTING POSITIONS


     Applicable CFTC rules require that offsetting positions taken by JWH on behalf of the Trust, even though taken by different programs, be closed out.
JWH does not believe that the requirement of liquidating offsetting positions held for the Trust by the Trading Programs will, at this point, impede the operation of the Trust. However, it is possible that under certain circumstances the requirement to close out offsetting positions on an inter-Program basis could adversely affect the performance of the Trust. THE FACT THAT JWH CAN OPERATE BOTH STRATEGIES FOR THE SAME ACCOUNT WITHOUT HAVING ITS OVERALL PERFORMANCE DISRUPTED BY THE CFTC'S "CLOSE OUT" RULE DEMONSTRATES THE EXTENT OF THE SIMILARITIES BETWEEN THE TRADING PROGRAMS (WHICH MUST, IN ORDER TO AVOID REPEATED "CLOSE OUTS," EACH TAKE EITHER LONG OR SHORT POSITIONS, ALBEIT PERHAPS OF DIFFERENT MAGNITUDES, IN THE SAME MARKETS) AND THE LIKELIHOOD OF SIGNIFICANT POSITIVE CORRELATION AMONG THEIR RESPECTIVE TRADING RESULTS (CORRESPONDINGLY INCREASING THE TRUST'S RISK OF LOSS IN TRADING).


(28) LIMITED ABILITY TO DESCRIBE PROPRIETARY STRATEGIES


     Prospective investors must recognize that no attempt has been or could be made to explain in any detail the most important aspect of the Trust's operations, namely the Trading Programs, because these strategies are confidential. An investor who purchases Units is essentially relying on JWH's ability to earn profits in the future applying proprietary programs and strategies concerning which the investor can have no detailed knowledge (and the past performance of which is not necessarily indicative of their future results). It is impossible to predict how the Trust will perform. PROSPECTIVE INVESTORS WHO SUBSCRIBE FOR UNITS MUST DO SO SOLELY AS A SPECULATION. THERE IS NO DATA WHICH THEY CAN ANALYZE WHICH COULD RELIABLY PERMIT THEM TO ASSESS THE "TRUE VALUE" OF AN INVESTMENT IN THE TRUST OR THE LIKELIHOOD OF JWH TRADING SUCCESSFULLY ON THE TRUST'S BEHALF.

                                      TAXES


(29) UNITHOLDERS ARE TAXED ON ALLOCABLE TRUST INCOME ALTHOUGH SUCH INCOME IS NOT DISTRIBUTED


     If the Trust recognizes income or gain in a fiscal year, such income or gain will be taxable to Unitholders in accordance with their allocable shares of the Trust's profits, whether or not such profits are distributed to the Unitholders. The tax liability of Unitholders in respect of the profits, if any, of the Trust will exceed any distributions received from it. See "Federal Income Tax Aspects."

     Because a substantial portion of the Trust's open positions are "marked-to-market" at the end of each year, Unitholders are taxed on unrealized as well as realized gains. Prospective investors should also note that the Trust might sustain losses after the end of a fiscal year offsetting such realized or unrealized gains, so a Unitholder might never receive the gains on which he or she is taxed.

     In comparing the Trust's performance objectives with the performance of traditional investments such as common stock, prospective investors should note that if an investor purchased common stock, the investor would not be taxed on the appreciation in such stock until it was sold. In the case of the Trust, however, Unitholders must pay taxes for each year a Unit is held based on any appreciation in the Net Asset Value per Unit during such year, resulting in a
substantial cumulative reduction in the after-tax return of the Unit.   BECAUSE
UNITHOLDERS ARE TAXED CURRENTLY ON THEIR ALLOCABLE SHARE OF THE TRUST'S INCOME OR GAINS, WHILE THE TRUST MAY TRADE SUCCESSFULLY, INVESTORS WOULD HAVE RECOGNIZED SIGNIFICANTLY GREATER GAINS ON AN AFTER-TAX BASIS IF THEY HAD INVESTED IN CONVENTIONAL STOCKS AND BONDS WITH COMPARABLE PERFORMANCE.


(30) TAXATION OF INTEREST INCOME IRRESPECTIVE OF TRADING LOSSES


     Losses on the Trust's trading are almost exclusively capital losses, and capital losses are deductible against ordinary income only to the extent of $3,000 per year for non-corporate investors. The limited deductibility of capital losses for non-corporate Unitholders could result in such Unitholders having a tax liability in respect of their investment in the Trust despite incurring a financial loss on their Units. If a non-corporate investor had, for example, an allocable trading (I.E., capital) loss of $10,000 in a given fiscal year and allocable interest (after reduction for allocable ordinary

Trust business expenses) of $5,000, the investor would incur a net loss in the Net Asset Value of his or her Units equal to $5,000, but would nevertheless recognize taxable income of $2,000.


(31) LIMITATIONS ON THE DEDUCTIBILITY OF "INVESTMENT ADVISORY FEES"


     In the absence of further clarification by legislation, the promulgation of regulations or judicial or administrative interpretation, the Managing Owner will not treat any ordinary expenses of the Trust as "investment advisory fees" for federal income tax purposes. However, were the ordinary expenses of the Trust characterized as "investment advisory fees," they would be subject to substantial restrictions on deductibility for non-corporate taxpayers, materially increasing the amount of tax payable by Unitholders in respect of their investment in the Trust. In fact, if the ordinary expenses of the Trust were to be so recharacterized, Unitholders could actually recognize taxable income despite having incurred a financial loss.

     NON-CORPORATE UNITHOLDERS' AFTER-TAX RETURNS WOULD BE SIGNIFICANTLY DECREASED IF THE TRUST'S EXPENSES WERE TREATED AS "INVESTMENT ADVISORY FEES."


(32) NONDEDUCTIBILITY OF "SYNDICATION EXPENSES"


     Neither the Trust nor any Unitholder will be entitled to any deduction for "syndication expenses," including the Trust's initial offering costs and the expenses of the ongoing offering of the Units as well as any redemption charges. The Internal Revenue Service ("IRS") could contend that a portion of the Brokerage Fee paid by the Trust constitutes non-deductible "syndication expenses" in respect of the Unitholders.

     UNITHOLDERS' AFTER-TAX RETURNS WOULD BE SIGNIFICANTLY DECREASED IF THE SELLING COMMISSIONS AND ONGOING COMPENSATION WERE TREATED AS "SYNDICATION EXPENSES."


(33) POSSIBILITY OF TAX AUDIT OF BOTH THE TRUST AND INDIVIDUAL UNITHOLDERS


     There can be no assurance that the Trust's tax returns will not be audited by the IRS or that adjustments to such returns will not be made as a result of such an audit.

     IF AN AUDIT RESULTS IN AN ADJUSTMENT, UNITHOLDERS COULD THEMSELVES BE AUDITED, AS WELL AS BE REQUIRED TO PAY ADDITIONAL TAXES, PLUS INTEREST AND PENALTIES.

     PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE TRUST; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS AND MAY HAVE A MATERIAL EFFECT ON THE NET ECONOMIC CONSEQUENCES OF OWNING UNITS. SEE "FEDERAL INCOME TAX ASPECTS."

                                   REGULATION


(34) ABSENCE OF REGULATION APPLICABLE TO INVESTMENT COMPANIES AND THEIR ADVISERS


     The Trust is not registered as a securities investment company or "mutual fund" under the Investment Company Act of 1940. The Trading Advisor is not registered as an investment adviser under the Investment Advisers Act of 1940. Therefore, investors in the Trust do not have the benefit of the protection provided by those Acts. However, under the CEA, the Managing Owner is registered as a commodity pool operator, the Trading Advisor is registered as a commodity trading advisor, the Futures Broker is registered as a futures commission merchant, and the Trust is subject to regulation of the CFTC and NFA.


(35) POSSIBLE FUTURE REGULATORY CHANGES


     Considerable international regulatory attention has been focused on, for example: (i) the disruptive effects of speculative pools of capital trading in the currency markets on central banks' attempts to influence the exchange rates of their own countries' currencies; and (ii) the need to regulate the "derivatives" markets in general. In light of this, prospective investors must recognize the possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust.

     INVESTORS COULD MAKE A GOOD INVESTMENT DECISION IN SUBSCRIBING FOR THE UNITS ONLY TO HAVE THAT DECISION RESULT IN SUBSTANTIAL LOSSES DUE TO SUBSEQUENT REGULATORY CHANGES.

                              --------------------

     THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE NUMEROUS RISKS INVOLVED IN INVESTING IN THE TRUST. POTENTIAL INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS AND ATTEMPT TO FAMILIARIZE THEMSELVES WITH THE RISKS OF SPECULATIVE, HIGHLY LEVERAGED FUTURES AND FORWARD TRADING BEFORE DETERMINING WHETHER TO INVEST IN THE TRUST.


                               INVESTMENT FACTORS

     The Managing Owner's objective in sponsoring the Trust with JWH as its sole trading advisor is to offer an investment which has the potential of achieving substantial capital appreciation over time to those investors whose risk tolerance levels can accept significant risk and expected volatility in performance. If substantial losses can be avoided, the Managing Owner and JWH believe that the Trust has a reasonable opportunity to generate significant profits over time, despite exhibiting considerable intra-period volatility, by capitalizing on major price movements when they do occur. If successful, the Trust offers investors the following potential advantages.

ACCESS TO JWH AND THE TRADING PROGRAMS


     JWH is one of the largest advisors in the managed futures industry in terms of assets under management. JWH has been continuously managing client funds in the futures and forward markets for approximately 15 years and, as of December 31, 1996, managed approximately $1.9 billion in futures accounts. JWH has achieved substantial profits under a variety of different market conditions and trading a variety of different programs, including the Original Investment Program and the Financial and Metals Portfolio, which will be utilized initially by the Trust. IN INVESTING IN THE TRUST, SUBSCRIBERS WILL HAVE THE OPPORTUNITY TO PLACE ASSETS WITH ONE OF THE MOST EXPERIENCED OF THE CURRENTLY ACTIVE MANAGED FUTURES ADVISORS.


INVESTMENT DIVERSIFICATION

     The globalization of the world's economy offers potentially valuable trading opportunities, as major political and economic events continue to influence world markets, at times dramatically. Volatility in interest rates, the possibility of significant fluctuations in the value of commodities and currencies, fragility in world banking and credit mechanisms and the growing interdependence among national economies create high risks but also substantial opportunities for profit. These developments may make a diversification into an investment vehicle such as the Trust timely.

     Unlike a traditional diversified portfolio of stocks, bonds and real estate, the profit potential of the Trust does not depend upon favorable general economic conditions and that the Trust is as likely to be profitable (or unprofitable) during periods of declining stock, bond and real estate markets as at any other time. In addition to the expected non-correlation in its performance with the performance of the general equity and debt markets, the Trust's flexibility to take either long or short positions, as opposed to traditional portfolios which are typically heavily weighted towards the former, can be an important advantage in times of economic uncertainty.


     Although the Trust's portfolio will include a large number of both short and long positions, during a stock market decline JWH may have long positions in futures that directly correlate with the movement in the equity markets. Other financial futures positions may also correlate with the equity markets. Given these conditions, with an equity market decline, losses in these positions would occur. Depending on the relative importance of these positions to the Trust's entire portfolio, the Trust could be negatively impacted. On the other hand, if these positions were short rather than long, a positive impact on the overall portfolio could occur.


     An investor who is not prepared to spend substantial time trading in the futures and forward markets may nevertheless participate in the commodities and financial markets through investing in the Trust, thereby obtaining diversification from traditional investments such as a diversified portfolio of stocks, bonds and real estate. By allocating a portion of the risk segment of their portfolios to the Trust, investors have the potential, if the Trust is successful, to enhance their prospects for superior performance of their overall portfolios as well as to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single country's economy.

     However, prospective investors must recognize that unless the Trust is profitable, while an investment in the Units may serve to reduce overall portfolio volatility, the Units cannot be a successful investment. There can be no assurance whatsoever that the Trust will be able to trade profitably. Furthermore, regardless of the Trust's performance as a stand-alone investment, there can be no assurance that an investment in the Trust will, in fact, increase the risk-adjusted return of an entire portfolio since the performance of any portfolio is dependent on its composition.

     IF THE TRUST DOES NOT TRADE SUCCESSFULLY, IT CANNOT SERVE AS A BENEFICIAL DIVERSIFICATION FOR A TRADITIONAL PORTFOLIO. THE PERFORMANCE OF THE TRUST IS EXPECTED TO BE NON-CORRELATED, NOT NEGATIVELY CORRELATED, WITH GENERAL STOCK AND BOND PRICE LEVELS.

OPPORTUNITY TO PROFIT IN DECLINING AS WELL AS IN RISING MARKETS

     The futures markets offer the ability to trade either side of any market. Unlike short selling in the securities markets, taking short positions in the futures market (or buying a put option or selling a call option) in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements. Selling short is no more difficult than establishing a long position.

     The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Positive and negative returns may be realized in both rising and declining markets. It is potentially advantageous for investors to own assets which can appreciate during a period of generally declining prices, financial disruption or economic instability.

     There can be no assurance that the Trust's performance will, in fact, be non-correlated with the general debt and equity markets.

     THERE ALSO CAN BE NO ASSURANCE THAT THE TRUST WILL NOT UNDERPERFORM THE INDIVIDUAL TRADING PROGRAMS.

INTEREST ON TRUST ASSETS

     The Trust will receive interest income on its assets. Initially all of the Trust's available assets will be deposited with CIS and CISFS. On the fifth business day of each month, CIS and CISFS will credit the Trust's account with interest as if 100% of the Trust's average daily balances on deposit with CIS or CISFS, as the case may be, in the previous month were continuously invested at the average 91-day Treasury bill rate for that previous month for deposits denominated in dollars and at the applicable rate for deposits denominated in currencies other than dollars (which may be zero in certain cases) as described under "Use of Proceeds -- Maintenance of Assets; Interest Income" at page 61. THE INTEREST EARNED ON THE TRUST'S ASSETS CAN OFFSET A SUBSTANTIAL PORTION OF ITS ROUTINE COSTS. THE TRUST'S INTEREST INCOME REPRESENTS A SOURCE OF REVENUE ENTIRELY INDEPENDENT OF THE SUCCESS OR FAILURE OF ITS SPECULATIVE FUTURES AND FORWARD TRADING.

     THE TRUST'S INTEREST INCOME IS SUBJECT TO THE RISK OF TRADING LOSSES AND, AT CURRENT INTEREST RATES, IS NOT SUFFICIENT TO OFFSET THE TRUST'S BROKERAGE FEES PAYABLE TO CIS.


     Although currently not contemplated, CISI may place certain of the Trust's assets with a Custodian and engage a third-party cash manager to manage such assets. If Trust assets are deposited with such Custodian, the Trust will receive the interest actually earned by the third-party cash manager on such assets. CIS has agreed to credit the account of the Trust at each month-end the amount, if any, by which returns (net of fees of the cash manager) for such month on Trust assets held by a Custodian are less than the return that would have been realized by the Trust had such assets been deposited with CIS. If the Trust engages one or more cash managers to manage certain Trust assets, the Trust may be subject to the risk of loss of principal with respect to such assets. THERE CAN BE NO ASSURANCE THAT, IF THE SERVICES OF ONE OR MORE CASH MANAGERS ARE USED TO MANAGE CERTAIN TRUST ASSETS, THE TRUST WILL AVOID LOSS OF PRINCIPAL OF SUCH ASSETS.


SMALL MINIMUM INVESTMENT; SMALLER MINIMUM ADDITIONAL INVESTMENT

     JWH is typically available to manage individual accounts only of substantial size -- $1,000,000 or more. Investors in the Trust are able to gain access to JWH for a minimum investment of only $5,000; $2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts. A SMALL MINIMUM INVESTMENT REQUIREMENT MAKES THE TRUST ACCESSIBLE TO A WIDE RANGE OF INVESTORS AND ALSO MEANS THAT NO INVESTOR MUST COMMIT A SIGNIFICANT AMOUNT OF ASSETS IN ORDER TO PARTICIPATE IN THE TRUST.

     NO INVESTOR SHOULD INVEST MORE IN THE TRUST THAN SUCH INVESTOR CAN COMFORTABLY AFFORD TO LOSE. A COROLLARY OF THE SMALL MINIMUM INVESTMENT IN THE TRUST IS THAT EXISTING AND PROSPECTIVE INVESTORS HAVE NOT BEEN REPRESENTED IN NEGOTIATING THE TERMS OF THE TRUST.

LIMITED LIABILITY

     An investor who opens an individual futures account is generally liable for all losses incurred in such account, and may lose substantially more than such investor committed to the account, particularly in light of the high leverage permitted in futures and forward trading. However, a subscriber to the Trust cannot lose more than his or her investment plus undistributed profits. In fact, in the event the Net Asset Value of a Unit decreases to $50 or less as of the close of business on any day, the Managing Owner is required to cause the Trust to liquidate all open positions, suspend trading and declare a Special Redemption Date in accordance with the provisions in the Declaration and Agreement of Trust.

Without limited liability, it could be imprudent for an investor to participate in such highly leveraged strategies as those applied by JWH.

     ALTHOUGH UNITHOLDERS CANNOT LOSE MORE THAN THEIR INVESTMENT IN THE TRUST PLUS UNDISTRIBUTED PROFITS, THEY MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT. FURTHERMORE, UNDER CERTAIN CIRCUMSTANCES UNITHOLDERS MAY BE REQUIRED TO DISGORGE DISTRIBUTIONS AND REDEMPTION PROCEEDS RECEIVED FROM THE TRUST AS WELL AS TO INDEMNIFY THE TRUST FOR VARIOUS TAX LIABILITIES AND OTHER CLAIMS.

ADMINISTRATIVE CONVENIENCE

     The Trust is structured so as to reduce substantially the administrative burden which would otherwise be involved in Unitholders engaging directly in futures and forward trading. Unitholders will receive monthly unaudited and annual certified financial reports as well as all tax information relating to the Trust necessary for Unitholders to complete their federal income tax returns. The approximate daily Net Asset Value per Unit is available by calling representatives of CISI at (312) 460-4000. THE DIVERSITY AND RANGE OF MARKETS IN WHICH JWH TRADES, ON A 24-HOUR BASIS, MAKE THE ADMINISTRATIVE CONVENIENCE OF AN INVESTMENT IN THE TRUST A HIGHLY ATTRACTIVE FEATURE FOR PROSPECTIVE INVESTORS.

     ALTHOUGH AN INVESTMENT IN THE TRUST IS ADMINISTRATIVELY CONVENIENT, UNITHOLDERS HAVE ACCESS TO SUBSTANTIALLY LESS INFORMATION THAN THEY WOULD TRADING IN AN INDIVIDUAL ACCOUNT. THE ADMINISTRATIVE CONVENIENCE OF THE TRUST DERIVES FROM INVESTORS' COMPLETE RELIANCE ON THE MANAGING OWNER IN INVESTING IN THE TRUST. AN INVESTMENT IN THE TRUST IS CONVENIENT BECAUSE THE MANAGING OWNER IS RESPONSIBLE FOR ALL ASPECTS OF THE TRUST'S OPERATION.

                          ----------------------------

    AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF
      RISK. THERE CAN BE NO ASSURANCE THAT JWH WILL TRADE SUCCESSFULLY ON BEHALF OF THE TRUST OR THAT THE TRUST WILL AVOID SUBSTANTIAL LOSSES,
        WHICH COULD INCLUDE THE COMPLETE LOSS OF ONE'S INVESTMENT. THE TRUST CANNOT SERVE AS A SUCCESSFUL MEANS OF REAL DIVERSIFICATION THAT ENHANCES OVERALL PORTFOLIO RETURNS WHILE DECREASING OVERALL
         PORTFOLIO VOLATILITY UNLESS THE TRUST ITSELF TRADES PROFITABLY.

                          ----------------------------

                          THE TRUST AND ITS OBJECTIVES

OBJECTIVES

     The primary objective of the Trust is substantial capital appreciation.
The Trust may be an appropriate investment vehicle for investors seeking capital appreciation who are willing to risk significant losses. At the same time, JWH will attempt to reduce the expected volatility and risk of loss by participating in diversified markets. If the Trust is able to preserve capital during periods of unfavorable, non-trending markets, it has the potential to benefit from major price movements in a wide range of global markets when, from time to time, such trends do occur.

     Through an investment in the Trust, investors have the opportunity to participate in markets not typically represented in an individual's portfolio, and the potential to profit from rising as well as falling prices. Many "buy and hold" strategies in "alternative asset classes," E.G., real estate, fine art or precious metals, are dependent on rising prices. The Trust's profitability is not. The success of JWH's trading is not dependent upon favorable economic conditions, national or international. Indeed, periods of economic uncertainty can augment the profit potential of the Trust by increasing the likelihood of significant movements in commodity prices, the exchange rates between various countries, world stock prices and interest rates.


     Initially the Trust will allocate its assets equally between the Trading Programs. Thereafter, at the end of each quarter, JWH will automatically rebalance assets between the Trading Programs so that each Trading Program will again be allocated one half of the Trust's assets. Such quarterly rebalancing may result in the liquidation of profitable positions. See "Risk Factor (25) -- Possible Liquidation of Profitable Positions." The Managing Owner has the discretion, subject to JWH's agreement, from time to time, to alter the allocation of the Trust's assets between the Trading Programs, to delete a Trading Program or to add other JWH programs; however, the Managing Owner is not currently contemplating any such deletion or addition.


     The Managing Owner and JWH expect that the Trust's performance may exhibit considerable volatility, a widely accepted measure of risk. THERE CAN BE NO ASSURANCE THAT THE TRUST'S PERFORMANCE WILL BE CONSISTENT WITH ITS ANTICIPATED RISK/REWARD PARAMETERS OR THAT THE TRUST WILL ACHIEVE ITS OBJECTIVES. THE TRUST HAS NO OPERATING HISTORY.

     JWH will take a long-term perspective of the markets in seeking to achieve the Trust's objectives. The Trust will not be managed in a manner likely to produce significant short-term profits. On the contrary, JWH anticipates that the Trust may incur major short-term losses from time to time even if successfully achieving its cumulative performance objective over time. The Managing Owner and JWH recommend that no investor consider purchasing Units who is not prepared to make at least a medium- to long-term commitment to the Trust.

     THERE CAN BE NO ASSURANCE THAT THE TRUST WILL ACHIEVE ITS OBJECTIVES OR AVOID SUBSTANTIAL LOSSES. PROSPECTIVE INVESTORS SHOULD RECOGNIZE THAT THE PERFORMANCE OF THE TRUST IS EXPECTED TO BE MATERIALLY MORE VOLATILE THAN THAT OF A MULTI-ADVISOR FUND. SIGNIFICANT LOSSES ARE LIKELY TO BE INCURRED FROM TIME TO TIME.

THE MANAGING OWNER'S DISCUSSION AND ANALYSIS OF THE TRUST'S
PROSPECTIVE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     PROSPECTIVE RESULTS OF OPERATIONS. The success of the Trust will be dependent on the ability of JWH to generate profits, through speculative trading, sufficient to produce substantial capital appreciation after payment of all fees and expenses. Such success will, in turn, be dependent on the results achieved by the Trading Programs. See "John W. Henry & Company, Inc."

     LIQUIDITY AND CAPITAL RESOURCES. The Trust intends to raise capital only through the sale of Units. The net proceeds of the ongoing offering of the Units, plus the related general liability interest contributions by the Managing Owner, will be placed under the management of JWH.

     Liquidity will affect the Trust primarily in that the futures and forward markets in which JWH takes positions may have periods in which illiquidity makes it impossible or economically undesirable to execute trades in accordance with signals generated by the Trading Programs. Other than in respect of the functioning of the markets in which it trades, liquidity will be of little relevance to the operation of the Trust, as substantially all of its assets are expected to be maintained in highly liquid government securities or cash deposits.

     The Managing Owner does not believe that it is realistic to regard the Trust as having a meaningful chance of achieving its profit objectives in the short term. In fact, the Managing Owner recommends that investors look at the Trust as a "buy and hold" investment which they intend to retain for a medium- to long-term period (not less than 2 years). Although redemptions are available at any month-end, the Managing Owner believes that the Units must be regarded as a comparatively illiquid, long-term investment. The redemption charges which remain in effect for the first eleven full months after each Unit is sold indicate that no one should consider purchasing Units who does not intend to hold them for at least that period of time.

     RISK CONTROLS. The Trust will be subject to both market and credit risk. The Trust will trade futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, options on such futures contracts, and spot and forward contracts on currencies and precious metals. Risk arises from changes in the value of these contracts (market risk) and the potential inability of counterparties or brokers to perform under the terms of the contracts (credit risk). Numerous factors can have a significant influence on the market risk of the Trust's open positions, many of which will be highly
interest-rate sensitive.   The Trading Programs incorporate risk control
policies -- relating, for example, to the maximum permissible commitment to a particular position or the maximum loss on such position which will be tolerated without liquidation -- but there can be no assurance that these policies will prevent substantial market losses.

     The credit risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange, whereas in over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. The Trust will trade extensively in both exchange-traded and over-the-counter instruments.

                               THE MANAGING OWNER

     The managing owner and commodity pool operator of the Trust is CIS Investments, Inc., a wholly-owned subsidiary of Cargill Investor Services, Inc., the Trust's Futures Broker. The Managing Owner was incorporated in Delaware in 1983. It has been registered with the CFTC under the CEA as a commodity pool operator since December 13, 1985 and is a member in good standing of NFA in such capacity. CISI maintains its principal office at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606; telephone (312) 460-4000. The records of the Trust will be kept at CISI's principal office. The officers and directors of CISI do not receive any compensation directly from CISI.


     CISI currently operates two public commodity pools jointly with IDS Futures Corporation and one private commodity pool and operated one private commodity pool (which has been liquidated). The past performance record of the Managing Owner is set forth on pages 102 to 110.



     The directors and officers of CISI are as follows:

     HAL T. HANSEN is President and a director. Mr. Hansen has been President of Cargill Investor Services, Inc. since November 1978. He serves on the Executive Committees of the Board of Directors of NFA and the Futures Industry Association ("FIA") and is the Chairman of NFA. Mr. Hansen graduated from the University of Kansas in 1958. He started work at Cargill, Incorporated in 1958, and was employed by Cargill S.A.C.I. in Argentina from 1965 to 1969. Mr. Hansen has been employed by Cargill Investor Services, Inc. since 1974.

     L. CARLTON ANDERSON is Vice President and a director. Mr. Anderson is a graduate of Northwestern University, Evanston, Illinois. He started work at Cargill, Incorporated in 1959, in the Commodity Marketing Division. He served as President of Stevens Industries Inc., Cargill's peanut shelling subsidiary, from 1979 to 1981. He has been employed by Cargill Investor Services, Inc. since 1981, and is currently the Director in charge of the Portfolio Diversification Group. Mr. Anderson recently served on the Board of Directors of the Managed Futures Association.

     RICHARD A. DRIVER is Vice President and a director. Mr. Driver became a Vice President and a director of CISI on June 29, 1993. Mr. Driver graduated from the University of North Carolina in 1969 and he received a Masters Degree from the American Graduate School of International Management in 1973.
Mr. Driver began working for Cargill, Incorporated in 1973 and joined Cargill Investor Services, Inc. in 1977 as Vice President of Operations.

     CHRISTOPHER MALO is Vice President. Mr. Malo graduated from Indiana University in 1976. He started work at Cargill, Incorporated in June 1978 as an internal auditor. He transferred to Cargill Investor Services, Inc. in August 1979, and served as Secretary/Treasurer from November 1983 until July 1991. He was elected Vice President and Secretary in July 1991. He is a member of the FIA Operations Division and has served as Chairman of the FIA Finance Committee.

     BARBARA A. PFENDLER is Vice President. Ms. Pfendler is a graduate of the University of Colorado, Boulder. She began her career with Cargill, Incorporated in 1975. She held various merchandising and management positions within the organization's Oilseed Processing Division before transferring to CIS in 1986 where she is responsible for all marketing activities of the Portfolio Diversification Group. She was appointed Vice President of CISI in May 1990 and Vice President of CIS in June of 1996.

     DONALD ZYCK is Secretary and Treasurer. Mr. Zyck graduated from Northern Illinois University, DeKalb, Illinois in 1983. He began working at Cargill Investor Services, Inc. in April 1985 as a Staff Accountant. From January 1988 to October 1994 he was a Manager of Treasury Operations at CIS. He was elected Controller, Secretary and Treasurer of CIS in October 1994.

     BRUCE H. BARNETT is an Assistant Secretary. Mr. Barnett graduated in 1968 from Southern Connecticut State College. New York University Law School awarded Mr. Barnett a J.D. in 1971 and an L.L.M. in 1973. He started work at Cargill, Incorporated in 1990 as Vice President, Taxes. From 1987 to 1990, Mr. Barnett held various positions at Unilever, a European based multi-national corporation.

     HENRY W. GJERSDAL, JR. is an Assistant Secretary. Mr. Gjersdal received a bachelor of arts degree from Gustavus Adolphus College in 1976 and a J.D. degree from the University of Michigan in 1979. He is a member of the American Bar Association and the Tax Executives Institute. He joined the Law Department of Cargill, Incorporated in April 1981. He had previously been an associate with Doherty, Rumble and Butler, Minneapolis, Minnesota. In June 1985 he was named European Tax Manager for Cargill International, Geneva, and in 1987 was named Senior Tax Attorney for the Law Department. He became Assistant Tax Director in the Tax Department in December 1990. Mr. Gjersdal was named

Assistant Vice President of Cargill, Incorporated's Administrative Division in April 1994 with responsibility for the Audit and international groups in Cargill's Tax Department and became Assistant Secretary on June 25, 1996.

     PATRICE H. HALBACH is an Assistant Secretary. Ms. Halbach graduated phi beta kappa from the University of Minnesota with a bachelor of arts degree in history. In 1980 she received a J.D. degree cum laude from the University of Minnesota. She is a member of the Tax Executives Institute, the American Bar Association and the Minnesota Bar Association. Ms. Halbach joined the Law Department of Cargill, Incorporated in February 1983. She had previously been an attorney with Fredrikson & Byron, Minneapolis, Minnesota. In December 1990, she was named Senior Tax Manager for Cargill, Incorporated's Tax Department and became Assistant Tax Director in March 1993 and was responsible for the oversight of federal audits and international compliance. She was named Assistant Vice President of Cargill, Incorporated's Administrative Division in April 1994. She became Assistant Secretary on June 25, 1996.


     To permit the formation of the Trust in preparation for the filing of the Registration Statement of which this Prospectus forms a part, each of Messrs. Hansen, Anderson, Driver and Zyck and Ms. Pfendler purchased 0.43 unit. Their units and units of other initial beneficial owners will be redeemed by the Trust on the initial closing date at the original purchase price of $100 per unit.



                          JOHN W. HENRY & COMPANY, INC.

BACKGROUND


     John W. Henry & Company, Inc., a California corporation, is a United States-based global investment management firm. JWH is recognized as a leader in managing capital in futures, interest rate, and foreign exchange markets for international banks, brokerage firms, pension funds, institutions, and high-net-worth individuals. JWH trades numerous contracts on a 24-hour basis in the Americas, Europe and Asia, and has grown to be one of the largest advisors in the industry, managing approximately $1.9 billion in client capital as of December 31, 1996.


     John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. JWH is registered as a commodity trading advisor and a commodity pool operator with the CFTC, is a member of NFA and the FIA and a sustaining member of the Managed Futures Association (the "MFA").

A DISCIPLINED INVESTMENT PHILOSOPHY

     JWH's history of success is based on the following guiding principles:

     LONG-TERM PERSPECTIVE. JWH's investment strategies rest on a long-term perspective on the world's financial and commodities markets. Historical performance demonstrates that, because trends often last longer than most market participants expect, strong returns can be generated from positions held over the long term.

     DISCIPLINED INVESTMENT PROCESS. The disciplined investment process utilized by JWH is designed to generate superior, risk-adjusted rates of return throughout a market cycle. By consistently applying investment techniques in financial and commodities markets worldwide, JWH is able to participate in rising and falling markets without bias.

     JWH's ongoing research has led to the development of analytical models which suggest the appropriate content, weighting, entries and exits for each investment position. Once established, investment positions are monitored around the clock. While many of these positions are closed out within a few days or weeks at a profit or loss, others are retained where JWH's investment guidelines indicate potential opportunity for exceptional returns.

     TREND IDENTIFICATION. JWH's strategies are nonpredictive. Instead, based on comprehensive research on historic pricing data, JWH seeks to recognize the movements of capital from one market to another after trends have begun.

     GLOBAL DIVERSIFICATION. For more than a decade, JWH has recognized the importance of global trading. Financial markets around the world are increasingly interrelated, with actions in one country's markets often influencing markets in other parts of the world. JWH investments are positioned to provide access to the performance potential offered by the global marketplace.

     COMPREHENSIVE RISK MANAGEMENT. JWH's risk management strategies are designed to decrease volatility and improve the risk/reward characteristics of investments in futures and forwards by relying upon carefully formulated risk management algorithms that define controlled loss parameters prior to the establishment of a position.

PRINCIPALS


     MR. JOHN W. HENRY is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading programs licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry, sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts. Over the last 15 years, Mr. Henry has developed many innovative investment programs which have enabled JWH to become one of the most successful money managers in the foreign exchange, futures and fixed income markets.



     Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA") and the Managed Futures Trade Association, and has served on the Nominating Committee of NFA. Mr. Henry currently serves on the Board of Directors of the FIA and is chairman of the FIA task force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Board of Trade and Chicago Mercantile Exchange to study cooperative efforts related to electronic trading, common clearing and the issues regarding the possible merger of these two exchanges. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as at the Connecticut offices of JWH. Mr. Henry is a principal of JWH Risk Management, Inc., Westport Capital Management Corporation, Global Capital Management Limited, JWH Asset Management, Inc. JWH Investments, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has devoted and will continue to devote considerable time to business activities unrelated to JWH and its affiliates.




     MR. MARK H. MITCHELL is vice chairman, general counsel and a member of the Board of Directors of JWH. He is also vice chairman and a director of JWH Risk Management, Inc., and a director of JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to his employment at JWH in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago, Illinois law firm, where he had headed its futures law practice since August 1983. From August 1980 to March 1991, he served as general counsel of NAFTA and, from March 1991 to December 1993, he served as general counsel of the MFA. Mr. Mitchell is currently a member of the Commodity Pool Operator/Commodity Trading Advisor Advisory Committee and the Special Committee for the Review of the Multi-Tiered Regulatory Approach to NFA Rules, both of NFA. In addition, he has served as a member of the Government Relations Committee of the MFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He was an editor of FUTURES INTERNATIONAL LAW LETTER and of its predecessor publication, COMMODITIES LAW LETTER. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.


     MR. DAVID R. BAILIN is an executive vice president and a member of the Operating Committee of JWH. He is also president and a director of Westport Capital Management Corporation, president of JWH Risk Management, Inc., president of JWH Investments, Inc. and president and chairman of the Board of Directors of Global Capital Management Limited. He is responsible for the development, implementation, and management of JWH's sales and marketing infrastructure. He currently serves on the Board of Directors of the Futures Industry Institute. Prior to joining JWH in December 1995, Mr. Bailin was managing director -- development since April 1994 for Global Asset Management
(GAM), a Bermuda based management firm with over $7 billion in managed assets. He was responsible for overseeing the international distribution of GAM's funds as well as for establishing new distribution relationships and channels. Prior to his employment with GAM, Mr. Bailin headed the real estate asset management division of Geometry Asset Management beginning in July 1992. Prior to that time, beginning in 1987, he was president of Warner Financial, an investment advisory business in Boston, Massachusetts. Mr. Bailin received a B.A. from Amherst College and an M.B.A. from Harvard Business School.


     MR. JAMES E. JOHNSON, JR. is chief financial officer, chief administrative officer and a member of the Operating Committee of JWH. In addition, Mr. Johnson is a principal of Westport Capital Management Corporation, JWH Investments, Inc., JWH Asset Management, Inc., JWH Risk Management, Inc. and JWH Financial Products, Inc. Mr. Johnson joined JWH in May 1995 from Bankers Trust Company where he had been managing director and chief financial officer of the asset management division since January 1983. His areas of responsibility included finance, operations and technology for the $160 billion global asset advisor. Prior to joining Bankers Trust, Mr. Johnson was a product manager at American Express Company responsible for research and market strategies for the Gold Card. He received a B.A. with honors from Columbia University and an M.B.A. in Finance and Marketing from New York University.



     MS. ELIZABETH A.M. KENTON is a senior vice president, the director of compliance and a member of the Operating Committee of JWH. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. Ms. Kenton is also senior vice president of JWH Risk Management, Inc., Executive Vice President of JWH Investments, Inc., vice president of JWH Asset Management, Inc. and JWH Financial Products, Inc., a director of Westport Capital Management Corporation and a director of Global Capital Management Limited. Prior to her employment at JWH, Ms. Kenton was associate manager of finance and trading operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a product specialist for foreign exchange and Treasury options trading. Ms. Kenton is a member of the MFA's Trading and Markets Committee. She received a B.S. in Finance from Ithaca College.


     MS. MARY ELIZABETH HARDY is a senior vice president, the director of trading administration and a member of the Operating and Investment Policy Committees of JWH. Since joining JWH in September 1990, Ms. Hardy has held positions of increasing responsibility in research and development and trading. Prior to her employment at JWH, Ms. Hardy held the position of associate editor at Waters Information Services ("Waters"), a publishing company, where she wrote weekly articles covering technological advances in the securities and futures markets. Prior to joining Waters in 1989, Ms. Hardy was at Shearson Lehman Brothers Inc. ("Shearson"), where she held the position of assistant director of the Managed Futures Trading Department. Prior to that, Ms. Hardy was an institutional salesperson for Shearson, in a group specializing in financial futures and options. Previously, Ms. Hardy was an institutional salesperson for Donaldson, Lufkin and Jenrette with a group which also specialized in financial futures and options. Ms. Hardy serves on the Executive Committee of the MFA's Board of Directors and has chaired its Trading and Markets Committee. She received a B.B.A. in Finance from Pace University.


     MR. DAVID M. KOZAK is counsel to the firm, a vice president and secretary of JWH. In addition, he is assistant secretary of Westport Capital Management Corporation and secretary of JWH Risk Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to joining JWH in September 1995, Mr. Kozak was employed at the law firm of Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. During the time he was employed at Chapman and Cutler, he served as outside counsel to NAFTA and the MFA. Mr. Kozak is currently a member of the NFA Special Committee on CPO/CTA Disclosure Issues, the Government Relations Committee of the MFA, and the Visiting Committee of The University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.


     MR. KEVIN S. KOSHI is a senior vice president and chief trader of JWH. He is also a member of the Investment Policy Committee of JWH. Mr. Koshi is responsible for the supervision and administration of all aspects of order execution strategies and the implementation of trading policies and procedures. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

     MR. BARRY S. FOX is the director of research and is a member of the Investment Policy Committee of JWH. Mr. Fox is responsible for the design and testing of existing and new programs. He also supports and maintains the proprietary systems/models used to generate JWH trades. Mr. Fox joined JWH in March 1991 and since that time has held positions of increasing responsibility in the Research and Product Development Department. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions in October 1990, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust as a product specialist for foreign exchange and Treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.


     MS. GLENDA G. TWIST is a director of JWH and has held that position since August 1993. Ms. Twist has given JWH notice of her intent to leave the company but will continue to perform her duties for the time being. Ms. Twist joined JWH in September 1991 with responsibilities for corporate liaison, and she continues her duties in that area. Her responsibilities include assistance in the day-to-day administration of the Florida office and review and compilation of financial information for JWH. Ms. Twist was president of J.W. Henry Enterprises Corp., for which she performed financial, consulting and administrative services from January 1991 to August 1991. From 1988 to 1990, Ms. Twist was executive director of Cities in Schools, a program in Arkansas designed to prevent students from leaving school before completing their high school education. She received her B.S. in Education from Arkansas State University.


     MR. JOHN A. F. FORD is the director of marketing at JWH and is responsible for the development and implementation of strategic marketing and communications programs. He joined JWH in May 1996 from J. P. Morgan where he had been vice president and head of corporate communications for that firm's European operations, responsible for public relations, advertising, and marketing from February 1994 to October 1995. He previously held a similar position with J. P. Morgan at the Euroclear Operations Centre in Brussels from January 1992 to February 1994. From October 1995 to May 1996 he undertook a number of consultancy projects while relocating to the United States. Prior to joining J.
P. Morgan, Mr. Ford was managing director of the European headquarters of Gavin Anderson & Co. (UK), an international corporate and investor relations consultancy firm, from February 1987 to December 1991. Mr. Ford was involved in advising the Chicago Mercantile Exchange on marketing its services to European institutions and advising the International Petroleum Exchange in London on similar matters. In addition, he helped market Mercury Asset Management to major institutions and pension funds.


     MR. MICHAEL D. GOULD is director of investor services at JWH. He is responsible for general business development and oversees investor services support. He joined JWH in April 1994 from Smith Barney Inc. where he served as
senior sales manager and vice president   futures for the Managed Futures
Department. He held the identical position with the predecessor firms of Shearson Lehman Bros. and Lehman Bros. Prior to that time, he was engaged in a proprietary trader development program at Tricon USA from September 1990 to October 1991. He was a registered financial consultant with Merrill Lynch from 1985 through August 1990. His professional career began in 1982 as an owner-operator of a nonferrous metals trading and export business which he ran until September 1985.

     MR. JACK M. RYNG, C.P.A., joined JWH as the controller in November 1991. Mr. Ryng is also chief financial officer and secretary of JWH Investments, Inc. Prior to that time, he was a senior manager with Deloitte & Touche where he held positions of increasing responsibility since September 1985 for commodities and securities industry clients. His clients included the largest commodity pool operators in the United States, along with broker-dealers, futures commission merchants, and foreign exchange operations in the areas of accounting, regulatory compliance, and consulting. Prior to his employment by the Financial Services Center of Touche Ross & Co. (the predecessor firm of Deloitte & Touche), he was a senior accountant for Leonard Rosen & Co. Mr. Ryng is a member of AICPA and the New York C.P.A. Society, and is a member of the board of the New York Operations Division of the FIA. He received a B.S. in Business Administration from Duquesne University.

     MR. MICHAEL J. SCOYNI is a managing director of JWH and is secretary and a director of Westport Capital Management Corporation. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry & Company (JWH's predecessor) from November 1981 to December 1982 and subsequently has been employed in positions of increasing responsibility. He received a B.A. in Anthropology from California State University in 1974.

     MR. CHRISTOPHER E. DEAKINS is a vice president of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, Mr. Deakins was an account executive for Merrill Lynch. He received a B.A. in Economics from Hartwick College.


     MR. CHRIS J. LAUTENSLAGER is a vice president of JWH. He is responsible for general business development and Investor Services support. Prior to joining JWH in April 1996, he was the vice president of institutional sales for I/B/E/S International Inc., a distributor of corporation earnings estimate information. His responsibilities consisted of business development and support of global money managers and investment bankers. Prior to his employment with I/B/E/S, Mr. Lautenslager devoted time to personal activities from April 1994 to March 1995, following the closing of the Stamford, Connecticut office of Gruntal & Co., where he had worked as a proprietary equity trader since November 1993. Before that, he held the same position at S.A.C. Capital Management starting in February 1993. From 1987 to December 1992, Mr. Lautenslager was a partner and managing director of Limitless Options Partners, a registered Chicago Mercantile Exchange trading and brokerage organization, where he traded currency futures and options. He received a B.S. in Accounting from the University of Colorado and a Masters in Management from Northwestern University.

     MR. EDWIN B. TWIST is a director of JWH and has held that position since August 1993. He is also a director of JWH Risk Management, Inc. Mr. Twist joined JWH as internal projects manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration of JWH's Florida office and internal projects. Mr. Twist was secretary and treasurer at J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991.

     MS. NANCY O. FOX, C.P.A., is a vice president and the director of investment support of JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and securities industry clients and held positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an M.B.A. from the University of Connecticut.

     MS. WENDY B. GOODYEAR is a director of the office of the chairman. She is responsible for managing and coordinating projects involving Mr. Henry. Ms. Goodyear joined JWH in October 1995 as director of marketing, responsible for the development and implementation of strategic marketing and communications programs. Prior to her employment at JWH, Ms. Goodyear was a vice president at Citibank where she held several positions, including product development manager for the depository receipt business and marketing manager for the pension business. Prior to joining Citibank in May 1993, Ms. Goodyear was employed at Bankers Trust Company from 1985 where she held positions of increasing responsibility in both the private bank and pension businesses. Ms. Goodyear received a B.A. in History from the University of Virginia and an M.B.A. from the Stern School of Business at New York University.

     MR. JULIUS A. STANIEWICZ is the senior strategist in JWH's Product Development Department. He is also president of JWH Asset Management, Inc. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant since April 1991. Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a commodity pool operator and introducing broker, where he helped develop futures funds for syndication and institutional investors. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., lastly as an assistant vice president and co-director of managed futures. In that capacity, he oversaw all aspects of forming and offering futures funds, including the selection and monitoring of commodity trading advisors. Mr. Staniewicz received a B.A. in Economics from Cornell University.

THE INVESTMENT POLICY COMMITTEE


     The Investment Policy Committee ("IPC") is an interdepartmental advisory body which meets periodically to discuss issues relating to the JWH trading programs and their application to markets, including research on markets and strategies in relation to the proprietary trading models employed by JWH. JWH's proprietary research group may determine new markets which should be traded in given portfolios, or determine markets which should be removed from given portfolios. Non-Proprietary recommendations from research are then presented to and discussed by the IPC, which may recommend them to the chairman for approval. Proprietary research findings are reviewed directly by the chairman before implementation. All recommendations of the IPC are subject to final approval by the chairman. The IPC does not make particular trading decisions. The trading department initiates and liquidates positions and manages JWH portfolios in accordance with the firm's proprietary trading methodology, which is not overruled unless the chief trader or director of trading administration determines that doing so is in the best interests of clients. No trade indications are overruled without the express approval of the chairman. The chairman may also notify the trading department at any time of special situations which he deems may require a modification in applying the methodology.


LEGAL CONCERNS


     JWH was named as a co-defendant in the following class action lawsuits purportedly brought on behalf of investors in certain commodity pools ("Dean Witter Pools") operated by Dean Witter Reynolds Inc. or its affiliates ("Dean Witter"), some of which Dean Witter Pools are advised by JWH. All of these actions are primarily directed at Dean Witter's alleged fraudulent selling practices in connection with the marketing of the Dean Witter Pools. JWH is essentially alleged to have aided and abetted or directly participated with Dean Witter in those practices.


     On September 6, 1996, a purported class action was commenced in the Superior Court of the State of California, Los Angeles County, on behalf of all purchasers of interests in certain Dean Witter Pools. KOZLOWSKI ET AL. V. JOHN
W. HENRY CO. ET AL., BC156941 (the "Kozlowski Action"). The defendants include JWH, another commodity trading advisor, Dean Witter, certain of its affiliates and certain Dean Witter Pools. Plaintiffs allege claims for fraud and deceit, negligent misrepresentation, violation of Sections 25401, 25402, 25501 and 25502 of California Corporations Code, intentional breach of fiduciary duty, negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion, and seek an accounting. Compensatory and punitive damages in unspecified amounts and equitable relief are sought.


     On September 10, 1996, a purported class action was commenced in the Superior Court of the State of California, Los Angeles County, on behalf of the same purported class as the Kozlowski Action. GUREVITZ ET AL. V. JOHN W. HENRY & CO. ET AL., BC156922 The same defendants are named, the same claims are alleged and the same relief is sought as in the Kozlowski Action.


     On September 18, 1996, a purported class action was commenced in the Supreme Court of the State of New York, New York County, on behalf of the same purported class as the Kozlowski Action. MALICHIO ET AL. V. JOHN W. HENRY & CO. ET AL., #116698-96. The defendants include JWH, another commodity trading advisor, Dean Witter and certain of its affiliates. Plaintiffs allege a claim for common law fraud and seek compensatory damages in an unspecified amount.


     On September 20, 1996, a purported class action was commenced in the Supreme Court of the State of New York, New York County, on behalf of the same purported class as the Kozlowski Action. HAMEL ET AL. V. JOHN W. HENRY & CO., #604775/96 The defendants include JWH, another commodity trading advisor, Dean Witter and certain of its affiliates. Plaintiffs allege claims for common law fraud, breaches of fiduciary duty, and reckless and/or negligent misrepresentation and non-disclosure, and seek compensatory and punitive damages in unspecified amounts.


     On September 20, 1996, a purported class action was commenced in the Superior Court of the State of California, Los Angeles County, on behalf of the same purported class as the Kozlowski Action. SHIFFLET ET AL. V. JOHN W. HENRY & CO. ET AL., BC157596. The same defendants are named and the same claims are alleged and the same relief is sought as in the Kozlowski Action.


     On November 14, 1996, a purported class action was commenced in the Superior Court of the State of Delaware, New Castle County, on behalf of the same purported class as the Kozlowski Action. LIPTAK ET AL. V. DEAN WITTER REYNOLDS INC. ET AL., #96C-11-115VAB. The defendants include JWH, another commodity trading advisor, Dean Witter and certain of its affiliates.
Plaintiffs allege claims for common law fraud, negligent misrepresentation, misrepresentation and mutual mistakes of fact and seek compensatory and punitive damages in unspecified amounts.


     JWH believes the allegations against it in these actions are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interests of investors.


ETHICAL CONCERNS


     JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions, and on occasion orders may be filled better for their accounts than for client accounts due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods. Records for these accounts will normally not be made available to clients. Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., which is managed by JWH. The records of these accounts also will not be made available to clients.

TRADING TECHNIQUES

     JWH specializes in managing institutional and individual capital in the global commodities, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term rather than short-term, day-to-day trends. In addition to the Trading Programs, JWH currently operates ten other programs that trade from either a U.S. or a foreign currency perspective, none of which will be employed by the Trust initially.

     JWH's systematic investment process in designed to generate, over market cycles, excellent risk-adjusted rates of return under favorable and adverse market conditions. The JWH process capitalizes on emerging, long-term, rising and falling price trends and ignores day-to-day price fluctuations. To ensure disciplined implementation of its investment philosophy, JWH uses mathematical models to execute investment decisions in more than 50 global markets encompassing currencies, commodities and financial securities. All JWH investment programs follow the strict money management framework outlined below.

     The first step in the JWH investment process is the identification of a price trend. While there are many ways to identify trends, JWH uses a methodology which identifies opportunities in order to attempt to capture a majority of the significant price movements in a given market. The process presumes that such price movements will often exceed the expectation of the general marketplace. As such, the JWH discipline is to pare losing positions relatively quickly while allowing profitable positions to mature. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the investment methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. Generally, most losing positions are liquidated within weeks. The maximum equity retracement JWH has experienced in any single program was nearly sixty percent. Clients should understand that similar or greater drawdowns are possible in the future. THERE CAN BE NO ASSURANCE THAT JWH WILL TRADE PROFITABLY FOR THE TRUST OR AVOID SUDDEN AND SEVERE LOSSES.

     JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. Subjective aspects of JWH's quantitative models also include the determination of leverage, commencement of trading an account, contracts and contract months, margin utilization, and effective trade execution.

PROGRAM MODIFICATIONS

     In an effort to maintain and improve performance, JWH has engaged, and continues to engage, in an extensive program of research. While the basic philosophy underlying JWH's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research may suggest the substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in the hypothetical historical trading performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

     As the capital in each program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. The weightings of capital committed to various markets in the trading programs are dynamic, and JWH may vary the weightings at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. The Managing Owner (and, accordingly, the Unitholders) will generally not be informed of any such changes.

LEVERAGE

     Leverage adjustments have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire programs. Leverage adjustments may be made at certain times for one program but not for others. Factors which may affect the decision to adjust leverage include: ongoing research; program volatility; current market volatility; risk exposure; and subjective judgment and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure of an account. Leverage adjustments may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. NO ASSURANCE IS GIVEN THAT SUCH LEVERAGE ADJUSTMENTS WILL BE TO THE FINANCIAL ADVANTAGE OF THE TRUST. JWH RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO ADJUST ITS LEVERAGE POLICY WITHOUT NOTIFICATION TO INVESTORS.

ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR POOL ACCOUNTS

     JWH has developed procedures for pool accounts, such as the Trust, that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a pool are most frequently permitted to do so at a price equal to the net asset value per unit on the close of business on the last business day of the month or quarter. In addition, pools often may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with the equity in the account on the date of these transactions, JWH's general practice is to adjust positions at a time as close as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at a net asset value per unit that will be the same for each of these transactions and to eliminate possible variation in the net asset value per unit that could occur as a result of inter-day price changes when additions are calculated on the first day of the subsequent month. Therefore, JWH may, in its sole discretion, adjust its investment of the assets associated with the addition, redemption or reallocation of capital as near as possible to the close of business on the last trading day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month. In the case of an addition to a pool account, JWH may also, in its sole discretion, delay the actual start of trading for those new assets. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of its procedures for trading pool accounts may affect performance positively or negatively.

     In addition to futures contracts, JWH may from time to time trade spot and forward contracts on physical or cash commodities, including specifically gold bullion, when it believes that such markets offer comparable or superior market liquidity or a greater ability to execute transactions at a single price. Such transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on the daily price movements of spot or forward contracts transacted through banks, brokerage firms or dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate such transactions, which are subject to the risk of the foregoing entities' failure, inability or refusal to perform with respect to such contracts. JWH intends that the Trust will not take physical deliveries of commodities, other than in the case of EFP transactions in currencies.

THE TRADING PROGRAMS

     The Trust will initially allocate its assets equally between the Original Investment Program and the Financial and Metals Portfolio, which are the two longest established, continuously offered JWH programs. Thereafter, JWH will automatically rebalance Trust assets equally between the two Trading Programs at the end of each quarter. The timing of reallocation to rebalance assets between the Trading Programs may result in closing positions other than at times when a Trading Program would dictate, causing the Trust to incur losses or forgo profits that it would otherwise achieve.


     ORIGINAL INVESTMENT PROGRAM. The first program offered by JWH, this Trading Program is a broadly diversified portfolio providing access to a diverse group of financial and nonfinancial markets on U.S. and non-U.S. exchanges. Based on the results of extensive research, the Trading Program's composition was revised in July 1992 to include new global markets and an increased weighting in financial sectors. The Trading Program utilizes long-term quantitative reversal models which hold either long or short positions at all times in every market in which it participates. As of December 31, 1996, JWH had approximately $237 million under management pursuant to the Original Investment Program.


     FINANCIAL AND METALS PORTFOLIO. The Financial and Metals Portfolio seeks to capitalize on sustained moves in global financial markets utilizing intermediate- and long-term quantitative trend analysis models, some of which attempt to employ neutral stances during periods of nontrending markets. As of December 31, 1996, JWH had approximately $1.2 billion under management pursuant to the Financial and Metals Portfolio.


     MARKETS AND SECTORS TRADED


     The Trust will trade, from time to time, in over 50 markets pursuant to the Trading Programs. Portfolio allocations within each Trading Program are under continuous review, on the basis of both systematic and discretionary analysis, and are adjusted from time to time as JWH deems advisable. The following depicts the market allocations as of December 31, 1996 of the Trading Programs.

                             ORIGINAL INVESTMENT PROGRAM

   Agriculture                21.6%     Energy                        18.6%
   U.S. Interest Rates         7.7%     Pacific Rim Interest Rates    17.0%
   European Interest Rates     7.8%     Foreign Exchange              11.8%
   Stock Indices               7.3%     Metals                         8.3%


                            FINANCIAL AND METALS PORTFOLIO


   U.S. Interest Rates         5.9%     Pacific Rim Interest Rates    17.1%
   European Interest Rates    17.3%     Foreign Exchange              27.2%
   Stock Indices               8.0%     Metals                        24.6%


     Each of the above charts reflects each contract group's percentage committed to margin requirements relative to the margin requirement of the entire portfolio as of December 31, 1996. These percentages are shown for illustrative purposes only; allocations can and do change over time and from time to time. These allocations are not meant to indicate that they are "average" or necessarily typical. Margin requirements for any interbank currency trading are calculated as futures contract equivalents.


OTHER PROGRAMS DEVELOPED BY JWH

     In addition to the Original Investment Program and the Financial and Metals Portfolio, JWH currently operates ten other trading programs for U.S. and non-U.S. investors, none of which will be utilized by JWH for the Trust initially. Each program is operated separately and independently. These programs are intermediate- and long-term, quantitative trend identification models designed with the objective of achieving speculative rates of return.

     The Global Diversified Portfolio opened in 1988 and invests in futures and forward contracts traded on domestic and foreign exchanges in over 30 markets. Sectors traded may include foreign exchange, metals, agriculture, global interest rates, stock indices and energy. The program is designed to identify and capitalize on intermediate- and long-term price movements.

     The World Financial Perspective seeks to capitalize on market opportunities by holding positions from multiple currency perspectives, including the Australian dollar, British pound, Canadian dollar, French franc, German mark, Japanese yen, Swiss franc and U.S. dollar. Sectors traded may include energy, foreign exchange, stock indices, metals and global interest rates. The program began in 1987 and is designed to identify and capitalize on long-term price movements.

     The Yen Financial Portfolio, active since 1992, offers investors access to profit opportunities in several Japanese capital markets, including the Japanese yen, the 10-Year Japanese Government Bond, Euroyen and Nikkei stock index. The program is designed to identify and capitalize on intermediate- and long-term price movements. Accounts may be denominated in U.S. dollars or Japanese yen. Performance may be affected by the dollar/yen conversion rate.

     The International Currency and Bond Portfolio (ICB), which began investing in 1993, is a portfolio of currencies and international long-term bonds of major industrialized nations. Foreign exchange positions are held both as outrights and cross rates. ICB is designed to identify and capitalize on intermediate- and long-term price movements in the markets it trades.

     The Global Financial Portfolio began trading in 1994. The program offers access to energy and select financial markets, including global currencies, interest rates, and stock indices and is designed to identify and capitalize on long-term price movements.

     The Worldwide Bond Program (WWB), which began in 1994, invests in the long-term portion of global interest rate markets, including the U.S. 30-year bond, U.S. 10-year note, British long gilt, the French, German and Italian bond and Australian 10-year bond. Although WWB concentrates on one sector, diversification is achieved by trading the interest rate instruments of numerous countries. Unlike most fixed income investments, WWB is not limited to investments that have the potential to profit in a stable or declining interest rate environment. Rather, WWB is designed to capitalize on dominant trends, whether rising or falling, in worldwide bond markets.

     The International Foreign Exchange Program (Forex), which began in 1986, invests in a broad range of major and minor currencies primarily in the highly liquid interbank market. Positions are taken as outrights or cross rates. Forex is designed to identify and capitalize on intermediate-term price movements in these markets.

     The G-7 Currency Portfolio began in 1991 and invests in the highly liquid currencies of the major industrialized nations known as the Group of Seven and Switzerland. Currencies traded are the Japanese yen, British pound, Canadian dollar, German mark, French franc, Italian lira, U.S. dollar and Swiss franc. Not all currencies are traded at all times. Positions are taken as outrights and cross rates. The program is designed to identify and capitalize on intermediate-term price movements in these markets.

     The Dollar Program began trading client capital in 1996. This program trades four of the world's major currencies -- Japanese yen, German mark, Swiss franc and British pound -- versus the U.S. dollar, a methodology known as "outright" trading, and is designed to identify and capitalize on intermediate-term price movements.

     The Delevered Yen Denominated Financial and Metals Profile, which began trading in October 1995, seeks to capitalize on sustained moves in global financial markets utilizing intermediate-term and long-term quantitative trend analysis models, some of which attempt to employ neutral stances during periods of nontrending markets. This portfolio is traded at approximately one half of the leverage of the traditional Financial and Metals Portfolio and is traded from the perspective of the Japanese yen.

     InterRate-TM-, a yield-enhancement strategy, began trading 1987 and closed in July 1996. It was designed to enhance returns available in short-term instruments such as U.S. Treasury bills and money market instruments. Assets were invested in U.S. Treasury bills to provide both secure income and collateral for a portfolio of interbank forward and exchange-traded futures contracts. These transactions are designed to capture the implicit interest rate differentials between countries.

     The KT Diversified Program began in January 1984 and closed in February 1994. The program participated in eight market sectors on U.S. exchanges only.

JWH PROGRAMS:  PERFORMANCE SUMMARIES AND MONTHLY RATES OF RETURN

     PERFORMANCE SUMMARIES


     The following information summarizes the composite performance of certain proprietary and all client accounts managed by JWH and JWH Investments, Inc. (an affiliate of JWH). As of December 31, 1996, JWH was managing approximately $1.9 billion of client funds in the futures and forward markets. All performance information is current as of December 31, 1996.


     Performance summaries are set forth, pursuant to applicable CFTC regulations, for the most recent five full years for each JWH and JWH Investments, Inc. program or, in the event that a program has been trading for less than five years, from the inception of account trading in such program.
The monthly rates of return tables which follow the performance summaries of the Trading Programs present the performance of the Trading Programs since their inception. The Trust may in the future use other combinations of JWH programs, although it does not currently contemplate doing so.


     NOTES ON PERFORMANCE RECORDS


     An investor should note that in a presentation of past performance data, different accounts, even though traded according to the same program, can have varying investment results. The reasons for this involve numerous material differences among accounts including, but not limited to: (a) the periods during which accounts are active; (b) trading size to equity ratio resulting from procedures for the commencement of trading and appropriate means of moving toward full portfolio commitment of new accounts and new capital; (c) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program;
(d) the amount of interest income earned by an account, which will depend on the rates paid by futures commission merchants on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as Treasury bills; (e) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid which will vary and will depend on the fees negotiated by the client with the broker; (f) the timing of orders to open or close positions; (g) market conditions, which in part determine the quality of trade executions; (h) client trading restrictions, including futures vs. forward contracts and contract months; (i) procedures governing the timing for the commencement of trading and the method of moving toward full portfolio commitment for new accounts; (j) variations in fill prices; and (k) the timing of additions and withdrawals.


     For the purpose of determining whether there exist material differences among accounts traded pursuant to the same trading program, JWH utilizes the method described herein. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated: (i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i) - (ii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The parameters (i) - (iii) determine if differences between accounts are materially different. JWH further evaluates performance on a gross trading basis for materiality in an overall context each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters whether any material differences that are detected could be misleading after review of the reasons for the differences.


     During the respective periods covered by the performance summaries and the monthly rates of return tables, and particularly since 1989, JWH increased and decreased leverage in certain markets as well as in entire programs, and also altered the composition of the markets and contracts for certain programs. In general, before 1993 JWH traded its programs with greater leverage than it does currently. In addition, the subjective aspects of JWH's trading methods described under "-- Trading Techniques" above, have been utilized more often in recent years and therefore may have had a more pronounced effect on performance results during such period. In reviewing the JWH performance information, prospective investors should bear in mind the possible effects of these variations on rates of return and the application of JWH's investment methods.

     The composite rates of return indicated for the various programs should not be taken as representative of any rate of return actually achieved by any of the individual accounts which are included in the performance summaries or the monthly rates of return tables.

     THE PERFORMANCE SUMMARIES AND MONTHLY RATES OF RETURN TABLES ARE NOT NECESSARILY INDICATIVE OF ANY TRADING RESULTS WHICH MAY BE ATTAINED BY JWH IN THE FUTURE. CURRENTLY, THE TRUST CONTEMPLATES USING ONLY THE TRADING PROGRAMS AND NO OTHER JWH PROGRAMS.

     On several occasions, JWH has decreased leverage in certain markets as well as in entire JWH programs. These actions have reduced the volatility of certain programs as compared to the volatility prior to such decreases in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized by JWH may be significantly different from that used from time to time during previous periods.

     Prior to December 1991 for JWH, and July 1992 for JWH Investments, Inc., the JWH performance information is presented on a cash basis (except as otherwise described herein). The recording of items on a cash basis should not, for most months, be materially different from presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods would be immaterial to the overall performance presented.

     In July 1992, JWH began reflecting all items of net performance on an accrual basis for the G-7 Currency Portfolio and in January 1993 for the International Currency and Bond Portfolio.

     Beginning with the change to accrual basis accounting for incentive fees (in December 1991 for JWH and July 1992 for JWH Investments, Inc.), the net effect on the performance information presented herein of continuing to record interest income, management fees, brokerage commissions and other expenses on a cash basis differs immaterially from the results which would be obtained using accrual basis accounting.

     Due to the commencement of trading in July 1996 by a new multi-program fund managed by JWH, JWH developed a new method for treating the accrual of incentive fees for the multi-advisor funds and multi-program accounts it manages. For these accounts, JWH agreed that it would earn incentive fees only when overall fund performance for multi-advisor funds, or overall JWH performance for multi-program accounts, as the case may be, is profitable. As applied, this new method presents incentive fees due for each program on a stand-alone basis -- in essence, to reflect the performance results that would have been experienced by an investor in that program, regardless of any external business arrangements (such as a multi-advisor structure or the use of multiple JWH programs) that might have affected actual incentive fees paid. The new method was applied initially in August 1996 performance. In that month, a one-time adjustment to performance rate of return was made to each affected program to show the impact of this adjustment from program inception through August 1996. In the case of certain programs, the adjustment had a material, I.E., greater than 10% impact on the rate of return that otherwise would have been shown. In the case of accounts that closed before JWH received an incentive fee due to the operation of such netting arrangements, a balancing entry was made to offset the effect of incentive fee accrual on ending equity.

     Advisory fees vary among accounts in the case of all programs. Management fees vary from 0% to 6% of assets under management; incentive fees vary from 0% to 25% of profits. Such variations in advisory fees may have a material impact on the performance of an account from time to time.

     Performance summaries are included for other JWH programs and JWH Investments, Inc. programs. These programs will not be used initially by the Trust (although they may be in the future upon agreement between the Managing Owner and JWH), but applicable CFTC rules require that these performance summaries be included herein, together with a brief description of these programs. Because these programs will not be utilized initially by the Trust, no monthly rates of return tables are presented for them.

     JWH AND JWH INVESTMENTS, INC. BELIEVE THAT THE FOLLOWING PERFORMANCE INFORMATION IS ACCURATE AND FAIRLY PRESENTED.

     INTERRATE-TM- IS QUALITATIVELY DIFFERENT FROM THE OTHER JWH TRADING PROGRAMS WITH RESPECT TO: A) FEES CHARGED; B) LENGTH OF TIME FOR WHICH POSITIONS ARE HELD; C) POSITIONS TAKEN; D) LEVERAGE USED; AND E) RATE OF RETURN OBJECTIVES.

     THE POTENTIALLY MATERIAL TAX CONSEQUENCES OF A MANAGED FUTURES INVESTMENT IN WHICH PROFITS ARE TAXED EVERY YEAR, AS OPPOSED TO A STOCK OR BOND INVESTMENT IN WHICH GAINS BECOME TAXABLE ONLY WHEN POSITIONS ARE SOLD, ARE NOT REFLECTED IN THE PERFORMANCE DATA IN THIS PROSPECTUS.

     THE RATES OF RETURN ACHIEVED WHEN A JWH TRADING PROGRAM IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN WHICH SUCH PROGRAM MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

     THE FOLLOWING PERFORMANCE FIGURES HAVE NOT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE TRUST BECAUSE JWH'S ACCOUNTS HAVE, ON AN OVERALL BASIS, BEEN SUBJECT TO FEES GENERALLY COMPARABLE TO THOSE TO BE CHARGED TO THE TRUST. CONSEQUENTLY, THERE IS NO NEED TO "PRO FORMA" JWH'S HISTORICAL PERFORMANCE IN ORDER THAT SUCH PERFORMANCE REFLECT CHARGES COMPARABLE TO THE FEE STRUCTURE OF THE TRUST.

     COMMODITY INTEREST TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT ANY JWH TRADING PROGRAM WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

     INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY TRADING ADVISOR'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITIES TRADING.

     THE NOTES AND INTRODUCTIONS TO THE PERFORMANCE SUMMARIES AND MONTHLY RATES OF RETURN TABLES ARE AN INTEGRAL PART OF SUCH PERFORMANCE INFORMATION.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


See "Risk Factor (9) -- All or Substantially All of an Investment Could Be Lost;
      Past Performance Not Necessarily Indicative of Future Results" at page 17.


    INFORMATION IN THE PERFORMANCE SUMMARIES IS CURRENT AS OF DECEMBER 31, 1996.

                                     JWH PROGRAMS
                                PERFORMANCE SUMMARIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                 THE TRADING PROGRAMS

                  NAME OF PROGRAM:   FINANCIAL AND METALS PORTFOLIO
                 INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   October 1984
                            NUMBER OF OPEN ACCOUNTS:   44
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $1.9  billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                              IN PROGRAM:   $1.2 billion
                      LARGEST MONTHLY DRAWDOWN: (27.7)%  (1/92)
               LARGEST PEAK-TO-VALLEY DRAWDOWN:   (58.8)%  (12/91-5/92)
                        1996 COMPOUND RATE OF RETURN:   29.7%
                        1995 COMPOUND RATE OF RETURN:   38.5%
                        1994 COMPOUND RATE OF RETURN:   (5.3)%
                        1993 COMPOUND RATE OF RETURN:   46.8%
                       1992 COMPOUND RATE OF RETURN:   (10.9)%
                        1991 COMPOUND RATE OF RETURN:   61.9%


                            See Additional Note on p. 54.

                        See Monthly Rates of Return on p. 43.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                    NAME OF PROGRAM:   ORIGINAL INVESTMENT PROGRAM
                 INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   October 1982
                            NUMBER OF OPEN ACCOUNTS:   27
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $1.9 billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                              IN PROGRAM:   $227 million
                    AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY)
                               IN PROGRAM:  232 million
                      LARGEST MONTHLY DRAWDOWN: (18.1)%  (2/92)
                LARGEST PEAK-TO-VALLEY DRAWDOWN:   (62.1)% (6/88-5/92)
                        1996 COMPOUND RATE OF RETURN:   22.6%
                         1995 COMPOUND RATE OF RETURN:  53.2%
                        1994 COMPOUND RATE OF RETURN:   (5.7)%
                        1993 COMPOUND RATE OF RETURN:   40.6%
                        1992 COMPOUND RATE OF RETURN:   10.9%
                         1991 COMPOUND RATE OF RETURN:   5.4%


                            See Additional Note on p. 54.

                        See Monthly Rates of Return on p. 44.

--------------------------------------------------------------------------------


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

          SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGES 52-53.

     MONTHLY RATES OF RETURN OF THE TRADING PROGRAMS


     The following monthly rates of return tables present the performance of the Trading Programs currently proposed to be used by the Trust. Monthly rates of return are included since the inception of each such Program's client trading as well as since January 1, 1991. See "-- Notes to JWH Trading Programs Performance Summaries -- (11) Monthly Rates of Return."


     In the following tables, Compound Annual ROR (Rate of Return) for any given year is calculated by compounding the monthly rates of return during such year. See "-- Notes to JWH Trading Programs Performance Summaries -- (12) Compound Rate of Return." For periods of less than one year, the results are year-to-date. DUE TO THE SPECULATIVE NATURE OF MANAGED FUTURES STRATEGIES, PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. NO REPRESENTATION IS, OR COULD BE, MADE THAT THE FOLLOWING INFORMATION -- OR THAT INCLUDED IN THE FOREGOING PERFORMANCE SUMMARIES -- IS IN ANY RESPECT INDICATIVE OF HOW THE TRUST ITSELF, OR EITHER OF THE TRADING PROGRAMS USED FOR IT, WILL PERFORM.


     THE HIGH DEGREE OF POSITIVE CORRELATION BETWEEN THE TRADING PROGRAMS IS INDICATED BY THE NUMBER OF MONTHS IN WHICH THE TRADING PROGRAMS EACH HAVE EITHER POSITIVE OR NEGATIVE RATES OF RETURN, IN SOME CASES OF NEARLY THE SAME MAGNITUDE. POSITIVE CORRELATION BETWEEN THE TRADING PROGRAMS REDUCES DIVERSIFICATION AND INCREASES RISK. SEE "RISK FACTOR (21) -- POSITIVE CORRELATION BETWEEN THE TRADING PROGRAMS MAY REDUCE BENEFITS OF MARKET DIVERSIFICATION."


                         PAST PERFORMANCE IS NOT NECESSARILY
                             INDICATIVE OF FUTURE RESULTS.


See "Risk Factor (9) -- All or Substantially All of an Investment Could Be Lost;
      Past Performance Not Necessarily Indicative of Future Results" at page 17.


                  INFORMATION IN THE MONTHLY RATES OF RETURN TABLES
                         IS CURRENT AS OF DECEMBER 31, 1996.

                                 THE TRADING PROGRAMS
                               MONTHLY RATES OF RETURN

                            FINANCIAL AND METALS PORTFOLIO




------------------------------------------------------------------------------------------------------------------------------------
                                                         MONTHLY RATES OF RETURN (%)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           COMPOUND
 Year  January   February   March   April    May    June    July    August   September   October   November   December   ANNUAL ROR
------------------------------------------------------------------------------------------------------------------------------------
 1996    6.0       (5.5)     0.7     2.3    (1.7)    2.2    (1.1)    (0.8)       3.2      14.3       10.9       (2.6)       29.7
------------------------------------------------------------------------------------------------------------------------------------
 1995   (3.8)      15.7     15.3     6.1     1.2    (1.7)   (2.3)     2.1       (2.1)      0.3        2.6        1.7        38.5
------------------------------------------------------------------------------------------------------------------------------------
 1994   (2.9)      (0.6)     7.2     0.9     1.3     4.5    (6.1)    (4.1)       1.5       1.7       (4.4)      (3.5)       (5.3)
------------------------------------------------------------------------------------------------------------------------------------
 1993    3.3       13.9     (0.3)    9.3     3.3     0.1     9.7     (0.8)       0.2      (1.1)      (0.3)       2.9        46.8
------------------------------------------------------------------------------------------------------------------------------------
 1992  (18.0)     (13.5)     3.0   (12.2)   (5.7)   21.9    25.5     10.2       (5.2)     (4.5)      (0.8)      (2.6)      (10.9)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 1991   (2.3)       3.8      4.5    (0.8)   (0.3)   (1.3)  (13.4)     4.8       25.8      (7.7)       6.6       39.4        61.9
------------------------------------------------------------------------------------------------------------------------------------
 1990   28.0       19.5     11.4     2.4   (22.7)    6.9    12.2     11.2        8.3      (5.0)       3.1       (3.7)       83.6
------------------------------------------------------------------------------------------------------------------------------------
 1989   31.7       (8.7)     8.5     3.2    37.0    (6.6)    4.4     (8.2)     (14.9)    (17.5)      21.6       (4.5)       34.6
------------------------------------------------------------------------------------------------------------------------------------
 1988  (12.6)       9.8     (2.3)  (15.0)    0.3    44.2     5.5      6.9       (8.1)      2.5        5.2      (19.2)        4.0
------------------------------------------------------------------------------------------------------------------------------------
 1987   33.0       12.1     34.2    18.2    (7.2)  (10.7)   12.2    (14.6)      (8.9)     28.0       32.5       21.2       252.4
------------------------------------------------------------------------------------------------------------------------------------
 1986    4.8       21.9     (6.3)    3.7   (17.5)   17.6    25.0      9.4       (0.2)      2.6       (3.6)      (0.5)       61.5
------------------------------------------------------------------------------------------------------------------------------------
 1985    6.6       17.7     (9.3)   (7.8)   (7.7)   (1.8)   41.3    (10.1)     (27.3)      6.4       26.6        1.9        20.7
------------------------------------------------------------------------------------------------------------------------------------
 1984    N/A        N/A      N/A     N/A     N/A     N/A     N/A      N/A        N/A       1.6       (3.2)      11.7         9.9
                                                                                                                       (3 months)
------------------------------------------------------------------------------------------------------------------------------------




                            SEE ADDITIONAL NOTE ON P. 54.



          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

                                 THE TRADING PROGRAMS
                               MONTHLY RATES OF RETURN


                             ORIGINAL INVESTMENT PROGRAM



------------------------------------------------------------------------------------------------------------------------------------
                                                 MONTHLY RATES OF RETURN (%)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           COMPOUND
 Year  January   February   March   April    May    June    July    August   September   October   November   December   ANNUAL ROR
------------------------------------------------------------------------------------------------------------------------------------
 1996    5.3       (7.4)     1.0     3.8    (6.5)    8.0    (4.4)    (2.3)       8.2      10.4        5.2    1.1            22.6
------------------------------------------------------------------------------------------------------------------------------------
 1995    2.2       17.9     16.6     9.1    (4.4)    1.7    (0.0)    (3.9)      (3.9)      3.3        1.1        6.8        53.2
------------------------------------------------------------------------------------------------------------------------------------
 1994   (2.9)       1.5      4.4     0.2     5.5     6.6    (7.1)    (4.7)      (2.8)    (14.1)      10.2       (0.0)       (5.7)
------------------------------------------------------------------------------------------------------------------------------------
 1993   (0.8)       9.5     (3.5)   10.4     0.1    (4.1)   14.9     (3.6)       0.6      (1.5)       3.5       11.4        40.6
------------------------------------------------------------------------------------------------------------------------------------
 1992   (6.1)      (8.8)     0.7    (0.8)   (4.5)    8.3     9.1      9.1       (2.7)      2.2        3.6        2.2        10.9
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 1991   (0.5)       0.3     (2.1)   (5.8)    4.4    (0.7)   (7.4)    (3.6)      10.7      (3.9)      (1.3)      17.7         5.4
------------------------------------------------------------------------------------------------------------------------------------
 1990    7.1       (2.0)    18.4    12.4   (10.9)    7.2    10.9     19.1       (2.1)     (1.9)       1.0       (2.3)       66.8
------------------------------------------------------------------------------------------------------------------------------------
 1989    0.8      (19.9)    11.7    (5.1)   29.0    (3.9)    8.1    (13.7)     (13.2)    (12.0)       7.4        9.8       (10.8)
------------------------------------------------------------------------------------------------------------------------------------
 1988   (6.9)       4.7    (16.1)   (5.1)    3.6    13.9   (19.8)    (4.3)       6.3      (2.5)       1.6      (12.5)      (35.2)
------------------------------------------------------------------------------------------------------------------------------------
 1987    9.0        3.7      2.7    21.9     0.8    (3.5)    8.8     (3.1)     (10.4)     35.8       16.5       11.9       129.8
------------------------------------------------------------------------------------------------------------------------------------
 1986   (4.4)      22.2     15.4    (5.8)   (2.8)   (2.1)   11.5      7.2       (2.9)    (10.3)      (1.9)      (3.0)       19.8
------------------------------------------------------------------------------------------------------------------------------------
 1985    2.4        0.9     (8.8)  (17.1)   11.0     4.4    16.8      1.7      (15.5)      9.6        7.4       18.6        26.8
------------------------------------------------------------------------------------------------------------------------------------
 1984    5.5       (4.8)    (7.5)   (2.1)   16.6   (10.3)   28.7     (9.0)      16.0      (5.2)      (2.2)      12.5        34.7
------------------------------------------------------------------------------------------------------------------------------------
 1983   14.4      (28.6)     1.6     4.9     8.3    (9.6)   10.9     13.4       (7.3)     (3.3)      (6.4)      (2.5)      (12.4)
------------------------------------------------------------------------------------------------------------------------------------
 1982    N/A        N/A      N/A     N/A     N/A     N/A     N/A      N/A        N/A       7.1      (16.8)       2.7        (8.5)
                                                                                                                       (3 MONTHS)
------------------------------------------------------------------------------------------------------------------------------------




                            SEE ADDITIONAL NOTE ON P. 54.



          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

                                     JWH PROGRAMS
                                PERFORMANCE SUMMARIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                  OTHER JWH PROGRAMS


--------------------------------------------------------------------------------

                   NAME OF PROGRAM:   GLOBAL DIVERSIFIED PORTFOLIO
                 INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
             INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   June 1988
                            NUMBER OF OPEN ACCOUNTS:   14
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $1.9 billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                              IN PROGRAM:   $150 million
                    AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY)
                               IN PROGRAM:  162 million
                      LARGEST MONTHLY DRAWDOWN: (20.3)%  (7/91)
               LARGEST PEAK-TO-VALLEY DRAWDOWN:   (33.2)%  (12/91-5/92)
                        1996 COMPOUND RATE OF RETURN:   26.9%
                        1995 COMPOUND RATE OF RETURN:   19.6%
                        1994 COMPOUND RATE OF RETURN:   10.1%
                        1993 COMPOUND RATE OF RETURN:   59.8%
                       1992 COMPOUND RATE OF RETURN:   (12.6)%
                        1991 COMPOUND RATE OF RETURN:   40.4%


                         See Additional Notes on pp. 54 & 56.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                       NAME OF PROGRAM:  G-7 CURRENCY PORTFOLIO
                  INCEPTION OF CLIENT ACCOUNT TRADING:  October 1982
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:  February 1991
                             NUMBER OF OPEN ACCOUNTS:  6
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $1.9 billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                               IN PROGRAM:  $68 million
                      LARGEST MONTHLY DRAWDOWN: (12.3)%  (1/92)
               LARGEST PEAK-TO-VALLEY DRAWDOWN:   (31.4)%  (9/92-1/95)
                        1996 COMPOUND RATE OF RETURN:   14.5%
                        1995 COMPOUND RATE OF RETURN:   32.2%
                        1994 COMPOUND RATE OF RETURN:   (4.9)%
                        1993 COMPOUND RATE OF RETURN:   (6.3)%
                        1992 COMPOUND RATE OF RETURN:   14.6%
                  1991 COMPOUND RATE OF RETURN:   48.5% (11 months)


                            See Additional Note on p. 55.

--------------------------------------------------------------------------------



          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.


          SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGES 52-53.

                                     JWH PROGRAMS
                                PERFORMANCE SUMMARIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

              NAME OF PROGRAM:   INTERNATIONAL FOREIGN EXCHANGE PROGRAM
                 INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   August 1986
                             NUMBER OF OPEN ACCOUNTS:   7
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $1.9 billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                               IN PROGRAM:  $70 million
                      LARGEST MONTHLY DRAWDOWN: (13.6)%  (1/92)
               LARGEST PEAK-TO-VALLEY DRAWDOWN:   (35.9)%  (8/92-1/95)
                         1996 COMPOUND RATE OF RETURN:   3.7%
                        1995 COMPOUND RATE OF RETURN:   16.9%
                        1994 COMPOUND RATE OF RETURN:   (6.3)%
                        1993 COMPOUND RATE OF RETURN:   (4.5)%
                         1992 COMPOUND RATE OF RETURN:   4.5%
                         1991 COMPOUND RATE OF RETURN:  38.7%

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                NAME OF PROGRAM:   DELEVERED YEN DENOMINATED FINANCIAL
                                  AND METALS PROFILE
                 INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   October 1995,
                             ceased trading December 1996
                             NUMBER OF OPEN ACCOUNTS:   0
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $1.9 billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                                  IN PROGRAM:   N/A
                       LARGEST MONTHLY DRAWDOWN: (3.2)%  (2/96)
                LARGEST PEAK-TO-VALLEY DRAWDOWN:  (5.1)%  (1/96-8/96)
                         1996 COMPOUND RATE OF RETURN:   9.6%
                    1995 COMPOUND RATE OF RETURN:  0.2% (3 months)
                         1994 COMPOUND RATE OF RETURN:   N/A
                         1993 COMPOUND RATE OF RETURN:   N/A
                          1992 COMPOUND RATE OF RETURN:  N/A
                         1991 COMPOUND RATE OF RETURN:   N/A

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                    NAME OF PROGRAM:   GLOBAL FINANCIAL PORTFOLIO
                 INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
             INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   June 1994
                             NUMBER OF OPEN ACCOUNTS:   5
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $1.9 billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                              IN PROGRAM:   $95 million
                      LARGEST MONTHLY DRAWDOWN: (19.5)%  (11/94)
               LARGEST PEAK-TO-VALLEY DRAWDOWN:   (48.9)%  (6/94-1/95)
                        1996 COMPOUND RATE OF RETURN:   32.4%
                        1995 COMPOUND RATE OF RETURN:   86.2%
                 1994 COMPOUND RATE OF RETURN:   (37.7)%  (7 months)
                         1993 COMPOUND RATE OF RETURN:   N/A
                          1992 COMPOUND RATE OF RETURN:  N/A
                          1991 COMPOUND RATE OF RETURN:  N/A


                            See Additional Note on p. 55.

--------------------------------------------------------------------------------


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

          SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGES 52-53.

                                     JWH PROGRAMS
                                PERFORMANCE SUMMARIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                  NAME OF PROGRAM:   THE WORLD FINANCIAL PERSPECTIVE
                 INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
             INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   April 1987
                             NUMBER OF OPEN ACCOUNTS:  4
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $1.9 billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                              IN PROGRAM:   $22 million
                      LARGEST MONTHLY DRAWDOWN: (25.5)%  (1/92)
              LARGEST PEAK-TO-VALLEY DRAWDOWN:   (38.4)%  (12/91-10/92)
                         1996 COMPOUND RATE OF RETURN:   40.9
                        1995 COMPOUND RATE OF RETURN:   32.2%
                       1994 COMPOUND RATE OF RETURN:   (15.2)%
                        1993 COMPOUND RATE OF RETURN:   13.7%
                       1992 COMPOUND RATE OF RETURN:   (23.2)%
                        1991 COMPOUND RATE OF RETURN:   14.6%

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

             NAME OF PROGRAM:   INTERNATIONAL CURRENCY AND BOND PORTFOLIO
                 INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   January 1993
                             NUMBER OF OPEN ACCOUNTS:   1
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $1.9 billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                               IN PROGRAM:   $2 million
                       LARGEST MONTHLY DRAWDOWN: (7.8)%  (7/94)
               LARGEST PEAK-TO-VALLEY DRAWDOWN:   (23.6)%  (6/94-1/95)
                        1996 COMPOUND RATE OF RETURN:   19.9%
                        1995 COMPOUND RATE OF RETURN:   36.5%
                        1994 COMPOUND RATE OF RETURN:   (2.3)%
                        1993 COMPOUND RATE OF RETURN:   14.8%
                         1992 COMPOUND RATE OF RETURN:   N/A
                         1991 COMPOUND RATE OF RETURN:   N/A

             Beginning in October 1995, this Program is comprised of one proprietary account.

                            See Additional Note on p. 55.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                           NAME OF PROGRAM:  DOLLAR PROGRAM
                   INCEPTION OF CLIENT ACCOUNT TRADING:   July 1994
             INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   July 1996
                             NUMBER OF OPEN ACCOUNTS:   2
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $1.9 billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                              IN PROGRAM:   $23 million
                       LARGEST MONTHLY DRAWDOWN: (2.3)%  (9/96)
                LARGEST PEAK-TO-VALLEY DRAWDOWN:   (3.5)%  (7/96-9/96)
                   1996 COMPOUND RATE OF RETURN:  10.6%  (6 months)
                          1995 COMPOUND RATE OF RETURN:  N/A
                          1994 COMPOUND RATE OF RETURN:  N/A
                          1993 COMPOUND RATE OF RETURN:  N/A
                          1992 COMPOUND RATE OF RETURN:  N/A
                          1991 COMPOUND RATE OF RETURN:  N/A

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                      NAME OF PROGRAM:   WORLDWIDE BOND PROGRAM
                 INCEPTION OF CLIENT ACCOUNT TRADING:   October 1994
             INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   July 1996
                             NUMBER OF OPEN ACCOUNTS:   2
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $1.9 billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                              IN PROGRAM:   $18 million
                      LARGEST MONTHLY DRAWDOWN:  (2.3)% (12/96)
                LARGEST PEAK-TO-VALLEY DRAWDOWN:  (2.3) (11/96 -12/96)
                   1996 COMPOUND RATE OF RETURN:  17.8% (6 months)
                         1995 compound rate of return:   N/A
                          1994 COMPOUND RATE OF RETURN:  N/A
                          1993 COMPOUND RATE OF RETURN:  N/A
                          1992 COMPOUND RATE OF RETURN:  N/A
                          1991 COMPOUND RATE OF RETURN:  N/A

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

          SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGES 52-53.

                                     JWH PROGRAMS
                                PERFORMANCE SUMMARIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                            NAME OF PROGRAM: INTERRATE-TM-
                 INCEPTION OF CLIENT ACCOUNT TRADING:    October 1982
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:  December 1988,
                               ceased trading July 1996
                             NUMBER OF OPEN ACCOUNTS:   0
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $1.9 billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                                   IN PROGRAM:  N/A
                      LARGEST MONTHLY DRAWDOWN:  (10.2)%  (9/92)
              LARGEST PEAK-TO-VALLEY DRAWDOWN:   (179.0)%  (8/92-10/93)
                    1996 COMPOUND RATE OF RETURN:  5.8% (7 months)
                         1995 COMPOUND RATE OF RETURN:   5.2%
                         1994 COMPOUND RATE OF RETURN:  3.4%
                        1993 COMPOUND RATE OF RETURN:  (5.4)%
                        1992 COMPOUND RATE OF RETURN:  (0.7)%
                         1991 COMPOUND RATE OF RETURN:  8.7%

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                       NAME OF PROGRAM:  KT DIVERSIFIED PROGRAM
                INCEPTION OF CLIENT ACCOUNT TRADING:  October 1982
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1984,
                             ceased trading February 1994
                             NUMBER OF OPEN ACCOUNTS:   0
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $1.9 billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                                   IN PROGRAM: N/A
                       LARGEST MONTHLY DRAWDOWN: (28.6)% (1/92)
                LARGEST PEAK-TO-VALLEY DRAWDOWN:   (50.8)% (1/91-3/92)
                          1996 COMPOUND RATE OF  RETURN: N/A
                         1995 COMPOUND RATE OF RETURN:   N/A
                  1994 COMPOUND RATE OF RETURN:   (14.0)% (2 months)
                        1993 COMPOUND RATE OF RETURN:   20.6%
                       1992 COMPOUND RATE OF RETURN:   (11.9)%
                        1991 COMPOUND RATE OF RETURN:   (21.)%

--------------------------------------------------------------------------------



          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

          SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGES 52-53.

                            JWH INVESTMENTS, INC. PROGRAMS
                                PERFORMANCE SUMMARIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                  NAME OF PROGRAM:   FINANCIAL AND METALS PORTFOLIO*
                 INCEPTION OF CLIENT ACCOUNT TRADING:    October 1982
                   INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:
                       September 1991; ceased trading July 1995
                             NUMBER OF OPEN ACCOUNTS:   0
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   N/A
           AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM:   N/A
                      LARGEST MONTHLY DRAWDOWN: (16.6)%  (1/92)
               LARGEST PEAK-TO-VALLEY DRAWDOWN:   (34.4)%  (12/91-5/92)
                          1996 COMPOUND RATE OF RETURN:  N/A
                  1995 COMPOUND RATE OF RETURN:   30.3%  (7 months)
                        1994 COMPOUND RATE OF RETURN:   (0.8)%
                        1993 COMPOUND RATE OF RETURN:   46.1%
                        1992 COMPOUND RATE OF RETURN:   (4.0)%
                  1991 COMPOUND RATE OF RETURN:   58.5%  (4 months)

                            See Additional Note on p. 54.

                    *This strategy was managed by JWH's affiliate,
                                JWH Investments, Inc.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                          NAME OF PROGRAM:   INTERRATE-TM-*
                INCEPTION OF CLIENT ACCOUNT TRADING:  October 1982
                   INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:
                     February 1992; ceased trading November 1993
                             NUMBER OF OPEN ACCOUNTS:   0
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   N/A
           AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM:  N/A
                       LARGEST MONTHLY DRAWDOWN: (9.3)%  (9/92)
               LARGEST PEAK-TO-VALLEY DRAWDOWN:   (20.6)%  (8/92-11/93)
                         1996 COMPOUND RATE OF  RETURN:  N/A
                         1995 COMPOUND RATE OF RETURN:   N/A
                         1994 COMPOUND RATE OF RETURN:   N/A
                 1993 COMPOUND RATE OF RETURN:   (9.9)%  (11 months)
                  1992 COMPOUND RATE OF RETURN:   2.8%  (11 months)
                         1991 COMPOUND RATE OF RETURN:   N/A

                            See Additional Note on p. 56.

                    *This strategy was managed by JWH's affiliate,
                                JWH Investments, Inc.



          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

          SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGES 52-53.

                                     JWH PROGRAMS
                                PERFORMANCE SUMMARIES

                               YEN FINANCIAL PORTFOLIO
                                (continued on page 51)

                     NAME OF CTA:  John W. Henry & Company, Inc.
                  INCEPTION OF CLIENT ACCOUNT TRADING:  October 1982
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:  January 1992
                             NUMBER OF OPEN ACCOUNTS:  7
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:  $1.9 billion
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM:  $41 million
                      LARGEST MONTHLY DRAWDOWN:  (14.4)% (2/92)
                LARGEST PEAK-TO-VALLEY DRAWDOWN:  (35.5)% (4/95-7/96)

                            See Additional Note on p. 55.




--------------------------------------------------------------------------------------------------------------------
                                AGGREGATE                                       LARGEST             LARGEST
ACCOUNT NO.   INCEPTION OF        ASSETS              COMPOUND RATE             MONTHLY          PEAK-TO-VALLEY
               TRADING       DECEMBER 31, 1996        OF RETURN (%)            DRAWDOWN %          DRAWDOWN %
--------------------------------------------------------------------------------------------------------------------
   1         1/92            $6 million         1996:   (8.5)
                                                1995:   20.6
                                                1994:  (13.0)
                                                1993:   76.4
                                                1992:   20.1                  (14.4)-2/92     (30.5) - 4/95-7/95
--------------------------------------------------------------------------------------------------------------------
   2         1/93            $1 million         1996:   (9.9)
                                                1995:   21.0
                                                1994:   (8.8)
                                                1993:   71.4                  (6.9) - 7/95    (29.0)   4/95-7/96
--------------------------------------------------------------------------------------------------------------------
   3         1/94            $0.9 million       1996:  (10.9)
                                                1995:   22.4
                                                1994:   (7.5)                 (6.0) - 8/95    (26.6)   4/95-7/96
--------------------------------------------------------------------------------------------------------------------
   4         6/94            $24 million        1996:    0.6
                                                1995:   24.2
                                                1994:   (1.6)   (6 months)    (6.5) - 7/95    (22.3)   4/95-7/96
--------------------------------------------------------------------------------------------------------------------
   5         8/94            $5 million         1996:   (6.0)
                                                1995:   21.1
                                                1994:   (4.3)   (5 months)    (7.1) - 7/95    (30.4)   4/95-7/96
--------------------------------------------------------------------------------------------------------------------
   6         1/95            $3 million         1996:  (13.5)
                                                1995:   13.2                  (7.5) - 7/95    (35.5)   5/95-7/96
--------------------------------------------------------------------------------------------------------------------
   7         3/94            Y204 million       1996:    7.8
                                                1995:   28.1
                                                1994:  (11.2)   (10 months)   (6.7) - 7/96    (15.9)   2/96-7/96
--------------------------------------------------------------------------------------------------------------------
   8         4/92            closed - 9/93      1993:   62.6    (9 months)
                                                1992:   27.0    (9 months)    (11.7) - 5/92   (11.7)   4/92-5/92
--------------------------------------------------------------------------------------------------------------------
   9         2/92            closed - 12/92     1992:   32.7    (11 months)   (11.5) - 2/92   (11.5)   2/92
--------------------------------------------------------------------------------------------------------------------
   10        3/94            closed - 12/94     1994:   (7.4)   (10 months)   (5.4) - 5/94    (10.5)   4/94-12/94
--------------------------------------------------------------------------------------------------------------------




          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

          SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGES 52-53.

                                     JWH PROGRAMS
                                PERFORMANCE SUMMARIES

                           YEN FINANCIAL PORTFOLIO (cont'd)



--------------------------------------------------------------------------------------------------------------------
                                AGGREGATE                                       LARGEST             LARGEST
ACCOUNT NO.   INCEPTION OF        ASSETS              COMPOUND RATE             MONTHLY          PEAK-TO-VALLEY
               TRADING       DECEMBER 31, 1996        OF RETURN (%)            DRAWDOWN %          DRAWDOWN %
--------------------------------------------------------------------------------------------------------------------
   11        11/93           closed - 8/95      1995:   20.0    (8 months)
                                                1994:  (13.4)
                                                1993:    5.2    (2 months)    (9.0) - 8/95    (18.8)   4/95-8/95
--------------------------------------------------------------------------------------------------------------------
   12        11/93           closed - 1/95      1995:   (0.6)   (1 month)
                                                1994:  (15.1)
                                                1993:    4.8    (2 months)    (6.3) - 5/94    (16.5) - 4/94-1/95
--------------------------------------------------------------------------------------------------------------------
   13        12/92           closed - 3/96      1996:   (4.1)   (3 months)
                                                1995:   31.4
                                                1994:  (14.1)
                                                1993:   69.2
                                                1992:    0.1    (1 month)     (4.9) - 7/95    (15.8)   12/93-1/95
--------------------------------------------------------------------------------------------------------------------
   14        1/93            closed - 12/95     1995:   10.9
                                                1994:   (4.1)
                                                1993:   43.6                  (6.2) - 6/95    (15.8)   4/95-12/95
--------------------------------------------------------------------------------------------------------------------
   15        4/93            closed - 9/94      1994:  (19.0)   (9 months)
                                                1993:   25.3    (9 months)    (5.8) - 5/94    (19.9)   11/93-9/94
--------------------------------------------------------------------------------------------------------------------
   16        1/94            closed - 8/94      1994:   (6.7)   (8 months)    (5.5) - 5/94    (11.0)   4/94-8/94
--------------------------------------------------------------------------------------------------------------------
   17        12/92           closed - 1/96      1996:    0.3    (1 month)
                                                1995:   26.6
                                                1994:   (5.1)
                                                1993:   73.9
                                                1992:   (1.0)   (1 month)     (6.0) - 7/95    (12.4)   4/95-10/95
--------------------------------------------------------------------------------------------------------------------
   18        3/94            closed - 4/96      1996:   (6.3)   (4 months)
                                                1995:   18.5
                                                1994:  (10.1)   (10 months)   (6.2) - 7/95    (18.5)   4/95-4/96
--------------------------------------------------------------------------------------------------------------------
   19        12/94           closed - 4/96      1996:   (7.8)   (4 months)
                                                1995:   18.3
                                                1994:    0.2    (1 month)     (6.6) - 7/95    (21.1)   4/95-4/96
--------------------------------------------------------------------------------------------------------------------
   20        6/94            closed - 12/94     1994:   (7.9)   (7 months)    (5.1) - 7/94    (10.4)   6/94-11/94
--------------------------------------------------------------------------------------------------------------------
   21        6/94            closed - 3/95      1995:   48.1    (3 months)
                                                1994:   (6.6)   (7 months)    (3.6) - 7/94    (9.9)   6/94-1/95
--------------------------------------------------------------------------------------------------------------------
   22        4/94            closed - 9/94      1994:   (4.6)   (6 months)    (4.7) - 5/94)   (7.0)   4/94-9/94
--------------------------------------------------------------------------------------------------------------------
   23        3/94            closed - 9/94      1994:   (9.7)   (7 months)    (6.3) - 5/94    (11.0)   4/94-9/94
--------------------------------------------------------------------------------------------------------------------
   24        4/94            closed - 9/94      1994:   (9.8)   (6 months)    (9.1) - 5/94    (12.9)   4/94-9/94
--------------------------------------------------------------------------------------------------------------------
   25        4/93            closed - 12/94     1994:  (16.6)                 (6.1) - 5/94    (17.9)   11/93-12/94
                                                1993:   26.5    (9 months)
--------------------------------------------------------------------------------------------------------------------
   26        9/93            closed - 12/94     1994:  (12.4)                 (6.0) - 5/94    (14.1)   4/94-12/94
                                                1993:    3.2    (4 months)
--------------------------------------------------------------------------------------------------------------------




          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

          SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGES 52-53.

                                NOTES TO JWH PROGRAMS
                                PERFORMANCE SUMMARIES


1. NAME OF PROGRAM is the name of the JWH trading program used in directing the accounts included in the performance summary.

2. INCEPTION OF CLIENT ACCOUNT TRADING is October 1982, the date on which JWH began directing client accounts (pursuant to the Original Investment Program). This date is the same in each performance summary.

3. INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM is the date on which JWH began directing client accounts pursuant to the program shown.


4. NUMBER OF OPEN ACCOUNTS is the number of accounts directed by JWH pursuant to the program shown as of December 31, 1996.


5. AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL is the aggregate amount of actual assets under the management of JWH in all programs as of December 31, 1996. These numbers also include proprietary funds; however, all proprietary funds included in the aggregate amount are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.


6. AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL is the aggregate amount of total equity, including "notional" equity, under the management of JWH in all programs being operated as of December 31, 1996. These numbers also include proprietary funds; however, all proprietary funds included in the aggregate amount are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.


7. AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM is the aggregate amount of actual assets under the management of JWH in the program shown as of December 31, 1996. These numbers may also include proprietary funds; however, all proprietary funds included in the aggregate amount are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH pursuant to the program.


8. AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM is the aggregate amount of total equity, including "notional" equity, under the management of JWH in the program shown as of December 31, 1996. These numbers may also include proprietary funds; however, all proprietary funds included in the aggregate amount are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH pursuant to the program.



          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

                                NOTES TO JWH PROGRAMS
                            PERFORMANCE SUMMARIES (CONT'D)


9. LARGEST MONTHLY DRAWDOWN is the largest monthly loss within a program shown on an individual account basis. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of the total equity in the account. The largest monthly drawdown for an individual account within a program was determined after identification of the three largest monthly drawdowns on a composite basis for each investment program. Within the three months in which the largest composite monthly drawdowns occurred, individual accounts were reviewed for each program. The individual account which experienced the largest loss in those months is the account shown above as having the largest individual monthly drawdown for the investment program. Some individual accounts were excluded from review if they were being phased in or out, opened or closed during the month, or if material mid-month additions or redemptions were made. Largest monthly drawdown includes the month and year of such drawdown.


10. LARGEST PEAK-TO-VALLEY DRAWDOWN is the largest percentage decline (after eliminating the effect of additions and withdrawals) by any single account during the period covered by the performance summaries from any month-end net asset value, without such month-end net asset value being equalled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by the account, expressed as a percentage of the total equity (including "notional" equity) in the account.


11. MONTHLY RATES OF RETURN (used in calculating the Compound Rate of Return) are calculated by dividing net performance by the sum of beginning total equity (including "notional" equity) plus additions minus withdrawals. For such purposes, all additions and withdrawals are effectively treated as if they had been made on the first day of the month even if, in fact, they occurred later, unless, beginning in December 1991, they are material to the performance of a program, in which case they are time-weighted. If time weighting is materially misleading, then the only accounts traded method is utilized.


12. COMPOUND RATE OF RETURN is calculated by compounding the monthly rates of return over the number of months in a given year. Each month's rate of return (positive or negative) in hundredths is added to one (1) and the result is multiplied by the previous month's monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods of less than one year, the results are year-to-date. For example, if a program recorded monthly rates of return of 5, (3) and 1 for three consecutive months, the compound rate of return for those three months would equal 1.05 x 0.97 x 1.01 = 1.029 or 2.9% (approximately).




          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

                                   ADDITIONAL NOTES
                        TO JWH PROGRAMS PERFORMANCE SUMMARIES


ADDITIONAL NOTE TO THE ORIGINAL INVESTMENT PROGRAM PERFORMANCE SUMMARY AND MONTHLY RATES OF RETURN TABLE

    The Original Investment Program began trading client capital in October 1982. During certain periods covered in the Original Investment Program performance information, proprietary funds are included. The absence of management and incentive fees and reduced brokerage commissions during these periods may have had a material effect on rates of return. However, this potentially material effect has decreased as client funds comprised the entire performance record from July 1988 through October 1994. Beginning in November 1994, one proprietary account has been traded pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and has been subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.

ADDITIONAL NOTE TO THE FINANCIAL AND METALS PORTFOLIO PERFORMANCE SUMMARY AND MONTHLY RATES OF RETURN TABLE

    The Financial and Metals Portfolio began trading client capital in October 1984. During certain periods covered in the performance information, proprietary funds are included. The absence of management and incentive fees and reduced commissions during these periods may have had a material effect on the rates of return achieved. This potentially material effect, however, has decreased as client funds have comprised the entire performance record since July 1987 (except as described below).

    The timing of additions and withdrawals materially inflated the 1987 annual rate of return. The three accounts that were open for the entire year of 1987 achieved annual rates of return of 138%, 163% and 259%, respectively.

    In May 1991 one proprietary account, and in March 1992 a second proprietary account began trading in the Financial and Metals Portfolio. Both accounts are included in the performance information from their inception until August 1995. The maximum percentage of proprietary funds during this time was less than 0.5%.

    In May 1992, 35% of the assets in the Financial and Metals Portfolio was deleveraged 50% at the request of a client. This deleveraging materially affected the rates of return. The 1992 compound rate of return for these deleveraged accounts was (24.3)%. The 1992 compound rate of return for the Financial and Metals Portfolio was (10.8)%. If these accounts were excluded from the Financial and Metals Portfolio performance information, the 1992 compound rate of return would have been (4)%. The effect of this deleveraging was eliminated in September 1992.

    Additionally, the Financial and Metals Portfolio performance information includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this Trading Program. Accounts not meeting such minimums can experience performance materially different from the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall Financial and Metals Portfolio performance information.

ADDITIONAL NOTE TO THE GLOBAL DIVERSIFIED PORTFOLIO PERFORMANCE SUMMARY

    The Global Diversified Portfolio began trading client capital in June 1988. From July 1995 through February 1996, one proprietary account has been traded pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and has been subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.


    See "Additional Note to the Performance Summaries Which Utilize the Fully-Funded Subset Method -- I.E., the Global Diversified Portfolio and JWH Investments, Inc. InterRate-TM- at page 56."




          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

                                   ADDITIONAL NOTES
                    TO JWH PROGRAMS PERFORMANCE SUMMARIES (CONT'D)


ADDITIONAL NOTE TO THE G-7 CURRENCY PORTFOLIO PERFORMANCE SUMMARY

    The G-7 Currency Portfolio began trading client capital in February 1991. From July 1995 through December 1995, one proprietary account has been traded pursuant to an investment in a fund, and in August 1996 an additional proprietary account began trading pursuant to the same fund. These proprietary accounts have been traded in exactly the same manner that client funds would be traded, and have been subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.

ADDITIONAL NOTE TO THE GLOBAL FINANCIAL PORTFOLIO PERFORMANCE SUMMARY

    The Global Financial Portfolio began trading client capital in June 1994. Beginning in July 1995, one proprietary account has been traded pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and has been subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.

    Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on rates of return. Based on the account start-up methodology used by JWH, the performance of individual accounts comprising the Global Financial Portfolio performance information has varied. In 1994, the two accounts that were open had rates of return of (44)% and (17)%, respectively. For the period January 1995 through June 1995, the three open accounts achieved rates of return of 101%, 75% and 67%, respectively. Since July 1995, these accounts have maintained mature positions and have been performing consistently with each other. Due to the six-month period in 1995 of differential performance, however, these three accounts had annual rates of return of 122%, 92% and 78%, respectively, for such year.

ADDITIONAL NOTE TO THE INTERNATIONAL CURRENCY AND BOND PORTFOLIO PERFORMANCE SUMMARY

    The International Currency and Bond Portfolio began trading client capital in January 1993. Beginning in October 1995, this program has been comprised of a single proprietary account. This proprietary account has been traded pursuant to an investment in a fund, is traded in exactly the same manner that client funds would be traded, and has been subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.

ADDITIONAL NOTE TO THE YEN FINANCIAL PORTFOLIO PERFORMANCE SUMMARY

    The Yen Financial Portfolio is traded from the Japanese yen perspective. Accounts may be opened with either U.S. dollar or Japanese yen deposits. Accounts originally opened with U.S. dollars establish additional interbank positions in Japanese yen in an effort to enable such accounts to generate returns similar to the returns generated by accounts with yen-denominated balances. Over time, as profits and losses are recognized in yen-denominated Japanese markets, accounts may hold varying levels of U.S. dollars and Japanese yen. Additionally, the interbank positions are adjusted periodically to reflect the actual portions of the account balances remaining in U.S. dollars.

    As the equity mix between U.S. dollars and Japanese yen varies, account performance from the dollar and yen perspective does so also. Such differences arise from exchange-rate movements, percentage of account balances held in yen, and fee arrangements.

    The performance summary of the Yen Financial Portfolio is presented on an individual account by account basis due to material differences among certain of the Yen Financial Portfolio accounts. Account performance has varied historically due to a number of factors unique to this Program, including whether an account was denominated in U.S. dollars or Japanese yen, the extent of hedging currency exposure, the amounts and frequency of currency conversions, and account size. Several of these factors that have materially influenced performance depend on clients' specific instructions that effectively result in customized client portfolios.



          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

                                   ADDITIONAL NOTES
                    TO JWH PROGRAMS PERFORMANCE SUMMARIES (CONT'D)


    The Yen Financial Portfolio began trading client capital in January 1992.
In June 1996, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.

ADDITIONAL NOTE TO THE PERFORMANCE SUMMARIES WHICH UTILIZE THE FULLY-FUNDED SUBSET METHOD -- I.E., THE GLOBAL DIVERSIFIED PORTFOLIO AND JWH INVESTMENTS, INC. INTERRATE-TM- (THE "FULLY-FUNDED SUBSET DATA")

    Actual funds are the amount of margin-qualifying assets on deposit.
Nominal account size is a dollar amount which clients have agreed to in writing and which determines the level of trading in the account regardless of the amount of actual funds. "Notional" funds are the amounts by which the nominal account size exceeds the amount of actual funds. The amount of "notional" funds in the accounts included in these summaries requires additional disclosure under current CFTC policy. The Fully-Funded Subset Data include "notional" funds in excess of the 10% disclosure threshold established by the CFTC and reflects the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC and referred to as the "Fully-Funded Subset Method."
This method permits "notional" and fully-funded accounts to be included in a single performance summary.

    To qualify for the use of the Fully-Funded Subset Method, the CFTC requires that certain computations be made in order to arrive at the Fully-Funded Subset, and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the rates of return of the accounts included in such Subset are representative of the performance of the strategy in question.

    These computations have been performed from January 1, 1992 to July 1996 for the Global Diversified Portfolio and from the inception of JWH Investments, Inc.'s InterRate-TM- to its close in November 1993. These computations were designed to provide assurance that the performance presented in the Fully-Funded Subset Data and calculated using the Fully-Funded Subset Method would be representative of such performance calculated on a basis which includes "notional" funds in beginning equity. The rates of return in the Fully-Funded Subset Data are calculated by dividing net performance by the sum of beginning equity plus additions minus withdrawals. JWH and JWH Investments, Inc. believe that this method yields substantially the same adjusted rates of return as would be the Fully Funded Subset method were there any "fully funded" accounts and that the rates of return in the Fully-Funded Subset Data are representative of the performance of the programs in question for the periods presented.



          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

THE TRADING ADVISORY AGREEMENT

    The Trust has entered into a Trading Advisory Agreement with JWH. The agreement provides that JWH will be the sole trading advisor for the Trust and will have sole responsibility for determining transactions in commodity interests with respect to Trust assets. The Managing Owner currently intends that each Trading Program will be allocated an equal portion of the Trust's assets raised in connection with this offering, and at the end of each quarter after the Trust has commenced trading, the Trading Advisor will automatically rebalance the allocation between the Trading Programs so that the Trading Programs again will be allocated equal portions of Trust assets. However, the Managing Owner, with the agreement of JWH, may reallocate assets between the Trading Programs, delete a Trading Program or add one or more other JWH programs. The Trading Advisory Agreement has an initial term ending on the last day of the twelfth full calendar month after commencement of trading by the Trust, with automatic renewal for three one-year periods on the same terms unless the Managing Owner gives notice of termination to JWH at least 45 days prior to the expiry of the then current term. The Trading Advisory Agreement will terminate automatically if the Trust is terminated.

    No assurance is given that, after the expiration or termination of the Trading Advisory Agreement, the Trust will be able to retain the advisory services of JWH or that if such services are available they will be on the same terms as those of the initial Trading Advisory Agreement. The Managing Owner may, in its sole discretion, employ additional trading advisors or replace existing trading advisors; provided, however, if JWH ceases to be the Trust's sole trading advisor, the Managing Owner will cause "JWH" to be deleted from the Trust's name. Upon termination or expiration of the Trading Advisory Agreement, the Trust may retain other advisors whose compensation may be determined without regard to the previous performance of the Trust, or it may renew its Trading Advisory Agreement with JWH on the same or different terms. The compensation payable by the Trust to JWH for services provided by JWH under the Trading Advisory Agreement is described under the caption "Charges."

    JWH, its principals and employees will not be liable to the Managing Owner or its principals and employees, the Trust, the Unitholders, or any of their successors or assigns except by reason of acts or omissions due to bad faith, misconduct, negligence or not having acted in good faith in the reasonable belief that its actions were taken in, or not opposed to, the best interests of the Trust. The Trust and the Managing Owner will, jointly and severally, indemnify JWH, its principals and employees to the full extent permitted by law against any liability incurred or sustained by JWH in connection with any acts or omissions of JWH relating to its management of Trust assets or arising out of or in connection with the Trading Advisory Agreement or arising out of JWH's management of Trust assets, provided that there has been no judicial determination that such liability was the result of negligence, misconduct, bad faith or a breach of the Trading Advisory Agreement nor any judicial determination that the conduct which was the basis for such liability was not done in good faith belief that it was in, or not opposed to, the best interests of the Trust. Any such indemnification involving a material amount, unless ordered or expressly permitted by a court, will be made by the Trust only upon the opinion of mutually acceptable independent legal counsel that JWH has met the applicable standard of conduct described above. The Trading Advisory Agreement prohibits JWH from receiving any commission, compensation, remuneration or payment whatsoever from any broker with whom the Trust carries any account by reason of the Trust's transactions.

    JWH, its affiliates and Mr. John W. Henry may engage in discretionary trading for their own accounts. Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts, although they may invest in investment vehicles that trade such contracts. In addition, JWH and its affiliates shall be free to manage other commodity accounts during the term of the Trading Advisory Agreement and to use the same information and the Trading Programs (or other JWH programs, if any) utilized in the performance of services for the Trust so long as JWH's ability to carry out its obligations and duties under the Trading Advisory Agreement is not materially impaired thereby. See "Conflicts of Interests -- Other Commodity Pools and Accounts." Unitholders will not be allowed to inspect the record of such accounts in light of the confidential nature of such records. However, the Trading Advisory Agreement provides that the Managing Owner may inspect all the records of JWH related to commodity trading for the purposes of confirming that the Fund has been treated equitably in light of JWH's trading for other accounts during the term of the Trading Advisory Agreement.


                     FIDUCIARY OBLIGATIONS OF THE MANAGING OWNER

NATURE OF FIDUCIARY OBLIGATIONS; CONFLICTS OF INTEREST

    As the Managing Owner of the Trust, CISI is subject to restrictions imposed on "fiduciaries" under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Unitholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust, consistent with the terms of the Trust's Declaration and Agreement of Trust ("Declaration and Agreement of Trust") and the Trading Advisory Agreement between the Trust and JWH. The scope of

CISI's fiduciary obligations is defined and established, in large part, by the consent of each Unitholder, in subscribing to the Units, to the business terms of the Trust, as embodied in the Declaration and Agreement of Trust and described in this Prospectus. Certain of the conflicts of interest involved in the operation of the Trust may be impermissible under the fiduciary principles applied in certain other investment contexts. In the case of the Trust, such activities are authorized by disclosure and the informed consent of subscribers. One of the purposes underlying the disclosures contained in this Prospectus is to disclose to all prospective Unitholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain the Unitholders' informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described herein are ineligible to invest in the Trust. See "Conflicts of Interest at page 71."


    The Managing Owner has selected CIS as the Trust's futures broker. JWH is required to clear the Trust's futures trades through CIS, as well as to transact the Trust's spot and forward trades on currencies and cash bullion through CISFS. The Brokerage Fee paid to CIS by the Trust are assessed on a flat-rate, not a per-trade, basis. Nevertheless, prospective investors must recognize that by subscribing to the Trust they have consented to its basic structure, in which affiliates of the Managing Owner, and the Managing Owner itself, will, directly or indirectly receive substantial revenues from the Trust and the Managing Owner does not negotiate on behalf of the Trust to obtain fee or rate concessions from its affiliates which provide services to the Trust.

    The Trust, as a publicly-offered "commodity pool," is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. ("NASAA") relating to the registration, for public offering, of commodity pool interests (the "Blue Sky Guidelines"). The Blue Sky Guidelines explicitly prohibit a sponsor of a commodity pool from "contracting away the fiduciary obligation owed to [the Unitholders] under the common law." Consequently, once the terms of a given commodity pool, such as the Trust, are established, it is virtually impossible for the Managing Owner to change such terms in a manner which disproportionately benefits the Managing Owner, as any such change could constitute self-dealing under common law fiduciary standards.

    The Declaration and Agreement of Trust provides that CISI and its affiliates shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of CISI or any of its affiliates if CISI or such affiliate, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct by CISI or such affiliate. The Trust has agreed to indemnify CISI and certain of its affiliates against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Trust. The Blue Sky Guidelines prescribe the maximum permissible extent to which the Trust can indemnify CISI and its affiliates and prohibit the Trust from purchasing insurance to cover indemnification which the Trust could not give directly.

REMEDIES AVAILABLE TO THE UNITHOLDERS

    Under Delaware law, a beneficial owner of a business trust may, under certain circumstances, institute legal action on behalf of himself or herself and all other similarly situated beneficial owners (a "class action") to recover damages from a managing owner for violations of fiduciary duties, or on behalf of a business trust (a "derivative action") to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to applicable procedural, jurisdictional and substantive requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. For example, beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests in a trust may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

    In certain circumstances, Unitholders also have the right to institute a reparations proceeding before the CFTC against CISI (a registered commodity pool operator), CIS (a registered futures commission merchant) and JWH (a registered commodity trading advisor), as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. There is a private right of action under the CEA. Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation.

    In the case of most public companies, the management is required to make numerous decisions in the course of the day-to-day operations of the company and is protected in doing so by the so-called "business judgment rule." This rule protects management from liability for decisions made in the course of operating a business if the decisions are made on an informed basis and with the honest belief that the decision is in the best interests of the corporation. The Managing Owner believes that similar principles apply to it in its management of the Trust.

    THE FOREGOING SUMMARY DESCRIBING IN GENERAL TERMS THE REMEDIES AVAILABLE TO UNITHOLDERS UNDER FEDERAL AND STATE LAW IS BASED ON STATUTES, RULES AND DECISIONS AS OF THE DATE OF THIS PROSPECTUS. THIS IS A DEVELOPING AND CHANGING AREA OF THE LAW. THEREFORE, UNITHOLDERS SHOULD CONSULT THEIR OWN COUNSEL AS TO THEIR EVALUATION OF THE STATUS OF THE APPLICABLE LAW SHOULD ANY ISSUES ARISE.


                                   USE OF PROCEEDS

PROCEEDS OF SUBSCRIPTIONS

    CIS will pay from its own funds all selling commissions incurred on the sale of the Units. The organizational and initial offering costs advanced by CISI will be reimbursed by the Trust to CISI on the initial closing date and such reimbursed amount shall be capitalized and amortized over the first 60 months of the Trust's operations. At no month-end will the amount amortized by the Trust exceed 1/60 of 2% of the Net Assets of the Trust as of such month-end. If the Trust is terminated prior to the end of the amortization period or the entire amount of the organizational and initial offering costs is not amortized due to the 2% ceiling, CISI will return to the Trust any unamortized amount. Ongoing offering costs of up to 0.5% of the Trust's average month-end Net Assets during any fiscal year will be paid from the general assets of the Trust, not from the proceeds of subscriptions. The proceeds of the initial sale of the Units (I.E.,a minimum of $10,000,000 plus the Managing Owner's required contribution in a minimum amount of 1% of the Trust's total capitalization, or approximately $10,100,000) less organizational and initial offering cost reimbursement, as well as the proceeds of the additional Units sold during the Ongoing Offering Period (and corresponding additional 1% contribution of the Managing Owner), will be deposited in the Trust's trading account and available for speculative trading. DESPITE THE FACT THAT CIS WILL PAY THE SELLING COMMISSIONS DUE ON ALL UNIT SALES, THE TRUST IS NOT A "NO LOAD" INVESTMENT. THE 3% REDEMPTION CHARGE IN EFFECT THROUGH THE END OF THE ELEVENTH FULL MONTH AFTER UNITS ARE SOLD (I.E., AFTER THE TRUST COMMENCES TRADING IN THE CASE OF UNITS SOLD DURING THE INITIAL OFFERING PERIOD; AFTER THE LAST DAY OF THE MONTH AS OF WHICH UNITS ARE ISSUED DURING THE ONGOING OFFERING PERIOD) PROTECTS CIS FROM PAYING SELLING COMMISSIONS IN RESPECT OF UNITS WHICH DO NOT REMAIN OUTSTANDING LONG ENOUGH FOR CIS TO EARN BROKERAGE FEES CHARGED AGAINST THE CAPITAL ATTRIBUTABLE TO SUCH UNITS.

SPECULATIVE TRADING


    The primary use which the Trust will make of the proceeds of the offering of the Units will be to support, both as actual margin and as funds held in reserve, the speculative trading of JWH pursuant to the Trading Programs. Initially the Trust will allocate Trust assets equally between the Trading Programs. Thereafter at the end of each quarter, automatic rebalancing of assets allocated to the Trading Programs will take place. The Managing Owner intends to allocate the proceeds of sales of Units during the Ongoing Offering Period equally between the two Trading Programs. Although not currently contemplated, the Managing Owner may, with the agreement of JWH, alter the allocation between the Trading Programs, eliminate a Trading Program or add one or more other JWH programs.


    There can be no assurance in which markets or market sectors the Trust will participate or may be concentrated at any one time or over time.


    The strategies implemented by JWH are described in general terms (these strategies are proprietary and confidential and, accordingly, cannot be described in detail) under "John W. Henry & Company, Inc. -- Trading Techniques." JWH has the flexibility to alter, in its discretion, its trading method (including technical trading systems, risk control overlays and money management principles), as well as to change the futures and forward markets traded for the Trust. JWH may modify the method used for the Trust so as to include new methods of analysis and may utilize non-trend-following systems or market-forecasting strategies. Unitholders will not be notified of changes in the markets traded or modifications, additions or deletions to JWH's methods unless such changes are considered by the Managing Owner to be material.

MAINTENANCE OF ASSETS; INTEREST INCOME

    Initially all of the Trust's assets will be deposited with CIS and CISFS. Although currently not contemplated, CISI may deposit a portion of Trust assets with a Custodian and engage a third-party cash manager to manage such assets. Such assets will be invested on an unleveraged basis in Treasury bills, notes and bonds as well as other securities issued or guaranteed as to principal and/or interest by certain U.S. government agencies or instrumentalities. The fees of such third-party cash manager will be paid by the Trust. CIS has agreed to credit to the account of the Trust at each month-end the amount, if any, by which returns (net of fees of the cash manager) for such month on Trust assets held by a Custodian are less than the return that would have been realized by the Trust had such assets been deposited with CIS. THERE CAN BE NO ASSURANCE THAT, IF THE SERVICES OF ONE OR MORE CASH MANAGERS ARE USED, THE TRUST WILL AVOID LOSS OF PRINCIPAL WITH RESPECT TO TRUST ASSETS PLACED WITH SUCH MANAGERS.


    The Trust's assets will be used either as margin to secure the Trust's obligations under the open positions which it holds in the markets or as a reserve to support further trading in the event of market losses. The assets deposited as margin with and held by the Futures Broker will be held in "customer segregated funds accounts" or "foreign futures and foreign options secured amount accounts" (in the case of futures and options traded on non-U.S. exchanges), as prescribed by the CEA and applicable CFTC regulations. Assets deposited as margin with and held by the Foreign Currency Broker will be held in unregulated accounts. In general, approximately 80% to 94% of the Trust's assets will be held in customer segregated funds accounts or with a Custodian, approximately 5% to 15% in foreign futures and options secured amount accounts and approximately 1% to 5% in unregulated accounts. Assets held in "customer segregated funds accounts" may be held in cash or invested in United States Treasury bills or notes. Assets held at a Custodian may be held in cash or invested on an unleveraged basis in Treasury bills, notes and bonds as well as other securities issued or guaranteed as to principal and/or interest by certain U.S. government agencies or instrumentalities. On the 5th business day of each month, CIS and CISFS will credit the Trust with interest on 100% of the Trust's average daily balances on deposit with CIS or CISFS, as the case may be, in the previous month at the average 91-day Treasury bill rate for such previous month in respect of deposits denominated in dollars. CIS has agreed to credit the account of the Trust at each month-end the amount, if any, by which returns (net of fees of the investment adviser) for such month on Trust assets held by a Custodian are less than the return that would have been realized by the Trust had such assets been deposited with CIS.


    On Trust assets held in a foreign currency (for purposes of making margin deposits with respect to positions on an exchange outside the United States on which JWH currently trades), CIS and CISFS will credit the Trust with interest on the 5th business day of each month on the average daily balance of Trust assets held in such currency during the previous month at a rate equal to 0.75% below the average rate paid with respect to deposits in such currency by the relevant clearing association for such previous month (which is zero in certain cases) except that the rate of interest at which CIS or CISFS will credit the Trust for deposits in Spanish Pesetas will be 2.75% below the average Madrid interbank offered rate for the month in question. With respect to currencies required for margin on markets not currently traded by JWH, CIS and CISFS will credit the Trust with interest at the rates paid by, respectively, CIS and CISFS to other accounts similar in size and character to that of the Trust.


    Interest income exceeding the amount credited by CIS and CISFS to the Trust's account will be retained by CIS and CISFS, respectively, but no event shall such interest income exceed, in the aggregate, 20% of the interest income derived from the Trust's assets.


    To the extent that the Trust participates in the spot and forward currency and precious metals markets, the Trust will be required to deposit margin with CISFS. CIS will satisfy such margin requirements by transferring Trust assets from the Trust's account at CIS to CISFS. Amounts transferred to CISFS as margin on spot and forward currency and precious metals positions will not be held by CISFS as customer segregated funds under the CEA and the rules of the CFTC but will be included in determining the interest to be credited to the Trust as described above.

    The Declaration and Agreement of Trust strictly prohibits the Trust from lending any of its assets to any person or entity. The Managing Owner will not commingle the property of the Trust with the property of any other person or entity (deposit of Trust assets with the Futures Broker or CISFS does not constitute commingling for these purposes).

                                       CHARGES

                              CHARGES PAID BY THE TRUST

    The Trust will be subject to the following charges and fees.

RECIPIENT        NATURE OF PAYMENT          AMOUNT OF PAYMENT
---------        -----------------          -----------------

CISI             Organizational and         CISI will advance these costs,
                 initial offering costs     estimated at approximately
                                            $500,000-$600,000, which will be
                                            reimbursed to CISI by the Trust at
                                            the initial closing and amortized
                                            over the first 60 months of the
                                            Trust's operations, up to a limit
                                            at each month-end of 1/60 of 2% of
                                            Net Assets as of such month-end.
                                            CISI will return any unamortized
                                            amount to the Trust at the end of
                                            the amortization period or earlier
                                            termination of the Trust.

Third Parties    Ongoing offering costs     Actual; up to the maximum of 0.5%
                                            of the Trust's average month-end
                                            Net Assets in each fiscal year.


CIS              Brokerage Fee              A flat-rate monthly Brokerage Fee
                                            equal to 6.5% (or approximately
                                            0.542% per month) of the Trust's
                                            month-end assets (after deduction
                                            of the Management Fee payable to
                                            JWH) will be paid to CIS.  Such
                                            Brokerage Fee will cover all
                                            brokerage, exchange, clearing and
                                            NFA fees incurred in the Trust's
                                            trading (including brokerage fees
                                            payable to CISFS on spot and
                                            forward currency and precious
                                            metals trading).


                                            Certain large investors are
                                            eligible to be charged the Special
                                            Brokerage Fee Rate as described
                                            under "Charges -- Brokerage Fee --
                                            Special Brokerage Fee Rate."


CIS and CISFS    Interest income earned     CIS and CISFS will credit the
                 above amount credited      Trust with interest on 100%
                 to the Trust, if any       of the Trust's average daily
                                            balances on deposit with CIS or
                                            CISFS, as the case may be, during
                                            each month at the average 91-day
                                            Treasury bill rate for that month
                                            in respect of deposits denominated
                                            in dollars or at the applicable
                                            rates in respect of deposits
                                            denominated in currencies other
                                            than dollars (which may be zero in
                                            some cases).  See "Use of Proceeds
                                            -- Maintenance of Assets; Interest
                                            Income."  Interest income exceeding
                                            the amount credited by CIS and
                                            CISFS to the Trust's account will
                                            be retained by CIS and CISFS,
                                            respectively.


Third Parties    Administrative expenses    Actual; currently estimated to be
                                            approximately 0.6% of the Trust's
                                            average month-end Net Assets
                                            annually, based on the $10,000,000
                                            minimum Trust size.

JWH              Management Fee             4% annually (or approximately
                                            0.333% per month) of the Trust's
                                            month-end assets after deduction of
                                            a portion of the Brokerage Fee at a
                                            1.25% annual rate (rather than 6.5%
                                            annual rate); payable monthly.

JWH              Incentive Fee              15% of any New Trading Profit,
                                            I.E., the sum of (i) the net of any
                                            profits and losses realized on all
                                            trades closed out during a period,
                                            (ii) the net of any unrealized
                                            profits and losses on open
                                            positions as of the end of such
                                            period

RECIPIENT        NATURE OF PAYMENT          AMOUNT OF PAYMENT
---------        -----------------          -----------------


                                            less the net of any unrealized
                                            profits and losses on open
                                            positions as of the end of the
                                            immediately preceding period and
                                            (iii) the cumulative trading loss
                                            since the most recent period for
                                            which an Incentive Fee was payable
                                            (or, if no Incentive Fee has been
                                            paid, $0) (the "High Water Mark"),
                                            minus (iv) the Brokerage Fee at the
                                            annual rate of 1.25% (rather than
                                            6.5% annual rate) of the Trust's
                                            month-end assets and the Management
                                            Fee.


                                            Trading Profit does not include
                                            interest income.

                                            Trading Profit will be calculated
                                            on the basis of the overall
                                            performance of the Trust, not the
                                            performance of each Trading Program
                                            considered individually.

                                            BECAUSE THE INCENTIVE FEE WILL BE
                                            CALCULATED ON THE BASIS OF ANY
                                            TRADING PROFIT ACHIEVED BY THE
                                            TRUST IN EXCESS OF THE HIGHEST
                                            LEVEL OF CUMULATIVE TRADING PROFIT
                                            ACHIEVED BY THE TRUST AS OF ANY
                                            PREVIOUS CALENDAR QUARTER-END,
                                            RATHER THAN ON THE BASIS OF
                                            INCREASES IN THE NET ASSET VALUE
                                            PER UNIT OVER THE HIGHEST NET ASSET
                                            VALUE AS OF ANY PREVIOUS CALENDAR
                                            QUARTER-END, THE INCENTIVE FEEs
                                            PAID TO JWH MAY NOT REFLECT THE
                                            INVESTMENT EXPERIENCE OF ANY
                                            PARTICULAR UNITHOLDER.  IN FACT,
                                            JWH MAY BE PAID SUBSTANTIAL
                                            INCENTIVE FEES (ALLOCATED EQUALLY
                                            AMONG ALL OUTSTANDING UNITS) EVEN
                                            THOUGH SOME UNITS HAVE DECLINED
                                            SIGNIFICANTLY IN VALUE FROM THEIR
                                            INITIAL PURCHASE PRICE.

                                            AS INCENTIVE FEES ARE CALCULATED ON
                                            THE BASIS OF QUARTER-END HIGHS IN
                                            CUMULATIVE TRADING PROFIT,
                                            SUBSTANTIAL INCENTIVE FEES MAY
                                            (IRRESPECTIVE OF THE FACT THAT
                                            UNITS ARE PURCHASED AT DIFFERENT
                                            TIMES AND PRICES, AND MAY HAVE
                                            MATERIALLY DIFFERENT INVESTMENT
                                            EXPERIENCES DURING A YEAR) ACCRUE
                                            IN A CALENDAR YEAR EVEN THOUGH THE
                                            TRUST HAS AN OVERALL LOSS FOR SUCH
                                            YEAR.

Third Parties    Reimbursement of           Actual payments to third parties;
                 delivery, insurance,       not subject to estimate.
                 storage and any other
                 extraordinary charges;
                 taxes (if any)


                               ------------------------


ORGANIZATIONAL AND INITIAL OFFERING COSTS

    The Trust's organizational and initial offering costs, estimated at approximately $500,000-$600,000, will be advanced by CISI and reimbursed, without interest, to CISI by the Trust at the initial closing and the amount of such organizational and initial offering cost reimbursement shall be amortized over 60 months commencing with the end of the calendar month in which the initial closing occurs (irrespective of whether such month is a full month). At no month-end will the amount amortized by the Trust exceed 1/60 of 2% of the Net Assets of the Trust as of such month-end. The amount amortized each month-end shall be the lesser of (i) the product of (x) one divided by the number of months remaining in the amortization period times (y) the unamortized balance of the capitalized organizational and initial offering costs, or (ii) 1/60 of 2% of Net Assets at that month-end. If (i) the Trust is terminated prior to the end of such 60-month period, or (ii) the entire amount of the organizational and initial offering costs reimbursed to CISI is not amortized at the end of the 60-month period due to the 2% limitation, CISI shall return to the Trust, without interest, an amount equal to the unamortized balance of the capitalized organizational and initial offering costs.


    Organizational and initial offering costs (not including selling commissions) are currently estimated as follows: printing -- $100,000; filing fees -- $20,652; escrow fees -- $20,000; "Blue Sky" expenses -- $15,470;
accounting fees -- $20,000; counsel fees -- $290,000; sales literature -- $60,000; and miscellaneous -- $55,078; a total of $581,200.


BROKERAGE FEE

    BROKERAGE Fee RATE

    Commodity brokerage commissions are typically paid upon the completion or liquidation of a trade and are referred to as "round-turn commissions," which cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract. The Trust will not pay commodity brokerage commissions on a per-trade basis but rather will pay monthly flat-rate Brokerage Fees at the annual rate of 6.5% (or a monthly rate of approximately 0.542%) of the Trust's month-end assets after deduction of the Management Fee. CIS will receive such Brokerage Fee, irrespective of the number of trades executed on the Trust's behalf.

    SPECIAL BROKERAGE FEE RATE


    All or a portion of the Units held by certain large investors are eligible to be charged a lower Brokerage Fee rate as described below (such Unitholders are referred to as "Eligible Unitholders"). A Unitholder who purchases at least $5,000,000 of Units as of the initial closing date or any subsequent month-end will effectively be charged the Brokerage Fee at the flat rate of 5% per annum (or 0.417% per month) of the Trust's assets (after deduction of the Management
Fee) attributable to such Units (such reduced Brokerage Fee rate is referred to as the "Special Brokerage Fee Rate"). So long as such Eligible Unitholder holds Units of an aggregate issue price of at least $5,000,000 through each subsequent month-end, the Eligible Unitholder will be eligible for the Special Brokerage Fee Rate at each such month-end, regardless of the then aggregate Net Asset Value of such Units. If, however, such Eligible Unitholder redeems any Units at any month-end resulting in such Eligible Unitholder's holding Units of an aggregate issue price of less than $5,000,000, then the Eligible Unitholder will no longer be eligible for the Special Brokerage Fee Rate assessed for such month, even if the aggregate Net Asset Value of the unredeemed Units exceeds $5,000,000 at such month-end.


    If investors acquire Units at more than one time, their Units will be treated on a "first-in, first-out" basis for purposes of determining which of their Units will be charged the Special Brokerage Fee Rate. An investor who makes an incremental purchase of Units on a closing date that causes the aggregate issue price of all of such investor's Units to equal at least $5,000,000 will be charged the Special Brokerage Fee Rate with respect to such incrementally purchased Units as of the next month-end but with respect to earlier purchased Units only after such Units have been outstanding for at least twelve full months. For example, if an investor makes an initial investment of $3,000,000 as of March 31, 1997 ("Initial Purchase Date") and an incremental investment of $3,000,000 as of September 30, 1997 ("Subsequent Purchase Date"), such Eligible Unitholder will be eligible to be charged the Special Brokerage Fee Rate (i) immediately with respect to Units acquired as of the Subsequent Purchase Date and (ii) as of As of April 30, 1998 with respect to Units acquired as of the Initial Purchase Date. If the Eligible Unitholder redeems Units of an aggregate initial issue price of $1,000,000 as of January 31, 1998, the Eligible Unitholder will be deemed to have redeemed Units issued on the Initial Purchase Date and, therefore, will remain eligible to be charged the Special Brokerage Fee Rate with respect to all $3,000,000 of Units acquired as of the Subsequent Purchase Date and, commencing April 30, 1998, will be eligible to be charged the Special Brokerage Fee Rate with respect to the Units of an aggregate initial issue price of $2,000,000 acquired as of the Initial Purchase Date that remain outstanding as of such date. If, however, the Eligible Unitholder redeems Units of an aggregate initial issue price of $4,000,000 as of January 31, 1998, the Eligible Unitholder will no longer be eligible to be charged the Special Brokerage Fee Rate as of the redemption date on any of the investor's unredeemed Units. Moreover, the Eligible Unitholder will be assessed the 3% early redemption charge on the redeemed Units because they have been outstanding for less than eleven full months. If the Eligible Unitholder redeems (for the first time) Units of an aggregate initial issue price of $4,000,000 as of January 31, 1999, the Eligible Unitholder again will no longer be eligible to be charged the Special Brokerage Fee Rate as of the redemption date on any of the investor's unredeemed Units. However, in this case, the Eligible Unitholder will be assessed the 3% early redemption charge only on Units of an aggregate initial issue price of $1,000,000 -- as Units are also treated on a "first-in, first-out" basis for purposes of assessing the 3% redemption charge, the investor will not have to pay any redemption charge on Units of an aggregate initial issue price of $3,000,000 because Units acquired as of the Initial Purchase Date are considered to have been redeemed first.

    In order to maintain a uniform Net Asset Value per Unit, the Managing Owner will determine the capital account with respect to each Unitholder as of the end of each month as though every Unit outstanding were charged an allocable share of the Brokerage Fee at the standard 6.5% annual rate. The Managing Owner will then calculate the difference between allocable share of the Brokerage Fee at the standard rate and at the Special Brokerage Fee Rate ("Brokerage Fee Excess") for Units held by each Eligible Unitholder that are eligible for the Special Brokerage Fee Rate and will invest such difference in additional Units to be owned by the Eligible Unitholder (deemed to be issued as of such month-end) to the extent Units are available for sale. To the extent Units are not available to be purchased with the Brokerage Fee Excess as of such month-end, the Brokerage Fee Excess will be distributed to the Eligible Unitholder in cash.
See "Federal Income Tax Aspects -- Cash Distributions and Redemptions of Units" for federal income tax consequences of such distribution. Eligible Unitholders that receive additional Units in respect of a Brokerage Fee Excess will bear a proportionally greater share of the amortization of organizational and initial offering expenses.

    GENERAL

    STATE SECURITIES ADMINISTRATORS REQUIRE THE MANAGING OWNER TO STATE THAT THE BROKERAGE COMMISSIONS PAID BY THE TRUST WILL NOT BE INCREASED DURING ANY PERIOD IN WHICH EARLY REDEMPTION CHARGES ARE IN EFFECT (WHICH PERIOD MIGHT WELL REPRESENT THE ENTIRE LIFE OF THE TRUST, AS REDEMPTION CHARGES CONTINUE TO BE PAYABLE, IN RESPECT OF THE UNITS MOST RECENTLY SOLD, UNTIL THE END OF THE ELEVENTH FULL MONTH AFTER THEIR SALE).

    CIS will pay from the Brokerage Fees received from the Trust all costs of executing and clearing the Trust's trades, including NFA transaction fees assessed on the Trust's trading on United States exchanges, exchange and clearing fees, and brokerage fees charged by CISFS on spot and forward contracts on currencies and precious metals. NFA transaction fees currently equal $0.14 per round-turn trade of a futures contract and $0.07 for each trade of a commodity option (a $0.07 fee is charged upon the purchase, sale or exercise of an option; if an option is exercised, an additional $0.14 fee will be payable upon the liquidation of the futures position acquired upon such exercise; no fee is assessed upon the expiration of an option).

    In addition, CIS and CISFS receive and retain as part of their compensation for providing brokerage services to the Trust the interest income earned on the assets of the Trust on deposit with CIS which exceeds the amount of interest credited by CIS and CISFS, respectively, to the Trust's account. See "Use of Proceeds -- Maintenance of Assets; Interest Income."


    Other brokerage firms may charge less for brokerage services similar to those to be provided by CIS to the Trust. The round-turn equivalent of the Trust's flat-rate Brokerage Fee will vary, perhaps materially, depending on the frequency with which JWH places orders for the Trust. The frequency with which JWH trades will, in turn, be materially affected by market conditions as well as by the programs used from time to time for the Trust. However, as of the date of this Prospectus, the Managing Owner estimates that, based on the recent trading experience of JWH, the Trust's flat-rate Brokerage Fee should be the equivalent to a round-turn brokerage commission of approximately $76.50 per round-turn trade (including the Trust's spot and forward trades on a futures-equivalent basis in the denominator used in calculating the per-trade cost of the 6.5% annual Brokerage Fee). The Managing Owner will report, in the annual reports it distributes to Unitholders, the approximate round-turn equivalent rate paid by the Trust on its futures and spot and forward trading during the previous year.


    JWH may execute trades through brokers other than CIS, in which case the trades will be given up to be cleared by CIS. Any additional costs involved in such "away" executions will be paid by the Trust.


    CIS will pay selling commissions and ongoing compensation from its own funds to Selling Agents. See "-- Selling Commissions and Ongoing Compensation."

ONGOING OFFERING COSTS

    The Trust will pay all routine costs incurred in the ongoing offering of the Units. Such costs include the costs of updating this Prospectus and regulatory compliance, escrow fees and registration fees if additional Units are registered. It is difficult to predict the amount of the ongoing offering costs which will be incurred by the Trust as (i) the Managing Owner may suspend or terminate the offering at any time, (ii) registration fees will vary depending upon how many Units are sold, (iii) processing expenses are materially affected by the amount of time and expenses necessary to complete all required regulatory procedures (and there is no certainty, from one filing to the next, as to the amount of time that will be required to obtain regulatory clearance), and (iv) a variety of other factors. The Managing Owner believes that ongoing offering costs could range from approximately $50,000 to approximately $250,000 or more per year. However, the Managing Owner will absorb all such costs to the extent that they exceed 0.5% of the Trust's average month-end Net Assets during any fiscal year.

MANAGEMENT FEE

    Each month, the Trust will pay JWH a Management Fee at the annual rate 4% (or a monthly rate of approximately 0.333%) of the Trust's month-end assets after deduction of a portion of the Brokerage Fee at the annual rate of 1.25% (rather than 6.5%) of month-end Trust assets but before deduction of any Management Fees, distributions, redemptions or Incentive Fee accrued or payable as of the relevant month-end.

INCENTIVE FEE

    CALCULATION OF THE INCENTIVE FEE


    The Trust will pay to JWH an Incentive Fee equal to 15% of New Trading Profit, I.E., the sum of (i) the net of any profits and losses realized on all trades closed out during a period, (ii) the net of any unrealized profits and losses on open positions as of the end of such period less the net of any unrealized profits and losses on open positions as of the end of the immediately preceding period and (iii) the cumulative trading loss since the most recent period for which an Incentive Fee was payable (or, if no Incentive Fee has been paid, $0) (the "High Water Mark"), minus (iv) the Brokerage Fee at the annual rate of 1.25% (rather than 6.5% annual rate) of the Trust's month-end assets and the Management Fee .


    Trading Profit does not include any interest income. Incentive Fees will accrue monthly but will be paid at the end of each calendar quarter. Accrued but unpaid Incentive Fees will reduce (or, in the event that a previous accrual is reversed, increase) the month-end Net Asset Value of Units.

    The Incentive Fee is calculated based on the overall performance of the Trust, not individually in respect of the performance of the individual programs utilized by the Trust.


    If Trust assets under JWH's management are reduced by redemptions, distributions or reallocations at any month-end other than a calendar quarter-end when New Trading Profit exists, the accrued Incentive Fee on the New Trading Profit attributable to the amount so reduced ("Withdrawn Profits") shall be deducted from the redemption proceeds, distributions or reallocations, as the case may be and paid to JWH, and Withdrawn Profits shall not be included in New Trading Profit for the calculation of Incentive Fee payable to JWH at the end of that calendar quarter. In the event there is a cumulative loss when Units are redeemed or assets are reduced due to distributions or reallocations, the amount of such cumulative loss will be reduced as of the date of redemption in the same proportion that the aggregate number of Units redeemed bears to the total number of Units outstanding immediately prior to such redemption, distribution or reallocation. The Incentive Fee (if any) allocable to Units redeemed on or prior to the end of the first eleven full months after their issuance is not affected by the 3% redemption charge from the redemption proceeds of such Units.


    For example, assume that the Trust's Net Asset Value at the commencement of trading on March 31, 1997 is $10,000,000. If at the end of the first month of trading, Trading Profit recognized on both open and closed futures positions, less the Management Fee and a portion of the Brokerage Fee at the annual rate of 1.25% (rather than 6.5%) of Trust assets, equalled $100,000, all of such Trading Profit would constitute New Trading Profit. $100,000 of New Trading Profit would result in a $15,000 Incentive Fee. Consequently, while no Incentive Fee would be due from the Trust as a whole because such month-end was not a quarter-end, Unitholders who redeemed their Units as of the end of the first month of trading would receive redemption proceeds (prior to reduction for the redemption charge then due) reflecting a Net Asset Value for the Trust of approximately $10,085,000. Assume that by the end of the next month, subsequent losses have reduced the initial $100,000 gain to a loss of $(80,000). A cumulative trading loss of $(80,000) would exist (irrespective of the fact that $180,000 had been lost since the previous month-end -- as opposed to quarter-end -- high). If Unitholders thereupon withdrew 50% of their interest in the Trust, such trading loss would, for purposes of future Incentive Fee calculations, itself be reduced by 50% to $40,000. If, during the following month, Trading Profit recognized on both open and closed positions equalled $100,000, New Trading Profit of $60,000 would be accrued as of the end of such quarter, and JWH would be entitled to an Incentive Fee equal to 15% of $60,000, or $9,000.


    POSSIBLE MISALLOCATION OF THE INCENTIVE FEES AMONG INVESTORS

    The Incentive Fee payable to JWH is calculated on the basis of the cumulative Trading Profit (if any) achieved by the Trust over the High Water Mark. However, cumulative Trading Profit may be generated even though the Net Asset Value per Unit has declined, perhaps substantially, below the purchase price of many outstanding Units, because Trading Profit is calculated on the basis of the overall gains achieved by the Trust, irrespective of the number of Units among which such gains are distributed. For example, if (i) 100,000 Units are initially sold for $100 per Unit, (ii) the Trust incurs a $1,000,000 loss in the first month of trading, (iii) an additional 100,000 Units are sold as of the end of the first month at the current Net Asset Value per Unit of $90, and (iv) the Trust recognizes a gain (after deduction of the Brokerage Fee at a 1.25% annual rate and the Management Fee) of $1,500,000 through the end of the first quarter of trading, an Incentive Fee would be payable to JWH in respect of the $500,000 of cumulative Trading Profit recorded as of the end of such quarter even though the Net Asset Value per Unit would be less than $100 (in fact, $97.50 per Unit, prior to deduction of a $0.375 per Unit Incentive Fee). IT IS POSSIBLE THAT CERTAIN UNITS WILL PAY SUBSTANTIAL INCENTIVE FEES DESPITE THE NET ASSET VALUE PER UNIT HAVING DECLINED SIGNIFICANTLY BELOW THE PURCHASE PRICE OF SUCH UNITS.

    If Units are purchased during a calendar quarter at a Net Asset Value reduced by an accrued Incentive Fee and subsequent losses during such quarter result in reversals of such Incentive Fee accruals, such reversals will mitigate the losses incurred by all Units, including the newly purchased Units, whereas such reversals should properly be allocated entirely to the Units outstanding when the new Units were purchased at a Net Asset Value already fully reduced by the subsequently reversed Incentive Fee accruals.

ADMINISTRATIVE EXPENSES

    The Trust will pay actual periodic legal, accounting, auditing, printing, recording and filing fees, postage charges and Trustee's fees, which together are currently estimated at approximately 0.6% of the Trust's average month-end Net Assets annually, based on aggregate Trust assets of $10,000,000.

EXTRAORDINARY EXPENSES

    The Trust will be required to pay any extraordinary charges (such as taxes) incidental to its trading, including delivery, insurance and storage charges. These charges and not susceptible to estimate. Extraordinary expenses, if any, will not reduce Trading Profits for purposes of Incentive Fee calculations.

    CISI WILL SEND EACH UNITHOLDER A MONTHLY STATEMENT WHICH WILL INCLUDE A DESCRIPTION OF THE TRUST'S PERFORMANCE DURING THE PRIOR MONTH AND SET FORTH, AMONG OTHER THINGS, THE BROKERAGE FEE, MANAGEMENT FEE, ORGANIZATIONAL AND INITIAL OFFERING COST AMORTIZATION, ADMINISTRATIVE EXPENSES, ONGOING OFFERING COSTS AND ANY EXTRAORDINARY EXPENSES PAID, AS WELL AS ANY INCENTIVE FEE ALLOCATED WITH RESPECT TO SUCH MONTH.

                                CHARGES PAID BY OTHERS

    The following costs relating to the sale of the Units and the operation of the Trust will be paid by the entities indicated below.

BROKERAGE FEE FOR CURRENCY AND PRECIOUS METALS TRADING

    CIS will pay CISFS, from CIS's own funds, brokerage fees on a per trade basis and at a rate equal to a round-turn on a Chicago Mercantile Exchange's International Monetary Market (IMM) equivalent basis for the Trust's trading of spot and forward contracts on currencies and precious metals.

SELLING COMMISSIONS AND ONGOING COMPENSATION


    CIS will pay the Selling Agents, from its own funds, up to 4% selling commissions due in respect of Units sold, up to 2.5% in respect of Units sold to Eligible Unitholders. Furthermore, CIS will pay the Selling Agents ongoing compensation -- up to 4% per annum of the average month-end Net Asset Value per Unit for all Units which remain outstanding for longer than twelve months (up to 2.5% per annum in respect of Units owned by Eligible Unitholders), beginning in the thirteenth month after sale and continuing until redemption -- in respect of Units sold by eligible Selling Agents. Selling Agents ineligible to receive ongoing compensation may receive installment selling commissions which, when added to the initial selling commission, may not exceed 9% of the initial subscription price of each Unit sold by any such Selling Agent. Such ongoing compensation may be deemed to constitute underwriting compensation. See "Federal Income Tax Aspects -- Syndication Expenses."


    Wholesalers who introduce Additional Selling Agents to CIS will share the selling commissions and ongoing compensation (or installment selling commissions) with their respective Additional Selling Agents. Additional Selling Agents who distribute Units through correspondents will also share the selling commissions and ongoing compensation (or installment selling commissions) with their respective correspondents. See "Plan of Distribution -- Selling Agents."

REDEMPTION CHARGES

    Units redeemed on or prior to the end of the eleventh full month after such Units are sold are subject to redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges will be deducted from redemption proceeds and paid to CIS. In the event that an investor acquires Units at more than one time, such Units will be treated on a "first-in, first-out" basis for purposes of determining whether redemption charges are applicable. For an example of application of "first-in, first-out" treatment, see "Charges -- Brokerage Fee -- Special Brokerage Fee Rate."

    Units sold during the Initial Offering Period are deemed to be sold, for purposes of determining whether redemption charges are applicable, as of the date that subscription funds are released from escrow (I.E., on the day the Trust commences trading in the case of Units sold during the Initial Offering Period and on the last day of a calendar month in the case of Units sold during the Ongoing Offering Period) and not the date that investors' subscriptions are accepted or the subscription funds deposited into escrow. See also "Redemptions; Net Asset Value."

    Redemptions will be made at a Net Asset Value per Unit reduced by any accrued Incentive Fee allocable (equally to all outstanding Units) to Units when redeemed. Any such accrued Incentive Fee will be paid to JWH.


                                BROKERAGE ARRANGEMENT

THE FUTURES BROKER

    Cargill Investor Services, Inc., the Lead Selling Agent, is also the
Trust's Futures Broker. CIS will execute and clear the Trust's futures transactions and provide other brokerage-related services. CIS is a Delaware corporation. Its principal office is located at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606. It has offices and affiliated offices at numerous other locations in the United States as well as in England, France, Switzerland, Australia and the Far East. The clients of CIS include commercial and financial institutions that use the futures markets for risk management purposes as well as private investors. CIS has more than 575 employees. CIS is a wholly-owned, but separately managed, subsidiary of Cargill, Incorporated, a privately-owned international merchant, warehouser, processor and transporter of agricultural and other bulk commodities that was founded in 1865.

    CIS is a clearing member of all of the principal futures exchanges in the United States and is a clearing broker or has clearing relationships on all major world futures exchanges. It is registered with the CFTC as a futures commission merchant and is a member of NFA in such capacity. Certain employees of CIS are members of U.S. futures exchanges and may serve on the governing bodies and standing committees of those exchanges, their clearing houses and NFA. In that capacity, these employees have a fiduciary duty to the exchanges and would be required to act in the best interests of such exchanges, even if that action might be adverse to the interests of the Trust.

    Cargill, Incorporated owns and operates grain elevators and soybean processing plants that are designated as regular warehouses for delivery of certain physical commodities in satisfaction of futures contracts under the rules of the Chicago Board of Trade and similar rules of other U.S. futures exchanges. If the Trust makes or accepts delivery of grain or soybean products pursuant to a futures contract, it is possible that, under exchange rules governing settlement of the contract, the Trust may tender or receive negotiable warehouse receipts issued by Cargill, Incorporated.

    Cargill, Incorporated and its affiliates are substantial users of virtually all futures contracts for hedging purposes. Such hedging transactions are generally implemented by employees of Cargill, Incorporated and CIS generally executes or clears those transactions. The volume of trading by Cargill, Incorporated and its affiliates is likely to result in their competing with the Trust for futures market positions. Thus, in certain instances, CIS may have orders for trades from the Trust and from Cargill, Incorporated or its affiliates, and CIS might be deemed to have a conflict of interest between the sequence in which such orders will be transmitted to the trading floors of futures exchanges. In order to assure impartial treatment for such orders, CIS has an operating policy of transmitting orders to the trading floors in the sequence received regardless of which entity has placed the order. The Trust might enter into trades in which the other party is Cargill, Incorporated or one of its affiliates. It is possible that the hedging and cash operations of Cargill, Incorporated or trading by its affiliates may adversely affect the Trust. Records of such trading will not be made available to Unitholders. It is possible that these entities may compete for similar positions in the futures markets. No officers, directors or employees of CIS or its affiliates will trade futures speculatively for their own accounts.

    In the ordinary course of its business, CIS is engaged in civil litigation and subject to administrative proceedings which, in the aggregate, are not expected to have a material effect upon its condition, financial or otherwise, or the services it will render to the Trust.

    The Trust and CIS will enter into a Customer Agreement that provides that, for as long as the Trust maintains an account with CIS, CIS will execute trades for the Trust upon instruction of JWH, and will receive monthly flat-rate Brokerage Fees. The Customer Agreement has an initial term ending on the last day of the twelfth full calendar month following commencement of trading by the Trust and is terminable on 60 days' notice by either party. If for any reason the Trust elects to terminate the Customer Agreement with CIS, no assurance may be given that the Trust will be able to retain the brokerage services of another futures broker at the same commission rate. In addition, under the Declaration and Agreement of Trust, Unitholders owning more than 50% of the outstanding Units may cause the Trust to terminate the Customer Agreement. CIS is responsible for execution and clearance of futures contracts (and options, if traded) as well as for certain administrative duties such as recordkeeping, transmittal of confirmation statements and calculating equity balance and margin requirements for the Trust's account. The agreement provides that CIS will not be liable to the Trust except for bad faith or negligence.

    The Trust's assets will be deposited with CIS in its capacity as the Trust's Futures Broker. CIS credits monthly to the Trust's account interest on substantially all of the Trust's average daily balances on deposit at CIS, as described under "Use of Proceeds -- Maintenance of Assets; Interest Income." CIS receives and retains any increment of interest earned on the assets of the Trust in excess of the amount credited to the Trust's account.

THE FOREIGN CURRENCY BROKER

    CIS Financial Services, Inc. will act as the Trust's counterparty in the Trust's spot and forward contracts trades. CISFS is a Delaware corporation that is a wholly-owned subsidiary of CIS Holdings, Inc. Under most normal circumstances, CISFS will contact at least two counterparties for a quote on each of the Trust's currency and precious metals trades. CISFS will enter a spot or forward contract with the selected counterparty and will enter into a back-to-back spot or forward contract with the Trust at the same price CISFS buys from (or sells to) the selected counterparty.


                             REDEMPTIONS; NET ASSET VALUE

REDEMPTIONS

    THE TRUST IS INTENDED AS A MEDIUM- TO LONG-TERM, "BUY AND HOLD" INVESTMENT. THE TRUST'S OBJECTIVES ARE TO ACHIEVE SUBSTANTIAL CAPITAL APPRECIATION OVER TIME. THE TRUST IS NOT INTENDED TO ACHIEVE, NOR TO ATTEMPT TO ACHIEVE, SIGNIFICANT APPRECIATION OVER THE SHORT TERM.


    A Unitholder may cause the Trust to redeem any or all of such Unitholder's Units at Net Asset Value as of the close of business on the last business day of any calendar month. Written redemption requests may be submitted to CISI or to a redeeming Unitholder's Registered Representative but in either case must be received by CISI on or before the 20th of a month (or, if the 20th is not a business day, the next business day) to effect redemption as of such month-end. A form of Request for Redemption is attached to the Subscription Agreement and Power of Attorney as an Annex.


    Redemption proceeds will generally be paid within ten calendar days after the month-end of redemption, either directly to the redeeming Unitholder or to the Unitholder's customer securities account as directed by the Unitholder. However, in special circumstances, including, but not limited to, default or delay in payments due to the Trust from banks or other persons, the Trust may, in turn, delay payment to persons requesting redemption of Units of the proportionate part of the redemption value of their Units equal to the proportionate part of the Net Assets of the Trust represented by the sums that are the subject of such default or delay. See "Section 12. Redemptions" in Exhibit A -- Declaration and Agreement of Trust.

    A Unit which is redeemed at or prior to the end of the eleventh full month after its sale will be assessed a redemption charge of 3% of the Net Asset Value per Unit as of the date of redemption. In the case of Units sold during the Initial Offering Period, the date of sale for purposes of determining whether redemption charges apply will be the date subscription funds held in escrow are released to the Trust and the Trust begins trading, not the date that investors subscribe for Units, have their subscriptions accepted or have their customer securities accounts debited into escrow in the amount of their subscriptions. During the Ongoing Offering Period, Units are considered "sold" for purposes of determining whether redemption charges apply as of the last day of the calendar month as of which such Units are issued (not as orders for Units are submitted or accepted). The redemption charge will be subtracted from the redemption price of the Unit and paid to CIS. In the event that an investor acquires Units at more than one time, such investor's Units will be treated on a "first-in, first-out" basis for purposes of determining whether redemption charges apply.

    Applicable state "Blue Sky" policies require that redemption charges not be assessed on any Unitholder who redeems because the Trust's expenses have increased.


    The Managing Owner may declare additional redemption dates, including Special Redemption Dates under certain circumstances . If as of the close of business on any day the Net Asset Value of a Unit has decreased to less than 50% of the Net Asset Value per Unit as of the previous month-end or to $50 or less, after adding back all distributions, the Managing Owner shall liquidate all of the Trust's open positions, suspend trading and within ten business days after the suspension of trading declare a Special Redemption Date by notice to Unitholders and otherwise in accordance with the Declaration of Trust.


    Unitholders may not transfer or assign Units without providing prior written notice to the Managing Owner. No assignee may become a substitute Unitholder except with the consent of the Managing Owner (which may be withheld in the absolute discretion of the Managing Owner).

    NOTICES OF REDEMPTION ARE IRREVOCABLE ONCE SUBMITTED. THE NET ASSET VALUE PER UNIT AS OF THE DATE OF REDEMPTION MAY DIFFER SUBSTANTIALLY FROM THE NET ASSET VALUE PER UNIT AS OF THE DATE THAT IRREVOCABLE NOTICE OF REDEMPTION MUST BE SUBMITTED.

    UNITHOLDERS NEED NOT REDEEM ALL THEIR UNITS IN ORDER TO REDEEM ANY SUCH UNITS, PROVIDED THAT AT LEAST $1,000 OF UNITS ARE REDEEMED AND THAT THE MINIMUM INVESTMENT OF $1,000 IS MAINTAINED AFTER ANY PARTIAL REDEMPTION.

NET ASSET VALUE

    The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. The Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding.

    A futures or option contract traded on a United States commodity exchange will be valued at the settlement price on the date of valuation. If an open position cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the position can be liquidated shall be the basis for determining the liquidating value of such position for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. Accrued Incentive Fee liabilities reduce Net Asset Value (subject, however, to possible whole or partial reversal if the Trust incurs subsequent losses) even if such accrued Incentive Fees may never, in fact, be finally paid to JWH.

    Organizational and initial offering cost reimbursement will not reduce Net Asset Value for any purpose, including calculating the redemption value of Units; however, the amount of organizational and initial offering costs amortized at each month-end during the amortization period will reduce Net Asset Value as of each such month-end.

                              THE TRUST AND THE TRUSTEE

    THE FOLLOWING SUMMARY DESCRIBES IN BRIEF CERTAIN ASPECTS OF THE OPERATION
OF THE TRUST AND THE TRUSTEE'S AND MANAGING OWNER'S RESPECTIVE RESPONSIBILITIES CONCERNING THE TRUST. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE DECLARATION AND AGREEMENT OF TRUST ATTACHED HERETO AS EXHIBIT A AND CONSULT WITH THEIR OWN ADVISERS CONCERNING THE IMPLICATIONS TO SUCH PROSPECTIVE SUBSCRIBERS OF INVESTING IN A DELAWARE BUSINESS TRUST. THE SECTION REFERENCES BELOW ARE TO SECTIONS IN THE DECLARATION AND AGREEMENT OF TRUST.

PRINCIPAL OFFICE; LOCATION OF RECORDS

    The Trust is organized under the Delaware Business Trust Act. The Trust is administered by the Managing Owner, whose office is located at 233 South Wacker Drive, Suite 2300, Chicago, Illinois (telephone: (312) 460-4000). The records of the Trust, including a list of the Unitholders and their addresses but excluding detailed trading records of JWH, is located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Unitholders or their representatives during regular business hours as provided in the Declaration and Agreement of Trust. (Section
10). There is a limitation to non-commercial purposes. Transfer agent services will be provided by CIS at 233 South Wacker Drive, Suite 2300, Chicago, Illinois at no additional cost to the Trust. The Managing Owner will maintain and preserve the books and records of the Trust for a period of not less than six years.

CERTAIN ASPECTS OF THE TRUST

    THE TRUST IS THE FUNCTIONAL EQUIVALENT OF A LIMITED PARTNERSHIP; PROSPECTIVE INVESTORS SHOULD NOT ANTICIPATE ANY LEGAL OR PRACTICAL PROTECTIONS UNDER THE DELAWARE BUSINESS TRUST ACT GREATER THAN THOSE AVAILABLE TO LIMITED PARTNERS OF A LIMITED PARTNERSHIP.

    No special custody arrangements are applicable to the Trust which would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Trust to the Managing Owner. The Managing Owner is the functional equivalent of the general partner in a limited partnership.
(Sections 5(a), 9 and 19).

    Although units of beneficial interest in a trust need not carry any voting rights, the Declaration and Agreement of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds. (Section 19).

    The Delaware Business Trust Act under which the Trust is formed is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

THE TRUSTEE

    Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with either the Managing Owner or the Selling Agents. The Trustee's duties and liabilities with respect to the offering of the Units and the administration of the Trust are limited to its express obligations under the Declaration and Agreement of Trust.

    The rights and duties of the Trustee, the Managing Owner and the Unitholders are governed by the provisions of the Delaware Business Trust Act and by the Declaration and Agreement of Trust.

    The Trustee serves as the Trust's sole trustee in the State of Delaware.
The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Business Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Unitholders. The Trustee is permitted to resign upon at least 60 days' notice to the Trust, provided that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Declaration and Agreement of Trust provides that the Trustee is compensated by the Trust, and is indemnified by the Managing Owner against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Declaration and Agreement of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

    Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee's liability in connection with the issuance and sale of the Units is limited solely to the express obligations of the Trustee set forth in the Declaration and Agreement of Trust.

    Under the Declaration and Agreement of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. In addition, the Managing Owner has been designated as the "tax matters partner" of the Trust for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Unitholders have no voice in the operations of the Trust, other than certain limited voting rights as set forth in the Declaration and Agreement of Trust.
In the course of its management, the Managing Owner may, in its sole and absolute discretion, retain such persons (except where the Managing Owner has been notified by the Unitholders that the Managing Owner is to be replaced as the managing owner), including an affiliate or affiliates of the Managing Owner, as the Managing Owner deems necessary for the efficient operation of the Trust. (Sections 2 and 9).

    Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

MANAGEMENT OF TRUST AFFAIRS; VOTING BY UNITHOLDERS

    The Unitholders take no part in the management or control, and have no voice in the operations of the Trust or its business. (Section 9(a)). Unitholders may, however, remove and replace the Managing Owner as the managing owner of the Trust, and may amend the Declaration and Agreement of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Trust. (Section 19(b)). The owners of 10% of the outstanding Units then owned by Unitholders have the right to bring a matter before a vote of the Unitholders. (Section 19(c)). The Managing Owner has no power under the Declaration and Agreement of Trust to
restrict any of the Unitholders' voting rights.  (Section 19(c)).   Any Units
purchased by the Managing Owner or its affiliates, as well as the Managing Owner's general liability interest in the Trust are non-voting. (Section 7).

    The Managing Owner has the right unilaterally to amend the Declaration and Agreement of Trust provided that any such amendment is for the benefit of and not adverse to the Unitholders or the Trustee and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of the Trust's tax allocations or to comply with certain regulatory requirements. (Section 19(a)).

    In the event that the Managing Owner or the Unitholders vote to amend the Declaration and Agreement of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units. (Section 19(c)).

RECOGNITION OF THE TRUST IN CERTAIN STATES

    A number of states do not have "business trust" statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. In order to protect Unitholders against any loss of limited liability, the Declaration and Agreement of Trust provides that no written obligation may be undertaken by the Trust unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally. Furthermore, the Trust itself indemnifies all Unitholders against any liability which such Unitholders might incur in addition to that of a limited partner. The Managing Owner is generally liable for all obligations of the Trust and would use its assets to satisfy any such liability before such liability would be enforced against any Unitholder individually.

POSSIBLE REPAYMENT OF DISTRIBUTIONS RECEIVED BY UNITHOLDERS; INDEMNIFICATION OF THE TRUST BY UNITHOLDERS

    The Units are limited liability investments; investors may not lose more than the amount which they invest plus any profits recognized on their investment. (Section 8(d)). However, Unitholders could be required, as a matter of bankruptcy law, to return to the Trust's estate any distribution which they received at a time when the Trust was in fact insolvent or in violation of the Declaration and Agreement of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders agree in the Declaration and Agreement of Trust that they will indemnify the Trust for any harm suffered by it as a result of
(i) Unitholders' actions unrelated to the business of the Trust or
(ii) transfers of their Units in violation of the Declaration and Agreement of Trust. (Section 18(c)).

TRANSFERS OF UNITS RESTRICTED

    A Unitholder may, subject to compliance with applicable federal and state securities laws, assign his or her Units upon notice to the Trust and the Managing Owner. No assignment will be effective in respect of the Trust or the Managing Owner until the first day of the month succeeding the month in which such notice is received. No assignee may become a substituted Unitholder except with the consent of the Managing Owner (which consent may be withheld in the absolute discretion of the Managing Owner) and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the Managing Owner. (Section 11).

    There will be no certificates for the Units. (Section 7(a)). Any transfers of Units are reflected on the books and records of the Trust. Transferors and transferees of Units will each receive notification from the Managing Owner to the effect that such transfers have been duly reflected as notified to the Managing Owner. (Section 11).

REPORTS TO UNITHOLDERS

    Each month the Managing Owner will provide Unitholders with a current monthly Account Statement or performance information relating to the Trust and report such other information as the CFTC may require to be given to the participants in "commodity pools" such as the Trust and any such other information as the Managing Owner may deem appropriate. The Managing Owner will use reasonable efforts to distribute to Unitholders, within 90 days after the close of each fiscal year, Annual Report containing financial statements certified by an independent public accountant and, within 90 days after the close of each fiscal year (but in no event later than March 15 of each year), the tax information related to the Trust necessary for the preparation of their annual federal income tax returns. (Section 10).

    The Managing Owner will notify Unitholders within seven business days of any decline in the Net Asset Value per Unit to less than 50% of such Net Asset Value as of the previous month-end valuation date. In addition, the Managing Owner will notify Unitholders of any change in the fees paid by the Trust or of any material changes in the basic investment policies or structure of the Trust. Any such notifications shall include a description of Unitholders' voting rights. The cost of any such notifications to Unitholders will be paid by the Trust. (Section 10).

GENERAL

    In compliance with the Blue Sky Guidelines of the NASAA, the Declaration and Agreement of Trust provides that: (i) the executing and clearing commissions paid by the Trust shall be competitive (Section 9(d)), and the Managing Owner shall include in the annual reports containing the Trust's certified financial statements distributed to Unitholders each year the approximate round-turn equivalent rate paid on the Trust's trades during the preceding year (Section 10); (ii) no rebates or give-ups, among other things, may be received from the Trust by any of the Selling Agents, and such restriction may not be circumvented by any reciprocal business arrangements among any Selling Agents or any of their respective affiliates and the Trust (Section 9(d)); (iii) no person who shares or participates in any brokerage commissions paid by the Trust may receive directly or indirectly, among others things, advisory or management fees, or profit shares (Section 9(d)); (iv) any agreements between the Trust and the Managing Owner or any of its affiliates must be terminable by the Trust without penalty upon no more than 60 days' written notice (Section 9(e)); (v) the Trust may make no loans, and the funds of the Trust will not be commingled with the funds of any other person (deposit of Trust assets with a commodity broker, clearinghouse or currency dealer does not constitute commingling for these purposes) (Section 9(b)); and (vi) the Trust will not employ the trading technique commonly known as "pyramiding." (Section 9(f)).

                                CONFLICTS OF INTEREST

GENERAL

    THE MANAGING OWNER HAS NOT ESTABLISHED ANY FORMAL PROCEDURES TO RESOLVE THE CONFLICTS OF INTEREST DESCRIBED BELOW. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT NO SUCH PROCEDURES HAVE BEEN ESTABLISHED, AND THAT, CONSEQUENTLY, INVESTORS WILL BE DEPENDENT ON THE GOOD FAITH OF THE RESPECTIVE PARTIES SUBJECT TO SUCH CONFLICTS TO RESOLVE SUCH CONFLICTS EQUITABLY. ALTHOUGH THE MANAGING OWNER WILL ATTEMPT TO MONITOR AND RESOLVE THESE CONFLICTS IN GOOD FAITH, IT WILL BE EXTREMELY DIFFICULT, IF NOT IMPOSSIBLE, FOR THE MANAGING OWNER TO ENSURE THAT THESE CONFLICTS WILL NOT, IN FACT, RESULT IN ADVERSE CONSEQUENCES TO THE TRUST.

    PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THE MANAGING OWNER INTENDS TO ASSERT THAT UNITHOLDERS HAVE, BY SUBSCRIBING TO THE TRUST, CONSENTED TO THE FOLLOWING CONFLICTS OF INTEREST IN THE EVENT OF ANY PROCEEDING ALLEGING THAT SUCH CONFLICTS VIOLATED ANY DUTY OWED BY THE MANAGING OWNER TO INVESTORS.

RELATIONSHIP OF THE MANAGING OWNER, THE FUTURES BROKER AND THE FOREIGN CURRENCY BROKER

    The Managing Owner is an affiliate of both the Futures Broker and the Foreign Currency Broker of the Trust. The Managing Owner will, directly or indirectly, benefit financially from the fact that CIS and CISFS will receive compensation from the Trust on an ongoing basis in the form of Brokerage Fees. The affiliation between the Managing Owner and the Futures Broker and the Foreign Currency Broker creates a conflict of interest between the Managing Owner's duty to perform certain services for the Unitholders in their best interests and the Managing Owner's interest in its affiliates continuing to receive ongoing compensation which is dependent on continued participation in the Trust by such Unitholders. The Managing Owner does not intend to negotiate with any other brokerage firms for brokerage services for the Trust so long as the brokerage agreements with CIS and CISFS are in effect.

    The responsibilities of the Managing Owner include selecting brokers to act on behalf of the Trust and obtaining appropriate commission rates for the Trust. CIS and CISFS act as the futures broker and foreign currency and cash bullion broker, respectively, for the Trust. In such capacities, they receive brokerage fees for commodity and foreign currency and cash bullion transactions effected by the Trust. CISI has a conflict of interest between its duty to select futures and foreign currency and cash bullion brokers for the Trust in the best interests of the Trust and Unitholders and its disinclination to replace CIS and CISFS as the Trust's futures broker and foreign currency and cash bullion broker.

    CIS may charge other customers, including other commodity accounts, brokerage commissions at rates which are higher or lower than those to be paid by the Trust. Taking into consideration the services to be provided to the Trust by CIS and CISFS, the Managing Owner believes that the brokerage fee arrangements are fair to the Trust. Accordingly, the Managing Owner does not intend to seek lower commission rates for the Trust. The Managing Owner will seek to assure that the Trust's brokerage charges are within the range of those generally charged to public commodity funds of comparable size and structure in view of the nature and quality of the brokerage services to be rendered.

    CIS may receive more brokerage fee revenue from the Trust if no distributions are made to the Unitholders since such fees are based on the Trust's assets. All decisions as to distributions will be made by the Managing Owner; the Managing Owner has no current intentions to declare distributions to Unitholders. The Managing Owner may, therefore, have a conflict of interest between its obligation to make decisions about distributions in the best interests of the Trust and its Unitholders and its interest in maximizing the assets of the Trust which are available for the generation of Brokerage Fee payable to its affiliate.

    The Trust receives interest on substantially all of its average daily assets on deposit at CIS each month at a rate of interest equal to the average 91-day Treasury bill rate for that month in respect of deposits denominated in dollars and at the applicable rates in respect of deposits denominated in currencies other than dollars (which may be zero in certain cases) as described in "Use of Proceeds -- Maintenance of Assets; Interest Income." CIS and CISFS receive and retain any interest earned on the assets of the Trust in excess of the amount paid to the Trust. Since CIS and CISFS are affiliated with CISI, CISI's conflict of interest (described immediately above) between making decisions related to distributions in the best interests of the Trust and its Unitholders extends to its interest in maintaining the Trust's assets at higher levels and minimizing the amounts of distributions in order also to maximize the amount of interest income generated by assets of the Trust and payable to CIS and CISFS.

    In addition, since the Trust does not pay Brokerage Fees on a per trade basis, CISI may have a conflict between its obligation to choose the best trading advisor for the Trust and its interest in selecting a trading advisor with low trading "velocity" thereby enabling CIS to realize cost savings.

OTHER COMMODITY POOLS AND ACCOUNTS

    CIS currently acts as commodity broker for commodity pools other than the Trust, including one private and two other public commodity pools of which CISI is a co-general partner. The Managing Owner may in the future establish and operate additional commodity pools, either jointly or individually, which may vary in structure and in compensation arrangements from the Trust. CISFS trades spot and forward contracts on currencies and precious metals for accounts other than the Trust's. CIS, CISFS and the Managing Owner will not knowingly or deliberately favor any such commodity pool or account over the Trust with respect to the execution of commodity trades or spot and forward trades. In addition, JWH and its affiliates operate commodity pools and will manage accounts other than the Trust's, including commodity pools and proprietary accounts. (However, employees and principals of JWH, other than Mr. John W. Henry, are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. See "John W. Henry & Company, Inc. -- Legal and Ethical Concerns.") JWH has represented to the Trust that it will treat the Trust equitably and will not knowingly or deliberately favor on an overall basis any other client over the Trust with respect to advice relating to commodity interest transactions.

COMMODITY TRANSACTIONS OF AFFILIATES AND CUSTOMERS OF THE FUTURES BROKER

    Corporate affiliates of CIS, including Cargill, Incorporated, the parent company of CIS, and their affiliates, trade in commodity interests from time to time for their own accounts. In addition, CIS is a substantial futures commission merchant handling transactions in commodities and commodity futures contracts for a large number of customers, including commodity pools, other than the Trust. CIS may effect transactions for the accounts of the Trust in which other parties to the transaction may be affiliates, or other commodity pools operated by affiliates, of CIS. In addition, it is likely that the volume of trading by such other parties will result in the Trust competing with such other parties from time to time in bidding on similar purchases or sales of commodities and commodity futures contracts. Transactions for such other parties might be effected when similar trades for the Trust are not executed or are executed at less favorable prices. The operating policies of CIS require that orders be transmitted to the trading floor of the commodity exchanges in the sequence received, regardless of customer size or identity. Unitholders will not be permitted to inspect the trading records of CIS in light of the proprietary and confidential nature of such trading records.

OTHER ACTIVITIES OF CIS, THE MANAGING OWNER, JWH AND THEIR OFFICERS AND
EMPLOYEES

    CIS makes, on a daily basis, both fundamental and technical information available to its account executives and certain customers. However, CIS, its employees and its affiliates will perform no advisory services for the Trust. Since the Trust will be advised by JWH, which is not affiliated with CIS, the Trust may take positions similar to or opposite to the commodity research recommendations of CIS. Certain of the officers and employees of CIS may be members of various exchanges and may from time to time serve on the governing bodies and standing committees of such exchanges and their clearing houses. In addition, certain of the officers and employees of JWH, CIS and the Managing Owner may also be members of the committees of NFA. In such capacities these individuals have a fiduciary duty to the exchanges or organizations in which they serve and they are required to act in the best interests of such exchanges or organizations, even if such actions were to be adverse to the interest of the Trust. In addition, principals of such firms may devote portions of their time to other business activities unrelated to the business of those firms.

THE SELLING AGENTS

    The Selling Agents may receive substantial selling commissions on the sale of Units. Consequently, the Selling Agents have a conflict of interest in advising the clients whether to invest in the Units.

    The Selling Agents may receive, beginning in the thirteenth month after each month-end sale of Units, ongoing compensation based on the Net Asset Value of Units sold by them which remain outstanding. Consequently, in advising clients whether to redeem their Units the Selling Agents will have a conflict of interest between their interest in maximizing the compensation which they will receive from the Trust and giving their clients the financial advice which the Selling Agents believe to be in such clients' best interests. The same conflict of interest extends to the Wholesalers and correspondents who distribute Units.

INDEMNIFICATION AND STANDARD OF LIABILITY

    The Managing Owner and certain of its affiliates, officers, directors and controlling persons may not be liable to the Trust or any Unitholder for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

    The Managing Owner and its affiliates shall not have any liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or any such affiliate if the Managing Owner or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct. The Trust has agreed to indemnify the Managing Owner and its affiliates, officers, directors and controlling persons against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence, misconduct or breach of any fiduciary obligation to the Trust and was done in good faith and in a manner the Managing Owner, in good faith, determined to be in the best interests of the Trust. Affiliates of the Managing Owner are entitled to indemnity only for losses resulting from claims against such affiliates due solely to their relationship with the Managing Owner or for losses incurred by such affiliates in performing the duties of the Managing Owner.

    The Managing Owner, not the Trust, has agreed to indemnify the Selling Agents, Wholesalers and correspondents against claims, losses or liabilities arising out of the Managing Owner's breach of any representation or warranty contained in the Selling Agreement, or out of any untrue statement of material fact or omission to state a material fact in this Prospectus or any related promotional material.

    The Declaration and Agreement of Trust provides that the Managing Owner, its affiliates, the Selling Agents, Wholesalers and correspondents shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

    The Declaration and Agreement of Trust also provides that in any claim for indemnification for federal or state securities law violations, the party seeking indemnification is required to place before the court the position of the SEC and various state regulatory authorities that indemnification for securities law violations is void as against public policy.

    THE MANAGING OWNER MAY, DUE TO THE EXCULPATORY AND INDEMNITY PROVISIONS OF THE DECLARATION AND AGREEMENT OF TRUST, HAVE MORE FLEXIBILITY THAN THE MANAGING OWNER OTHERWISE WOULD TO RESOLVE THE FOREGOING CONFLICTS OF INTEREST IN A MANNER MORE FAVORABLE TO THE MANAGING OWNER THAN TO THE TRUST.


                              FEDERAL INCOME TAX ASPECTS

    IN THE OPINION OF SIDLEY & AUSTIN, THE FOLLOWING SUMMARY CORRECTLY
DESCRIBES THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES, AS OF THE DATE HEREOF, TO A UNITED STATES INDIVIDUAL TAXPAYER WHO INVESTS IN THE TRUST. THE OPINION OF SIDLEY & AUSTIN IS BASED, IN CERTAIN CASES, ON THE DESCRIPTION OF THE PROPOSED OPERATION OF THE TRUST CONTAINED IN THIS PROSPECTUS AND, IN CERTAIN CASES, IS SUBJECT TO THE UNCERTAINTIES DESCRIBED BELOW.

THE TRUST'S TAX STATUS


    In the opinion of Sidley & Austin, the Trust will be classified as a partnership for federal income tax purposes. Consequently, the Unitholders individually, not the Trust itself, are subject to tax.


    The Managing Owner believes that all of the income expected to be generated by the Trust will constitute "qualifying income" and has so advised Sidley & Austin. As a result, in the opinion of Sidley & Austin, the Trust will not be subject to tax as a corporation under the provisions applicable to "publicly-traded partnerships."

    If the Trust were not treated as a partnership or if the Trust were subject to tax as a "publicly-traded partnership," the Trust as an entity would be subject to tax at the same tax rates applicable to corporations, distributions to Unitholders would be taxable to them as dividends to the extent of the current and accumulated earnings and profits of the Trust, and Unitholders would not be entitled to report their share of any deductions or loss of the Trust on their federal income tax returns.

    The remainder of this summary assumes that the Trust will be treated as a partnership and not as a "publicly-traded partnership."

TAXATION OF UNITHOLDERS ON PROFITS AND LOSSES OF THE TRUST

    The Trust, as an entity, is not subject to federal income tax in the opinion of Sidley & Austin as described above. Consequently, with the exception of Unitholders who are not citizens or residents of the United States, each Unitholder is required for federal income tax purposes to take into account, in his or her taxable year with which or within which a taxable year of the Trust ends, his or her allocable share of all items of the Trust's income, gain (including unrealized gain from open futures and forward contracts and options "marked-to-market"), loss, deduction and other items for such taxable year of the Trust. A Unitholder must take such items into account even if the Trust does not make any distributions of cash or other property to such Unitholder.

    A Unitholder's share of such items for federal income tax purposes generally is determined by the allocations made pursuant to the Declaration and Agreement of Trust unless such items so allocated do not have "substantial economic effect" or are not in accordance with the Unitholders' interests in the Trust. Under the Declaration and Agreement of Trust, allocations are generally made in proportion to Unitholders' capital accounts (each Unit sharing equally in the Net Assets of the Trust), and therefore such allocations should have substantial economic effect. However, in cases in which a Unitholder redeems part or all of his or her interest in the Trust, the allocations of capital gain or loss specified in the Declaration and Agreement of Trust are not in proportion to capital accounts. Because such allocations are consistent with the economic effect of the Declaration and Agreement of Trust that bases the amount to be paid to a redeeming Unitholder upon his or her share of the realized and unrealized gains and losses at the time his or her Units are redeemed, the Managing Owner intends to file the Trust's tax return based upon the allocations specified in the Declaration and Agreement of Trust. In the opinion of Sidley & Austin, the foregoing allocations should be upheld if audited. Nevertheless, it is not certain that the IRS would agree that such allocations have substantial economic effect or are determined in accordance with the Unitholders' interests in the Trust. If such tax allocations were challenged and not sustained, some or all of a redeeming Unitholder's capital gain or loss could be converted from short-term to long-term and each remaining Unitholder's share of the capital gain or loss that is the subject of such allocations would be increased (solely for tax purposes).

LIMITATIONS ON DEDUCTIBILITY OF TRUST LOSSES BY UNITHOLDERS

    The amount of any loss (including capital loss) incurred by the Trust that a Unitholder is entitled to include in his or her personal income tax return is limited to his or her tax basis for his or her interest in the Trust as of the end of the Trust's taxable year in which such loss occurred. Generally, a Unitholder's tax basis for his or her interest in the Trust is the amount paid for such interest reduced (but not below zero) by his or her share of any distributions by the Trust, losses realized and expenses and increased by his or her share of the Trust's realized income, including gains.

    Similarly, a Unitholder that is subject to the "at risk" limitations (generally, non-corporate taxpayers and closely-held corporations) may not deduct losses of the Trust (including capital losses) to the extent that they exceed the amount he or she has "at risk" with respect to his or her interest in the Trust at the end of the year. The amount that a Unitholder has at risk will generally be the same as his or her adjusted basis as described above, except that it will not include any amount that he or she has borrowed on a nonrecourse basis or from a person who has an interest in the Trust or a person related to such person.

    Losses denied under the basis or at risk limitations are suspended and may be deducted in subsequent years, subject to these and other applicable limitations.

    Because of the limitations imposed upon the deductibility of capital losses (see "-- Tax on Capital Gains and Losses" below), a Unitholder's distributive share of any capital losses of the Trust will not materially reduce the federal income tax payable on his or her ordinary income (including his or her allocable share of the Trust's interest income).

TREATMENT OF INCOME AND LOSS UNDER THE "PASSIVE ACTIVITY LOSS RULES"

    The Code contains rules (the "Passive Activity Loss Rules") designed to prevent the deduction of losses from "passive activities" against income not derived from such activities, including income from investment activities not constituting a trade or business, such as interest and dividends ("Portfolio Income"), and salary. The trading activities of the Trust will not constitute a "passive activity," with the result that income derived from such activities will constitute Portfolio Income or other income not from a passive activity. Thus, losses resulting from a Unitholder's "passive activities" cannot be offset against such income, and net losses from the Trust's operations will be deductible in computing the taxable income of such Unitholder (subject to other limitations on the deductibility of such losses, in particular the annual limitation applicable to non-corporate investors that no more than $3,000 of capital losses can be deducted against ordinary income).

CASH DISTRIBUTIONS AND REDEMPTIONS OF UNITS

    Cash received from the Trust by a Unitholder as a distribution with respect to his or her Units (including distributions of any Brokerage Fee Excess) or in redemption of less than all of his or her Units generally is not reportable as taxable income by such Unitholder, except as described below. Rather, such distribution or redemption reduces (but not below zero) the total tax basis of all of the Units held by the Unitholder after the distribution or redemption. Any cash distribution in excess of a Unitholder's adjusted tax basis for all of his or her Units is taxable to him or her as gain from the sale or exchange of such Units and, assuming that the Unitholder has held his or her Units for more than one year, will be long-term capital gain.

    Redemption for cash of the entire interest held by a Unitholder will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Unitholder's adjusted tax basis for his or her Units. Assuming that the Unitholder has held his or her Units for more than one year, any gain or loss on their redemption will be long-term capital gain or loss.

GAIN OR LOSS ON SECTION 1256 CONTRACTS

    Under the "mark-to-market" system of taxing futures and futures options contracts traded on United States exchanges and certain foreign currency forward contracts ("Section 1256 Contracts"), any unrealized profit or loss on positions in such Section 1256 Contracts which are open as of the end of a taxpayer's fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. If an open position on which profit or loss has been realized as of the end of a fiscal year declines in value after such year-end and before the position is in fact offset, a loss is recognized for tax purposes at the end of the fiscal year in which the value declines (irrespective of the fact that the taxpayer may actually have realized a gain on the position considered from the time that such position was initiated). The converse is the case with an open position on which a "mark-to-market" loss was recognized for tax purposes as of the end of a fiscal year but which subsequently increases in value prior to being offset. In general, 60% of the net gain or loss which is generated as a result of the "mark-to-market" system is treated as long-term capital gain or loss, and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.

GAIN OR LOSS ON NON-SECTION 1256 CONTRACTS

    Except as described below with respect to Section 988 transactions entered into by a qualified fund, gain or loss with respect to contracts that are non-Section 1256 Contracts will generally be taken into account for tax purposes only when realized.

TAXATION OF FOREIGN CURRENCY TRANSACTIONS

    Foreign currency transactions ("Section 988 transactions") include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or determined by reference to the value of one or more nonfunctional currencies. In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts or non-equity options on foreign currencies which are Section 1256 Contracts is characterized as capital gain or loss. If the Trust is eligible, the Trust will make a qualified fund election. Pursuant to such qualified fund election, gain or loss with respect to certain
Section 988 transactions, other than those described in Section 1256 which would be taxed as described above under "-- Gain or Loss on Section 1256 Contracts," would be short-term capital gain or loss. In addition, all such transactions would be subject to the "mark-to-market" rules (see "-- Gain or Loss on Section 1256 Contracts," above). If the Trust so elects but fails to meet the requirements of electing qualified fund status in a taxable year, (i) net loss recognized by the Trust in such taxable year with respect to certain forward contracts, futures contracts and options with respect to foreign currency trades by the Trust will be characterized as a capital loss, and (ii) net gain recognized by the Trust in such taxable year with respect to certain contracts will be characterized as ordinary income.

TAX ON CAPITAL GAINS AND LOSSES

    Net capital gains (I.E., the excess of net long-term capital gain over net short-term capital loss) will be taxed for non-corporate taxpayers at a maximum rate of 28% and for corporate taxpayers at the same rates as other income. See "-- Limitation on Deductibility of Interest on Investment Indebtedness" below (for a discussion of the reduction in the amount of a non-corporate taxpayer's net capital gain for a taxable year to the extent such gain is taken into account by such taxpayer as investment income). Capital losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000. See "Risk Factor (30) -- Taxation of Interest Income Irrespective of Trading Losses."

    If a non-corporate taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts. Losses so carried back will be deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see "-- Gain or Loss on Section 1256 Contracts" above). To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carryback year, they will carry forward indefinitely as losses on
Section 1256 Contracts in future years.

LIMITED DEDUCTION FOR CERTAIN EXPENSES

    The Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including "investment advisory fees," are aggregated with unreimbursed employee business expenses, other expenses of producing income and certain other deductions (collectively, "Aggregate Investment Expenses"), and that the aggregate amount of such expenses is deductible only to the extent that such amount exceeds 2% of a non-corporate taxpayer's adjusted gross income (the "2% Floor"). In addition, Aggregate Investment Expenses in excess of the 2% Floor, when combined with certain of a taxpayer's other miscellaneous deductions, are subject to a reduction equal to, generally, 3% of the taxpayer's adjusted gross income in excess of a certain threshold amount (the "3% Phase Out"). Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax.

    The Managing Owner intends to treat the ordinary expenses of the Trust as ordinary business deductions not subject to the 2% Floor or the 3% Phase Out.
It is the standard practice in the managed futures industry to treat such charges as not being subject to the 2% Floor or the 3% Phase Out, and the Managing Owner will not treat any of such charges as being subject to such Floor or Phase Out.

    Based on the trading activities of the Trust, in the opinion of Sidley & Austin, the Trust should be treated as engaged in the conduct of a trade or business for federal income tax purposes, and, as a result, the ordinary and necessary business expenses incurred by the Trust in conducting its commodity futures trading business should not be subject to the 2% Floor or the 3% Phase-Out.

    Investors should be aware that an opinion of counsel is not binding on the IRS or on any court and it is possible that the IRS could contend, or that a court could decide, that the contemplated trading activities of the Trust do not constitute a trade or business for federal income tax purposes. To the extent the characterization of certain of the Trust's expenses as "investment advisory fees" were to be sustained, each non-corporate Unitholder's PRO RATA share of the amounts so characterized would be deductible only to the extent that such non-corporate Unitholder's Aggregate Investment Expenses exceeded the 2% Floor and, when combined with certain other itemized deductions, exceeded the 3% Phase-Out. In addition, each non-corporate Unitholder's distributive share of the Trust's income would be increased (solely for tax purposes) by such Unitholder's PRO RATA share of the amounts so recharacterized. Any such recharacterization could require Unitholders to pay additional taxes, interest and penalties. (See "-- IRS Audits of the Trust and Its Unitholders.")

INTEREST INCOME

    Interest received by the Trust, as well as on subscriptions while held in escrow, will be taxed as ordinary income.

    The trading by the Trust is expected to generate almost exclusively capital gain or loss. Capital losses can be deducted against ordinary income, in the case of non-corporate taxpayers, only to the extent of $3,000 per year. Accordingly, the Trust could incur significant capital losses but an investor, nevertheless, could be required to pay substantial taxes in respect of such investor's allocable share of the Trust's interest income and other ordinary income. See "Risk Factor (30) -- Taxation of Interest Income Irrespective of Trading Losses."

SYNDICATION EXPENSES

    Neither the Trust nor any Unitholder will be entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Trust or any Unitholder, even though the payment of such expenses will reduce Net Asset Value.

    All of the initial offering costs for which CISI is being reimbursed by the Trust and the redemption charge of 3% of the Net Asset Value per Unit assessed on Units redeemed at or prior to the end of the eleventh full month after issuance constitute non-deductible, non-amortizable, syndication expenses. The Trust will elect to amortize its organizational costs for tax purposes over a 60-month period. The amount of such costs which are permitted to be amortized for tax purposes is expected to be de minimis.

    The IRS could take the position that a portion of the Brokerage Fee paid to CIS constitutes non-deductible syndication expenses.

LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT INDEBTEDNESS

    Interest paid or accrued on indebtedness properly allocable to property held for investment constitutes "investment interest." Interest expense incurred by a Unitholder to acquire or carry his or her Units (as well as other investments) will constitute "investment interest." Such interest is generally deductible by non-corporate taxpayers only to the extent that it does not exceed net investment income (that is, generally, the excess of (i) gross income from interest, dividends, rents and royalties, which would include a Unitholder's share of the Trust's interest income, and (ii) certain gains from the disposition of investment property, over the expenses directly connected with the production of such investment income). Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year. A non-corporate taxpayer's net capital gain from the disposition of investment property is included in clause (ii) of the second preceding sentence only to the extent such taxpayer elects to make a corresponding reduction in the amount of net capital gain that is subject to tax at the maximum 28% rate described above. (See "--Tax on Capital Gains and Losses" above.)

TAXATION OF FOREIGN INVESTORS

    A Unitholder who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a "Foreign Unitholder") generally is not subject to taxation by the United States on capital gains from commodity trading, provided that such Foreign Unitholder (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as "effectively connected." An investment in the Trust should not, by itself, cause a Foreign Unitholder to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the Trust will be conducted as described in this Prospectus. Pursuant to a "safe harbor" in the Code, an investment fund which trades commodities for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. The Managing Owner has advised Sidley & Austin of the contracts that the Trust will trade. Based on a review of such contracts as of the date of this Prospectus, the Trust has been advised by its counsel, Sidley & Austin, that such contracts should satisfy the safe harbor. If the contracts traded by the Trust in the future were not covered by the safe harbor, there is a risk that the Trust would be treated as engaged in a trade or business within the United States. In the event that the Trust were found to be engaged in a United States trade or business, a Foreign Unitholder would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Unitholder which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the Trust would be required to withhold taxes from the income or gain allocable to such a Unitholder under
Section 1446 of the Code.

    A Foreign Unitholder is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Unitholder, not engaged in a trade or business within the United States, is not subject to United States tax on interest income (other than certain so-called "contingent interest") attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Unitholder provides the Trust with a Form W-8.

"UNRELATED BUSINESS TAXABLE INCOME"

    Income earned by the Trust does not constitute "unrelated business taxable income" under Section 511 of the Code to employee benefit plans and other tax-exempt entities which purchase Units, provided that the Units purchased by such plans and entities are not "debt-financed" and provided further that the assets acquired by the Trust are not debt financed.

IRS AUDITS OF THE TRUST AND ITS UNITHOLDERS

    The tax treatment of Trust-related items is determined at the Trust level rather than at the Unitholder level. CISI is the Trust's "tax matters partner" with the authority to determine the Trust's responses to an audit, except that CISI does not have the authority to settle tax controversies on behalf of any Unitholder who files a statement with the IRS stating that CISI has no authority to do so. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Trust is three years after the Trust's return for the taxable year in question is filed, and CISI has the authority to, and may, extend such period with respect to all Unitholders.

    If an audit results in an adjustment, Unitholders may be required to pay additional taxes, plus interest, and possibly tax penalties. There can be no assurance that the Trust's or a Unitholder's tax return will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.

STATE AND OTHER TAXES

    In addition to the federal income tax consequences described above, the Trust and the Unitholders may be subject to various state and other taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Trust. For example, the Trust may be subject to a 1.5% Personal Property Replacement Tax in Illinois. Such tax is imposed on the net income of the Trust allocable to Illinois. Unitholders must consult their own advisers regarding the possible applicability of state, local or municipal taxes to an investment in the Trust.

                                ______________________

    Except as otherwise set forth, the foregoing statements regarding the federal income tax consequences to Unitholders of an investment in the Trust are based upon the provisions of the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that would make the foregoing statements incorrect.

    THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE TRUST MAY NOT BE THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE AND OTHER LAWS BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.


                         PURCHASES BY EMPLOYEE BENEFIT PLANS

    ALTHOUGH THERE CAN BE NO ASSURANCE THAT AN INVESTMENT IN THE TRUST, OR ANY OTHER MANAGED FUTURES PRODUCT, WILL ACHIEVE THE INVESTMENT OBJECTIVES OF AN EMPLOYEE BENEFIT PLAN, SUCH INVESTMENTS HAVE CERTAIN FEATURES WHICH MAY BE OF INTEREST TO SUCH PLANS.

    AS A MATTER OF POLICY, THE MANAGING OWNER LIMITS SUBSCRIPTIONS TO THE TRUST FROM ANY EMPLOYEE BENEFIT PLAN TO NO MORE THAN 10% OF THE "LIQUID" NET ASSETS OF SUCH PLAN AT THE TIME OF INVESTMENT (IRRESPECTIVE OF THE NET WORTH OF THE BENEFICIARY OR BENEFICIARIES OF SUCH PLAN).

GENERAL

    The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest any of the plan's assets in the Trust (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

    In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

    Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust plays in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that investment in the Trust is prudent for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the terms of the Plan and the related trust.

             EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT
               WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN
                 INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES
                  A HIGH DEGREE OF RISK.  THE TRUST IS NOT INTENDED
                         AS A COMPLETE INVESTMENT PROGRAM.

"PLAN ASSETS"

    A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (I.E., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception").

    The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer's control.

    The Managing Owner expects that the Publicly Offered Security Exception will apply with respect to the Units. First, the Units are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Units will be timely registered under the Securities Exchange Act of 1934. Second, it appears that the Units are freely transferable because the minimum investment is not more than $5,000 and Unitholders may assign their Units by giving written notice to the Managing Owner, provided such assignment would not violate any federal or state securities laws and would not adversely affect the tax status of the Trust. If the Managing Owner withholds consent, a Unitholder may assign such Unitholder's share of capital and profits and rights of redemption. As described in the preceding paragraph, the ERISA Regulation provides that if a security is part of an offering in which the minimum investment is $10,000 or less, a restriction on substitution of a limited partner in a partnership, including a general partner consent requirement, will not prevent a finding that the security is freely transferable, provided that the economic benefit of ownership can be transferred without such consent. Although this provision, read literally, applies only to partnerships, the Managing Owner believes that because the determination as to whether a security is freely transferable is based on the facts and circumstances, the fact that the Units, which are issued by a trust rather than a partnership, have an identical restriction should not affect a finding that the Units are freely transferable. Third, the Managing Owner expects that immediately after the initial offering, the Units will be owned by at least 100 investors independent of the Trust and of each other. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan which purchases Units.

INELIGIBLE PURCHASERS

    Units may not be purchased with the assets of a Plan if the Managing Owner, the Trustee, JWH, CIS, CISFS, any Selling Agent (including any wholesaler or correspondent), any Futures Broker, The First National Bank of Chicago or any of their respective affiliates or any of their respective agents or employees: (a) has investment discretion with respect to the investment of such Plan assets;
(b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

    Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

    ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, CISI, JWH, CIS, CISFS, ANY SELLING AGENT OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.


                           THE FUTURES AND FORWARD MARKETS

FUTURES AND FORWARD CONTRACTS

    Commodity futures contracts in the United States are required to be made on approved commodity exchanges and call for the future delivery of various commodities at a specified time and place. These contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent commodity futures contract on the same exchange prior to the designated date of delivery.

    Currencies and cash bullion and other precious metals may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and the costs of the transaction in the prices it quotes for such contract; such mark-ups are known as "bid-ask" spreads. Brokerage commissions are typically not charged in forward trading. (The level of the Trust's Brokerage Fee is, however, unaffected by the number of forward trades it executes.)

EXCHANGE OF FUTURES FOR PHYSICALS ("EFP") TRANSACTIONS

    Although futures contracts are normally entered into through competitive bidding and offering on an exchange floor (or its electronic equivalent), most U.S. exchanges allow futures contracts also to be established in a transaction known as an exchange of futures for physicals ("EFP"). In an EFP transaction where two parties engage in a cash sale of a commodity underlying a futures contract, those same two parties are permitted to establish futures positions of an equivalent quantity opposite to their cash transaction. For example, a seller of a cash commodity would be permitted to establish a long futures position of an equivalent quantity and the buyer of the cash commodity would be permitted to establish a short futures position of the equivalent commodity. In some futures markets, the cash transaction upon which the EFP is based can be the reversal of a previously entered into but unsettled cash transaction. In those markets, because the cash transaction is essentially "transitory," EFPs can serve as a means for parties to enter into futures contracts at negotiated prices and at other than during normal trading hours.

HEDGERS AND SPECULATORS

    The two broad classifications of persons who trade in commodity futures are "hedgers" and "speculators." Commercial interests that market or process commodities use the futures markets to a significant extent for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations, for example, between the time a merchandiser or processor makes a contract to sell a raw or processed commodity and the time he or she must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity; rather, the speculator risks his or her capital with the hope of making profits from price fluctuations in commodity futures contracts. Speculators rarely take delivery of physical commodities but rather close out their futures positions by entering into offsetting purchases or sales of futures contracts.

COMMODITY EXCHANGES

    Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been confirmed, the clearinghouse becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange and in effect becomes the other party to the trade. Thereafter, each clearing member firm party to the trade looks only to the clearinghouse for performance. Clearinghouses do not deal with customers, but only with member firms, and the guarantee of performance under open positions provided by the clearinghouse does not run to customers.
If a customer's commodity broker becomes bankrupt or insolvent, or otherwise defaults on such broker's obligations to such customer, the customer in question may not receive all amounts owing to such customer in respect of his or her trading, despite the clearinghouse fully discharging all of its obligations.

    The Trust will trade on foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not subject to regulation by any United States governmental agency. Therefore, the protections afforded by such regulation will not be available to the Trust in its trading on such exchanges. For example, in contrast to United States exchanges, many foreign exchanges are "principals' markets," where trades remain the liability of the traders involved and the exchange or clearinghouse does not become substituted for any party. Certain foreign exchanges also have no position limits, with each dealer, acting individually, establishing the size of the positions it will permit traders to hold.

    The Trust will engage, to a substantial extent, in transactions on foreign exchanges, and in doing so will be subject to the risks of trading in principals' markets as well as the risk of fluctuations in the exchange rates between the currencies in which the contracts traded on such foreign exchanges are denominated and United States dollars (as well as the possibility that exchange controls could be imposed in the future).

SPECULATIVE POSITION AND DAILY LIMITS

    The CFTC and the United States exchanges have established limits, referred to as "speculative position limits," on the maximum net long or net short position that any person (other than a hedger) may hold or control in futures contracts or options on particular commodities. These limits may restrict JWH's ability to acquire positions which it otherwise would acquire on behalf of the Trust, particularly in certain non-financial commodities, such as energy, metals and agriculture.

    Most United States exchanges limit by regulations the maximum permissible fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are commonly referred to as "daily limits". Daily limits establish the maximum amount by which the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the trading session. Because daily limits apply only on a day-to-day basis, they do not limit ultimate losses, and may cause illiquidity in certain markets which results in substantial losses to the Trust which JWH is powerless to limit or prevent.

MARGIN

    Margin represents a security deposit to assure futures traders' performance under their open positions. When a position is established, "initial margin" is deposited and at the close of each trading day "variation margin" is either credited or debited from a trader's account, representing the unrealized gain or loss on open positions during the day. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" will be made requiring the trader to deposit additional margin or have his or her position closed out.

FUTURES TRADING METHODS IN GENERAL

    SYSTEMATIC AND DISCRETIONARY TRADING APPROACHES

    Speculative futures strategies may generally be classified as either systematic or discretionary.

    A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular commodity. However, although these judgmental decisions may have a substantial effect on a systematic trading advisor's performance, his or her primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and "trading instinct," not on the basis of trading signals generated by any program or model.

    Each approach involves certain inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been clearly signaled by a trading system. Any trading system or trader may suffer substantial losses by misjudging the market, whether as a result of systematic or discretionary analysis. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the discipline of systematic trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than can discretionary traders. On the other hand, trading systems may suffer rapid and severe losses due to their inability to respond to actual or anticipated events directly influencing market prices until such events have had a sufficient effect on the market to create a trend of sufficient magnitude to cause their trading systems to generate trading signals, by which time a precipitous price change may already be in progress, resulting in substantial losses or missed profit opportunities.

    TECHNICAL AND FUNDAMENTAL ANALYSIS

    In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, commodity trading advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two.

    Technical analysis is not based on anticipated supply and demand factors but instead on the theory that the study of the commodities markets themselves will provide a means of anticipating future prices. Technical analysis operates on the theory that market prices and momentum at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of price histories, movements and patterns, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of prices.

    Fundamental analysis, in contrast, focuses on the study of factors external to the trading markets that affect the supply and demand of a particular commodity in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

    Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

    TREND-FOLLOWING

    "Trend-following" advisors gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques.
"Trend-following" traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but (hopefully) smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" trading advisor is likely to incur substantial losses. JWH is a "trend-follower," and historically only approximately 30% to 40% of JWH's trades have been profitable. See "John W. Henry & Company, Inc. -- Trading Techniques."

    THE TRADING PROGRAMS ARE TECHNICAL, TREND-FOLLOWING SYSTEMS

    The Trading Programs are each highly systematic and technical and rely on trend-following strategies. Although the markets traded by the two Trading Programs vary somewhat, as do the Trading Programs themselves, the same general principles underlie these trading systems, and there is a significant overlap in the markets traded by such Trading Programs. See "John W. Henry & Company, Inc. -- Trading Techniques."

    Trading methods are both confidential and continually evolving.
Prospective investors as well as existing Unitholders will generally not be informed of any change in a Trading Program, unless the Managing Owner is informed of such change, which will only occur (if at all) if JWH considers such change to be material.

    In addition to the continually evolving character of trading methods, the commodity markets themselves are continually changing. JWH may, in its sole discretion, elect to trade any available futures, forward or commodity options -- both on United States markets and abroad -- even if JWH has never previously traded in that particular market.


                                 PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE

    The Units are offered to the public -- on a "best efforts," minimum/maximum basis -- for an Initial Offering Period ending on or before ______ __, 1997, subject to extension until up to ________ __, 1997 in the discretion of the Managing Owner. If subscriptions for at least 100,000 Units are not accepted during the Initial Offering Period, no Units will be sold, all subscriptions will be promptly returned to investors (or, if applicable, to the appropriate Selling Agent for credit to an investor's customer securities account) with all interest earned thereon while held in escrow and the Trust will dissolve. In a best efforts, minimum/maximum offering there is no assurance that the minimum amount of capital necessary to begin operations will be raised, so that subscribers during the Initial Offering Period may commit their subscriptions to escrow without ultimately having an opportunity to invest. If no Units are ultimately sold, all subscription funds will be promptly (generally within five business days after the Escrow Agent has received notice from the Managing Owner) returned to subscribers with interest earned thereon while held in escrow.

    During the Initial Offering Period, Units are offered to subscribers at $100 per Unit. During the Ongoing Offering Period after the Trust commences trading, Units will be sold at Net Asset Value as of the close of business on the last business day of each calendar month. The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Subscriptions in excess of these minimums are permitted in $100 increments. After the Trust has commenced trading, additional subscriptions by existing Unitholders are permitted in $1,000 minimums with $100 increments. Units are sold in fractions calculated to five decimal places.

    In order to purchase Units, an investor must complete, execute and deliver to a Selling Agent an original of the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus, together with a check for the amount of his or her subscription. Checks should be made payable to "FNBC, ESCROW AGENT FOR JWH GLOBAL TRUST," and shall be transmitted to the Escrow Agent by noon of the second business day after receipt by the Managing Owner.

    Subscription payments by clients of certain Selling Agents may be made by authorizing the Selling Agents to debit a subscriber's customer securities account with the amount of the subscription. When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account on a settlement date specified by such Selling Agent. The account will be debited, and amounts so debited will be transmitted directly to The First National Bank of Chicago by such Selling Agent via Selling Agent check or wire transfer made payable to "FNBC, ESCROW AGENT FOR JWH GLOBAL TRUST" on such settlement date for deposit in the escrow account of the Trust.

    The Managing Owner will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part. Such determination is made within five business days of the submission of a subscription to the Managing Owner. The Managing Owner of the applicable Selling Agent will send each subscriber whose subscription for Units has been accepted a confirmation of his or her purchase. Settlement of the subscription payments on accepted subscriptions is made within three business days of acceptance of the related subscription.

    Subscription documents must generally be received at least ten business days before the termination of the Initial Offering Period and, during the Ongoing Offering Period, on or before the 20th of a month (or, if the 20th is not a business day, the next business day) in order to be accepted as of the last day of the month.

    Subscription funds are invested in short-term United States Treasury bills or comparable authorized instruments while held in escrow pending investment in the Units and will earn interest at the applicable rates paid on these instruments. Escrow interest is allocated PRO RATA among all subscribers during a particular escrow period based on the amount of their respective subscriptions and the length of time on deposit in escrow. Interest actually earned on subscriptions while held in escrow will be invested in the Fund, and investors will be issued additional Units reflecting each investor's allocable share of such interest.

    No fees are charged on any subscriptions while held in escrow. Subscribers are notified prior to any return of their subscriptions, and the amounts returned to them shall in no event be reduced by any deductions for fees or expenses.

    Subscriptions, if rejected, will be promptly returned to investors directly or, if applicable, to the appropriate Selling Agent for credit to an investor's customer securities account, together with all interest earned thereon while held in escrow.

    No subscriptions are final or binding on a subscriber until the close of business on the fifth business day following such subscriber's receipt of a final Prospectus.

    CISI will advance the Trust's organizational and initial offering costs (estimated at approximately $500,000-$600,000), for which CISI will be reimbursed by the Trust at the initial closing. The Trust will amortize such costs over the first 60 months of its operations, up to a limit at each month-end of 1/60 of 2% of the Trust's Net Assets as of such month-end. CISI will return to the Trust any unamortized amount at the end of the amortization period or earlier termination of the Trust. See "Charges -- Organizational and Initial Offering Costs."

SUBSCRIBERS' REPRESENTATIONS AND WARRANTIES

    By executing a Subscription Agreement and Power of Attorney Signature Page, such subscriber is representing and warranting, among other things, that: (i) the subscriber is of legal age to execute and deliver the Subscription Agreement and Power of Attorney and has full power and authority to do so; (ii) the subscriber has read and understands "Exhibit B -- Subscription Requirements" of this Prospectus and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and (iii) the subscriber has received a copy of this Prospectus. These representations and warranties might be used by the Managing Owner or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

    While the foregoing representations and warranties will be binding on subscribers, the Managing Owner believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units. NONETHELESS, NO PROSPECTIVE SUBSCRIBER WHO IS NOT PREPARED TO MAKE SUCH REPRESENTATIONS AND WARRANTIES, AND TO BE BOUND BY THEM, SHOULD CONSIDER INVESTING IN THE UNITS.

THE SELLING AGENTS

    No selling commissions are paid from the proceeds of this offering. The Selling Agents are paid selling commissions by CIS of up to 4% of the subscription price of all Units sold by each Selling Agent. In addition to selling commissions, CIS will also pay ongoing compensation to the Selling Agents which are registered with the CFTC as "futures commission merchants" or "introducing brokers" in the amount of up to 0.333% (a 4.0% annual rate) of the month-end Net Asset Value of all Units sold by them which remain outstanding, beginning with the end of the thirteenth full month after the date such Units were first issued (not the date that the related subscription was deposited into escrow during the Initial Offering Period or the date the subscription was accepted during the Ongoing Offering Period); provided that such ongoing compensation may only be paid on Units sold by Registered Representatives who are registered with the CFTC, have passed either the Series 3 or the Series 31 Examination, and agree to provide certain ongoing services to their clients who own outstanding Units. Such ongoing compensation may be deemed to constitute underwriting compensation. See "Federal Income Tax Aspects -- Syndication Expenses."

    In the event that either a Selling Agent or a Selling Agent's Registered Representative is not duly registered with the CFTC, or such Registered Representative does not agree to provide ongoing services to his or her clients who own outstanding Units, no ongoing compensation may be paid either to such Selling Agent or to such Registered Representative by CIS. Rather, pursuant to applicable rules of the National Association of Securities Dealers, Inc., such Selling Agent and such Registered Representatives are restricted to receiving installment selling commissions. The total amount of installment selling commissions and initial selling commission received by any such Registered Representative on each Unit sold by him or her may not exceed 9% of the initial subscription price of the Unit.

    Selling Commissions and ongoing compensation payable in respect of Units sold to any Eligible Investor as described under "Charges -- Brokerage Fee -- Special Brokerage Fee Rate" shall be up to 2.5% of the subscription amount and up to 2.5% of the average month-end Net Asset Value.

    The Lead Selling Agent may engage Wholesalers who are registered or exempt broker-dealers, or Registered Representatives thereof, and who will introduce Additional Selling Agents to the Lead Selling Agent and assist such Additional Selling Agent in the offering and sale of Units. Each such Wholesaler will share with an Additional Selling Agent introduced by the Wholesaler (i) the up to 4% (in the case of sales to Eligible Unitholders, up to 2.5%) initial selling commissions and (ii) the up to 4% (in the case of sales to Eligible Unitholders, up to 2.5%) ongoing compensation payable in respect of Units sold by such Additional Selling Agent.

    Certain Additional Selling Agents may select certain correspondent "introducing brokers" to distribute Units. On Units sold through each such correspondents, each of whom must be registered as a broker-dealer or exempt from such registration, the relevant Additional Selling Agent will receive (i) up to 1% of the 4% (in the case of sales to Eligible Unitholders, up to 0.5% of the 2.5%) initial selling commissions and (ii) up to 1% of the 4% (in the case of sales to Eligible Unitholders, up to 0.5% of the 2.5%) ongoing compensation to be received by such Additional Selling Agent in respect of Units sold by such correspondents, and will in each case pass on the remainder initial selling commission and ongoing compensation to the correspondents.

    Wholesalers and correspondents must meet the same eligibility requirements applicable to Selling Agents in order to receive ongoing compensation.

    The maximum initial selling commissions, expressed as percentages of the subscription price of Units, payable by CIS to the various sellers (except in the case of correspondents, which will be paid by their respective Additional Selling Agents) are set forth below:

                          Units sold to regular Unitholders

------------------------------------------------------------------------------------------------------
   Additional Selling Agent                Additional Selling Agent          Additional Selling Agent
No Correspondent or Wholesaler                With Correspondent                 with Wholesaler
------------------------------------------------------------------------------------------------------
                                    Additional                             Additional
                                   Selling Agent        Correspondent     Selling Agent    Wholesaler
Additional Selling Agent 4.0%            1.0%                3.0%              3.0%           1.0%
------------------------------------------------------------------------------------------------------


                          Units sold to Eligible Unitholders

------------------------------------------------------------------------------------------------------
   Additional Selling Agent                Additional Selling Agent          Additional Selling Agent
No Correspondent or Wholesaler                With Correspondent                 with Wholesaler
------------------------------------------------------------------------------------------------------
                                     Additional                             Additional
                                   Selling Agent      Correspondent       Selling Agent    Wholesaler
Additional Selling Agent 2.5%          0.5%                2.0%                2.0%           0.5%
------------------------------------------------------------------------------------------------------


    Ongoing compensation and installment selling commissions are shared between Wholesalers and their Additional Selling Agents and between Additional Selling Agents and their Correspondents in the same proportion as set forth in the above table.

    Other than as described above, no commissions or other fees are paid, directly or indirectly, by the Trust, the Managing Owner, any affiliate of the foregoing or any principal or officer of any of the foregoing, to any person in connection with the solicitation of purchasers for Units. In the event that the payment of ongoing compensation is disallowed by any regulatory body, the Brokerage Fee paid by the Trust shall not be reduced.

    The total compensation to be paid to the Selling Agents will not exceed the 10% limit on underwriting compensation permitted by NASD, and Selling Agents shall offer Units in Compliance with Rule 2810 of the NASD Conduct Rules.

    Units may be sold in each State only by persons appropriately registered as broker-dealer in such State and such persons' Registered Representatives.

    See "Conflict of Interests -- Indemnification and Standard of Liability" for information relating to certain indemnification arrangements with respect to the Selling Agents.


                                    LEGAL MATTERS


    Sidley & Austin, Chicago, Illinois, and Richards, Layton & Finger, Wilmington, Delaware, will pass upon legal matters for CISI in connection with the Units being offered hereby. In the future, Sidley & Austin may advise CISI (and its affiliates) with respect to its responsibilities as a managing owner of, and with respect to matters relating to, the Trust. Sidley & Austin has also reviewed the statements under "Federal Income Tax Aspects" and given its opinion as to certain matters as described therein.


                                       EXPERTS

    The statement of financial condition of JWH Global Trust as of November 21, 1996 and the financial statements of CIS Investments, Inc. as of May 31, 1996 included in this Prospectus have been audited by KPMG Peat Marwick, LLP, independent auditors, as stated in their reports appearing herein and have been so included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.


                                       REPORTS

    Pursuant to applicable CFTC regulations, prospective subscribers must (once the Trust has begun operating) receive current monthly Account Statement or performance information relating to the Trust, as well as the Trust's most recent Annual Report (unless the information in such Annual Report has been included in this Prospectus by amendment or supplement), together with the Prospectus.

    PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE SUMMARY FINANCIAL INFORMATION RELATING TO THE TRUST WHICH (IF THE TRUST HAS BEGUN OPERATING) MUST ACCOMPANY THIS PROSPECTUS. SUCH SUMMARY FINANCIAL INFORMATION WILL INDICATE THE PERFORMANCE RECOGNIZED AND THE EXPENSES PAID BY THE TRUST DURING A RECENT MONTH.

    After the Trust has begun operating, Unitholders will receive monthly and annual reports and statements relating to the Trust as described under "The Trust and the Trustee -- Reports to Unitholders."


                                AVAILABLE INFORMATION

    The trust will be subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith will file reports and other information with the SEC. Reports, proxies (if any), information statements (if any), and other information filed by the Trust, can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, DC 20549 and at its Northeast Regional Office at 7 World Trade Center, Suite 1300, New York, NY 10048 and at its Midwest Regional Office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can be obtained from the public reference section of the SEC, 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

    This Prospectus constitutes part of the Registration Statement filed by the Trust with the SEC. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC including, without limitation, certain exhibits thereto (for example, the Selling Agreement, the Escrow Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries, and the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C. or accessed at the SEC's Web site, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees.

                            INDEX OF FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----
JWH GLOBAL TRUST

    Report of Independent Accountants. . . . . . . . . . . . . . . . . . .   91

    Statements of Financial Condition as of November 21, 1996  . . . . . .   92

    Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . .   93


CIS INVESTMENTS, INC.

    Unaudited Balance Sheet as of December 31, 1996. . . . . . . . . . . .   94

    Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . .   95

    Statement of Financial Condition as of May 31, 1996. . . . . . . . . .   96

    Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . .  100


                                 ____________________

    Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

KPMG Peat Marwick LLP



    Peat Marwick Plaza
    303 East Wacker Drive
    Chicago, IL 60601-9973



                     INDEPENDENT AUDITORS' REPORT


THE UNITHOLDERS
JWH GLOBAL TRUST:


We have audited the accompanying statement of financial condition of JWH Global Trust as of November 21, 1996. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit of a statement of financial condition includes examining, on a test basis, evidence supporting the amounts and disclosures in that statement of financial condition. An audit of a statement of financial condition also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of JWH Global Trust as of November 21, 1996 in conformity with generally accepted accounting principles.


                                       KPMG Peat Marwick LLP

November 22, 1996

JWH GLOBAL TRUST

Statement of Financial Condition

November 21, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ASSETS
--------------------------------------------------------------------------------
Assets -- cash                                                     $ 1,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
UNITHOLDERS' CAPITAL
--------------------------------------------------------------------------------
Unitholders' capital
   Initial beneficial owners (8.17 units of beneficial interest
             outstanding at November 21, 1996) (Notes)                 817
   Managing Owner (1.83 units of beneficial interest
             outstanding at November 21, 1996)                         183

--------------------------------------------------------------------------------

Total unitholders' capital                                           1,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Net asset value per unit ($1,000 divided by 10 units
   of beneficial interest outstanding)                              $  100
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

See accompanying notes to statement of financial condition.

JWH GLOBAL TRUST

Statement of Financial Condition

November 21, 1996

--------------------------------------------------------------------------------

GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    JWH Global Trust (the Trust), a Delaware business trust was organized on November 12, 1996 to engage in the speculative trading of futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, options on such futures contracts, and spot and forward contracts on currencies and precious metals. CIS Investments, Inc. (CISI or Managing Owner) will serve as Managing Owner of the Trust. John W. Henry & Company, Inc. (JWH) will serve as the sole trading advisor to the Trust. Cargill Investor Services, Inc., (CIS) an affiliate of CISI will act as the Trust's clearing broker and lead selling Agent. CIS Financial Services, In., an affiliate of CISI, will act as the Trust's counterparty in the Trust's spot and forward currency and precious metal trades. As of November 21, 1996 the Trust has had no operations other than relating to organizational matters and the issuance of 10 units of beneficial interest for $1,000 to the managing Owner and the initial beneficial owners. The maximum amount of the initial offering is $50,000,000. After the initial closing, investors will purchase Units at the current Net Asset Value per Unit. Because the Net Asset Value per unit will change at each valuation date, the total number of Units authorized for the Trust is not determinable and is not disclosed in the statement of financial condition.

         ORGANIZATIONAL AND INITIAL OFFERING COSTS

    The Managing Owner of the Trust will incur approximately $600,000 of expenses in connection with the offering of units and the organization of the Trust. These expenses will be reimbursed by the Trust to the Managing Owner and be charged against operations of the Trust over a period of 60 months from the commencement of operations at a maximum rate of 0.4% of average month-end net asset per year. If the Trust is terminated prior to the end of such 60-month period or the entire amount of organizational and initial offering costs reimbursed to CISI is not amortized at the end of the 60-month period, CISI shall return to the Trust, without interest, an amount equal to the unamortized balance of the capitalized organizational and initial offering costs.

    Only incremental costs directly attributed to the organization of the Trust and offering of Units have been deferred.

         AGREEMENTS

    The Trust will pay CIS a monthly flat-rate brokerage fee at an annual rate of 6.5% of the Trust's month-end assets after deduction of the management fee. JWH will receive a monthly management fee of 4% of the Trust's month-end assets after deduction of a portion of the brokerage fee at the annual rate of 1.25% (rather than 6.5%) of month-end assets. JWH will also be paid a quarterly incentive fee equal to 15% of new trading profit after deduction of the brokerage fee at 1.25% of month-end assets and the management fee.

         REDEMPTIONS

    Unitholders have the option to redeem units at their Net Asset Value as of the end of any calendar month, provided written notice is received by CISI on or before the 20th of such month (or, if the 20th is not a business day, the next business day), subject to early redemption charges of 3% of redemption-date Net Asset Value through the end of the eleventh full calendar month after Units are sold. All such charges are deducted from the proceeds of redemption and paid to CIS.

    At the initial closing of the offering of the units, the units of beneficial interest of the initial beneficial owners will be redeemed by the Trust at the original purchase of $100 per unit.

         USE OF ESTIMATES

    The preparation of a statement of financial condition in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

                                CIS Investments, Inc.
                               Unaudited Balance Sheet
                               As Of December 31, 1996

         ASSETS
Accounts Receivable                                              $            0

Investment in IDS Managed Futures, L.P.                                 374,892
Investment in IDS Managed Futures II, L.P.                              193,751
Investment in Everest Futures Fund II, L.P.                             127,537

Accrued Income                                                              387
                                                                  -------------
Total Assets                                                           $696,567

                                                                  -------------
                                                                  -------------


    LIABILITIES AND EQUITY
Unearned Management Fees                                               $  7,024
Intercompany Payable                                                    165,545
Income Taxes Payable                                                     39,893
                                                                  -------------
Total Accounts Payable                                                  212,462


Common Stock $100 par value, 30,000 Authorized, 10 issued                1,000
Subscribed Stock 29,990 shares                                        2,999,000
Less - subscriptions receivable                                      (2,999,000)
Paid-in-Capital                                                         250,000
Retained Earnings                                                       233,105
                                                                  -------------

Total Stockholders Equity                                               484,105



    TOTAL LIABILITIES AND EQUITY                                      $696,567
                                                                  -------------
                                                                  -------------


                                      UNAUDITED



This Balance Sheet, in the opinion of management, reflects all adjustments necessary to fairly state the financial condition of CIS Investments, Inc. at December 31, 1996. All adjustments made were of a normal and recurring nature.











           PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY

KPMG Peat Marwick LLP



    Peat Marwick Plaza
    303 East Wacker Drive
    Chicago, IL 60601-9973








                             INDEPENDENT AUDITORS' REPORT


The Board of Directors
CIS Investments, Inc.:


We have audited the accompanying statements of financial condition of CIS Investments, Inc. (a wholly owned subsidiary of Cargill Investor Services, Inc.) (the Company) as of May 31, 1996 and 1995, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CIS Investments, Inc. as of May 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                  KPMG Peat Marwick LLP



July 17, 1996

CIS INVESTMENTS, INC.

Statements of Financial Condition

May 31, 1996 and 1995

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      ASSETS                               1996         1995
--------------------------------------------------------------------------------
Investments in limited partnerships                     $572,721      409,876
--------------------------------------------------------------------------------
                                                        $572,721      409,876
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        LIABILITIES AND STOCKHOLDER'S EQUITY
--------------------------------------------------------------------------------
Liabilities:
   Deferred management fees                               47,665       34,925
   Due to Parent                                         161,955       57,791
   Accrued taxes payable (note 1)                          3,347       10,802
--------------------------------------------------------------------------------

Total liabilities                                        212,967      103,518

Stockholder's equity:
   Common stock, $100 par value.  Authorized
     30,000 shares; issued 10 shares                       1,000        1,000
   Common stock subscribed, 27,437 and 17,431 shares
     at the years ended 1996 and 1995, respectively    2,743,700    1,743,700
   Less subscriptions receivable (note 4)             (2,743,700)  (1,743,700)
   Paid-in capital                                       250,000      250,000
   Retained earnings                                     108,754       55,358
--------------------------------------------------------------------------------
Total stockholder's equity                               359,754      306,358
--------------------------------------------------------------------------------
                                                     $   572,721      409,876
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

See accompanying notes to financial statements.















           PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY

CIS INVESTMENTS, INC.

Statements of Income

Years ended May 31, 1996 and 1995

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                            1996         1995
--------------------------------------------------------------------------------

Revenues:
   Management fees                                     $  74,472       50,148
   Unrealized gain on investments in
        limited partnerships                              14,345       44,887
--------------------------------------------------------------------------------

Total revenues                                            88,817       95,035

Expenses - operating                                       5,674        2,533
--------------------------------------------------------------------------------

Income before income taxes                                83,143       92,502

Income tax expense (note 1)                               29,747       32,100
--------------------------------------------------------------------------------
Net income                                             $  53,396       60,402
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

See accompanying notes to financial statements.


























           PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY

CIS INVESTMENTS, INC.

Statements of Changes in Stockholder's Equity

Years ended May 31, 1996 and 1995

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                       Retained
                                                        Common         earnings
                            Common        Paid-in       stock      (accumulated    Subscriptions
                            stock         capital     subscribed        deficit)    receivable         Total
---------------------------------------------------------------------------------------------------------------
Balance at May 31, 1994    $ 1,000        250,000      1,243,700         (5,044)    (1,243,700)       245,956

Common stock subscription      ---            ---        500,000            ---       (500,000)           ---

Net income                     ---            ---            ---         60,402            ---         60,402
---------------------------------------------------------------------------------------------------------------
Balance at May 31, 1995      1,000        250,000      1,743,700         55,358     (1,743,700)       306,358

Common stock subscription      ---            ---      1,000,000            ---     (1,000,000)           ---

Net income                     ---            ---            ---         53,396            ---         53,396
---------------------------------------------------------------------------------------------------------------
Balance at May 31, 1996    $ 1,000        250,000      2,743,700        108,754     (2,743,700)       359,754
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------


See accompanying notes to financial statements.
















           PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY

CIS INVESTMENTS, INC.

Statements of Cash Flows

Years ended May 31, 1996 and 1995

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                                                                      1996           1995
--------------------------------------------------------------------------------------------
Cash flows from operating activities:
    Net income                                                  $   53,396         60,402
    Adjustment to reconcile net income to net cash
       provided by operating activities:
          Unrealized gain on investments in
              limited partnerships                                 (14,345)       (44,887)
          Decrease in assets:
              Accounts receivable from limited partnerships            ---        177,484
          Increase (decrease) in liabilities:
             Deferred management fees                               12,741         13,143
             Accrued taxes payable                                  (7,456)         3,085
--------------------------------------------------------------------------------------------
Net cash provided by operating activities                          148,500         28,201
--------------------------------------------------------------------------------------------
Net cash used in investing activities -
     purchase of limited partnership units                        (148,500)       (28,201)
--------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities --
     capital provided by (returned to) Parent                      104,164       (181,026)
--------------------------------------------------------------------------------------------
Net change in cash                                                     ---            ---

Cash at beginning of year                                              ---            ---
--------------------------------------------------------------------------------------------
Cash at end of year                                                $   ---            ---
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
Supplemental disclosures of cash flow information -
    cash paid during the year for income taxes                   $  37,202         29,015
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------


See accompanying notes to financial statements.









           PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY

CIS INVESTMENTS, INC.

Notes to Financial Statements

May 31, 1996 and 1995

--------------------------------------------------------------------------------

(1) GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below.

         NATURE OF BUSINESS

    CIS Investments, Inc. (the Company), a wholly-owned subsidiary of Cargill Investor Services, Inc., (the Parent) is the general partner in various limited partnerships organized for the purpose of engaging in the speculative trading of commodity interests, including futures contracts, physical commodities. and related options.

         MANAGEMENT FEES

    Unearned management fees are amortized over one year using the straight-line method.

         INVESTMENTS IN LIMITED PARTNERSHIPS

    Investments in limited partnerships are recorded at a value which approximates the Company's proportionate share of the limited partnership's net asset value.

         INCOME TAXES

    The Company is included in the consolidated Federal income tax return of the Parent. Income tax expense is calculated as if the company would file a separate return. Accrued taxes payable represents the remaining balance, due to Parent, to be paid for the current year income taxes.

    The Company follows Statement of Financial Accounting Standards No. 109 (Statement 109). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         EXPENSES

    General and administrative overhead costs of the Company are expensed and paid by the Parent. As such, they are not reflected in these financial statements. During fiscal year 1996 the Parent stopped charging interest on amounts due to Parent.









                                                                     (Continued)

CIS INVESTMENTS, INC.

Notes to Financial Statements

--------------------------------------------------------------------------------

         USE OF ESTIMATES

    The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

(2) INVESTMENTS IN LIMITED PARTNERSHIPS

    All investments are in general partnership units. Investment in each of the limited partnerships listed below is approximately 1% of the total partnership interest. Investments in limited partnerships at May 31, 1996 and 1995 are as follows:


--------------------------------------------------------------------------------
                                             1996                1995
                                        ---------------     ---------------
                                       Units    Amount     Units    Amount
--------------------------------------------------------------------------------

    IDS Managed Futures, L.P.          1,151  $314,053       960  $254,451
    IDS Managed Futures, L.P.            322   157,974       322   155,425
    Everest Futures Trust                100   100,694        -       -

--------------------------------------------------------------------------------
                                              $572,721            $409,876
--------------------------------------------------------------------------------


    The following represents condensed combined financial information of the limited partnerships as of May 31, 1996 and 1995 (in thousands).


--------------------------------------------------------------------------------
                                                  1996                1995
--------------------------------------------------------------------------------

    Assets                                   $  51,347           $  40,659
                                                ------              ------
                                                ------              ------

    Liabilities                                    372                 663
    Partners' capital                           50,975              39,996
                                                ------              ------

           Total                             $  51,347           $  40,659
                                                ------              ------
                                                ------              ------

--------------------------------------------------------------------------------

    The limited partnerships trade in various futures, futures options and forward contracts. The risk to the partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of the counterparties to perform under the terms of the contracts.




                                                                     (Continued)

CIS INVESTMENTS, INC.

Notes to Financial Statements


--------------------------------------------------------------------------------


(3) NET WORTH REQUIREMENTS

    The Company is required to maintain net worth, as defined, of not less than
    (i) the lesser of $250,000 or 15% of the aggregate capital contributions of any limited partnership for which it shall act as a general partner if such contributions are less than $2,500,000; and (ii) 10% of the aggregate capital contributions of any limited partnership for which it shall act as a general partner, if such contributions are equal to or exceed $2,500,000. At May 31, 1996, the Company is in compliance with its net worth requirements.


(4) COMMON STOCK SUBSCRIPTIONS

    The Company and its Parent entered into stock subscription agreements whereby the Parent subscribed to purchase up to 27,437 shares of the Company's stock at $100 per share in order to ensure the Company's continued compliance with its net worth requirements. No subscribed stock was issued, nor is it known when and if any will be issued in the future. As such, the subscribed stock receivable amount is shown as a deduction from stockholder's equity.

(5) INCOME TAXES

    The Company adopted Statement 109 as of June 1, 1994. There were no significant temporary differences that gave rise to deferred tax assets and/or deferred tax liabilities; therefore, the implementation of Statement 109 had no effect on the financial statements of the Company.


(6) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    The Limited Partnerships (the Partnerships) hold futures contracts and options. A futures contract is defined as an agreement to buy or sell a specific amount of a commodity or financial instrument at a particular price on a stipulated future date. If the markets should move against all of the futures positions held by the Partnerships at the same time, and if the Partnerships are unable to offset the futures positions of the Partnerships, the Partnerships could lose all of their assets and the partners, including the Company, would realize a 100% loss of their investment.

                      PERFORMANCE OF OTHER CISI-SPONSORED FUNDS

PERFORMANCE SUMMARIES OF OTHER CISI-SPONSORED FUNDS

    The following performance tables are included herein per CFTC requirements and may make possible certain performance comparisons which may be helpful to prospective investors in determining whether to acquire Units. However, the difference in the performance of these funds indicates that the performance of one CISI-sponsored fund may have very little significance in terms of the performance of other CISI-sponsored funds employing different portfolios.

    The following performance information has been calculated on the accrual basis of accounting in accordance with generally accepted accounting principles.

    THE FOLLOWING FUNDS HAVE TRADED PURSUANT TO THE SYSTEMS THAT ARE MATERIALLY DIFFERENT FROM THE TRADING PROGRAMS. THEREFORE, THE PERFORMANCE OF SUCH CISI POOLS IS NOT REPRESENTATIVE OF HOW THE TRUST HAS OR WILL PERFORM.

    INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

               FUTURES TRADING IS SPECULATIVE.  INVESTORS MAY LOSE ALL
                      OR SUBSTANTIALLY ALL OF THEIR INVESTMENT.

                                PERFORMANCE SUMMARIES
                            OF OTHER CISI-SPONSORED FUNDS


                              IDS MANAGED FUTURES, L.P.

                    TYPE OF POOL:  Publicly offered, multi-advisor
                           INCEPTION OF TRADING:  June 1987
                       AGGREGATE SUBSCRIPTIONS:  $38.5 million
                        CURRENT CAPITALIZATION:  $40.3 million
                       WORST MONTHLY DRAWDOWN:  (13.95)% (1/92)
                 WORST PEAK-TO-VALLEY DRAWDOWN:  (27.7)% (1/92 5/92)
                        1996 COMPOUND RATE OF RETURN:  20.06%
                        1995 COMPOUND RATE OF RETURN:  23.03%
                        1994 COMPOUND RATE OF RETURN:  (6.93)%
                        1993 COMPOUND RATE OF RETURN:  38.32%
                        1992 COMPOUND RATE OF RETURN:  (3.47)%
                        1991 COMPOUND RATE OF RETURN:  26.22%
                                    _____________

              DECEMBER 31, 1996 VALUE OF INITIAL $1,000 UNIT:  $4,303.38

                            ______________________________


                             IDS MANAGED FUTURES II, L.P.

                    TYPE OF POOL:  Publicly offered, multi-advisor
                          INCEPTION OF TRADING:  March 1988
                       AGGREGATE SUBSCRIPTIONS:  $15.6 million
                        CURRENT CAPITALIZATION:  $12.7 million
                       WORST MONTHLY DRAWDOWN:  (13.53)% (1/92)
                 WORST PEAK-TO-VALLEY DRAWDOWN:  (27.07)% (1/92 5/92)
                        1996 COMPOUND RATE OF RETURN:  24.64%
                        1995 COMPOUND RATE OF RETURN:  29.80%
                       1994 COMPOUND RATE OF RETURN:  (13.96)%
                        1993 COMPOUND RATE OF RETURN:  37.01%
                        1992 COMPOUND RATE OF RETURN:  (5.77)%
                        1991 COMPOUND RATE OF RETURN:  30.35%
                                     ___________


              DECEMBER 31, 1996 VALUE OF INITIAL $1,000 UNIT:  $2,592.77







             PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
       WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                PERFORMANCE SUMMARIES
                            OF OTHER CISI-SPONSORED FUNDS


                     OYSTER BAY FUTURES FUND LIMITED PARTNERSHIP

                   TYPE OF POOL:  Privately offered, multi-advisor
                          INCEPTION OF TRADING:  August 1988
                        AGGREGATE SUBSCRIPTIONS:  $0.8 million
                             CURRENT CAPITALIZATION:  N/A
                      WORST MONTHLY DRAWDOWN:  (13.12)% (10/89)
                 WORST PEAK-TO-VALLEY DRAWDOWN:  (35.65)% (6/89 2/90)
                  1992 COMPOUND RATE OF RETURN:  (12.25)% (6 months)
                         1991 COMPOUND RATE OF RETURN: 8.27%
                                      __________


                        THIS FUND WAS TERMINATED IN JUNE 1992.


                            ______________________________


                            EVEREST FUTURES FUND II, L.P.

                   TYPE OF POOL:  Privately offered, single-advisor
                          INCEPTION OF TRADING:  April 1996
                        AGGREGATE SUBSCRIPTIONS:  $9.8 million
                       CURRENT CAPITALIZATION:  $12.0 million
                       WORST MONTHLY DRAWDOWN: (2.45)% (12/96)
                 WORST PEAK-TO-VALLEY DRAWDOWN:  (2.66)% (7/96 8/96)
                   1996 COMPOUND RATE OF RETURN:  27.61% (9 months)
                                      _________

              DECEMBER 31, 1996 VALUE OF INITIAL $1,000 UNIT:  $1,276.11


             PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
       WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          NOTES TO PERFORMANCE SUMMARIES OF
                              OTHER CISI-SPONSORED FUNDS


1. TYPE OF POOL. The CFTC specifies that pools should be categorized as: (i) either publicly or privately offered; (ii) "principal protected" (I.E., generally assuring the return of some or all of an initial investment at a date certain in the future), if applicable; and (iii) either multi-advisor or single-advisor.

2.  INCEPTION OF TRADING is the date of inception of trading by the fund.

3. AGGREGATE SUBSCRIPTIONS is the aggregate gross capital subscriptions (without regard to redemptions).

4. CURRENT CAPITALIZATION is the net asset value of the fund at the end of the period indicated.

5. WORST MONTHLY DRAWDOWN is the largest net asset loss experienced in any calendar month expressed as a percentage of net asset value and includes the month and year of such drawdown.

6. WORST PEAK-TO-VALLEY DRAWDOWN is the largest calendar month-end to calendar month-end net asset loss (regardless of whether such loss is continuous) experienced during the period January 1, 1991 (or inception) through December 31, 1996, expressed as a percentage of total equity in the program, and includes the months and years in which it occurred. For example, a Worst Peak-to-Valley Drawdown of (27.7)% (1/92 5/92) (see "IDS Managed Futures, L.P." at page 104) means that the peak-to-valley drawdown lasted from January 1992 through May 1992 and resulted in a (27.7)% drawdown.

7. COMPOUND RATE OF RETURN is calculated on the basis of the actual rate of return recognized by an initial $1,000 investment in the fund, by compounding the monthly rates of return over the number of months in a given year. Each month's rate of return, positive or negative, in hundredths is added to one and the sum is multiplied by the rate of return similarly expressed for the previous month. For examples, if a fund yielded monthly rates of return of 2%,(4)% and 6% for three consecutive months, the compound rate of return for the three months would equal 1.02 x
    0.96 x 1.06 = 1.038% or 3.8% approximately. For periods of less than one year, the results are year-to-date.






















             PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
       WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MONTHLY RATES OF RETURN OF OTHER CISI-SPONSORED FUNDS

    The following monthly rates of return tables present the performance of other CISI-sponsored funds. Monthly rates of return are included of each such fund since January 1, 1991.

    Monthly rates are calculated by dividing net performance by the beginning total equity. All additions and withdrawals are effective as of the last day of the month.

    Compound Annual ROR (Rate of Return) for any given year is calculated by compounding the monthly rates of return during such year. See "-- Notes to Performance Summaries of Other CISI-Sponsored Funds -- (7)." For periods of less than one year, the results are year-to-date.

             PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
       WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST.

                         PAST PERFORMANCE IS NOT NECESSARILY
                            INDICATIVE OF FUTURE RESULTS.

                               MONTHLY RATES OF RETURN
                            OF OTHER CISI-SPONSORED FUNDS



                              IDS MANAGED FUTURES, L.P.


------------------------------------------------------------------------------------------------------------------------------------
                                                         MONTHLY RATES OF RETURN (%)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          COMPOUND
Year January  February   March    April      May     June     July   August  September  October   November    December   ANNUAL ROR
------------------------------------------------------------------------------------------------------------------------------------
1991   (1.55)     1.76    0.59    (1.85)   (2.03)    3.60   (11.27)    4.12      13.37    (3.94)      3.51      20.71       26.22
------------------------------------------------------------------------------------------------------------------------------------
1992  (13.95)    (9.43)   0.69    (6.30)   (1.74)   15.58    18.09     7.92      (3.29)   (3.60)     (2.02)     (0.64)      (3.47)
------------------------------------------------------------------------------------------------------------------------------------
1993    1.19     10.80   (0.82)    6.54     1.34     1.44     8.35     3.09      (0.29)   (0.04)     (0.03)      2.03       38.32
------------------------------------------------------------------------------------------------------------------------------------
1994   (4.48)    (3.29)   5.76    (0.67)    3.98     2.72    (2.87)   (2.15)     (0.45)    0.03      (3.51)     (1.68)      (6.93)
------------------------------------------------------------------------------------------------------------------------------------
1995   (3.05)     8.41    7.90     4.71     1.86    (2.84)    0.27    (0.05)     (1.14)   (0.26)      2.43       3.42       23.03
------------------------------------------------------------------------------------------------------------------------------------
1996    4.07     (3.48)  (0.16)    3.50   ( 2.44)    0.51    (1.09)    0.47       3.34     9.26       6.71      (1.48)      20.06
                                                                                                                          (9 MONTHS)
------------------------------------------------------------------------------------------------------------------------------------



















             PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
       WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               MONTHLY RATES OF RETURN
                            OF OTHER CISI-SPONSORED FUNDS



                             IDS MANAGED FUTURES II, L.P.



------------------------------------------------------------------------------------------------------------------------------------
                                                         MONTHLY RATES OF RETURN (%)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          COMPOUND
Year January  February   March    April      May     June     July   August  September  October   November     December  ANNUAL ROR
------------------------------------------------------------------------------------------------------------------------------------
1991   (2.31)    (0.45)   0.80    (0.91)   (1.22)    2.33    (7.19)    1.72      15.32    (5.14)      7.10      20.03       30.35
------------------------------------------------------------------------------------------------------------------------------------
1992  (13.53)   (11.22)   0.76    (5.75)    0.04    13.86    14.25     7.24      (1.81)   (2.44)     (2.49)     (0.84)      (5.76)
------------------------------------------------------------------------------------------------------------------------------------
1993    0.33     11.51   (1.27)    6.40     0.93     3.13     8.53     1.57      (0.82)   (0.20)     (0.45)      3.11       37.01
------------------------------------------------------------------------------------------------------------------------------------
1994   (4.48)    (4.81)   4.56    (0.62)    3.19     4.25    (3.20)   (4.62)     (0.76)   (0.61)     (4.55)     (2.62)     (13.96)
------------------------------------------------------------------------------------------------------------------------------------
1995   (3.11)    11.01   11.35     4.98     1.85    (2.20)   (0.59)    0.86      (1.63)   (0.01)      2.39       2.66       29.80
------------------------------------------------------------------------------------------------------------------------------------
1996    4.81     (4.46)  (0.20)    2.87    (2.46)    1.43    (1.64)    0.83       3.26      N/A        N/A        N/A        4.14
                                                                                                                          (9 MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
















             PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
       WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               MONTHLY RATES OF RETURN
                            OF OTHER CISI-SPONSORED FUNDS



                     OYSTER BAY FUTURES FUND LIMITED PARTNERSHIP


------------------------------------------------------------------------------------------------------------------------------------
                                                         MONTHLY RATES OF RETURN (%)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          COMPOUND
Year January  February   March    April      May     June     July   August  September  October   November    December   ANNUAL ROR
------------------------------------------------------------------------------------------------------------------------------------
1991    3.41     (0.38)   1.29    (0.08)   (2.15)    0.89    (3.23)    4.70       1.00    (4.07)     (2.03)      9.37        8.27
------------------------------------------------------------------------------------------------------------------------------------
1992   (5.73)     1.14   (5.23)   (4.15)    1.32     0.06      N/A      N/A     N/A        N/A         N/A        N/A      (12.25)
                                                                                                                         (6 MONTHS)
------------------------------------------------------------------------------------------------------------------------------------




























             PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
       WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               MONTHLY RATES OF RETURN
                            OF OTHER CISI-SPONSORED FUNDS


                            EVEREST FUTURES FUND II, L.P.


------------------------------------------------------------------------------------------------------------------------------------
                                                         MONTHLY RATES OF RETURN (%)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          COMPOUND
Year January  February   March    April      May     June     July   August  September  October   November    December   ANNUAL ROR
------------------------------------------------------------------------------------------------------------------------------------
1996     N/A       N/A     N/A     2.49    (1.75)    2.39    (1.90)   (0.78)      3.47    13.51      10.99      (2.45)      27.61
                                                                                                                          (6 MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
































             PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
       WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                      APPENDIX I

                                 "BLUE SKY" GLOSSARY


    PROSPECTIVE INVESTORS SHOULD BE AWARE OF THE FOLLOWING DEFINITIONS WHICH ARE APPLIED BY THE STATE SECURITIES ADMINISTRATORS WHEN REVIEWING A PUBLIC FUTURES FUND OFFERING FOR COMPLIANCE WITH THE "GUIDELINES FOR THE REGISTRATION OF COMMODITY POOL PROGRAMS" STATEMENT OF POLICY PROMULGATED BY THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC. A COPY OF SAID "GUIDELINES" IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THE PROSPECTUS IS A PART. THE FOLLOWING DEFINITIONS ARE REPRINTED VERBATIM FROM SAID GUIDELINES AND MAY, ACCORDINGLY, NOT IN ALL CASES BE RELEVANT TO AN INVESTMENT IN THE TRUST. FOR AN INDEX OF DEFINED TERMS THAT APPEAR IN THE PROSPECTUS, SEE "INDEX OF DEFINED TERMS" AT PAGE 5.

         DEFINITIONS -- As used in the Guidelines, the following terms have the following meanings:

         ADMINISTRATOR -- The official or agency administering the security laws of a state.

         ADVISOR -- Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

         AFFILIATE -- An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

         CAPITAL CONTRIBUTIONS -- The total investment in a Program by a Participant or by all Participants, as the case may be.

         COMMODITY BROKER -- Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

         COMMODITY CONTRACT -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

         CROSS-REFERENCE SHEET -- A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

         NET ASSETS -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

         NET ASSET VALUE PER PROGRAM INTEREST -- The Net Assets divided by the number of Program Interests outstanding.

         NET WORTH -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

         NEW TRADING PROFITS -- The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased




                                        APPI-1
    by interest or other income not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.



         ORGANIZATIONAL AND OFFERING EXPENSES -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

         PARTICIPANT -- The holder of a Program Interest.

         PERSON -- Any natural Person, partnership, corporation, association or other legal entity.

         PIT BROKERAGE FEE -- Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

         PROGRAM -- A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

         PROGRAM BROKER -- A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

         PROGRAM INTEREST -- A limited partnership interest or other security representing ownership in a Program.

         PYRAMIDING -- A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

         SPONSOR -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

         VALUATION DATE -- The date as of which the Net Assets of the Program are determined.

         VALUATION PERIOD -- A regular period of time between Valuation Dates.



                                        APPI-2

                                                                       EXHIBIT A





                                   JWH GLOBAL TRUST


                             SECOND AMENDED AND RESTATED
                          DECLARATION AND AGREEMENT OF TRUST



                               DATED AS OF _____, 1997

                                   JWH GLOBAL TRUST


                             SECOND AMENDED AND RESTATED
                          DECLARATION AND AGREEMENT OF TRUST


                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 1.    Declaration of Trust . . . . . . . . . . . . . . . . . . . . .      A-1
 2.    The Trustee. . . . . . . . . . . . . . . . . . . . . . . . . .      A-2
       (a)     Term; Resignation. . . . . . . . . . . . . . . . . . .      A-2
       (b)     Powers . . . . . . . . . . . . . . . . . . . . . . . .      A-2
       (c)     Compensation and Expenses of the Trustee . . . . . . .      A-2
       (d)     Indemnification. . . . . . . . . . . . . . . . . . . .      A-2
       (e)     Successor Trustee. . . . . . . . . . . . . . . . . . .      A-3
       (f)     Liability of the Trustee . . . . . . . . . . . . . . .      A-3
       (g)     Reliance by the Trustee and the Managing
                  Owner; Advice of Counsel. . . . . . . . . . . . . .      A-4
       (h)     Not Part of Trust Estate . . . . . . . . . . . . . . .      A-4
 3.    Principal Office . . . . . . . . . . . . . . . . . . . . . . .      A-4
 4.    Business . . . . . . . . . . . . . . . . . . . . . . . . . . .      A-4
 5.    Term, Dissolution, Fiscal Year and Net Asset Value . . . . . .      A-5
       (a)     Term . . . . . . . . . . . . . . . . . . . . . . . . .      A-5
       (b)     Dissolution. . . . . . . . . . . . . . . . . . . . . .      A-5
       (c)     Fiscal Year. . . . . . . . . . . . . . . . . . . . . .      A-5
       (d)     Net Asset Value. . . . . . . . . . . . . . . . . . . .      A-5
 6.    Net Worth of Managing Owner. . . . . . . . . . . . . . . . . .      A-6
 7.    Capital Contributions; Units; Managing Owner's Liability . . .      A-6
       (a)     Capital Contributions; Units . . . . . . . . . . . . .      A-6
       (b)     Managing Owner's Liability . . . . . . . . . . . . . .      A-6
 8.    Allocation of Profits and Losses . . . . . . . . . . . . . . .      A-7
       (a)     Capital Accounts and Allocations . . . . . . . . . . .      A-7
       (b)     Allocation of Profit and Loss for Federal Income
                  Tax Purposes. . . . . . . . . . . . . . . . . . . .      A-7
       (c)     Expenses . . . . . . . . . . . . . . . . . . . . . . .      A-9
       (d)     Limited Liability of Unitholders . . . . . . . . . . .     A-10
       (e)     Return of Capital Contributions. . . . . . . . . . . .     A-10
 9.    Management of the Trust. . . . . . . . . . . . . . . . . . . .     A-10
       (a)     Authority of the Managing Owner. . . . . . . . . . . .     A-10
       (b)     Fiduciary Duties . . . . . . . . . . . . . . . . . . .     A-11
       (c)     Loans; Investments . . . . . . . . . . . . . . . . . .     A-11
       (d)     Certain Conflicts of Interest Prohibited . . . . . . .     A-12
       (e)     Certain Agreements . . . . . . . . . . . . . . . . . .     A-12
       (f)     Prohibition on "Pyramiding". . . . . . . . . . . . . .     A-12
       (g)     Freedom of Action. . . . . . . . . . . . . . . . . . .     A-13
10.    Audits and Reports to Unitholders. . . . . . . . . . . . . . .     A-13
11.    Assignability of Units . . . . . . . . . . . . . . . . . . . .     A-14
12.    Redemptions. . . . . . . . . . . . . . . . . . . . . . . . . .     A-14
13.    Offering of Units. . . . . . . . . . . . . . . . . . . . . . .     A-16
14.    Additional Offerings . . . . . . . . . . . . . . . . . . . . .     A-16
15.    Special Power of Attorney. . . . . . . . . . . . . . . . . . .     A-16
16.    Withdrawal of a Unitholder . . . . . . . . . . . . . . . . . .     A-17
17.    Benefit Plan Investors . . . . . . . . . . . . . . . . . . . .     A-17

                                                                          Page
                                                                          ----

18.    Standard of Liability; Indemnification . . . . . . . . . . . .     A-18
       (a)     Standard of Liability for the Managing Owner . . . . .     A-18
       (b)     Indemnification of the Managing Owner by the Trust . .     A-18
       (c)     Indemnification by the Unitholders . . . . . . . . . .     A-19
19.    Amendments; Meetings . . . . . . . . . . . . . . . . . . . . .     A-19
       (a)     Amendments with Consent of the Managing Owner. . . . .     A-19
       (b)     Amendments and Actions without
                  Consent of the Managing Owner . . . . . . . . . . .     A-20
       (c)     Meetings; Other. . . . . . . . . . . . . . . . . . . .     A-20
       (d)     Consent by Trustee . . . . . . . . . . . . . . . . . .     A-20
20.    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .     A-20
21.    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .     A-21
       (a)     Notices. . . . . . . . . . . . . . . . . . . . . . . .     A-21
       (b)     Binding Effect . . . . . . . . . . . . . . . . . . . .     A-21
       (c)     Captions . . . . . . . . . . . . . . . . . . . . . . .     A-21
22.    Certain Definitions. . . . . . . . . . . . . . . . . . . . . .     A-21
23.    No Legal Title to Trust Estate . . . . . . . . . . . . . . . .     A-22
24.    Legal Title. . . . . . . . . . . . . . . . . . . . . . . . . .     A-23
25.    Creditors. . . . . . . . . . . . . . . . . . . . . . . . . . .     A-23


       Testimonium
       Signatures

                                  JWH GLOBAL TRUST

                             SECOND AMENDED AND RESTATED
                          DECLARATION AND AGREEMENT OF TRUST



       This SECOND AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST ("Declaration and Agreement of Trust") of JWH GLOBAL TRUST (the "Trust") is made and entered into as of this ___ day of _________, 1997 by and among CIS INVESTMENTS, INC., a Delaware corporation, as a managing owner (the "Managing Owner"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Trustee"), each other party who shall execute a counterpart of this Declaration and Agreement of Trust as an owner of a unit of beneficial interest of the Trust ("Units") or who becomes a party to this Declaration and Agreement of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders") and the Initial Beneficial Owners (as hereinafter defined) (solely to reflect their withdrawal from the Trust).

                                 W I T N E S S E T H:

       WHEREAS, the Managing Owner, the Trustee and the initial beneficial owners whose names are set forth in Exhibit A to the Original Declaration and Agreement of Trust referred to below (each an "Initial Beneficial Owner"), have hereto formed a business trust pursuant to and in accordance with the Delaware Business Trust Act, 12 DEL. C. Section 3801, ET SEQ., as amended from time to time (the "Act"), by filing a Certificate of Trust with the office of the Secretary of State of the State of Delaware on November 12, 1996, as amended by Certificate of Amendment of Certificate of Trust filed with the Secretary of State of the State of Delaware on January 29, 1997, and entering into a Declaration and Agreement of Trust, dated as of November 12, 1996 and Amended and Restated Declaration and Agreement of Trust dated as of January 29, 1997 (collectively, the "Original Declaration and Agreement of Trust"); and


       WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading, and to amend and restate the Original Declaration and Agreement of Trust of the Trust in its entirety.

       NOW THEREFORE, the parties hereto agree as follows:


       1.      DECLARATION OF TRUST.

       The Trustee hereby declares that it holds the investments in the Trust in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Act, and that this Declaration and Agreement of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Act.

       Nothing in this Declaration and Agreement of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

       2.      THE TRUSTEE.

       (a)     TERM; RESIGNATION.   (i)   Wilmington Trust Company has been
appointed and has agreed to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

       (ii) The Trustee may resign at any time upon the giving of at least 60 days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such 60 day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

       (b)     POWERS.   Except to the extent expressly set forth in this
Section 2 and Sections 3 and 24, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of the Trustee's performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

       (c) COMPENSATION AND EXPENSES OF THE TRUSTEE. The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee's standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

       (d)     INDEMNIFICATION.   The Managing Owner agrees, whether or not any
of the transactions contemplated hereby shall be consummated, to assume liability for, and do hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this
Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration and Agreement of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which the Trust is a party (the "Trust Estate") to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

       (e)     SUCCESSOR TRUSTEE.   Upon the resignation or removal of the
Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration and Agreement of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration and Agreement of Trust.

       (f)     LIABILITY OF THE TRUSTEE.   Except as otherwise provided in this
Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration and Agreement of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's gross negligence or willful misconduct. In particular, but not by way of limitation:

               (i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration and Agreement of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

               (ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

               (iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

               (iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, any selling agent, any additional selling agent, "wholesaler" selling agent or "correspondent" selling agent;

               (v) no provision of this Declaration and Agreement of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

               (vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party;

               (vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration and Agreement of Trust, or to institute, conduct or defend any litigation under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

               (viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

       (g)     RELIANCE BY THE TRUSTEE AND THE MANAGING OWNER; ADVICE OF
COUNSEL.  (i)   In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration and Agreement of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration and Agreement of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice-president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

       (ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration and Agreement of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

       (h)     NOT PART OF TRUST ESTATE.   Amounts paid to the Trustee from the
Trust Estate, if any, pursuant to this Section 2 shall not be deemed to be part of the Trust Estate immediately after such payment.

       3.      PRINCIPAL OFFICE.

       The address of the principal office of the Trust is c/o CIS Investments, Inc., 233 South Wacker Drive, Suite 2300, Chicago, IL 60606. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

       4.      BUSINESS.

       The Trust's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of all futures contracts including, but not limited to, those on currencies, interest rates, energy and agricultural products, metals and stock indices; spot and forward contracts in currencies and precious metals; any rights pertaining thereto and any options thereon or on physical commodities; as well as securities and any rights pertaining thereto and any options thereon, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in "hedge," arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust's participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

       The objective of the Trust's business is appreciation of its assets through speculative trading. The Trust shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purpose. The Trust shall do so under the direction of the Managing Owner.

       5.      TERM, DISSOLUTION, FISCAL YEAR AND NET ASSET VALUE.


       (a) TERM. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2026; (2) receipt by the Managing Owner of the determination by Unitholders owning more than 50% of the Units then owned by Unitholders to dissolve the Trust, notice of which is sent by certified mail, return receipt requested, to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) the bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be managing owner of the Trust unless within 90 days after such event all Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust (except Unitholders owning more than 50% of the Units then outstanding may agree in writing to the appointment of one or more managing owners to continue the business of the Trust); (4) the insolvency or bankruptcy of the Trust; (5) a decline in the aggregate Net Assets of the Trust to less than $2,500,000 (except as provided in Section 12); (6) a decline in the Net Asset Value per Unit to $50 or less (except as provided in Section 12); (7) dissolution of the Trust pursuant hereto; or (8) any other event which shall make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust.


       (b)     DISSOLUTION.   Upon the occurrence of an event causing the
dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. Upon the dissolution of the Trust, the Managing Owner or, in the event that dissolution of the Trust pursuant to Section 5(a)(3) has caused the Managing Owner to cease to be managing owner of the Trust, a person or persons approved by the affirmative vote of more than 50% of the Units then owned by Unitholders, shall wind up the Trust's affairs and, in connection therewith, shall distribute the Trust's assets in the following manner and order:

               (i) FIRST TO payment and discharge of all claims of creditors of the Trust (including, to the extent otherwise permitted by law, creditors who are Unitholders), including by the creation of any reserve that the Managing Owner (or its successor), in its sole discretion, may consider reasonably necessary for any losses, contingencies, liabilities or other matters of or relating to the Trust; provided, however, that if and when the cause for such reserve ceases to exist, the monies, if any, then in such reserve shall be distributed in the manner hereinafter provided; and

               (ii) SECOND TO distribution in cash of the remaining assets to the Unitholders in proportion to their capital accounts, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year.

       (c)     FISCAL YEAR.   The fiscal year of the Trust shall begin on
January 1 of each year and end on the following December 31; provided, however, that the first fiscal year of the Trust shall commence on the date its Certificate of Trust is filed.

       (d) NET ASSET VALUE. The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. The Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding, subject to the provision of Section 8(a) hereof.

       A futures or futures option contract traded on a United States commodity exchange shall be valued at the settlement price on the date of valuation. If such a contract held by the Trust cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a futures, forward or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of such contract.

       The Managing Owner may only cause the Trust to invest in joint ventures, entities or partnerships which conform to the foregoing valuation principles.

       Organizational and initial offering cost reimbursement shall not reduce Net Asset Value for any purpose, including calculating the redemption value of Units; however, the amount of organizational and initial offering costs amortized at each month-end during the amortization period will reduce Net Asset Value as of each such month-end.

       Net Asset Value may, in the discretion of the Managing Owner, be calculated differently for purposes of determining the redemption value of Units than it is for purposes of determining certain fees and charges due from the Trust.

       Accrued Incentive Fee (as described in the Prospectus as defined in Section 9(a)) payable to John W. Henry & Company, Inc., the Trust's trading advisor ("JWH") (including the portion paid to JWH upon intra-calendar quarter redemption of certain Units) shall reduce the Net Asset Value of the Trust.

       6.      NET WORTH OF MANAGING OWNER.

       The Managing Owner agrees that at all times so long as it remains the managing owner of the Trust, it will maintain a Net Worth at an amount not less than 5% of the total contributions by all Unitholders to the Trust and all entities of which the Managing Owner is general partner or managing owner. In no event shall the Managing Owner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the Managing Owner is advised by counsel as necessary or advisable to ensure that the Trust is taxed as a partnership for federal income tax purposes.




       7.      CAPITAL CONTRIBUTIONS; UNITS; MANAGING OWNER'S LIABILITY.

       (a) CAPITAL CONTRIBUTIONS; UNITS. The beneficial interests in the Trust shall consist of two types: a general liability interest and limited liability Units. The Managing Owner shall acquire the general liability interest, and investors shall all acquire limited liability Units.

       Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner became the holder of the general liability interest of the Trust. Upon his or her contribution to the Trust, each Initial Beneficial Owner became the holder of a limited liability Unit of the Trust. Upon the Initial Closing Date (as herein defined), the Trust shall return the capital contribution of each Initial Beneficial Owner and reacquire and cancel his or her Unit.

       No certificates or other evidences of beneficial ownership of the Units will be issued. The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

       Every Unitholder, by virtue of having purchased or otherwise acquired Units, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration and Agreement of Trust.

       Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

       The general liability interest in the Trust held by the Managing Owner will be non-voting.

       (b) MANAGING OWNER'S LIABILITY. The Managing Owner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Trust to the full extent, and only to the extent, of the Managing Owner's assets.

       The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent that the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were the general partner of such partnership. The obligations of the Managing Owner under this paragraph shall be evidenced by its ownership of the general liability interest.

       The Managing Owner, so long as it is generally liable for the obligations of the Trust, shall invest in the Trust, as a general liability interest, no less than 1% of the total capital contributions to the Trust (including the Managing Owner's contributions). The Managing Owner may (i) withdraw any interest it may have in excess of such requirement as of any month-end or (ii) redeem any Units which it may acquire, in each case on the same terms as any Unitholder (although without early redemption charges).


       8.      ALLOCATION OF PROFITS AND LOSSES.

       (a) CAPITAL ACCOUNTS AND ALLOCATIONS. A capital account shall be established for each Unit and for the Managing Owner. The initial balance of each capital account shall be the aggregate amount contributed to the Trust with respect to a Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees, expenses and Incentive Fee allocations (other than unamortized organizational and initial offering costs). The Net Asset Value per Unit prior to the Trust commencing operations has been arbitrarily established by the Managing Owner as $100 per Unit.

       As of the close of business (as determined by the Managing Owner) on the last business day of each month, any increase or decrease in the Trust's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the Units of all Unitholders.

       In making the month-end adjustments to the capital accounts described in the preceding paragraph, capital accounts of all Units shall be adjusted to reflect the Brokerage Fee at the Primary Brokerage Fee Rate, as defined in
Section 8(c). Each Unitholder eligible for a Special Brokerage Fee Rate pursuant to Section 8(c) shall, to the extent Units are available for sale, be credited with additional Units at the their applicable Net Asset Value in an amount equal to the difference between the adjustment to the such Unitholder's Units at the Primary Brokerage Fee Rate and the adjustment to the such Unitholder's Units that would have been made under the applicable Special Brokerage Fee Rate (the "Brokerage Fee Excess"). The foregoing allocation of additional Units shall be used solely as a means of efficiently accounting for the Special Brokerage Fee Rate while preserving a uniform Net Asset Value per Unit. To the extent Units are not available to be purchased with the Brokerage Fee Excess as of such date, the Brokerage Fee Excess shall be distributed to the Unitholder no later than 15 days after such month-end.

       (b)     ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES.
As of the end of each fiscal year, the Trust's income and expense and capital gain or loss shall be allocated among the Unitholders (including the Managing Owner on a Unit-equivalent basis) pursuant to the following provisions of this
Section 8(b) for federal income tax purposes. Allocations of profit and loss shall be PRO RATA from net capital gain or loss and net ordinary income or loss realized by the Trust unless allocation of items of gain or income or loss or expense are necessary to satisfy the requirements in Sections 8(b)(1)(B) and 8(b)(1)(D) that sufficient profit and loss be allocated to tax accounts such that tax accounts attributable to redeemed Units equal distributions in redemption of such Units. Notwithstanding the foregoing requirement that annual allocations of profit and loss be PRO RATA from capital and ordinary income, gain, loss and expense, adjustments to such allocations shall be made to reflect the extent to which income or expense is otherwise determined and periodically allocated to the Unitholders, and such periodic allocations and adjustment shall be determined in a manner that in the judgment of the Managing Owner is consistent with the intent of this Section 8(b).

               (1)     Trust profit and loss shall be allocated as follows:

                       (A) For the purpose of allocating profit or loss among the Unitholders, there shall be established a tax account with respect to each outstanding Unit and with respect to the Managing Owner. The initial balance of each tax account shall be the amount contributed to the Trust for each Unit and the amount contributed by the Managing Owner. As of the end of each of the first sixty months after the Trust begins operations, the balance of such tax account shall be reduced by each Unit's allocable share of the amount of organizational and initial offering cost reimbursements amortized as of the end of such month by the Trust, as provided in Section 8(c). As of the end of each month after the Trust begins operations, the balance of such tax account shall be further reduced by each Unit's allocable share of any amount payable by the Trust in respect of that month for the costs of the ongoing offering of

               Units. The adjustment to reflect the amortization of organizational and initial offering cost reimbursements as well as ongoing offering costs shall be made prior to the following allocations of Trust profit and loss (and shall be taken into account in making such allocations). Tax accounts shall be adjusted as of the end of each fiscal year and as of the date a Unitholder redeems any Units as follows:

                                (i) Each tax account shall be increased by the amount of profit allocated to the Unitholder pursuant to Section 8(b)(1)(B) and 8(b)(1)(C) below.

                                (ii) Each tax account shall be decreased by the amount of loss allocated to the Unitholder pursuant to Section 8(b)(1)(D) and 8(b)(1) (E) below and by the amount of any distributions the Unitholder has received with respect to such Unit.

                                (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations set forth in Section 8(b)) shall be eliminated.

                       (B) Profits shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the amount in the Unitholder's tax account attributable to the redeemed Units.

                       (C) Profit remaining after the allocation thereof pursuant to Section 8(b)(1)(B) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose capital accounts with respect to such Units are in excess of their tax accounts in the ratio that each such Unitholder's excess bears to all such Unitholders' excesses. Profit remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders in proportion to their holdings of outstanding Units.

                       (D) Loss shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount in such Unitholder's tax account attributable to the redeemed Units over the amount received upon redemption of the Units.

                       (E) Loss remaining after the allocation thereof pursuant to Section 8(b)(1)(D) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose tax accounts with respect to such Units are in excess of their capital accounts in the ratio that each such Unitholder's excess bears to all such Unitholders' excesses. Loss remaining after the allocation pursuant to the preceding sentence shall be allocated among all Unitholders in proportion to their holding of outstanding Units.

               (2) In the event that a Unit has been assigned, the allocations prescribed by this Section 8(b) shall be made with respect to such Unit without regard to the assignment, except that in the year of assignment the allocations prescribed by this Section 8(b) shall, to the extent permitted for federal income tax purposes, be allocated between the assignor and assignee using the interim closing of the books method.

               (3) The allocation for federal income tax purposes of profit and loss, as set forth herein, is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that net profit and net loss are allocated to such Unitholders under Section 8(a) hereof so as to eliminate, to the extent possible, any disparity between a Unitholder's capital account and his tax account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c) of the Code.

               (4) Notwithstanding anything herein to the contrary, in the event that at the end of any Trust taxable year any Unitholder's capital account is adjusted for, or such Unitholder is allocated, or there is distributed to such Unitholder any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Unitholder's capital account, then such Unitholder shall be allocated all items of income and gain of the Trust for such year and for all subsequent taxable years of the Trust until such deficit balance has been eliminated. In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Unitholder in any Trust taxable, all items of income and gain of the Trust for such taxable year and all subsequent taxable years shall be allocated among all such Unitholders in proportion to their respective deficit balances until such deficit balances have been eliminated.

               (5) The allocations of profit and loss to the Unitholders shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

       The Managing Owner may adjust the allocations set forth in this Section 8(b), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

       (c) EXPENSES. The Managing Owner shall advance all organizational and initial offering costs incurred in connection with the initial public offering of Units, for which the Managing Owner shall be reimbursed by the Trust on the date closing of the initial public offering of Units (the "Initial Closing Date") and such costs shall be amortized over 60 months beginning with the end of the calendar month in which the Initial Closing Date occurs. At no month-end will the amount amortized by the Trust exceed 1/60 of 2% of the month-end Net Assets of the Trust. The amount amortized each month-end shall be the lesser of (i) the product of (x) one divided by the number of months remaining in the amortization period times (y) the unamortized balance of the capitalized organizational and initial offering costs, or (ii) 1/60 of 2% of such month-end Net Assets at that month-end. The amount of such expenses amortized each month shall be allocated on a PRO RATA basis to each Unit
outstanding at such month-end (determined prior to any redemptions).   If (i)
the Trust is terminated prior to the end of such 60-month period, or (ii) the entire amount of the organizational and initial offering costs reimbursed to the Managing Owner is not amortized at the end of the 60-month period due to the 2% limitation, the Managing Owner shall return to the Trust, without interest, an amount equal to the unamortized balance of the capitalized organizational and initial offering costs.

       The Trust shall pay no later than the fifth day of each month to Cargill Investor Services, Inc., the Trust's clearing broker ("CIS"), the monthly Brokerage Fee at an annual rate of 6.5% (or approximately 0.542% per month) of the Trust's assets (after deduction of the Management Fee payable to the Trust's trading advisor) as of the immediately preceding month-end (the "Brokerage Fee Rate"); provided that, with respect to the month-end assets of the Trust attributable to Units held by any Unitholder holding as of such month-end Units originally issued at an aggregate Net Asset Value of at least $5,000,000, CIS shall be paid a Brokerage Fee at an annual rate equal to 4.5% (or a monthly rate of approximately 0.375%) of the assets (after deduction of the Management Fee) attributable to such Units ("Special Brokerage Fee Rate"), as described in the Prospectus. In the event of Unitholders acquiring Units at more than one time, their Units will be treated on a "first-in, first-out" basis, as described in the Prospectus, for purposes of determining whether the Special Brokerage Fee Rate is applicable.

       Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Trust's account shall be billed directly to the Trust, as appropriate. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner.

       The Trust shall bear the costs of the continuous offering of the Units (other than selling commissions and ongoing compensation), as incurred; provided that the Managing Owner shall absorb, without reimbursement from the Trust, all such costs to the extent that such costs exceed 0.5% of the Trust's average month-end Net Assets in any fiscal year. The amount of any such costs borne by the Trust shall be allocated on a PRO RATA basis to each Unit outstanding at any month-end (determined prior to any redemptions).

       Net Assets, for purposes of calculating the 2% and 0.5% limitations on organizational and initial offering cost amortization and continuous offering costs set forth in this Section 8(c), shall be calculated in the same manner as calculation of the redemption value of a Unit, I.E., net of all accrued fees and expenses including any accrued Incentive Fee (but prior to redemption charges).


       In no event shall organizational and offering expenses (including redemption fees, but excluding selling commission and ongoing compensation) exceed 15% of the capital contributions to the Trust.

       The Managing Owner shall not allocate any of its internal expenses or overhead to the account of the Trust.


       (d)     LIMITED LIABILITY OF UNITHOLDERS.   Each Unit, when purchased in
accordance with this Declaration and Agreement of Trust, shall, except as otherwise provided by law, be fully-paid and nonassessable. Any provisions of this Declaration and Agreement of Trust to the contrary notwithstanding, Unitholders (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

       The Trust will indemnify, to the full extent permitted by law, each Unitholder (other than the Managing Owner in the event that the Managing Owner acquires Units) against any claims of liability asserted against such Unitholder solely because such Unitholder is a beneficial owner of the Trust (other than in respect of taxes due from such Unitholder as such a beneficial owner).

       Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of any of the foregoing are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and that no resort shall be had to the Unitholders' personal property for the satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration and Agreement of Trust and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

       (e)     RETURN OF CAPITAL CONTRIBUTIONS.   No Unitholder or subsequent
assignee shall have any right to demand the return of its capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

       9.      MANAGEMENT OF THE TRUST.

       (a) AUTHORITY OF THE MANAGING OWNER. Pursuant to Section 3806 of the Act, the Trust shall be managed by the Managing Owner, and the conduct of the Trust's business shall be controlled and conducted solely by the Managing Owner in accordance with this Declaration and Agreement of Trust.

       The Managing Owner, to the exclusion of all other Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and shall supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

       The Managing Owner may, in furtherance of the business of the Trust, cause the Trust to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts, options on futures contracts, and spot and forward contracts traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the trading of the Trust to be limited to only certain of the foregoing instruments. The Managing Owner is specifically authorized to enter into brokerage, custodial and margining arrangements as described in the prospectus relating to the public offering of the Units, as it may be supplemented or updated from time to time (the "Prospectus"). The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Declaration and Agreement of Trust) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust; provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of such amount as permitted under the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the "NASAA Guidelines") in effect as of the date of the Prospectus (I.E., 14% annually -- including pit brokerage and service fees -- of the Trust's average Net Assets, excluding the assets, if any, not directly related to trading activity). The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust's brokerage commissions have exceeded 14% of the Trust's average Net Assets during the preceding year.


       During any fiscal year of the Trust, if the Management Fee exceeds the 6% annual management fee contemplated by the NASAA Guidelines, the Managing Owner shall reimburse the Trust for such excess.


       The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

       Any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning more than 50% of the Units then outstanding. In addition, the Managing Owner shall notify Unitholders of any material changes relating to the Trust as provided in Section 10 hereof.

       The Managing Owner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

       All Unitholders, by subscribing to the Units, will be deemed to have consented to the Managing Owner's selection of: (i) John W. Henry & Company, Inc. as the Trust's trading advisor; (ii) Cargill Investor Services, Inc. as the Trust's clearing broker, with whom the Trust's trading assets will be maintained (it being understood that CIS may place certain Trust assets with a sub-custodian depository bank and employ the services of a third-party cash manager solely for purposes of cash management and further that the Managing Owner may place certain Trust assets in one or more bank accounts in the name of the Trust and engage a third-party cash manager to manage such assets with the goal of enhancing the net return on such assets), (iii) CIS Financial Services, Inc. as the Trust's foreign currency and precious metals counterparty ("CISFS") and (iv) Cargill Investor Services, Inc. as the Trust's transfer agent. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Trading Advisory Agreement, the Customer Agreement, Foreign Exchange Account Agreement, Cash Bullion Account Agreement, the Escrow Agreement, the Selling Agreement and the Transfer Agent Agreement referred to in the Prospectus.

       (b) FIDUCIARY DUTIES. The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust, provided that the Managing Owner shall not be obligated to engage in any conduct on behalf of the Trust to the detriment of any other commodity pool to which the Managing Owner owes similar fiduciary duties. Except as otherwise provided herein or disclosed in the Prospectus, the Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all funds and assets of
the Trust and the use thereof for the benefit of the Trust.   The funds of the
Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity or securities broker, clearinghouse or forward dealer shall not be deemed to constitute "commingling" for these purposes). The Managing Owner will take no actions with respect to the property of the Trust which do not benefit the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest.

       (c) LOANS; INVESTMENTS. Except as otherwise provided in Section 8(c), the Trust shall not make loans to any party. The Managing Owner shall make no loans to the Trust unless approved by the Unitholders in accordance with
Section 19(a). If the Managing Owner makes a loan to the Trust, the Managing Owner shall not receive interest in excess of its interest costs, nor may the Managing Owner receive interest in excess of the amounts which would be charged to the Trust (without reference to the Managing Owner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The Managing Owner shall not receive "points" or other financing charges or fees regardless of the amount. The Trust shall not invest in any debt instruments other than Government Securities and other Commodity Futures Trading Commission ("CFTC")-authorized investments, or invest in any equity security without prior notice to Unitholders.

       (d)     CERTAIN CONFLICTS OF INTEREST PROHIBITED.   No person or entity
may receive, directly or indirectly, any advisory or management fees, profit shares or any profit-sharing allocation, from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Trust; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor, manager or joint venturer, or to the Managing Owner or any of its affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. No trading advisor shall be affiliated with the Trust's commodity broker or any of its affiliates.

       (e) CERTAIN AGREEMENTS. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner, or a trading advisor, shall be terminable by the Trust, without penalty, on no more than 60 days' written notice.

       In addition to any specific contract or agreements described herein, the Trust and the Managing Owner on behalf of the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration and Agreement of Trust, the Act or any applicable laws, rules or regulations.

       The Managing Owner shall not enter into any advisory agreement with any trading advisor that does not satisfy the relevant experience requirements under the NASAA Guidelines (I.E., a minimum of three years' experience in the managed futures industry).

       The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

       The Managing Owner is hereby specifically authorized (i) to enter into, deliver and perform on behalf of the Trust the Trading Advisory Agreement, Selling Agreement on the terms described in the Prospectus, (ii) to enter into, deliver and perform on behalf of the Trust, as the case may be, the Escrow Agreement, the Customer Agreement, the Foreign Exchange Account Agreement, the Cash Bullion Account Agreement and the Transfer Agent Agreement as referred to in the Prospectus, (iii) to consent, at its sole discretion, to the selection and appointment by CIS, in its capacity as the Trust Lead Selling Agent, of one or more Wholesalers, Additional Selling Agents and Correspondents as described in the Prospects and in accordance with the terms of the Selling Agreement and
(iv) in the event that the Managing Owner determines to deposit Trust assets in one or more bank accounts in the name of the Trust at a bank ("Custodian") and engage the services of a third-party cash manager to manage such assets, to enter into and deliver an appropriate cash management agreement and any related agreement.

       The brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

       Initially all of the Trust's assets will be deposited in the Trust's account with CIS and CISFS. CIS and CISFS will credit the Trust on the fifth business day of each month with interest income on 100% of the Trust's average daily assets on deposit with CIS and CISFS, respectively, during the previous month at the average 91-day U.S. Treasury bill rate for that month in respect of deposits denominated in dollars and at applicable rates described in the Prospectus in respect of deposits denominated in currencies other than dollars
(which may be zero in certain cases).    The Trust and the Managing Owner
reserve the right to deposit, at any time, a portion of Trust assets with a Custodian and engage the services of a third-party cash manager to manage such assets with the goal of enhancing net return on such assets.

       (f) PROHIBITION ON "PYRAMIDING." The Trust is prohibited from employing the trading technique commonly known as "pyramiding." A trading manager or advisor of the Trust taking into account the Trust's open-trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

       (g) FREEDOM OF ACTION. The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forgo any profits from any such activity, whether or not in competition with the Trust. Neither the Trust nor any of the Unitholders shall have any rights by virtue of this Declaration and Agreement of Trust in and to such independent ventures or the income or profits derived therefrom. Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust's business and affairs.

       10.     AUDITS AND REPORTS TO UNITHOLDERS.

       The Trust's books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within 90 days after the close of each fiscal year certified financial statements for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete its federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require. The Managing Owner shall include in the annual reports sent to Unitholders an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trust during the preceding year (including forward contracts on a futures-equivalent basis for purposes of such calculation).

       Unitholders or their duly authorized representatives may inspect the books and records of the Trust, (which do not include records of the Trust's trades) during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that upon request by the Managing Owner, the requesting Unitholder shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Unitholder's interest as a beneficial owner of the Trust. The Managing Owner shall have the right to keep confidential from the Unitholders, for such period of time as the Managing Owner deems reasonable, any information that the Managing Owner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Owner in good faith believes is not in the best interest of the Trust or could damage the Trust or its business or which the Trust is required by law or by agreement with a third party to keep confidential.

       The Managing Owner shall calculate the Net Asset Value per Unit on a monthly basis and sell and redeem Units at Net Asset Value.

       The Managing Owner shall notify the Unitholders of (i) changes to the trading method of the Trust's trading advisor which the Managing Owner believes to be material, (ii) changes in Brokerage Fees, Incentive Fee or other fees paid by the Trust or (iii) material changes in the basic investment policies or structure of the Trust. The Managing Owner shall so notify Unitholders, by certified mail or other means of notification providing for evidence of delivery, prior to any such change. Such notification shall set forth the Unitholders' voting and redemption rights. The Managing Owner will send written notice to each Unitholder within seven days of any decline in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end. Any such notice shall contain a description of the Unitholders' voting and redemption rights. The Trust shall pay the cost of any notification delivered pursuant to this paragraph.

       The Managing Owner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Trust. The Managing Owner shall cause the Trust to pay any taxes payable by the Trust; provided, however, that such taxes need not be paid if the Managing Owner or the Trust is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Trust.

       The Managing Owner shall maintain and preserve all required records relating to the Trust for a period of not less than six years from the receipt of such records.

       In particular, and not by way of limitation, the Managing Owner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Unitholders, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six years after Units are sold to such persons.

       The Managing Owner shall seek the best price and services for the Trust's trading, and will, with the assistance of the Trust's commodity broker(s), make an annual review of the commodity brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust, in order to assess whether the rates charged the Trust are reasonable in light of the services it receives and the terms upon which the Trust was promoted to subscribers. If, as a result of such review, the Managing Owner determines that such rates are unreasonable in light of the services provided to the Trust and the terms upon which the Trust was promoted, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust. The Managing Owner shall also make an annual review of the spot and forward trading arrangements for the Trust in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances.

       11.     ASSIGNABILITY OF UNITS.

       Each Unitholder expressly agrees that it will not assign, transfer or dispose of, by gift or otherwise, any of its Units or any part or all of its right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or, except by involuntary operation of law, without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of its right, title and interest in the capital or profits of the Trust shall be effective against the Trust, the Trustee or the Managing Owner until the Managing Owner has received the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. The Managing Owner's consent is required for the admission of a substituted Unitholder, and the Managing Owner intends to so consent; provided, that the Managing Owner and the Trust receive an opinion of counsel to the Managing Owner and of counsel to the Trust that such admission will not adversely affect the classification of the Trust as a partnership for federal income tax purposes; and provided further, that an assignee shall not become a substituted Unitholder without first having executed an instrument reasonably satisfactory to the Managing Owner accepting and adopting the terms and provisions of this Declaration and Agreement of Trust, including a Subscription Agreement and Power of Attorney Signature Page, a counterpart signature page to this Declaration and Agreement of Trust or other comparable document, and without having paid to the Trust a fee sufficient to cover all reasonable expenses of the Trust in connection with its admission as a substituted Unitholder. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which its assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the last day of the month in which the Managing Owner receives notice of such assignment, transfer or disposition.

       12.     REDEMPTIONS.

       A Unitholder (including the Managing Owner except to the extent that its power to redeem is limited by any other provision of this Declaration and Agreement of Trust) to the extent that it owns Units or any assignee of Units of whom the Managing Owner has received written notice as described above, may redeem all or part of its Units, effective as of the close of business (as determined by the Managing Owner) on the last day of any month, provided, that
(i) all liabilities, contingent or otherwise, of the Trust, except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them, (ii) the Unitholder redeems at least $1,000 of Units, (iii) in the case of partial redemption, such Unitholder's investment in the Trust after the partial redemption will be at least $1,000, and (iv) the Managing Owner shall have timely received a request for redemption (as provided below). If Units are redeemed by a Unitholder at a time when there is an accrued incentive fee due to the Trust's trading advisor, the amount of such accrual attributable to the Units being redeemed will be deducted from the redemption proceeds payable to the redeeming Unitholder and paid to the Trust's trading advisor. Units redeemed on or before the end of the eleventh full calendar month after such Units are issued by the Trust are subject to early redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges will be deducted from redemption proceeds due to the Unitholder making the redemption and will be paid to CIS. Units are issued, for purposes of determining whether an early redemption charge is due, as of the date as of which the subscription price of such Units is invested in the Trust, not when subscriptions are submitted by Unitholders or accepted by the Managing Owner or subscription funds are accepted into escrow. No redemption charges shall be applicable to Unitholders who redeem because the Trust's expenses have been increased.

       In the event that a Unitholder acquires Units as of the end of more than one month, such Units will be treated on a "first-in, first-out" basis for purposes of identifying which of such Units are being redeemed so as to determine whether early redemption charges apply.

       Requests for redemption as of any month-end must be received by the Managing Owner on or before the 20th of such month (or, if the 20th is not a business day, the next business day), or such later date as shall be acceptable to the Managing Owner.

       If as of the close of business (as determined by the Managing Owner) on any day, the Net Asset Value of a Unit has decreased to less than 50% of the Net Asset Value per Unit as of the previous month-end or to $50 or less, after adding back all distributions, the Managing Owner shall cause the Trust to liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the suspension of trading, the Managing Owner shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have its Units redeemed on such Date (only entire, not partial, interests in the Trust may be redeemed on a Special Redemption Date, unless otherwise determined by the Managing Owner). Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of its Units, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice as described above of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after a Special Redemption Date, the Net Assets of the Trust are at least $1,000,000 and the Net Asset Value per Unit is in excess of $25, the Trust may, in the discretion of the Managing Owner, resume trading.

       The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so. If the Managing Owner declares a Special Redemption Date, the Managing Owner shall not be required to again call a Special Redemption Date (whether or not a Special Redemption Date would otherwise be required to be called as described above); and the Managing Owner in its notice of a Special Redemption Date may, at its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of the preceding paragraph. The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units, permit certain Unitholders to redeem at other than at month-end and waive the notice period otherwise required to effect redemptions.

       Redemption payments will be made within ten calendar days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trust from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to the proportionate part of the Trust's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

       The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the Code, with respect to any "employee benefit plan" subject to ERISA or with respect to any "plan" or "account" subject to Section 4975 of the Code.

       13.     OFFERING OF UNITS.

       The Managing Owner, on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner may deem advisable or necessary, with the Securities and Exchange Commission for the registration and continuous public offering of the Units, (ii) use its best efforts to qualify the Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner may deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner may deem advisable or necessary.

       Fractional Units, calculated to five decimal places, may be sold.

       All sales of Units in the United States will be conducted by registered (or exempt) brokers.

       The Managing Owner shall not accept any subscriptions for Units if doing so would cause the Trust to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any "plan" or "account " subject to Section 4975 of the Code. If a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

       All subscriptions will be held in escrow by The First National Bank of Chicago (the "Escrow Agent"). The Trust shall not commence trading operations unless and until the Managing Owner has accepted subscriptions for Units representing an aggregate offering price of $10,000,000 pursuant to the Trust's initial public offering of Units. The interest actually earned on subscriptions funds while held in escrow will be invested in the Trust, and each subscriber will be issued additional Units reflecting the subscriber's attributable share of such interest. The Managing Owner may terminate any offering of Units at any time. The aggregate of all capital contributions shall be available to the Trust to carry on its business, and no interest shall be paid by the Trust on any such contributions after such contributions are released by the Escrow Agent.

       14.     ADDITIONAL OFFERINGS.

       The Managing Owner may, in its discretion, continue, suspend or discontinue the public offering of the Units, as well as make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d)) at the time of sale (unless the new Unit's participation in the profits and losses of the Trust is appropriately adjusted). No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

       15.     SPECIAL POWER OF ATTORNEY.

       Each Unitholder by virtue of having purchased or otherwise acquired
Units does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with full power of substitution, as its true and lawful attorney-in-fact, in its name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on its behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration and Agreement of Trust, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction;

and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on its authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

       16.     WITHDRAWAL OF A UNITHOLDER.

       The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be the managing owner of the Trust, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration and Agreement of Trust, at any time upon 120 days' written notice by first class mail, postage prepaid, to the Trustee, each Unitholder and each assignee of whom the Managing Owner has notice. If the Managing Owner withdraws from the Trust and all Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of withdrawal of the Managing Owner, of one or more managing owners, the Managing Owner shall pay all expenses incurred as a result of its withdrawal. Upon removal or withdrawal, the Managing Owner shall be entitled to redeem its interest in the Trust at its Net Asset Value on the next valuation date following the date of removal or withdrawal.

       The Managing Owner may not assign its general liability interest or its obligation to manage the Trust without the consent of each Unitholder; provided, however, that the consent of Unitholders is not required if the Managing Owner assigns its general liability interest and its obligation to manage the Trust to an entity controlling, controlled by or under common control with the Managing Owner, provided that such entity (i) expressly assumes all obligations of the Managing Owner under this Declaration and Agreement of Trust and (ii) is entitled to act in the capacity of managing owner for the benefit of the Trust. The Managing Owner shall notify all Unitholders of such assignment. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner.

       The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a beneficial owner (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, the Unitholder's estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest except as provided in Section 12 hereof. Each Unitholder that is a natural person expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Declaration and Agreement of Trust for Unitholders to be informed of the Net Asset Value of their Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

       17.     BENEFIT PLAN INVESTORS.

       Each Unitholder or assignee that is an "employee benefit plan" as defined in and subject to ERISA, or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Unitholder or assignee (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust by such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust by the Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate, and is not otherwise inconsistent with, the terms of any legal document constituting the Plan or any trust agreement thereunder;
(d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Trustee, JWH, CIS, CISFS, any Selling Agent, Wholesaler, Correspondent, the Escrow Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision of the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Owner, the Trustee, JWH, CIS, CISFS, any Selling Agent, Wholesaler, Correspondent, the Escrow Agent, and any of their respective affiliates; and (iii) is qualified to make such investment decision.

       18.     STANDARD OF LIABILITY; INDEMNIFICATION.

       (a)     STANDARD OF LIABILITY FOR THE MANAGING OWNER.  The Managing
Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

       (b) INDEMNIFICATION OF THE MANAGING OWNER BY THE TRUST. To the fullest extent permitted by law, subject to this Section 18, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

       Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.


       In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

       The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

       For the purposes of this Section 18, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

       Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

       Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 18(a).

       In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Declaration and Agreement of Trust.

       In no event shall any indemnification permitted by this subsection (b) of Section 18 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects.
Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

       In no event shall any indemnification obligations of the Trust under this subsection (b) of Section 18 subject a Unitholder to any liability in excess of that contemplated by subsection (d) of Section 8 hereof.

       (c) INDEMNIFICATION BY THE UNITHOLDERS. In the event that the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities of a Unitholder, obligations or liabilities unrelated to the business of the Trust or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Unitholder or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Trust in violation of this Declaration and Agreement of Trust, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

       The Managing Owner shall indemnify and hold the Trust harmless from all loss or expense which the Trust may incur (including, without limitation, any indemnify payments) as a result of the difference between the standard of liability and indemnity under the Trading Advisory Agreement, the Customer Agreement, the Foreign Exchange Account Agreement or the Cash Bullion Account Agreement, on the one hand, and the Managing Owner's standards of liability as set forth herein, on the other hand.

       19.     AMENDMENTS; MEETINGS.

       (a) AMENDMENTS WITH CONSENT OF THE MANAGING OWNER. If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration and Agreement of Trust, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, pursuant to a vote called by the Managing Owner, by the holders of Units representing a majority of the outstanding Units. Such vote shall be taken at least 30 but not more than 60 days after delivery by the Managing Owner to each Unitholder of record by certified mail of notice of the proposed amendment and voting procedures. Notwithstanding the foregoing, the Managing Owner may amend this Declaration and Agreement of Trust without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration and Agreement of Trust and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration and Agreement of Trust required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration and Agreement of Trust which the Managing Owner deems advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders or the Trustee, or that is required by law, (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to avoid causing the assets of the Trust from being considered for any purpose of ERISA or

Section 4975 of the Code to constitute assets of any "employee benefit plan," as defined in and subject to ERISA, or of a "plan," as defined in and subject to
Section 4975 of the Code.

       In the event that JWH shall cease to be the sole trading advisor of the Trust, the Managing Owner shall cause "JWH" to be deleted from the Trust's name and take all such other actions as shall be necessary or appropriate.

       (b)     AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE MANAGING OWNER.
In any vote called by the Managing Owner or pursuant to subsection (c) of this
Section 19, upon the affirmative vote (which may be in person or by proxy) of more than 50% of the Units then owned by Unitholders, the following actions may be taken with respect to the Trust, irrespective of whether the Managing Owner concurs: (i) this Declaration and Agreement of Trust may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 19 or extending the term of the Trust; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration and Agreement of Trust without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved and, as a result, terminated upon 60 days' notice.

       (c)     MEETINGS; OTHER.   Any Unitholder upon request addressed to the
Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of all Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration and Agreement of Trust, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

       The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

       In the event that the Managing Owner or the Unitholders vote to amend this Declaration and Agreement of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

       (d)     CONSENT BY TRUSTEE.   The Trustee's written consent to any
amendment of this Declaration and Agreement of Trust shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration and Agreement of Trust or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated hereby to which the Trustee is a party; provided further, that the Trustee may not withhold consent for any action listed in subsections 19(b)(ii)-(vi). Notwithstanding anything to the contrary contained in this Declaration and Agreement of Trust, the Trustee may immediately resign if, in its sole discretion, the Trustee determines that the Unitholders' actions pursuant to subsections 19(b)(i)-(vi) would adversely affect the Trustee in any manner.

       20.     GOVERNING LAW.

       The validity and construction of this Declaration and Agreement of Trust shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that causes of action for violations of federal or state securities laws shall not be governed by this
Section 20.

       21.     MISCELLANEOUS.

       (a)     NOTICES.   All notices under this Declaration and Agreement of
Trust shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

       (b)     BINDING EFFECT.   This Declaration and Agreement of Trust shall
inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

       (c)     CAPTIONS.   Captions in no way define, limit, extend or describe
the scope of this Declaration and Agreement of Trust nor the effect of any of its provisions. Any reference to "persons" in this Declaration and Agreement of Trust shall also be deemed to include entities, unless the context otherwise requires.

       22.     CERTAIN DEFINITIONS.

       This Declaration and Agreement of Trust contains certain provisions required by the NASAA Guidelines. The terms used in such provisions are defined as follows (the following definitions are included VERBATIM from such Guidelines and, accordingly, may not in all cases be relevant to this Declaration and Agreement of Trust):

       ADMINISTRATOR.   The official or agency administering the securities
       laws of a state.

       ADVISOR.   Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

       AFFILIATE. An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person;
       (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

       CAPITAL CONTRIBUTIONS.   The total investment in a Program by a
       Participant or by all Participants, as the case may be.

       COMMODITY BROKER.   Any Person who engages in the business of effecting
       transactions in Commodity Contracts for the account of others or for his or her own account.

       COMMODITY CONTRACT.   A contract or option thereon providing for the
       delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

       CROSS REFERENCE SHEET.   A compilation of the NASAA Guidelines sections,
       referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the NASAA Guidelines.

       NET ASSETS.   The total assets, less total liabilities, of the Program
       determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

       NET ASSET VALUE PER PROGRAM INTEREST.   The Net Assets divided by the
       number of Program Interests outstanding.

       NET WORTH.   The excess of total assets over total liabilities as
       determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

       NEW TRADING PROFITS.   The excess, if any, of Net Assets at the end of
       the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

       ORGANIZATIONAL AND OFFERING EXPENSES.   All expenses incurred by the
       Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law including taxes and fees, accountants' and attorneys' fees.

       PARTICIPANT.   The holder of a Program Interest.

       PERSON.   Any natural Person, partnership, corporation, association or other legal entity.

       PIT BROKERAGE FEE.   Pit Brokerage Fee shall include floor brokerage,
       clearing fees, National Futures Association fees, and exchange fees.

       PROGRAM.   A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

       PROGRAM BROKER.   A Commodity Broker that effects trades in Commodity
       Contracts for the account of a Program.

       PROGRAM INTEREST.   A limited partnership interest or other security
       representing ownership in a Program.

       PYRAMIDING.   A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

       SPONSOR.   Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational and Offering Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

       VALUATION DATE.   The date as of which the Net Assets of the Program are
       determined.

       VALUATION PERIOD.   A regular period of time between Valuation Dates.
       Certain terms not defined herein are used with the respective meanings set forth in the Prospectus.

       23.     NO LEGAL TITLE TO TRUST ESTATE.

       The Unitholders shall not have legal title to any part of the Trust
Estate.

       24.     LEGAL TITLE.

       Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

       25.     CREDITORS.

       No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

       IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Declaration and Agreement of Trust and Trust Agreement as of the day and year first above written.


                                       WILMINGTON TRUST COMPANY
                                       as Trustee

                                       By:
                                          --------------------------------

                                       Name:
                                            -----------------------
                                       Title:
                                             ----------------------

                                       CIS INVESTMENTS, INC.
                                       as Managing Owner

                                       By:
                                          -------------------------------
                                              L. Carlton Anderson
                                              Vice President

                                       All Unitholders now and hereafter
                                       admitted as Unitholders of the Trust,
                                       pursuant to powers of attorney now and
                                       hereafter executed in favor of, and
                                       granted and delivered to, the Managing
                                       Owner.

                                       By:  CIS INVESTMENTS, IN.
                                            as Attorney-in-Fact

                                       By:
                                           -----------------------------------
                                               L. Carlton Anderson
                                               Vice President

                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner

                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner


                                       -------------------------------------
                                       as withdrawing Initial Beneficial Owner

                                                                 EXHIBIT B


                                   JWH GLOBAL TRUST


                              SUBSCRIPTION REQUIREMENTS


    By executing a Subscription Agreement and Power of Attorney Signature Page for JWH GLOBAL TRUST (THE "TRUST"), each PURCHASER ("PURCHASER") of UNITS OF BENEFICIAL INTEREST ("UNITS") in the Trust irrevocably subscribes for Units at the Net Asset Value per Unit ($100 during the Initial Offering Period), as described in the Trust's PROSPECTUS DATED ______ __, 1997 (THE "PROSPECTUS"). The minimum initial subscription is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Incremental subscriptions will be accepted in multiples of $100 in excess of such minimums. Existing Unitholders may make additional investments in the Trust in $1,000 minimums, also with $100 increments. Units are sold in fractions calculated to five decimal places.


    Purchaser is herewith delivering to Purchaser's selling agent (hereinafter, "Selling Agent") an executed Subscription Agreement and Power of Attorney Signature Page and either (i) delivering a check in the full amount of the Purchaser's subscription or (ii) hereby authorizing such Selling Agent to debit Purchaser's customer securities account maintained with such Selling Agent for the full amount of Purchaser's subscription in accordance with the procedures described under "Plan of Distribution -- Subscription Procedure" in the Prospectus. If Purchaser's Subscription Agreement and Power of Attorney is accepted by CIS INVESTMENTS, INC., the managing owner of the Trust (the "Managing Owner"), Purchaser agrees to contribute Purchaser's subscription to the Trust and to be bound by the terms of the Trust's Declaration and Agreement of Trust (Exhibit A to the Prospectus). Purchaser agrees to reimburse the Trust and the Managing Owner for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the amount of the subscription price of any or all of such Units.

    If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of the fiduciary of the Plan responsible for purchasing a Unit (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, John W. Henry & Company, Inc. ("JWH"), Cargill Investor Services, Inc. ("CIS"), CIS Financial Services, Inc. ("CISFS"), any Selling Agent, wholesaler or correspondent, The First National Bank of Chicago (the "Escrow Agent"), Wilmington Trust Company (the "Trustee"), any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses,
(ii) is independent of the Managing Owner, JWH, CIS, CISFS, any Selling Agent, wholesaler or correspondent, the Escrow Agent, the Trustee, and any of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

INVESTOR SUITABILITY

    PURCHASER UNDERSTANDS THAT THE PURCHASE OF UNITS MAY BE MADE ONLY BY
PERSONS WHO, AT A MINIMUM, HAVE (I) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (II) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH (SIMILARLY CALCULATED) OF AT LEAST $45,000. RESIDENTS OF THE FOLLOWING STATES MUST MEET THE SPECIFIC REQUIREMENTS SET FORTH BELOW (NET WORTH IS, IN ALL CASES, TO BE CALCULATED EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). IT IS RECOMMENDED THAT NO INDIVIDUAL PURCHASER SHOULD INVEST MORE THAN 10% OF HIS

OR HER NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN THE UNITS AND NO ENTITY PURCHASER, INCLUDING ERISA PLANS, SHOULD INVEST MORE THAN 10% OF ITS LIQUID NET WORTH (READILY MARKETABLE SECURITIES) IN THE UNITS.

    1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

    2. California -- Liquid net worth of at least $100,000 and an annual taxable income of at least $50,000.

    3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Minimum purchase for individual retirement accounts and employee benefit plans in Iowa is $2,500.

    4. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. All Maine resident, including existing Unitholders in the Trust subscribing for additional Units, must execute a Subscription Agreement and Power of Attorney Signature Page. Maine residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Maine residents, a copy of which shall accompany this Prospectus and delivered to all Maine residents.

    5. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

    6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income during the preceding year of at least $60,000.

    7. Minnesota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

    8. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

    9. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

    10. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $50,000.

    11. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

    12. Oklahoma -- Net worth of at least $225,000 or a net worth of %60,000 and an annual income of at least $60,000.

    13. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,00 and an annual income of at least $60,000.

    14. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual income of at least $50,000.

    15. South Carolina -- Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

    16. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

    17. Tennessee -- Net worth of at least $250,000 or a net worth of at least $65,000 and annual taxable income of at least $65,000.

    18. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

                              _________________________


    In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the beneficiary of the plan for whose account the Units are being acquired.

    THE FOREGOING SUITABILITY STANDARDS ARE REGULATORY MINIMUMS ONLY. MERELY BECAUSE PURCHASER MEETS SUCH REQUIREMENTS DOES NOT NECESSARILY MEAN THAT A HIGH RISK, SPECULATIVE AND ILLIQUID INVESTMENT SUCH AS THE TRUST IS, IN FACT, SUITABLE FOR PURCHASER.

                                                                       EXHIBIT C

              THE EXECUTION COPY OF THE SUBSCRIPTION AGREEMENT AND POWER
            OF ATTORNEY ACCOMPANIES THIS PROSPECTUS AS A SEPARATE DOCUMENT


                                   JWH GLOBAL TRUST
                             UNITS OF BENEFICIAL INTEREST

                                   ----------------
            BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
       SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933
                        OR THE SECURITIES EXCHANGE ACT OF 1934
                                   ----------------


                     SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

JWH GLOBAL TRUST
C/O CIS INVESTMENTS, INC., MANAGING OWNER
233 SOUTH WACKER DRIVE, SUITE 2300
CHICAGO, ILLINOIS  60606


Dear Sirs:


    1.   SUBSCRIPTION FOR UNITS.   I hereby subscribe for the dollar amount of
UNITS OF BENEFICIAL INTEREST ("UNITS") in JWH GLOBAL TRUST (the "Trust") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts), at a purchase price per Unit of $100 during the Initial Offering Period or Net Asset Value during the Ongoing Offering Period. Incremental subscriptions in excess of the foregoing minimums are permitted in $100 multiples. Existing investors may subscribe for additional Units in $1,000 minimums, also with $100 increments. Fractional Units will be issued to five decimal places. The terms of the offering of the Units are described in the Prospectus of the Trust dated _________, 1997 (the "Prospectus"). I have either (i) authorized my selling agent to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my selling agent made out to "FNBC, ESCROW AGENT FOR JWH GLOBAL TRUST." If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account on but not before the settlement date for my purchase of Units, which will occur no later than three business days after the acceptance of my subscription. My Registered Representative shall inform me of such settlement date, on which date my account will be debited and the amounts so debited will be transmitted directly to the Escrow Agent. CIS INVESTMENTS, INC. (THE "MANAGING OWNER") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. SUBSCRIPTIONS ARE REVOCABLE FOR FIVE BUSINESS DAYS AFTER SUBMISSION. ALL UNITS ARE OFFERED SUBJECT TO PRIOR SALE.


    Subscriptions generally must be received by the Managing Owner no later than the 20th of a month (or the next business day if the 20th is not a business day) in order to be invested in the Units as of the end of the month.

    2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. I have received the Prospectus and, if applicable, an account statement (current within 60 days, relating to the Trust) and the Trust's most current annual report. I understand that certain investor suitability standards must be met as a condition of my investment in the Units. I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in "Exhibit B -- Subscription Requirements" to the Prospectus. If subscriber is an employee benefit plan, the investment in the Units by such employee benefit plan is in compliance with all federal laws relating to such plans. If the Subscriber is a trust under an employee benefit plan, none of the Trustee, the Managing Owner, the Trading Advisor, the Futures Broker, the Foreign Currency Broker, any Selling Agent, Wholesaler or correspondent, or the Escrow Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advise will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the Trust. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature Page.

    3.   POWER OF ATTORNEY.   In connection with my purchase of Units, I do
hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration and Agreement of Trust of the Trust, including, without limitation, the execution of the said Agreement itself and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

    4.   GOVERNING LAW.   Subscriber hereby acknowledges and agrees that this
Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

    5. RISKS. These securities are speculative and involve a high degree of risk. Risk factors relating to the Units include the following:


    (I) INVESTORS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT; PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS; AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK; (II) FUTURES AND FORWARD TRADING IS SPECULATIVE, VOLATILE AND LEVERAGED, AND INVOLVES A HIGH DEGREE OF RISK; TRADING ON FOREIGN FUTURES AND INTERBANK FORWARD MARKETS MAY INVOLVE ADDITIONAL RISKS; (III) THE PERFORMANCE OF THE TRUST'S TRADING ADVISOR HAS TO DATE EXHIBITED AND IS EXPECTED TO CONTINUE TO EXHIBIT CONSIDERABLE PERFORMANCE VOLATILITY; THE UNITS ARE SUITABLE ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTMENT PORTFOLIO; (IV) SINGLE-ADVISOR FUNDS SUCH AS THE TRUST ARE TYPICALLY CONSIDERED -- EVEN AMONG SPECULATIVE MANAGED FUTURES FUNDS -- UNUSUALLY HIGH RISK AND VOLATILE INVESTMENTS; MOREOVER, THE TRUST IS VULNERABLE TO ADVERSE CHANGES AFFECTING THE TRADING ADVISOR WHICH COULD DIRECTLY IMPACT THE TRUST'S ABILITY TO CONTINUE TRADING; (V) THE TRUST IS SUBJECT TO SUBSTANTIAL CHARGES, PAYABLE IRRESPECTIVE OF PROFITABILITY, AS WELL AS TO QUARTERLY INCENTIVE FEE; THE MANAGING OWNER ESTIMATES THAT, ASSUMING THE TRUST WILL EARN INTEREST INCOME EQUIVALENT TO THE 91-DAY TREASURY BILL RATE PREVAILING ON OR ABOUT THE DATE OF THE PROSPECTUS, THE TRUST WILL NEED TO ACHIEVE TRADING PROFITS OF APPROXIMATELY 7.86% IN ITS FIRST TWELVE MONTHS OF TRADING TO OFFSET EXPENSES; (VI) THE TRUST MAY BE ADVERSELY AFFECTED BY INCREASES IN THE AMOUNT OF FUNDS MANAGED BY THE TRADING ADVISOR; (VII) THE TRADING ADVISOR IS ALMOST EXCLUSIVELY A SYSTEMATIC, TREND-FOLLOWING TRADER; MARKET CONDITIONS IN WHICH STRONG PRICE TRENDS DO NOT DEVELOP TYPICALLY RESULT IN SUBSTANTIAL LOSSES FOR TREND-FOLLOWING TRADERS; THE NUMBER OF SYSTEMATIC TRADERS HAS INCREASED SIGNIFICANTLY IN RECENT YEARS, INCREASING COMPETITION AND LOWERING PROFIT MARGINS.

 See "Risk Factors" in the Prospectus beginning at page 15 of the Prospectus.


    PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY AND ENSURE THAT YOUR REGISTERED REPRESENTATIVE KNOWS WHETHER YOU ARE SUBSCRIBING BY CHECK OR ACCOUNT DEBIT.

The investor named below, by executing and delivering this Signature Page, by payment of the purchase price for units of beneficial interest ("Units") in JWH GLOBAL TRUST (the "Trust") and by either (i) enclosing a check payable to "FNBC, AS ESCROW AGENT FOR JWH GLOBAL TRUST " or (ii) authorizing the Selling Agent (or Additional Selling Agent, as the case may be) to debit investor's securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of $100 per Unit during the Initial Offering Period; 100% of the Net Asset Value per Unit during the Ongoing Offering Period.

The named investor acknowledges receipt of the Prospectus of Trust dated ________ __, 1997 (the "Prospectus"), including the Declaration and Agreement of Trust, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with, if applicable, recent Account Statements relating to the Trust (current within 60 calendar days) and the Trust's most recent Annual Report (unless the information in such Annual Report has been included in this Prospectus by amendment or supplement).

By my signature below, I represent that I satisfy the requirements relating to new worth and annual income as set forth in Exhibit B to the Prospectus.

1)   Investment Amount $ |__|__|__|__|__|__|__|__|__|__|   (minimum of $5,000,
except $2,000 minimum for IRAs and other qualified accounts; $1,000 minimum for existing investors making an additional investment; incremental investments of $100 multiples.)

2)   Account # __________________________________________ (must be completed)
/ / Debit  investor' securities account     / / Check attached

3)   Social Security #  |__|__|__| - |__|__| - |__|__|__|__|
Taxpayer  ID #  |__|__|__| - |__|__| - |__|__|__|__|
      Taxable Investors (check one):
    / /  Individual Investor
    / /  Grantor or Other Revocable Trust
    / /  Trust other than Grantor or Revocable Trust
    / /  Joint Tenants with Right of Survivorship
    / /  Estate
    / /  UGMA/UTMA  (Minor)
    / /  Tenants in Common
    / /  Community Property
    / /  Partnership
    / /  Corporation

      Non-Taxable Investors:  Is this a Selling Agent Plan    / / Yes    / / No
     (check one):  / /   IRA      / /  Pension        / /  Profit Sharing
    / /    Other _________________________________________________
    / /   IRA Rollover  / /  SEP       / /  Define Benefit

4)   Investor(s)Name(s):|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__

5)   |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
      Additional Information (For Estate, Partnerships, Trust and Corporations)

6)   Resident Address|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|_
     Of Unitholder    Street  (P.0. Box numbers are not acceptable for residence address)
                   |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
                   City             State     Zip     Country         Phone

7)   Mailing Address  |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|_
       (if different)   Street
                   |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
                   City             State     Zip     Country         Phone

8)   Custodian Information  |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|_

                             Name                       Tax ID
     Mailing Address  |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|_
                        Street
                   |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
                   City             State     Zip     Country         Phone

9)                      INVESTOR(S) MUST INITIAL AND SIGN

Acknowledgments [Please initial.]


____ I/(We) have received the Prospectus and, if applicable, recent summary financial information relating to the Trust.

____ I/(We) meet the minimum income and net worth standards established for the Trust.

____     I/(We) am (are) purchasing Units for my (our) own account.

____ If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, I(we) have satisfied myself (ourselves) as to the potential tax consequences on this investment.


-----------------------------------          -----------------------------------
    Signature                Date            Signature of Authorized Fiduciary,
                                             Trustee, Partner or Corporate
                                             Office                         Date

-----------------------------------          -----------------------------------
Signature of Joint Investor   Date           Print Name of Authorized Fiduciary,
(if any)                                     Trustee, Partner or Corporate
                                             Office (specify title)         Date

EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                             UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: / /. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 3 above is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                           NON-UNITED STATES INVESTORS ONLY
Under the penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor WHICH IS NOT AN INDIVIDUAL) THE INVESTOR IS NOT A UNITED STATES CORPORATION, PARTNERSHIP, ESTATE OR TRUST: / /. SEE FORM W-8 ATTACHED.

10)                  REGISTERED REPRESENTATIVE MUST SIGN
I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units and the restrictions on the redemption of Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitable characteristics.

The Registered Representative MUST sign below in order to substantiate compliance with Rule 2810 of the NASD (formerly Appendix F of the NASD's Rules of Fair Practice).
X                                            X

-----------------------------------          ----------------------------------
Registered Representative      Date         Office Manager Signature     Date
Signature                                   (if required)

11)   Selling Agent/Additional Selling
Agent|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Register Representative:
Name (Print)
|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
    First     M.I.          Last                 Reg. Rep. Number

Address|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|_|
      Street        City                State                   Zip

Phone Number |__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Fax Number |__|__|__|__|__|__|__|__|__|__|__|__|__|__|

                                   JWH GLOBAL TRUST

                             UNITS OF BENEFICIAL INTEREST
                              SUBSCRIPTION INSTRUCTIONS

                     ANY PERSON CONSIDERING SUBSCRIBING FOR UNITS
                   SHOULD CAREFULLY READ AND REVIEW THE PROSPECTUS.

                THE PROSPECTUS MUST BE ACCOMPANIED BY THE MOST RECENT
                             MONTHLY REPORT OF THE TRUST

                          (CURRENT WITHIN 60 CALENDAR DAYS).

The Units are speculative and involve a high degree of risk. It is recommended that no subscriber should invest more than 10% of such subscriber's "liquid" net worth (which excludes home, furnishings and automobiles in the case of individuals and includes only readily marketable securities in the case of entities) in the Trust.

A detachable carbonless copy set of Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney.
The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

    FILL IN ALL THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS:

    Item 1         -    Enter the dollar amount (no cents) of the purchase.

    Item 2         -    Identify the investor's securities account number.
                        Check box if payment is to be made by debit from investor's securities account or if check is attached.

    Item 3         -    Enter the Social Security Number or Taxpayer ID Number
                        and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either
                        Social Security Number may be used. Check box if the Non-Taxable Investor is a Selling Agent Plan.

    Items 4
    through 8      -    The Signature Page is meant to be self-explanatory for
                        most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

                        TRUST -- Enter the trust's name on Line 4 and the trustee's name on Line 5, followed by "Ttee." If applicable, use Line 8 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust.

                        CUSTODIAN UNDER UNIFORM GIFTS TO MINORS ACT -- Complete Line 4 with the name of minor followed by "UGMA." On Line 8, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number.

                        PARTNERSHIP OR CORPORATION -- The partnership's or corporation's name is required on Line 4. Enter a partner's or officer's name on Line 5. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Trust.

    Item 9         -    The investor(s) must initial the appropriate
                        Acknowledgments and must execute the Subscription
                        Agreement and Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature lines in Item 9.

    Items 10
     and 11        -    Registered Representative must complete.

THE SELLING AGENT'S COPY OF THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE MAY BE REQUIRED TO BE RETAINED IN THE BRANCH OFFICE.

                                                                          ANNEX

                                   JWH GLOBAL TRUST

                                REQUEST FOR REDEMPTION


JWH GLOBAL TRUST                                      -------------------------
C/O CIS INVESTMENTS, INC.                                       DATE
MANAGING OWNER
233 SOUTH WACKER DRIVE, SUITE 2300
CHICAGO, ILLINOIS  60606

Dear Sirs:

    The undersigned (account number _________) hereby requests redemption subject to all the terms and conditions of the Amended and Restated Declaration and Agreement of Trust (the "Declaration and Agreement of Trust") of JWH GLOBAL TRUST (the "Trust") of _____ Units of Beneficial Interest ("Units"), or $_____, of Units in the Trust. (INSERT NUMBER OF WHOLE UNITS TO BE REDEEMED. UNITHOLDERS NEED NOT REDEEM ALL OF THEIR UNITS IN ORDER TO REDEEM CERTAIN OF THEIR UNITS PROVIDED THEY MUST REDEEM AT LEAST $1,000 OF UNITS AND THEY MUST HOLD MINIMUM INVESTMENT OF $1,000 AFTER ANY PARTIAL REDEMPTION. IF NO NUMBER OR DOLLAR AMOUNT IS INDICATED, ALL UNITS HELD OF RECORD BY THE UNDERSIGNED WILL BE REDEEMED.) Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration and Agreement of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided that this Request for Redemption is received on or before the 20th of such month (or, if the 20th is not a business day, the next business day). Payment of the redemption price of Units will generally be made within ten calendar days of the date of redemption.

    The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

    Redemption charges of 3% of the Net Asset Value of Units redeemed on or before the end of the eleventh full calendar months after the undersigned has purchased the Units being redeemed will be deducted from the redemption price of all such Units and paid to Cargill Investor Services, Inc, the Trust's Futures Broker. If the undersigned has purchased Units at more than one closing, such Units will be treated on a first-in/first-out basis for purposes of determining whether redemption charges continue to be applicable to such Units.

                                 -------------------

UNITED STATES UNITHOLDERS ONLY:

    Under the penalties of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

NON-UNITED STATES UNITHOLDERS ONLY:

    Under the penalties of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the undersigned is not a United States corporation, partnership, estate or trust.




                                        ANN-1

        SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

/ /Credit my customer securities account at:

    Name of Broker-Dealer:___________________________

    Account Name:__________________________________

    Account Number:________________________________


/ / Send to the address below



Name                      Street                      City, State and Zip Code

ENTITY UNITHOLDER
(or assignee)

______________________________________________________
       (Name of Entity)


By:______________________________________________________
      (Authorized corporate officer, partner or trustee)

Taxpayer ID Number _________________________



INDIVIDUAL UNITHOLDER(S)
(or assignee(s))

      Name                   Signature          Social Security Number
      ----                   ---------          ----------------------
  (Please print)

_____________________   ______________________   ____________________

_____________________   ______________________   ____________________

_____________________   ______________________   ____________________



                                        ANN-2

PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.   Other Expenses of Issuance and Distribution.

    CIS Investments, Inc., the managing owner of the Trust (the "Managing Owner"), will advance all initial organization and offering costs (estimated to be $500,000-$600,000), as described in the Prospectus, for which it will be reimbursed by the Registrant on the initial closing date up to a maximum of 2% of the Trust's average month-end Net Asset Value for the first 60 months of the Trust's operations. The Trust will amortize such organizational and initial offering cost reimbursement over such 60-month period. The following is an estimate of such costs:


                                                                    Approximate
                                                                      Amount
                                                                    -----------

    Securities and Exchange Commission Registration Fee* . . . .       $ 15,152
    National Association of Securities Dealers, Inc. Filing Fee*          5,500
    Printing Expenses. . . . . . . . . . . . . . . . . . . . . .        100,000
    Fees of Certified Public Accountants . . . . . . . . . . . .         20,000
    Blue Sky Expenses (Excluding Legal Fees) . . . . . . . . . .         15,470
    Fees of Counsel. . . . . . . . . . . . . . . . . . . . . . .        290,000
    Escrow Fees. . . . . . . . . . . . . . . . . . . . . . . . .         20,000
    Advertising and Sales Literature . . . . . . . . . . . . . .         60,000
    Miscellaneous Offering Costs . . . . . . . . . . . . . . . .         55,078
                                                                      ---------
           Total . . . . . . . . . . . . . . . . . . . . . . . .       $581,200
                                                                      ---------
                                                                      ---------

_______________________________
*  Exact rather than estimated.


Item 14.   Indemnification of Directors and Officers.

    Section 18 of the Amended and Restated Declaration and Agreement of Trust (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Owner, certain of its affiliates and certain of their respective directors, officers and controlling persons by the Registrant in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its affiliates, directors, officers and controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.


Item 15. On November 12, 1996, the Registrant sold 0.43 Unit of Beneficial Interest each to certain individuals as initial beneficial owners in order to permit the formation of the Registrant in preparation for the filing of this Registration Statement. This transaction was exempt under Section 4(2) of the Securities Act of the 1933, and no selling compensation was paid.


Item 16.   Exhibits and Financial Statement Schedules.

    The following documents are made a part of this Registration Statement:

    (a)  Exhibits.

     Exhibit
     Number        Description of Document
     ------        -----------------------

     1.01 Form of Selling Agreement among the Registrant, the Managing Owner, John W. Henry & Company, Inc. ("JWH") and Cargill Investor Services, Inc. ("CIS" or "Lead Selling Agent") (including forms of Additional Selling Agent Agreement, Wholesaling Agreement and Correspondent Selling Agent).

     3.01          Certificate of Trust of the Registrant.*

     3.02          Amended and Restated Declaration and Agreement of Trust.

     3.03 Certificate of Amendment of Certificate of Trust of the Registrant.

     3.04 Form of Second Amended and Restated Declaration and Agreement of Trust of the Registrant (included as Exhibit A to the Prospectus).

     5.01(a) Opinion of Sidley & Austin relating to the legality of the Units.

     5.01(b) Opinion of Richards, Layton & Finger relating to the legality of the Units.

     8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

     10.01 Form of Trading Advisory Agreement among the Registrant, the Managing Owner, CIS and JWH.

     10.02         Form of Customer Agreement between the Registrant and CIS.

     10.03 Form of Foreign Exchange Account Agreement between the Registrant and CIS Financial Services, Inc. ("CISFS").

     10.04 Form of Cash Bullion Account Agreement between the Registrant and CISFS.

     10.05 Escrow Agreement among the Registrant, The First National Bank of Chicago, the Managing Owner and the Lead Selling Agent.

     10.06         Form of Transfer Agent Agreement.

     10.07 Form of Subscription Agreement and Power of Attorney (included as Exhibit C to the Prospectus).

     23.01(a)      Consent of Sidley & Austin (included in Exhibit 5.01(a)).

     23.01(b)      Consent of Richards, Layton & Finger (included in Exhibit
                   5.01(b)).

     23.02         Consent of KPMG Peat Marwick, LLP.

     99.01 Securities and Exchange Commission Release No. 33-6815 -- Interpretation and Request for Public Comment -- Statement of the Commission Regarding Disclosure by Issuers of Interests in Publicly Offered Commodity Pools. (54 Fed. Reg. 5600; February 6, 1989).*

     99.02 Commodity Futures Trading Commission -- Interpretive Statement and Request for Comments -- Statement of the Commodity Futures Trading Commission Regarding Disclosure by Commodity Pool Operators of Past Performance Records and Pool Expenses and Requests for Comments. (54 Fed. Reg. 5597; February 6, 1989).*

     99.03         North American Securities Administrators Association, Inc.
                   Guidelines for the Registration of Commodity Pool Programs.*

     99.04         Delaware Business Trust Act.*


*    Previously Filed.

Item 17.  Undertakings.

    (a)(1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago in the State of Illinois on the 7th day of February, 1997.


JWH GLOBAL TRUST

By:  CIS Investments, Inc., Managing Owner


      By: /s/ L. Carlton Anderson
        -------------------------------
          Name: L. Carlton Anderson
          Title: Vice President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed below by the following persons on behalf of CIS Investments, Inc., the Managing Owner of the Registrant, in the capacities indicated on February 7, 1997.



  /s/ Hal T. Hansen                              President and Director
----------------------------------------
     Hal T. Hansen                               (Principal Executive Officer)

     /s/ Donald Zyck                             Secretary and Treasurer
----------------------------------------
     Donald Zyck                                 (Principal Financial and
                                                 Accounting Officer)

     /s/ L. Carlton Anderson                     Vice President and Director
----------------------------------------
     L. Carlton Anderson

    (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of CIS Investments, Inc.)

CIS INVESTMENTS, INC., the Managing Owner of Registrant


By:     /s/ Hal T. Hansen
    ----------------------------------------
        Hal T. Hansen
        President